 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-256772

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
The boards of directors of Realty Income Corporation, a Maryland corporation (which we refer to as “Realty Income”), and VEREIT, Inc., a Maryland corporation (which we refer to as “VEREIT”), have each approved an Agreement and Plan of Merger, dated as of April 29, 2021 (which we refer to, as amended from time to time, as the “Merger Agreement”), by and among VEREIT, VEREIT Operating Partnership, L.P., a Delaware limited partnership (which we refer to as “VEREIT OP”), Realty Income, Rams MD Subsidiary I, Inc., a Maryland corporation and wholly owned subsidiary of Realty Income (which we refer to as “Merger Sub 1”), and Rams Acquisition Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Realty Income (which we refer to as “Merger Sub 2”). Following the Mergers (defined below) and assuming the consummation of the Spin-Off (defined below), Realty Income’s portfolio is expected to encompass approximately 10,300 primarily single-tenant, net lease commercial real estate properties located in all U.S. states, Puerto Rico and the U.K., with an estimated total portfolio annualized contractual rent of approximately $2.5 billion, based on a combined portfolio as of December 31, 2020.
The combination of Realty Income and VEREIT will be accomplished through (i) a merger of Merger Sub 2 with and into VEREIT OP, with VEREIT OP continuing as the surviving entity (which we refer to as the “Partnership Merger”) and (ii) immediately thereafter, a merger of VEREIT with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation (which we refer to as the “Merger” and, together with the Partnership Merger, the “Mergers”). In connection with the Merger, each VEREIT common stockholder will have the right to receive 0.705 newly issued shares of Realty Income common stock, par value $0.01 per share (which we refer to as “Realty Income common stock”), for each share of VEREIT common stock, par value $0.01 per share (which we refer to as “VEREIT common stock”), that they own immediately prior to the effective time of the Merger (which such ratio we refer to as the “Exchange Ratio” and such effective time of the Merger as the “Merger Effective Time”). The Exchange Ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Merger. Realty Income common stock and VEREIT common stock are each traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the ticker symbols “O” and “VER,” respectively. Based on the closing price of Realty Income common stock on the NYSE of $68.60 on April 28, 2021, the last trading day before public announcement of the proposed transactions, the Exchange Ratio represented approximately $48.36 in Realty Income common stock for each share of VEREIT common stock, which represented a premium of approximately 17% to the closing price per share of VEREIT common stock as of April 28, 2021. Based on the closing price of Realty Income common stock on the NYSE of $67.48 on June 22, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the Exchange Ratio represented approximately $47.57 in Realty Income common stock for each share of VEREIT common stock. The value of the consideration will fluctuate with changes in the market price of Realty Income common stock. We urge you to obtain current market quotations of Realty Income common stock and VEREIT common stock.
In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Partnership Merger becomes effective (the “Partnership Merger Effective Time”), (i) each outstanding common partnership unit of VEREIT OP owned by a partner of VEREIT OP (the “VEREIT OP common units”) other than VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, (ii) each outstanding VEREIT OP Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00 plus all accumulated and unpaid distributions to and including the day that is set forth in the Series F Preferred Stock Redemption Notice (defined below) and (iii) each VEREIT OP Series F Preferred Unit owned by VEREIT and each common partnership unit of VEREIT OP owned by VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as partnership interests in the surviving entity.
Immediately prior to the Mergers, VEREIT will also issue a notice of redemption (the “Series F Preferred Stock Redemption Notice”) with respect to all of the outstanding shares of VEREIT’s 6.70% Series F Cumulative Redeemable Preferred Stock (the “VEREIT Series F Preferred Stock”) with a redemption date as set forth in the Series F Preferred Stock Redemption Notice, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice.
Based upon the number of outstanding shares on June 25, 2021, we anticipate that Realty Income will issue approximately 161.74 million shares of common stock in connection with the Mergers, and will reserve approximately 1.49 million shares of common stock for issuance in respect of VEREIT equity awards that Realty Income will assume in connection with the Mergers.
Upon completion of the Mergers, based on the shares of Realty Income common stock and VEREIT common stock outstanding as of June 25, 2021, we estimate that legacy Realty Income common stockholders will own approximately 70% of the common stock of Realty Income, and legacy VEREIT common stockholders will own approximately 30% of the common stock of Realty Income.
Following the effective time of the Merger, Realty Income and VEREIT intend to contribute certain of their office properties (the “OfficeCo Properties”) to a newly formed direct or indirect wholly owned subsidiary of Realty Income (“OfficeCo,” and such contributions, the “Separation”), and for Realty Income to distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders as a result of the Merger) on a pro rata basis (the “OfficeCo Distribution” and, together with the Separation, the “Spin-Off”). If the Spin-Off is consummated, VEREIT and Realty Income intend for OfficeCo to operate as a separate, publicly traded REIT. Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the U.S. Securities and Exchange Commission (“SEC”) declaring effective the Form 10 registration statement related to the Spin-Off (the “Spin-Off Condition”). However, Realty Income may, in its sole discretion, waive the Spin-Off Condition at any time, and the Spin-Off Condition shall be deemed to be automatically waived on January 29, 2022. In addition, the parties may amend the scope and terms of the Spin-Off, and, subject to the terms and conditions of the Merger Agreement, Realty Income may elect, in its sole discretion, to retain or sell to third parties some or all of the OfficeCo Properties, and Realty Income may elect not to continue to pursue to the Spin-Off at all. Accordingly, stockholders of Realty Income and VEREIT should not rely on the consummation of the Spin-Off or any other transactions related to the OfficeCo Properties as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus. Holders of voting stock of Realty Income and VEREIT do not need to take any action at the Realty Income or VEREIT special meeting relating to the Spin-Off.
In addition, OfficeCo intends to file a registration statement on Form 10 with the U.S. Securities and Exchange Commission registering shares of common stock of OfficeCo contemplated by the Spin-Off. The Form 10 is not incorporated by reference into this joint proxy statement/prospectus.
Realty Income and VEREIT have each scheduled special meetings of their respective stockholders to be held on August 12, 2021 in connection with the Mergers and related transactions. The Realty Income special meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/realty2021sm, on August 12, 2021, at 12:00 p.m. Eastern Time. The VEREIT special meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/VER2021SM, on August 12, 2021, at 12:00 p.m., Eastern Time.
At the special meeting of Realty Income, Realty Income stockholders will be asked to consider and vote on (i) a proposal to approve the issuance of Realty Income common stock in the Mergers pursuant to the Merger Agreement (which we refer to as the “Realty Income Issuance Proposal”), and (ii) a proposal to approve the adjournment of the Realty Income special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Realty Income Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposals (which we refer to as the “Realty Income Adjournment Proposal”).
At the special meeting of VEREIT stockholders, VEREIT stockholders will be asked to consider and vote on (i) a proposal to approve the Merger, on the terms and subject to the conditions of the Merger Agreement (which we refer to as the “VEREIT Merger Proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of VEREIT in connection with the Merger (which we refer to as the “VEREIT Compensation Proposal”) and (iii) a proposal to approve the adjournment of the VEREIT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the VEREIT Merger Proposal, if there are insufficient votes at the time of such adjournment to approve the VEREIT Merger Proposal (which we refer to as the “VEREIT Adjournment Proposal”).
Your vote is very important, regardless of the number of shares you own. The record dates for determining the stockholders entitled to receive notice of, and to vote at, the special meetings are July 8, 2021, with respect to the Realty Income special meeting, and July 8, 2021, with respect to the VEREIT special meeting. The Merger cannot be completed without the approval of both Realty Income stockholders and VEREIT stockholders. We urge you to read this joint proxy statement/prospectus carefully. The obligations of Realty Income and VEREIT to complete the Merger are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. More information about Realty Income, VEREIT, the special meetings, the Merger Agreement and the transactions contemplated thereby, including the Mergers, is included in this joint proxy statement/prospectus. You should also consider carefully the risks that are described in the “Risk Factors” section, beginning on page 26.
Whether or not you plan to attend the Realty Income special meeting or the VEREIT special meeting, please submit your proxy as soon as possible to make sure that your shares of Realty Income common stock or VEREIT common stock are represented at the applicable meeting.
The Realty Income board of directors recommends that Realty Income stockholders vote “FOR”the Realty Income Issuance Proposal, which approval is necessary to complete the Merger, and “FOR” the Realty Income Adjournment Proposal.
The VEREIT board of directors recommends that VEREIT stockholders vote “FOR” the VEREIT Merger Proposal, which approval is necessary to complete the Merger, “FOR”the VEREIT Compensation Proposal and “FOR” the VEREIT Adjournment Proposal.
We join our respective boards in their recommendation and look forward to the successful combination of Realty Income and VEREIT.
Sincerely,	Sincerely,

Sumit Roy President, Chief Executive Officer Realty Income Corporation	Glenn J. Rufrano Chief Executive Officer VEREIT, Inc.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated June 29, 2021 and is first being mailed to the stockholders of Realty Income and stockholders of VEREIT on or about July 9, 2021.

Realty Income Corporation
11995 El Camino Real,
San Diego, California 92130
(858) 284-5000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 12, 2021
Dear Stockholders of Realty Income Corporation:
We are pleased to invite you to attend a special meeting of stockholders of Realty Income Corporation, a Maryland corporation (which we refer to as “Realty Income”). Due to the ongoing coronavirus (COVID-19) pandemic and in order to protect the health and safety of Realty Income’s employees, stockholders and the greater community, the special meeting will be held virtually on August 12, 2021, at 12:00 p.m., Eastern Time (which we refer to as the “Realty Income special meeting”). To access the Realty Income special meeting, visit www.virtualshareholdermeeting.com/realty2021sm, and enter the unique 16-digit control number included on your voting instruction form or proxy card. Realty Income stockholders will be able to vote electronically during the Realty Income special meeting until the polls are closed. At the Realty Income special meeting, you will be asked to consider and vote upon the following matters:
•
a proposal to approve the issuance of Realty Income common stock, par value $0.01 per share (which we refer to as “Realty Income common stock”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 29, 2021, as amended (which we refer to, as amended from time to time, as the “Merger Agreement”), by and among Realty Income, VEREIT, Inc. (which we refer to as “VEREIT”), VEREIT Operating Partnership, L.P. (which we refer to as “VEREIT OP”), Rams MD Subsidiary I, Inc., a wholly owned subsidiary of Realty Income (which we refer to as “Merger Sub 1”), and Rams Acquisition Sub II, LLC, a wholly owned subsidiary of Realty Income (which we refer to as “Merger Sub 2”), pursuant to which, among other things, (i) Merger Sub 2 will merge with and into VEREIT OP (which we refer to as the “Partnership Merger”), with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, VEREIT will merge with and into Merger Sub 1 (which we refer to as the “Merger” and, together with the Partnership Merger, the “Mergers”), with Merger Sub 1 continuing as the surviving corporation as a wholly owned subsidiary of Realty Income (which we refer to as the “Realty Income Issuance Proposal”); and

•
a proposal to approve the adjournment of the Realty Income special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Realty Income Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposals (which we refer to as the “Realty Income Adjournment Proposal”).

The approval by Realty Income stockholders of the Realty Income Issuance Proposal is a condition to the completion of the Merger and the other transactions contemplated by the Merger Agreement.
Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the Realty Income special meeting.
Holders of record of shares of Realty Income common stock at the close of business on July 8, 2021 are entitled to notice of, and to vote at, the Realty Income special meeting and any adjournments or postponements of the Realty Income special meeting.
The Realty Income Issuance Proposal requires the affirmative vote of the majority of the votes cast by Realty Income common stockholders at the Realty Income special meeting, assuming a quorum is present. The Realty Income Adjournment Proposal requires the affirmative vote of a majority of the votes cast by Realty Income common stockholders at the Realty Income special meeting, assuming a quorum is present.
Your vote is important. Whether or not you expect to attend the Realty Income special meeting, we urge you to authorize a proxy to vote your shares as promptly as possible by: (1) accessing the Internet at

www.proxyvote.com; (2) calling (800) 690-6903 for those who hold shares in their own name or (800) 454-8683 for shares held in “street name”; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Realty Income special meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. In lieu of receiving a proxy card, participants in certain benefit plans of Realty Income have been furnished with voting instruction cards, which are described in greater detail in the accompanying joint proxy statement/prospectus.
By Order of the Board of Directors,
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel & Secretary
June 29, 2021
San Diego, California

VEREIT, Inc.
2325 E. Camelback Road, 9th Floor
Phoenix, Arizona 85016
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 12, 2021
Dear Stockholders of VEREIT, Inc.:
We are pleased to invite you to attend a special meeting of stockholders of VEREIT, Inc., a Maryland corporation (which we refer to as “VEREIT”). Due to the ongoing coronavirus (COVID-19) pandemic and in order to protect the health and safety of VEREIT’s employees, stockholders and the greater community, the special meeting will be held virtually on August 12, 2021, at 12:00 p.m., Eastern Time (which we refer to as the “VEREIT special meeting”). To access the VEREIT special meeting, visit www.virtualshareholdermeeting.com/VER2021SM and enter the unique 16-digit control number included on your voting instruction form or proxy card. VEREIT stockholders will be able to vote electronically during the VEREIT special meeting. At the VEREIT special meeting, you will be asked to consider and vote upon the following matters:
•
a proposal to approve the merger of VEREIT with and into Rams MD Subsidiary I, Inc. (which we refer to as the “Merger Sub 1”), with Merger Sub 1 continuing its existence as a wholly owned subsidiary of Realty Income Corporation (which we refer to as “Realty Income”), on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of April 29, 2021, as amended (which we refer to, as amended from time to time, as the “Merger Agreement”), by and among VEREIT, VEREIT Operating Partnership, L.P., Realty Income, Merger Sub 1 and Rams Acquisition Sub II, LLC, as more fully described in the enclosed proxy statement (which we refer to as the “VEREIT Merger Proposal”);

•
a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of VEREIT in connection with the Merger (which we refer to as the “VEREIT Compensation Proposal”); and

•
a proposal to approve the adjournment of the VEREIT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the VEREIT Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposal (which we refer to as the “VEREIT Adjournment Proposal”).

The approval by VEREIT stockholders of the VEREIT Merger Proposal is a condition to the completion of the Merger and the other transactions contemplated by the Merger Agreement.
Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the VEREIT special meeting.
Holders of record of VEREIT common stock, par value $0.01 per share (which we refer to as “VEREIT common stock”), at the close of business on July 8, 2021 are entitled to notice of, and to vote on, all proposals at the VEREIT special meeting and any adjournments or postponements of the VEREIT special meeting.
The VEREIT Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of VEREIT common stock. The VEREIT Compensation Proposal requires the affirmative vote of the majority of the votes cast by holders of VEREIT common stock, assuming a quorum is present. The VEREIT Adjournment Proposal requires the affirmative vote of the majority of the votes cast by holders of VEREIT common stock at the VEREIT special meeting, assuming a quorum is present.
Your vote is important. Whether or not you expect to attend the VEREIT special meeting, we urge you to authorize a proxy to vote your shares as promptly as possible by: (1) accessing the Internet at www.proxyvote.com; (2) calling (800) 690-6903 for those who hold shares in their own name or (800) 454-8683 for shares held in “street name”; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the VEREIT special meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.
By Order of the Board of Directors,
Lauren Goldberg
Executive Vice President, General Counsel and Secretary
June 29, 2021
Phoenix, Arizona

ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates by reference important business and financial information about Realty Income and VEREIT from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Realty Income Corporation 11995 El Camino Real San Diego, California 92130 (858) 284-5000 Attn.: Investor Relations	VEREIT, Inc. 2325 E. Camelback Road, 9th Floor Phoenix, Arizona 85016 (800) 606-3610 Attn.: Investor Relations
or	or

Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, New York 10104 Call Toll-Free: (866) 785-7395 Email: realtyincome@georgeson.com	Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, New York 10036 Call Toll-Free: (855) 305-0856 Email: info@okapipartners.com
Investors may also consult the websites of Realty Income or VEREIT for more information concerning the Mergers and the other transactions described in this joint proxy statement/prospectus. The website of Realty Income is www.realtyincome.com and the website of VEREIT is www.vereit.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.
OfficeCo intends to file a registration statement on Form 10 with the U.S. Securities and Exchange Commission registering shares of common stock of OfficeCo in connection with the Spin-Off. The Form 10 is not incorporated by reference into this joint proxy statement/prospectus.
If you would like to request any documents, please do so by August 5, 2021, in order to receive them before the special meetings.
For more information, see “Where You Can Find More Information.”

ABOUT THIS DOCUMENT
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by Realty Income Corporation (File No. 333-256772), constitutes a prospectus of Realty Income under Section 5 of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the Realty Income common stock, par value $0.01 per share (which we refer to as “Realty Income common stock”), to be issued in connection with the Mergers. This document also constitutes a joint proxy statement of Realty Income and VEREIT under Section 14(a) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Realty Income stockholders and a notice of meeting with respect to the special meeting of VEREIT stockholders, at which Realty Income stockholders and VEREIT stockholders, respectively, will be asked to vote upon certain proposals to approve the Merger and/or other related matters.
You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated June 29, 2021. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than the date on the front cover of those documents. Neither our mailing of this joint proxy statement/prospectus to Realty Income stockholders or VEREIT stockholders nor the issuance of Realty Income common stock in connection with the Merger will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Realty Income has been provided by Realty Income and information contained in this joint proxy statement/prospectus regarding VEREIT has been provided by VEREIT.

i

QUESTIONS AND ANSWERS
The following are answers to some questions that you, as a stockholder of Realty Income Corporation, a Maryland corporation (which we refer to as “Realty Income”), or a stockholder of VEREIT, Inc., a Maryland corporation (which we refer to as “VEREIT”), may have regarding the proposed transactions between Realty Income and VEREIT and their respective subsidiaries, and the other matters being considered at the special meeting of Realty Income and at the special meeting of VEREIT. Realty Income and VEREIT urge you to carefully read this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Mergers and the other matters being considered at the special meetings. Additional important information is also contained in the annexes to and the documents incorporated by reference into this joint proxy statement/prospectus.
Q:
What are the Mergers?

A:
Realty Income and VEREIT have agreed to a series of transactions, pursuant to the terms of an agreement and plan of merger, dated as of April 29, 2021 (which we refer to, as amended from time to time, as the “Merger Agreement”), by and among Realty Income, VEREIT, VEREIT Operating Partnership, L.P. (which we refer to as “VEREIT OP”), Rams MD Subsidiary I, Inc., a wholly owned subsidiary of Realty Income (which we refer to as “Merger Sub 1”), and Rams Acquisition Sub II, LLC, a wholly owned subsidiary of Realty Income (which we refer to as “Merger Sub 2”). A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus.

Pursuant to the Merger Agreement, (i) Merger Sub 2 will merge with and into VEREIT OP (which we refer to as the “Partnership Merger”), with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, VEREIT will merge with and into Merger Sub 1 (which we refer to as the “Merger” and, together with the Partnership Merger, the “Mergers”), with Merger Sub 1 continuing as the surviving corporation as a wholly owned subsidiary of Realty Income.
In connection with the Merger, each VEREIT common stockholder will have the right to receive 0.705 newly issued shares of Realty Income common stock, par value $0.01 per share (which we refer to as “Realty Income common stock”), for each share of VEREIT common stock, par value $0.01 per share (which we refer to as “VEREIT common stock”), that they own immediately prior to the effective time of the Merger (which we refer to as the “Exchange Ratio”). The Exchange Ratio is generally fixed and will not be adjusted to reflect stock price changes prior to the closing of the Merger. The Exchange Ratio may be adjusted in certain limited circumstances, including a recapitalization, stock or unit split, stock or unit dividend or distribution, reclassification, combination or exchange offer of shares or other similar transaction involving Realty Income or VEREIT.
In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Partnership Merger becomes effective, (i) each outstanding common partnership unit of VEREIT OP (the "VEREIT OP common units") owned by a partner of VEREIT OP other than VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, (ii) each outstanding VEREIT OP Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00 plus all accumulated and unpaid distributions to and including the day that is set forth in the Series F Preferred Stock Redemption Notice (defined below) and (iii) each VEREIT OP Series F Preferred Unit owned by VEREIT and each VEREIT OP common unit owned by VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as partnership interests in the surviving entity.
Immediately prior to the Mergers, VEREIT will also issue a notice of redemption (the “Series F Preferred Stock Redemption Notice”) with respect to all of the outstanding shares of VEREIT’s 6.70% Series F Cumulative Redeemable Preferred Stock (the “VEREIT Series F Preferred Stock”) with a redemption date as set forth in the Series F Preferred Stock Redemption Notice, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice.
Upon completion of the Mergers, based on the shares of Realty Income common stock and VEREIT common stock outstanding as of June 25, 2021, we estimate that legacy Realty Income common stockholders will own approximately 70% of the common stock of Realty Income, and legacy VEREIT common stockholders will own approximately 30% of the common stock of Realty Income.
Q:
What happens if the market price of shares of Realty Income common stock or VEREIT common stock changes before the closing of the Merger?

A:
No change will be made to the Exchange Ratio of 0.705 if the market price of shares of Realty Income common stock or VEREIT common stock changes before the Merger. Because the Exchange Ratio is fixed, the value of the consideration to be received by VEREIT stockholders in the Merger will depend on the market price of shares of Realty Income common stock at the time of the Merger.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
The Mergers cannot be completed, unless:

•
the holders of Realty Income common stock vote to approve the issuance of Realty Income common stock in connection with the Mergers (which we refer to as the “Realty Income Issuance Proposal”); and

•
the holders of VEREIT common stock vote to approve the Merger, on the terms and subject to the conditions of the Merger Agreement (which we refer to as the “VEREIT Merger Proposal”).

Each of Realty Income and VEREIT will hold separate special meetings of their stockholders to obtain these approvals and approvals for other related proposals as described herein.
This joint proxy statement/prospectus contains important information about the Mergers and the other proposals being voted on at the special meetings, and you should read it carefully. It is a joint proxy statement because the Realty Income board of directors is soliciting proxies from its stockholders and the VEREIT board of directors is soliciting proxies from its stockholders. It is a prospectus because Realty Income will issue shares of its common stock. The enclosed voting materials allow you to vote your shares without attending your respective meeting.
Your vote is important. We encourage you to vote as soon as possible.
Q:
Why is Realty Income proposing the Mergers?

A:
Among other reasons, the Realty Income board of directors approved the Merger Agreement and recommended the approval of the Realty Income Issuance Proposal based on a number of strategic and financial benefits to Realty Income, including the potential for Realty Income, following the Mergers, to immediately increase, and be accretive to, Realty Income’s funds from operations and adjusted funds from operations, to continue to increase its monthly dividend, while maintaining a conservative payout ratio and to become one of the six largest REITs in the MSCI US REIT Index by equity capitalization. For more information, see “The Mergers — Realty Income’s Reasons for the Mergers; Recommendations of the Realty Income Board of Directors.”

Q:
Why is VEREIT proposing the Mergers?

A:
Among other reasons, the VEREIT board of directors approved the Merger Agreement and recommended its approval by VEREIT stockholders based on a number of strategic and financial benefits, including the potential for Realty Income to create additional value for VEREIT stockholders due to its larger size and stronger balance sheet and the premium VEREIT stockholders will receive in the Merger. For more information, see “The Mergers — VEREIT’s Reasons for the Mergers; Recommendations of the VEREIT Board of Directors.”

Q:
When and where will the special meetings be held?

A:
The Realty Income special meeting will be held virtually at www.virtualshareholdermeeting.com/realty2021sm, on August 12, 2021, at 12:00 p.m., Eastern Time. Participants will be able to log in 15 minutes prior to the start of the Realty Income special meeting. Realty Income encourages you to access the Realty Income special meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. Realty Income stockholders will be able to vote electronically during the Realty Income special meeting. Attendees will not be permitted to record the Realty Income special meeting and may be subject to security precautions.

The VEREIT special meeting will be held virtually at www.virtualshareholdermeeting.com/VER2021SM, on August 12, 2021, at 12:00 p.m, Eastern Time. Participants will be able to log in 15 minutes prior to the start of the VEREIT special meeting. VEREIT encourages you to access the VEREIT special meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. VEREIT stockholders will be able to vote electronically during the VEREIT special meeting. Attendees will not be permitted to record the VEREIT special meeting and may be subject to security precautions.
Q:
How do I vote?

A:
Realty Income.   Whether you hold shares of Realty Income common stock directly in your name as the holder of record or in the name of a broker, bank or nominee, you may virtually vote your shares at the Realty income special meeting via the Realty Income special meeting website at www.virtualshareholdermeeting.com/realty2021sm. You will need the 16-digit control number included on your proxy card or voting instruction form in order to access and vote at the Realty income special meeting.

In addition, if you are a holder of record of Realty Income common stock as of the record date for the Realty Income special meeting, you may authorize a proxy to vote your shares on the applicable proposals without virtually attending the Realty Income special meeting by:
•
accessing the Internet at www.proxyvote.com as specified on your proxy card;

•
calling Broadridge Financial Solutions, Inc. For those who hold shares in their own name, by calling (800) 690-6903 and for shares held in "street name," by calling (800) 454-8683; or

•
signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold Realty Income common stock in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at your special meeting. If you received voting instruction cards from a trustee of any retirement plan of Realty Income or its subsidiaries in which you are a participant, please follow the instructions on those cards to ensure that shares of stock or beneficial interest allocated to your plan account are represented at your special meeting.
VEREIT.   Whether you hold shares of VEREIT common stock directly in your name as the holder of record or in the name of a broker, bank or nominee, you may virtually vote your shares at the VEREIT special meeting via the VEREIT special meeting website at www.virtualshareholdermeeting.com/VER2021SM. You will need the 16-digit control number included on your proxy card or voting instruction form in order to access and vote at the VEREIT special meeting.
In addition, if you are a holder of record of VEREIT common stock as of the record date for the VEREIT special meeting, you may authorize a proxy to vote your shares on the applicable proposals without virtually attending the VEREIT special meeting by:
•
accessing the Internet at www.proxyvote.com as specified on your proxy card;

•
calling Broadridge Financial Solutions, Inc. For those who hold shares in their own name, by calling (800) 690-6903 and for shares held in "street name," by calling (800) 454-8683; or

•
signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold shares of VEREIT common stock in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at your special meeting.
Q:
What am I being asked to vote upon?

A:
Realty Income.   Realty Income stockholders are being asked to vote to approve the Realty Income Issuance Proposal and to approve a proposal to adjourn the Realty Income special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Realty Income Issuance Proposal, if there are insufficient votes at the time of such adjournment to approve such proposals (which we refer to as the “Realty Income Adjournment Proposal”).

VEREIT.   VEREIT stockholders are being asked to vote to approve the VEREIT Merger Proposal. Holders of VEREIT common stock are also being asked to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of VEREIT in connection with the Merger (which we refer to as the “VEREIT Compensation Proposal”) and to approve a proposal to adjourn the VEREIT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the VEREIT Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposal (which we refer to as the “VEREIT Adjournment Proposal”).
The Mergers cannot be completed without the approval by Realty Income stockholders of the Realty Income Issuance Proposal and the approval by VEREIT common stockholders of the VEREIT Merger Proposal.
Q:
What vote is required to approve each proposal?

A:
Realty Income.

•
The Realty Income Issuance Proposal requires the affirmative vote of the majority of the votes cast by Realty Income common stockholders, assuming a quorum is present.

•
The Realty Income Adjournment Proposal requires approval by the affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present.

VEREIT.
•
The VEREIT Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of VEREIT common stock.

•
The VEREIT Compensation Proposal requires the affirmative vote of a majority of the votes cast by holders of VEREIT common stock, assuming a quorum is present; however, such vote is advisory (non-binding) only, assuming a quorum is present.

•
The VEREIT Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of VEREIT common stock at the VEREIT special meeting, assuming a quorum is present.

Q:
How do the boards of directors of Realty Income and VEREIT recommend that I vote?

A:
Realty Income.   The Realty Income board of directors unanimously recommends that holders of Realty Income common stock vote “FOR” the Realty Income Issuance Proposal, and “FOR” the Realty Income Adjournment Proposal.

VEREIT.   The VEREIT board of directors unanimously recommends that holders of VEREIT common stock vote “FOR” the VEREIT Merger Proposal, “FOR” the VEREIT Compensation Proposal and “FOR” the VEREIT Adjournment Proposal.
Q:
How many votes do I have?

A:
Realty Income.   You are entitled to one vote for each share of Realty Income common stock that you owned as of the close of business on the record date, July 8, 2021. As of the close of business on June 25, 2021 there were 379,807,775 outstanding shares of Realty Income common stock, less than 1% of which were beneficially owned by Realty Income directors and executive officers and their affiliates.

VEREIT.   You are entitled to one vote for each share of VEREIT common stock that you owned as of the close of business on the record date, July 8, 2021. As of the close of business on June 25, 2021, there were 229,149,616 outstanding shares of VEREIT common stock, less than 1% of which were beneficially owned by VEREIT directors and executive officers and their affiliates.
Q:
What constitutes a quorum?

A:
Realty Income.   Stockholders who hold a majority of the Realty Income common stock outstanding on the record date and who are entitled to vote must be present (virtually) or represented by proxy to constitute a quorum at the Realty Income special meeting.

VEREIT.   Stockholders who hold a majority of the total number of shares of VEREIT common stock issued and outstanding on the record date and who are entitled to vote must be present in person (virtually) or represented by proxy to constitute a quorum at the VEREIT special meeting.
Q:
If my shares of common stock are held in “street name” by my broker, will my broker vote my shares for me?

A:
If you hold your shares of common stock in a stock brokerage account or if your shares of common stock are held by a bank or nominee (that is, in “street name”), you must provide the record holder of your shares with instructions on how to vote your shares of common stock. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares of common stock held in street name by returning a proxy card directly to Realty Income or VEREIT unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. If you are a Realty Income stockholder, you may vote shares of Realty Income common stock held in street name by voting virtually at the Realty Income special meeting by using the 16-digit control number included on your proxy card or voting instruction form. If you are a VEREIT stockholder, you may vote shares of VEREIT common stock held in street name by voting virtually at the VEREIT special meeting by using the 16-digit control number included on your proxy card or voting instruction form. Further, brokers who hold shares of Realty Income common stock or VEREIT common stock on behalf of their customers may not give a proxy to Realty Income or VEREIT to vote those shares without specific instructions from their customers.

Q:
What will happen if I fail to instruct my broker, bank or nominee how to vote?

A:
Realty Income.   If you are a Realty Income stockholder and you do not instruct your broker, bank or nominee on how to vote your shares of common stock, your broker will not be permitted to vote your shares on the Realty Income Issuance Proposal or the Realty Income Adjournment Proposal. Broker non-votes will have no effect on the Realty Income Issuance Proposal, assuming a quorum is present, or the Realty Income Adjournment Proposal.

VEREIT.   If you are a VEREIT stockholder and you fail to instruct your broker, bank or nominee to vote your shares of VEREIT common stock, your broker will not be permitted to vote your shares on the VEREIT Merger Proposal, the VEREIT Compensation Proposal, or the VEREIT Adjournment Proposal. Broker non-votes will have the same effect as a vote against the VEREIT Merger Proposal, but will have no effect on the VEREIT Compensation Proposal or the VEREIT Adjournment Proposal, in each case, assuming a quorum is present.
Q:
What will happen if I fail to vote or I abstain from voting?

A:
Realty Income.   If you are a Realty Income stockholder and fail to vote, it will have no effect on the Realty Income Issuance Proposal or the Realty Income Adjournment Proposal, assuming a quorum is present. If you are a Realty Income stockholder and abstain from voting, it will have the same effect as a vote against the Realty Income Issuance Proposal, assuming a quorum is present, and it will have no effect on the Realty Income Adjournment Proposal, assuming a quorum is present.

VEREIT.   If you are a VEREIT stockholder and fail to vote or abstain from voting, it will have the same effect as a vote against the VEREIT Merger Proposal, but it will have no effect on the VEREIT Compensation Proposal or the VEREIT Adjournment Proposal, assuming a quorum is present.

Q:
What if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, your shares of Realty Income common stock or VEREIT common stock will be voted in accordance with the recommendation of the Realty Income board of directors or the VEREIT board of directors, as applicable, with respect to such proposal.

Q:
Can I change my vote after I have returned a proxy or voting instruction card?

A:
Yes. You can change your vote at any time before your proxy is exercised at your special meeting. You can do this in one of three ways:

•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date; or

•
if you are a holder of record, you can attend your special meeting and vote in person or virtually, as applicable, which will automatically cancel any proxy previously given.

Attending the Realty Income special meeting or the VEREIT special meeting without voting will not, by itself, revoke your proxy. If your shares of Realty Income common stock or VEREIT common stock are held by a bank, broker or nominee, you should follow the instructions provided by the bank, broker or nominee.
If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to be received by the secretary of Realty Income or the secretary of VEREIT, as appropriate, no later than the beginning of the Realty Income special meeting or no later than one day prior to the VEREIT special meeting, as applicable. If your shares of Realty Income common stock or VEREIT common stock are held in street name by your broker, bank or nominee, you should contact your broker, bank or nominee to change your vote. If your shares of Realty Income common stock or VEREIT common stock are held in street name by your broker, bank or nominee, you can also change your vote by voting virtually at the Realty Income special meeting or the VEREIT special meeting by using the 16-digit control number included on your proxy card or voting instruction form. If your shares of Realty Income common stock are held through a Realty Income retirement plan, you should contact the trustee for the plan to change your vote.
Q:
What if I have technical difficulties or trouble accessing the virtual meeting website?

A:
If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/realty2021sm for the Realty Income special meeting or at www.virtualshareholdermeeting.com/VER2021SM for the VEREIT special meeting.

Q:
Are there any conditions to closing of the Merger that must be satisfied for the Merger to be completed?

A:
Yes. In addition to the approvals of the stockholders of each of Realty Income and VEREIT described herein, there are a number of conditions that must be satisfied or waived for the Merger to be consummated. For more information, see “The Mergers — The Merger Agreement — Conditions to Completion of the Mergers.”

Q:
What is the Spin-Off?

A:
Following the effective time of the Merger, Realty Income and VEREIT intend to contribute certain of their office properties (the “OfficeCo Properties”) to a newly formed direct or indirect wholly owned subsidiary of Realty Income (“OfficeCo,” and such contributions collectively, the “Separation”), and for Realty Income to distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders as a result of the Merger) on a pro rata basis (the “OfficeCo Distribution” and, together with the Separation, the “Spin-Off”). Following the consummation of the Spin-Off, VEREIT and Realty Income intend for OfficeCo to operate as a separate, publicly traded REIT.

After giving pro forma effect to the Mergers, and based on the properties contemplated to be contributed to OfficeCo in connection with the Spin-Off as of the date of this joint proxy statement/prospectus, the OfficeCo Properties, in total, would have represented approximately 6% of the combined company total assets at March 31, 2021 and approximately 7% and approximately 8% of total revenues for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the U.S. Securities and Exchange Commission (“SEC”) declaring effective the Form 10 registration statement related to the Spin-Off (the “Spin-Off Condition”). However, Realty Income may, in its sole discretion, waive the Spin-Off Condition at any time, and the Spin-Off Condition shall be deemed to be automatically waived on January 29, 2022. In addition, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, determine or, in certain cases, amend, the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), the scope and nature of the reorganization plan, the terms of the separation and distribution agreement, and the scope of transition services, if any, to be provided by Realty Income following the Spin-Off. Subject to the terms and conditions of the Merger Agreement, Realty Income also may, after consultation with and good faith consideration of any comments from VEREIT, alternatively seek to sell some or all of the OfficeCo Properties to third parties in connection with the closing of the Merger, and the parties may otherwise sell certain properties that would have otherwise been included in the OfficeCo Properties during the pendency of the Merger. Accordingly, the specific size and composition of the OfficeCo Properties, the nature of the Spin-Off, and the occurrence of the Spin-Off promptly following the Mergers, if at all, are all subject to change, and there can be no assurances that the Spin-Off will be consummated on the terms contemplated in this joint proxy statement/prospectus, or at all. For more information regarding the terms of the contemplated Spin-Off, see “Risk Factors — Risks Relating to the Spin-Off,” “The Mergers — The Merger Agreement —  The Spin-Off,” and “The Spin-Off.”
Accordingly, stockholders of Realty Income and VEREIT should not rely on the consummation of the Spin-Off or any other transactions related to the OfficeCo Properties as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus. You are not being asked to take any action relating to the Spin-Off at the Special Meetings
If the Spin-Off is consummated, continuing holders of shares of Realty Income common stock will be entitled to receive a number of shares of OfficeCo common stock based on a distribution ratio determined by the Realty Income board of directors for each share of Realty Income common stock held by such stockholder as of the close of business on the record date of the OfficeCo Distribution.
Q:
Is the consummation of the Spin-Off a condition to closing the Merger?

A:
Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off. However, if this condition is not satisfied or waived by January 29, 2022, Realty Income will be automatically deemed to have waived this condition (and at that time, assuming all other conditions to closing have been satisfied, the parties will be obligated to close the Mergers, regardless of whether the Spin-Off is ready to be consummated). In addition, Realty Income may elect to waive this condition in its sole discretion, including if it elects to retain or sell some or all of the OfficeCo Properties, which Realty Income may do in its discretion. Accordingly, the Mergers may be consummated without the Spin-Off occurring thereafter. For more information, see “The Mergers — The Merger Agreement — Conditions to Completion of the Mergers” and “The Mergers — The Merger Agreement — The Spin-Off.”

Q:
Do the parties intend to consummate the Spin-Off immediately following the consummation of the Mergers?

A:
Realty Income and VEREIT intend to effectuate the separation of the OfficeCo Properties from the combined company following the consummation of the Mergers in a manner that they believe will create optimal value for the combined company and its stockholders. Realty Income and VEREIT currently believe that the Spin-Off is the most effective strategy to achieve that goal. However, in the process of effectuating the steps necessary to consummate the Spin-Off, certain issues may arise that may impact the feasibility of the Spin-Off or the benefits of the Spin-Off to the combined company and its stockholders, including significant unanticipated costs or expenses (including consent fees), failure to obtain required consents or approvals, adverse tax implications, or other adverse impacts. Accordingly, Realty Income and VEREIT may determine that it is in the best interest of the combined company and its stockholders to withhold and retain certain assets otherwise contemplated to be contributed to OfficeCo in connection with the Spin-Off, to add certain additional assets to OfficeCo, or to retain the OfficeCo Properties as part of the combined company following the Mergers. In addition, in accordance with the Merger Agreement, Realty Income and VEREIT intend to engage with third parties to potentially sell some or all of the assets contemplated to be contributed to OfficeCo, which the parties may determine will create greater value for the combined company and its stockholders than the Spin-Off. Realty Income may elect, after consultation with and good faith consideration of any comments from VEREIT, to pursue these transactions, and subject to the consummation of the Mergers, sell some or all of the OfficeCo Properties, or abandon the Spin-Off entirely. Accordingly, stockholders of Realty Income and VEREIT should not rely on the consummation of the Spin-Off as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus. For more information, see “The Spin-Off” and “Risk Factors —  Risks Relating to the Spin-Off.”

Q:
When do you expect the Mergers to be completed?

A:
Realty Income and VEREIT are working to complete the Mergers in the fourth quarter of 2021. However, the Mergers are subject to various conditions, and it is possible that factors outside the control of Realty Income and VEREIT could result in the Mergers being completed at a later time, or not at all. There may be a substantial amount of time between the respective Realty Income special meeting and the VEREIT special meeting and the completion of the Mergers. Realty Income and VEREIT hope to complete the Mergers as soon as reasonably practicable following the satisfaction of all applicable conditions.

As noted above, until January 29, 2022, Realty Income will not be obligated to consummate the Mergers unless the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless Realty Income elects (in its sole discretion) to abandon the Spin-Off and waive the Spin-Off Condition. The Spin-Off, like the Mergers, will be subject to various conditions, including factors outside of the control of Realty Income and VEREIT, which could delay the Spin-Off and thus may delay the consummation of the Mergers.
You are not being asked to take any action relating to the Spin-Off at the Special Meetings and you should not rely on the consummation of the Spin-Off as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus.
Q:
What are the material U.S. federal income tax consequences of the Merger to U.S. holders?

A:
It is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The closing of the Merger is conditioned on the receipt by each of Realty Income and VEREIT of an opinion from its respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the Merger qualifies as a reorganization, U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) of shares of VEREIT common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of Realty Income common stock in exchange for VEREIT common stock in connection with the Merger, except with respect to cash received in lieu of fractional shares of Realty Income common stock. Holders of VEREIT common stock should read the discussion under the heading “Material U.S. Federal Income Tax Consequences — Material U.S. Federal

Income Tax Consequences of the Merger” and consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Merger.
Q.
What are the material U.S. federal income tax consequences of the OfficeCo Distribution to U.S. holders of Realty Income common stock?

A:
While the Merger generally is not expected to result in the recognition of gain or loss for stockholders of either VEREIT or Realty Income for U.S. federal income tax purposes, the distribution of shares of OfficeCo common stock in the OfficeCo Distribution, if consummated, is expected to be treated as a taxable distribution to Realty Income common stockholders (which would include the former VEREIT stockholders that received Realty Income common stock in the Merger and continue to hold such stock as of the close of business on the record date of the OfficeCo Distribution) for U.S. federal income tax purposes. An amount equal to the fair market value of the shares of OfficeCo common stock received by a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of Realty Income common stock in the OfficeCo Distribution will generally be treated as a taxable dividend to the extent of the U.S. holder’s ratable share of any current or accumulated earnings and profits of Realty Income allocable to the OfficeCo Distribution, with the excess treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in Realty Income common stock and any remaining excess treated as capital gain.

The particular consequences of the OfficeCo Distribution to each Realty Income stockholder (including stockholders who received shares of Realty Income stock in exchange for shares of VEREIT stock pursuant to the Merger) depend on such holder’s particular facts and circumstances, and thus holders of Realty Income common stock and VEREIT common stock are urged to consult their tax advisor regarding the consequences to them of the OfficeCo Distribution in their specific circumstances. For more information, see “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the OfficeCo Distribution.”
Q:
How will the OfficeCo Distribution affect a Realty Income stockholder’s tax basis and holding period in its shares of Realty Income stock for U.S. federal income tax purposes?

A:
If the OfficeCo Distribution is consummated, the tax basis of Realty Income common stock held by a Realty Income stockholder (which would include a former VEREIT stockholder that received Realty Income common stock in the Merger and continues to hold such stock as of the close of business on the record date of the OfficeCo Distribution) at the time of the OfficeCo Distribution is expected to be reduced (but not below zero) to the extent the fair market value of the OfficeCo common stock distributed to such Realty Income stockholder exceeds Realty Income’s current and accumulated earnings and profits allocable to such holder’s shares. The holding period of Realty Income stockholders in their Realty Income shares will not be affected by the OfficeCo Distribution. See “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the OfficeCo Distribution.”

Q:
What will a Realty Income stockholder’s tax basis and holding period be for shares of OfficeCo common stock received by them in the OfficeCo Distribution for U.S. federal income tax purposes?

A:
If the OfficeCo Distribution is consummated, the tax basis of a Realty Income stockholder (which would include a former VEREIT stockholder that received Realty Income common stock in the Merger and continues to hold such stock as of the close of business on the record date of the OfficeCo Distribution) in shares of OfficeCo common stock received by such holder in the OfficeCo Distribution is expected to equal the fair market value of such shares on the distribution date. The holding period for such shares is expected to begin the day after the distribution date. See “Material U.S. Federal Income Tax Consequences —  Material U.S. Federal Income Tax Consequences of the OfficeCo Distribution.”

Q:
Are VEREIT and Realty Income stockholders entitled to appraisal rights or dissenters’ rights in connection with the Merger?

A:
No. Holders of VEREIT common stock and Realty Income common stock will not be entitled to appraisal rights or dissenters’ rights in the Mergers under Section 3-202 of the Maryland General Corporation Law (which we refer to as the “MGCL”) because, in the case of VEREIT, its common stock is listed on a national securities exchange and its charter expressly excludes these rights unless the

VEREIT board of directors determines otherwise, and in the case of Realty Income, because the issuance of Realty Income common stock in the Merger is not a transaction for which these rights may be had, and because its common stock is listed on a national securities exchange. For more information, see “The Mergers — No Appraisal or Dissenters’ Rights.”
Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its annexes.

In order for your shares to be voted at the Realty Income special meeting or the VEREIT special meeting:
•
you can attend the Realty Income special meeting or the VEREIT special meeting virtually;

•
you can vote through the Internet or by telephone by following the instructions included on your proxy card; or

•
you can indicate on the enclosed proxy or voting instruction card how you would like to vote and return the card in the accompanying postage-paid envelope.

Q:
Do I need to do anything with my Realty Income share certificates now?

A:
No. If the Merger and related transactions are approved by Realty Income stockholders and VEREIT stockholders, and if you are a Realty Income stockholder, you are not required to take any action with respect to your Realty Income stock certificates. Such certificates will continue to represent shares of Realty Income after the Mergers.

Holders of shares of VEREIT common stock, which are all in book-entry form, immediately prior to the effective time of the Merger will not need to take any action to receive the Merger consideration of 0.705 newly issued shares of Realty Income common stock.
Q:
Will I receive any fractional shares of Realty Income common stock in connection with the Mergers?

A:
No. All holders of VEREIT common stock or limited partnership units entitled to receive Realty Income common stock in connection with the Mergers will receive cash in lieu of fractional shares.

Q:
Who can help answer my questions?

A:
Realty Income stockholders or VEREIT stockholders who have questions about the Mergers or the other matters to be voted on at the special meetings or who desire additional copies of this joint proxy statement/prospectus or additional proxy or voting instruction cards should contact:

if you are a Realty Income stockholder:	if you are a VEREIT stockholder:
Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, New York 10104 Call Toll-Free: (866) 785-7395 Email: realtyincome@georgeson.com	Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, New York 10036 Call Toll-Free: (855) 305-0856 Email: info@okapipartners.com

SUMMARY
This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all of the information that is important to you. Realty Income and VEREIT urge you to read carefully this joint proxy statement/prospectus, including the attached annexes, and the other documents to which we have referred you because this section does not provide all of the information that might be important to you with respect to the Mergers and the related matters being considered at the applicable special meeting. See also “Where You Can Find More Information.” We have included page references to direct you to a more complete description of the topics presented in this summary.
Information about the Companies
Realty Income Corporation (See page 43)
Realty Income, a Maryland corporation, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. Realty Income is structured as a real estate investment trust, or REIT, requiring it annually to distribute at least 90% of its taxable income (excluding net capital gains) in the form of dividends to its stockholders. The monthly dividends are supported by the cash flow generated from real estate owned under long-term lease agreements with Realty Income’s commercial clients.
Realty Income was founded in 1969, and listed on the New York Stock Exchange in 1994. For over 52 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term lease agreements with Realty Income’s commercial clients. Realty Income is a member of the S&P 500 Dividend Aristocrats® index for having increased its dividend every year for over 25 consecutive years.
At March 31, 2021, Realty Income owned a diversified portfolio:
•
Of 6,662 properties;

•
With an occupancy rate of 98.0%, or 6,531 properties leased and 131 properties available for lease or sale;

•
Doing business in 56 separate industries;

•
Located in all U.S. states, Puerto Rico and the United Kingdom (U.K.);

•
With approximately 114.2 million square feet of leasable space;

•
With a weighted average remaining lease term (excluding rights to extend a lease at the option of the client) of approximately 8.9 years; and

•
With an average leasable space per property of approximately 17,150 square feet; approximately 12,420 square feet per retail property and 250,670 square feet per industrial property.

Of the 6,662 properties in the portfolio at March 31, 2021, 6,621, or 99.4%, are single-client properties, of which 6,494 were leased, and the remaining are multi-client properties.
Following the Mergers and assuming the consummation of the Spin-Off, Realty Income’s portfolio is expected to encompass approximately 10,300 primarily single-tenant, net lease commercial real estate properties located in all U.S. states, Puerto Rico and the U.K., with an estimated total portfolio annualized contractual rent of approximately $2.5 billion, based on a combined portfolio as of December 31, 2020.
The principal offices of Realty Income are located at 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.
Realty Income common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”), trading under the symbol “O.”
Additional information about Realty Income and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Rams MD Subsidiary I, Inc. (See page 43)
Rams MD Subsidiary I, Inc., a Maryland corporation, is a direct, wholly owned subsidiary of Realty Income. Rams MD Subsidiary I, Inc. was formed by Realty Income solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Rams MD Subsidiary I, Inc., has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. Its principal executive offices are located at c/o Realty Income Corporation, 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.
Rams Acquisition Sub II, LLC. (See page 43)
Rams Acquisition Sub II, LLC, a Delaware limited liability company, is a direct, wholly owned subsidiary of Realty Income. Rams Acquisition Sub II, LLC was formed by Realty Income solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Rams Acquisition Sub II, LLC, has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. Its principal executive offices are located at c/o Realty Income Corporation, 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.
VEREIT, Inc. and VEREIT Operating Partnership, L.P. (See page 44)
VEREIT, a Maryland corporation, is a full-service real estate operating company which owns and actively manages one of the largest portfolios of single-tenant commercial properties in the U.S. and has a business model of providing equity capital to creditworthy organizations in return for long-term leases on their properties. VEREIT’s full-service real estate operations include portfolio management through strategic acquisitions and dispositions, property management, asset management and leasing. As of March 31, 2021, VEREIT’s portfolio was comprised of 3,855 retail, restaurant, office and industrial real estate properties. Omitting the square feet of one redevelopment property and including the pro rata share of square feet and annualized rental income from VEREIT’s unconsolidated joint ventures, VEREIT owned an aggregate of 88.7 million square feet, of which 98.0% was leased, with a weighted-average remaining lease term of 8.4 years as of March 31, 2021. Of VEREIT’s 3,855 properties, annualized rental income as of March 31, 2021 as a percentage of the total portfolio was approximately 46.6% retail, 20.5% restaurant, 17.9% industrial, 14.9% office and 0.1% other. VEREIT’s properties are located throughout the U.S. (including Puerto Rico) with the two highest concentrations in the Southeast and Midwest regions.
VEREIT was incorporated in the State of Maryland on December 2, 2010 and has elected to be treated as a REIT for U.S. federal income tax purposes. Substantially all of VEREIT’s real estate operations are conducted through VEREIT OP, of which VEREIT is the sole general partner. VEREIT is the holder of 99.9% of the common partnership interests in VEREIT OP as of March 31, 2021. VEREIT OP was formed in the State of Delaware on January 13, 2011.
The principal offices of VEREIT are located at 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, and its telephone number is (800) 606-3610.
VEREIT common stock and VEREIT Series F Preferred Stock trade on the NYSE under the trading symbols “VER” and “VER PRF,” respectively.
Additional information about VEREIT and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”
OfficeCo (See page 44)
In connection with the Spin-Off, Realty Income intends to form a new direct or indirect wholly owned subsidiary (“OfficeCo”). Subject to the terms and conditions of the Merger Agreement, Realty Income and VEREIT intend to contribute certain of their office properties to OfficeCo, and for Realty Income to distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders that received Realty Income common stock in the Merger and continue to hold such stock as of the close of business on the record date of the OfficeCo

Distribution) on a pro rata basis. After giving pro forma effect to the Mergers, and based on the properties contemplated to be contributed to OfficeCo in connection with the Spin-Off as of the date of this joint proxy statement/prospectus, the OfficeCo Properties, in total, would have represented approximately 6% of the combined company total assets at March 31, 2021 and approximately 7% and approximately 8% of total revenues for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
Assuming the Spin-Off is consummated, VEREIT and Realty Income intend for OfficeCo to operate as a self-managed, publicly traded office REIT, engaged in the ownership, acquisition, development and leasing of office assets throughout the United States.
Risk Factors (See page 26)
Before voting at the Realty Income special meeting or the VEREIT special meeting, you should carefully consider all of the information contained in or incorporated by reference into this joint proxy statement/prospectus, as well as the specific factors under the heading “Risk Factors” beginning on page 26, including the risks that:
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the Mergers are subject to a number of conditions, including the readiness of the Spin-Off and the effectiveness of the OfficeCo Form 10, and may not be completed on the terms or timeline currently contemplated, or at all;

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the Exchange Ratio is fixed and will not be adjusted in the event of any change in the stock prices of either Realty Income or VEREIT;

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Realty Income and VEREIT stockholders will be significantly diluted by the Mergers;

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provisions in the Merger Agreement could discourage a potential competing acquiror of either Realty Income or VEREIT;

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the pendency of the Mergers could adversely affect the business and operations of Realty Income and VEREIT;

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certain directors and executive officers of Realty Income or VEREIT may have different interests in seeing the Mergers completed than stockholders of Realty Income or VEREIT;

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the Mergers are not consummated by April 29, 2022, resulting in either Realty Income or VEREIT terminating the Merger Agreement;

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the Merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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the Merger and related transactions are not approved by either Realty Income stockholders or VEREIT stockholders;

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an adverse litigation outcome relating to the Merger Agreement, or the transactions contemplated thereby, has a material adverse impact on Realty Income’s or VEREIT’s businesses or their ability to consummate the Mergers;

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the Spin-Off of OfficeCo may not occur in the form or on the timing contemplated in this joint proxy statement/prospectus, or at all;

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there are significant costs and expenses in effectuating the Spin-Off or the sales of OfficeCo Properties;

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the Spin-Off may not deliver its intended results;

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If the Spin-Off is consummated, the distribution of shares of OfficeCo common stock in the OfficeCo Distribution is expected to be treated as a taxable transaction for Realty Income and its stockholders following the Mergers;

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OfficeCo may need to incur substantial indebtedness following or in connection with the Spin-Off;

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Realty Income expects to incur substantial costs in connection with the Mergers and the transactions contemplated by the Merger Agreement;

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Realty Income and VEREIT may be unable to successfully integrate their businesses in order to realize the anticipated benefits of the Mergers;

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Realty Income or OfficeCo may be unable to retain key employees following the Mergers and the Spin-Off;

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Realty Income may be unable to attract and retain key personnel;

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Realty Income may not effectively manage its expanded operations following the Mergers;

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the trading prices of shares of Realty Income common stock and OfficeCo common stock following the Mergers and the Spin-Off are affected by factors different from those affecting the price of shares of Realty Income common stock and VEREIT common stock before the Mergers and the Spin-Off;

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counterparties to certain significant agreements with Realty Income or VEREIT may exercise contractual rights under such agreements in connection with the Mergers, the Spin-Off or the sale of some or all of the OfficeCo Properties;

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Realty Income’s anticipated levels of indebtedness may increase upon completion of the Mergers;

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Realty Income may incur adverse tax consequences if Realty Income or VEREIT has failed or fails to qualify as a REIT for U.S. federal income tax purposes;

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the market price of Realty Income common stock declines as a result of the Mergers and the transactions contemplated by the Merger Agreement;

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VEREIT stockholders who receive shares of Realty Income common stock in the Merger and shares of OfficeCo common stock in the Spin-Off may have less favorable rights than their current rights as VEREIT stockholders;

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Realty Income will have a substantial amount of indebtedness after the Mergers and may need to incur more in the future;

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the historical and unaudited pro forma condensed combined financial statements may not be representative of Realty Income’s results after the Mergers and the transactions contemplated by the Merger Agreement;

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the market price and trading volume of Realty Income common stock may be volatile; and

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are not contemplated in the list above but will be disclosed in reports filed by Realty Income, VEREIT and OfficeCo with the SEC.

The Mergers
The Merger Agreement (See page 88)
Realty Income and VEREIT have entered into the Merger Agreement attached as Annex A to this joint proxy statement/prospectus. The Realty Income board of directors and the VEREIT board of directors have both unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Spin-Off. Realty Income and VEREIT encourage you to read the entire Merger Agreement carefully because it is the principal legal document governing the Mergers.
Form of the Mergers (See page 88)
Pursuant to the Merger Agreement, the combination of the businesses of Realty Income and VEREIT will be accomplished through (i) a merger of Merger Sub 2 with and into VEREIT OP, with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, a merger of VEREIT with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation.
Upon the consummation of the Mergers, we expect that the legacy stockholders of Realty Income and the legacy common stockholders of VEREIT will own approximately 70% and 30%, respectively, of the outstanding shares of Realty Income common stock.
Consideration to Common Stockholders in the Mergers (See page 88)
Upon the terms of the Merger Agreement, upon consummation of the Merger, holders of VEREIT common stock will have the right to receive 0.705 newly issued shares of Realty Income common stock for each share of VEREIT common stock they own immediately prior to the effective time of the Merger, with cash paid in lieu of fractional shares. The Exchange Ratio in the Merger is fixed and will not be adjusted for changes in the market value of VEREIT common stock or Realty Income common stock. Because of this, the implied value of the consideration to VEREIT stockholders in the Merger will fluctuate between now and the completion of the Merger. Based on the closing price of Realty Income common stock on the NYSE of $68.60 on April 28, 2021, the last trading day before public announcement of the Merger, the Exchange Ratio represented approximately $48.36 in Realty Income common stock for each share of VEREIT common stock. Based on the closing price of Realty Income common stock on the NYSE of $67.48 on June 22, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the Exchange Ratio represented approximately $47.57 in Realty Income common stock for each share of VEREIT common stock. For more information, see “Comparative Stock Prices and Dividends.”
The following table presents trading information for Realty Income common stock and VEREIT common stock on April 28, 2021, the last trading day before public announcement of the Mergers, and June 22, 2021, the latest practicable date before the date of this joint proxy statement/prospectus. Trading information for VEREIT common stock adjusted by the Exchange Ratio of 0.705 is also provided for each of these dates.
	Realty Income Common Stock (Close)	VEREIT Common Stock (Close)	VEREIT Common Stock (adjusted by Exchange Ratio) (Close)
April 28, 2021	$68.60	$41.26	$48.36
June 22, 2021	$67.48	$46.71	$47.57
The market prices of Realty Income common stock and VEREIT common stock fluctuate. As a result, we urge you to obtain current market quotations of Realty Income common stock and VEREIT common stock.
Treatment of VEREIT Series F Preferred Stock (See page 84)
Immediately prior to the Mergers, VEREIT will issue a notice of redemption (the “Series F Preferred Stock Redemption Notice”) with respect to all of the outstanding shares of VEREIT Series F Preferred Stock with a redemption date as set forth in the Series F Preferred Stock Redemption Notice, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice.
Treatment of Outstanding Equity Awards (See page 79)
VEREIT Stock Options
The Merger Agreement provides that, at the Merger Effective Time, each stock option to purchase shares of VEREIT common stock under any VEREIT equity plan (a “VEREIT Stock Option”) that is outstanding and unexercised as of immediately prior to the Merger Effective Time, whether or not vested, will be converted into a stock option (a “Realty Income Stock Option”) to purchase a number of shares of Realty Income common stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying the number of shares of VEREIT common stock subject to such VEREIT Stock Option by the Exchange Ratio, at an exercise price per share of Realty Income common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per share of VEREIT common stock of such VEREIT Stock Option by the Exchange Ratio.
Each Realty Income Stock Option will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding VEREIT Stock Option immediately prior to the Merger Effective Time.
VEREIT Restricted Stock Unit Awards
The Merger Agreement provides that, at the Merger Effective Time, each restricted stock unit award covering shares of VEREIT common stock (a “VEREIT RSU Award”) that is outstanding as of immediately prior to the Merger Effective Time will be converted into a restricted stock unit award covering shares of Realty Income common stock (a “Realty Income RSU Award”) with respect to a number of whole shares of Realty Income common stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (A)(1) for each time-based VEREIT RSU Award, the number of shares of VEREIT common stock subject to such restricted stock unit as of immediately prior to the Merger Effective Time, or (2) for each performance-based VEREIT RSU Award, the number of shares of VEREIT common stock subject to such performance-based VEREIT RSU Award determined based on the actual level of achievement of the applicable performance goals as of immediately prior to the Merger Effective Time and otherwise in accordance with the applicable award agreement, by (B) the Exchange Ratio. For this purpose, the actual level of achievement of performance goals based on relative total shareholder return shall be determined prior to the Merger Effective Time by the Compensation Committee of the VEREIT board of directors and shall be calculated by measuring the total shareholder return of each applicable peer company through the second to last trading day prior to the Merger Effective Time and, in the case of VEREIT, by computing such total shareholder return using a per share price of VEREIT common stock equal to the product, rounded to two decimal places, of (x) the Exchange Ratio, multiplied by (y) the volume-weighted average trading price of Realty Income common stock over the five consecutive trading days ending on the second to last trading day prior to the Merger Effective Time. In addition, the Merger Agreement provides that the resulting Realty Income RSU Award will be credited with a dividend equivalent balance that is equal to the dividend equivalent balance credited on the corresponding VEREIT RSU Award as of immediately prior to the Merger Effective Time.
Each Realty Income RSU Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding VEREIT RSU Award immediately prior to the Merger Effective Time (including dividend equivalent rights and including all time and service vesting conditions, but excluding performance-based vesting conditions).
VEREIT Deferred Stock Unit Awards
The Merger Agreement provides that, at the Merger Effective Time, each deferred stock unit award covering shares of VEREIT common stock (a “VEREIT DSU Award”) that is outstanding as of immediately prior to the Merger Effective Time, will become fully vested and will generally be converted into the right to receive a number of shares of Realty Income common stock equal to the product obtained by multiplying the Exchange Ratio by the number of shares underlying such VEREIT DSU Award as of immediately prior to the Merger Effective Time (rounded down to the nearest whole number of shares, with any fractional shares paid out in accordance with the Merger Agreement), with any dividend credits with respect to such VEREIT DSU Award that have not been converted into additional units prior to the Merger Effective Time paid in cash. All VEREIT DSU Awards were fully vested at the time they were granted to VEREIT's non-employee directors.
Treatment of VEREIT OP Units in the Partnership Merger (See page 84)
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Partnership Merger becomes effective, (i) each outstanding VEREIT OP common unit owned by a partner of VEREIT OP other than VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, (ii) each outstanding VEREIT OP Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00 plus all accumulated and unpaid distributions to and including the day that is set forth in the Series F Preferred Stock Redemption Notice (defined below) and (iii) each VEREIT OP Series F Preferred Unit owned by VEREIT and each VEREIT OP common unit owned by VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as partnership interests in the surviving entity.

Recommendations of the Realty Income Board of Directors (See page 52)
After careful consideration, the Realty Income board of directors, on April 28, 2021, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and declared the Merger Agreement and such transactions (including the Realty Income Issuance Proposal) to be advisable and in the best interest of Realty Income and the stockholders of Realty Income.
The Realty Income board of directors unanimously recommends that holders of Realty Income common stock vote “FOR” the Realty Income Issuance Proposal and “FOR” the Realty Income Adjournment Proposal.
For the factors considered by the Realty Income board of directors in reaching its decision to approve the Merger Agreement and the recommendations of the Realty Income board of directors, see “The Mergers — Realty Income’s Reasons for the Mergers; Recommendations of the Realty Income Board of Directors.”
Recommendation of the VEREIT Board of Directors (See page 55)
After careful consideration, the VEREIT board of directors, on April 28, 2021, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and declared the Merger Agreement and such transactions to be advisable and in the best interests of VEREIT and the stockholders of VEREIT.
The VEREIT board of directors unanimously recommends that the VEREIT stockholders vote “FOR” the VEREIT Merger Proposal, “FOR” the VEREIT Compensation Proposal and “FOR” the VEREIT Adjournment Proposal.
For the factors considered by the VEREIT board of directors in reaching its decision to approve the Merger Agreement and the recommendations of the VEREIT board of directors, see “The Mergers — VEREIT’s Reasons for the Mergers; Recommendations of the VEREIT Board of Directors.”
Opinion of Realty Income’s Financial Advisor (See page 59)
Opinion of Moelis & Company LLC
At the meeting of Realty Income’s board of directors on April 28, 2021 to evaluate and approve the Merger Agreement and the transactions contemplated thereby, including the Mergers, Moelis & Company LLC (“Moelis”) delivered an oral opinion, which was confirmed by delivery of a written opinion, dated April 28, 2021, addressed to Realty Income’s board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Exchange Ratio was fair, from a financial point of view, to Realty Income.
The full text of Moelis’ written opinion dated April 28, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of Realty Income’s board of directors (solely in its capacity as such) in its evaluation of the Mergers. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to Realty Income of the Exchange Ratio. Moelis’ opinion does not address Realty Income’s underlying business decision to effect the Mergers, or the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available with respect to Realty Income. Moelis’ opinion does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the Mergers or any other matter, including the Realty Income Share Issuance Proposal.
Opinion of VEREIT’s Financial Advisor (See page 65)
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter, VEREIT retained J.P. Morgan as its financial advisor in connection with the Mergers.

At the meeting of the VEREIT board of directors on April 28, 2021, J.P. Morgan rendered its oral opinion to the VEREIT board of directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Exchange Ratio in the Merger was fair, from a financial point of view, to VEREIT’s common stockholders. J.P. Morgan has confirmed its April 28, 2021 oral opinion by delivering its written opinion, dated as of April 28, 2021, to the VEREIT board of directors that, as of such date, the Exchange Ratio in the Merger was fair, from a financial point of view, to VEREIT’s common stockholders.
The full text of the written opinion of J.P. Morgan, dated as of April 28, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. VEREIT’s common stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the VEREIT board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the Mergers, was directed only to the Exchange Ratio in the Merger and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Mergers to the holders of any other class of securities, creditors or other constituencies of VEREIT or the VEREIT OP, including the consideration to be paid to certain minority partners of VEREIT OP, or as to the underlying decision by VEREIT to engage in the Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of VEREIT as to how such stockholder should vote with respect to the VEREIT Merger Proposal or any other matter.
For more information, see “The Mergers — Opinion of VEREIT’s Financial Advisor — Opinion of J.P. Morgan Securities LLC” and Annex C.
Interests of Realty Income Directors and Executive Officers in the Merger (See page 78)
Pursuant to the Merger Agreement, at the effective time of the Merger, two members of the VEREIT board of directors will be appointed to the Realty Income board of directors. Following the consummation of the Mergers, the Realty Income board of directors is expected to have twelve members, including two members from the existing VEREIT board of directors, with Mr. Michael D. McKee continuing as the non-executive chairman of the Realty Income board of directors.
The current senior leadership team of Realty Income is not expected to change as a result of the Merger. Accordingly, at the effective time of the Merger, the senior leadership team of Realty Income is expected to include Mr. Sumit Roy as president and chief executive officer, Ms. Christie B. Kelly as executive vice president, chief financial officer and treasurer, Mr. Neil M. Abraham as executive vice president and chief strategy officer, Mr. Mark E. Hagan as executive vice president and chief investment officer, Ms. Michelle Bushore as executive vice president, chief legal officer, general counsel and secretary, and Mr. Sean P. Nugent as senior vice president and controller.
Interests of VEREIT Directors and Executive Officers in the Merger (See page 79)
In considering the recommendation of the VEREIT board of directors to approve the VEREIT Merger Proposal, VEREIT stockholders should be aware that VEREIT’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of VEREIT stockholders generally, including potential severance benefits, treatment of outstanding VEREIT equity awards in connection with the Merger, potential appointment to the Realty Income board of directors, and rights to ongoing indemnification and insurance coverage. The VEREIT board of directors was aware of those interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), and in recommending to VEREIT stockholders that the VEREIT Merger Proposal be approved.
Accounting Treatment (See page 84)
Realty Income and VEREIT prepare their financial statements, respectively, in accordance with accounting principles generally accepted in the United States (which we refer to as “GAAP”). The Mergers will be accounted for by applying the purchase method of accounting, with Realty Income treated as the acquiror. For more information, see “The Mergers — Accounting Treatment.”
Regulatory Approvals (See page 84)
In connection with the issuance of Realty Income common stock in the Mergers, pursuant to the Merger Agreement, as a condition to the closing of the Merger, Realty Income must file a registration statement with the SEC under the Securities Act, of which this joint proxy statement/prospectus forms a part, that is declared effective by the SEC.
Pursuant to the terms and conditions of the Merger Agreement, until January 29, 2022, Realty Income will not be obligated to consummate the Mergers unless the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless Realty Income elects (in its sole discretion) to abandon the Spin-Off and waive the Spin-Off Condition.
Closing; Effective Time of the Mergers (See page 90)
Realty Income and VEREIT expect to complete the Mergers in the fourth quarter of 2021. However, the Mergers are subject to various conditions, and it is possible that factors outside the control of Realty Income and VEREIT could result in the Mergers being completed at a later time, or not at all. There may be a substantial amount of time between the respective Realty Income special meeting and VEREIT special meeting and the completion of the Mergers. Realty Income and VEREIT expect to complete the Mergers as soon as reasonably practicable following the satisfaction of all applicable conditions.
Pursuant to the terms of the Merger Agreement, until January 29, 2022, Realty Income will not be obligated to consummate the Mergers unless the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless that condition is otherwise waived. The Spin-Off, like the Mergers, will be subject to various conditions, including factors outside of the control of Realty Income and VEREIT, which could delay the Spin-Off and thus may delay the consummation of the Mergers.
Conditions to Completion of the Mergers (See pages 104)
As more fully described in this joint proxy statement/prospectus and in the Merger Agreement, the completion of the Mergers depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:
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receipt of the requisite approvals of Realty Income stockholders and VEREIT stockholders;

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the approval for listing on the NYSE of shares of Realty Income common stock to be issued or reserved for issuance in connection with the Mergers;

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the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part;

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the absence of an injunction or law prohibiting the Mergers;

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the correctness of all representations and warranties made by the parties in the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject in most cases to materiality or material adverse effect qualifications), and receipt of an officer’s certificate from each party attesting thereto;

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compliance by all parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers);

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receipt by each of Realty Income and VEREIT of an opinion to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

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the receipt by each of Realty Income and VEREIT of an opinion regarding such other party’s qualification as a REIT.

In addition, pursuant to the terms and conditions of the Merger Agreement, until January 29, 2022, Realty Income will not be obligated to consummate the Mergers unless the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless that condition is otherwise waived.
We cannot be certain when, or if, the conditions to the Mergers will be satisfied or waived, or that the Mergers will be completed.
No Solicitation (See page 105)
Realty Income and VEREIT are subject to a customary “no-shop” provision that requires them to, subject to certain exceptions, refrain from, and to cease discussions or solicitations with respect to, alternate transactions and subjects them to certain restrictions in considering and negotiating alternate transactions. If either of the parties receives an unsolicited written bona fide acquisition proposal with respect to such party and if such party’s board of directors determines in good faith, after consultation with outside legal counsel, that such acquisition proposal is reasonably likely to result in a Superior Proposal (as hereinafter defined), the receiving party may provide nonpublic information to the proposing party and engage in discussions or negotiations with the party making such a proposal. Each party shall promptly notify the other party of any proposal for an alternative transaction within 24 hours and provide the other party with a copy of such proposal.
Permitted Change in Recommendation (See page 106)
In response to a Superior Proposal, the board of directors of the party receiving such a proposal may change its recommendation with respect to such party’s stockholder vote, and such party may terminate the Merger Agreement in order to accept such proposal (subject to payment of a specified termination fee). Prior to effecting such change or termination, the board of directors of the party receiving the Superior Proposal must provide the other party with notice, reasons for such action and four business days of good faith negotiations to counter such proposal.
Termination of the Merger Agreement (See page 107)
The Merger Agreement may be terminated prior to the effective time of the Merger, whether before or after the required approvals of the Realty Income stockholders and VEREIT stockholders are obtained:
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by mutual written consent of Realty Income and VEREIT;

•
by either Realty Income or VEREIT, if the Mergers are not consummated on or before April 29, 2022, provided that such right to terminate will not be available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of such delay;

•
by either Realty Income or VEREIT, if any governmental entity of competent jurisdiction issues a final and nonappealable order, decree or ruling or takes any other action that permanently enjoins or otherwise prohibits the Mergers, provided that such right to terminate will not be available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of such action;

•
by either Realty Income or VEREIT, if the required approvals of either the Realty Income stockholders or the VEREIT stockholders are not obtained upon a vote thereon at the duly convened Realty Income special meeting or VEREIT special meeting, provided that such right to terminate will not be available to any party whose material breach of its obligations under the Merger Agreement to seek stockholder approval has been the primary cause of such failure;

•
by either Realty Income or VEREIT, if there is a breach of the representations or covenants of the other party that would result in the failure of the related closing condition to be satisfied, subject to a cure period, provided that such right to terminate will not be available to any party that has itself materially breached its representations or covenants and such breach would result in the failure of the related closing condition to be satisfied;

•
by Realty Income, if the VEREIT board of directors changes its recommendation in favor of the Mergers, fails to reaffirm its recommendation, or recommends a competing Acquisition Proposal (or fails to recommend against a competing proposal);

•
by VEREIT, if Realty Income’s board of directors changes its recommendation in favor of the Mergers, fails to reaffirm its recommendation, or recommends a competing Acquisition Proposal (or fails to recommend against a competing proposal); or

•
by VEREIT, to enter into a Superior Proposal (subject to compliance with the provisions of the Merger Agreement regarding non-solicitation of acquisition proposals), provided that the Merger Agreement may not be so terminated unless the termination fee discussed below has been paid in full substantially concurrently with such termination.

Expenses and Termination Fee (See page 108)
Generally, all fees and expenses incurred in connection with the Mergers and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses, subject to certain exceptions. For more information, see “The Mergers — The Merger Agreement — Fees and Expenses.” The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances:
•
VEREIT may be obligated to pay a termination fee to Realty Income of $365.0 million, except that in certain circumstances the termination fee will be $195.0 million if (1) a third party submits a Qualified Proposal (as defined in the Merger Agreement) prior to May 29, 2021 and (2) prior to June 13, 2021, (i) VEREIT terminates the Merger Agreement to enter into an agreement with respect to a Superior Proposal, or (ii) Realty Income terminates the Merger Agreement following a change of recommendation by the VEREIT board of directors;

•
Realty Income may be obligated to pay a termination fee to VEREIT of $838.0 million; and

•
each party may be obligated to pay the other party $25.0 million as expense reimbursement.

The amount payable above may be reduced to the extent necessary to maintain the recipient’s qualification as a REIT under the Code. For more information, see “The Mergers — The Merger Agreement — Termination of the Merger Agreement.”
No Appraisal or Dissenters’ Rights (See page 86)
Under Maryland law, the holders of VEREIT common stock and Realty Income common stock, respectively, are not entitled to appraisal or dissenters’ rights in connection with the Merger. For more information, see “The Mergers — No Appraisal or Dissenters’ Rights.”
Material U.S. Federal Income Tax Consequences of the Merger (See page 112)
Realty Income and VEREIT intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The closing of the Merger is conditioned on the receipt by each of Realty Income and VEREIT of an opinion from its respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the Merger qualifies as a reorganization, U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) of shares of VEREIT common stock are not expected to recognize gain or loss as a result of the Merger (except with respect to the receipt of cash in lieu of fractional shares of Realty Income common stock).
For further discussion of certain U.S. federal income tax consequences of the Merger and the ownership and disposition of Realty Income common stock, see “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Merger” and “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Considerations Regarding Realty Income’s Taxation as a REIT.”
Material U.S. Federal Income Tax Consequences of the OfficeCo Distribution (See page 115)
While the Merger generally is not expected to result in the recognition of gain or loss for stockholders of either VEREIT or Realty Income for U.S. federal income tax purposes, the distribution of shares of OfficeCo common stock in the OfficeCo Distribution, if consummated, is expected to be treated as a taxable distribution to Realty Income stockholders (which would include the former VEREIT stockholders that received Realty Income common stock in the Merger and continue to hold such stock as of the close of business on the record date of the OfficeCo Distribution) for U.S. federal income tax purposes. An amount equal to the fair market value of the shares of OfficeCo common stock received by a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of Realty Income common stock in the OfficeCo Distribution is expected to generally be treated as a taxable dividend to the extent of the U.S. holder’s ratable share of any current or accumulated earnings and profits of Realty Income allocable to the OfficeCo Distribution, with the excess treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in Realty Income common stock and any remaining excess treated as capital gain.
The particular consequences of the OfficeCo Distribution to each Realty Income stockholder will depend on such holder’s particular facts and circumstances, and thus you are urged to consult your tax advisor regarding the consequences to you of the OfficeCo Distribution in your specific circumstances. For more information, see “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the OfficeCo Distribution.”
The Realty Income Special Meeting (See page 137)
The Realty Income special meeting will be held virtually at www.virtualshareholdermeeting.com/realty2021sm, at 12:00 p.m., Eastern Time, on August 12, 2021. You may vote at the Realty Income special meeting if you owned shares of Realty Income common stock at the close of business on July 8, 2021, the record date for the Realty Income special meeting. On June 25, 2021, there were 379,807,775 shares of Realty Income common stock outstanding and entitled to vote. You may cast one vote for each share of Realty Income common stock that you owned on that date.
At the Realty Income special meeting, Realty Income stockholders will be asked to consider and vote upon:
•
the Realty Income Issuance Proposal; and

•
the Realty Income Adjournment Proposal.

The approval of the Realty Income Issuance Proposal is a condition to the completion of the Mergers.
The Realty Income Issuance Proposal requires approval by the affirmative vote of the majority of the votes cast by Realty Income common stockholders, in person (virtually) or by proxy, at the Realty Income special meeting, assuming a quorum is present. The Realty Income Adjournment Proposal requires approval by the affirmative vote of the majority of the votes cast by Realty Income common stockholders, in person (virtually) or by proxy, at the Realty Income special meeting, assuming a quorum is present.
On June 25, 2021, less than 1% of the outstanding shares of Realty Income common stock was held by Realty Income directors and executive officers and their affiliates. Realty Income currently expects that the Realty Income directors and executive officers will vote their shares in favor of the Realty Income Issuance Proposal and the Realty Income Adjournment Proposal, although none has entered into any agreements obligating them to do so.
The Realty Income board of directors unanimously recommends that Realty Income stockholders vote “FOR” all of the proposals set forth above. For more information, see “The Realty Income Special Meeting.”
The VEREIT Special Meeting (See page 143)
The VEREIT special meeting will be held virtually at www.virtualshareholdermeeting.com/VER2021SM, at 12:00 p.m., Eastern Time, on August 12, 2021. You may vote at the VEREIT special meeting if you owned VEREIT common stock at the close of business on July 8, 2021, the record date for the VEREIT special meeting. On June 25, 2021, there were 229,149,616 shares of VEREIT common stock outstanding and entitled to vote. Each share of VEREIT common stock is entitled to cast one vote on all matters that come before the VEREIT special meeting.
At the VEREIT special meeting, common stockholders of VEREIT will be asked to consider and vote upon:

•
the VEREIT Merger Proposal;

•
the VEREIT Compensation Proposal; and

•
the VEREIT Adjournment Proposal.

The approval of the VEREIT Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of VEREIT common stock. The approval of the VEREIT Compensation Proposal requires the affirmative vote of a majority of the votes cast by holders of VEREIT common stock, in person (virtually) or by proxy, at the VEREIT special meeting, assuming a quorum is present. The VEREIT Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of VEREIT common stock, in person (virtually) or by proxy, at the VEREIT special meeting, assuming a quorum is present.
On June 25, 2021, less than 1% of the outstanding shares of VEREIT common stock was held by VEREIT directors and executive officers and their affiliates. VEREIT currently expects that the directors and executive officers of VEREIT will vote their shares in favor of the VEREIT Merger Proposal, the VEREIT Compensation Proposal and the VEREIT Adjournment Proposal, although none has entered into any agreements obligating them to do so.
The VEREIT board of directors unanimously recommends that VEREIT stockholders vote “FOR” all of the proposals set forth above. For more information, see “The VEREIT Special Meeting.”
The Spin-Off (See page 170)
In the event the Spin-Off is consummated, Realty Income will distribute pro rata to its common stockholders, including legacy Realty Income common stockholders and legacy VEREIT common stockholders that received Realty Income common stock in the Merger and continue to hold such stock as of the close of business on the record date of the OfficeCo Distribution, all of the outstanding shares of common stock of OfficeCo. The Spin-Off, if consummated, is expected to occur on the first business day following the closing of the Merger.
In connection with the Spin-Off, Realty Income and VEREIT intend to enter into all agreements necessary to effectuate the Spin Off, including the Separation and Distribution Agreement (as defined in this joint proxy statement/prospectus), in each case, on the terms and subject to the conditions of the Merger Agreement.
Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off. However, if this condition is not satisfied or waived by January 29, 2022, Realty Income will be automatically deemed to have waived this condition (and at that point, assuming all other conditions to closing have been satisfied, the parties will be obligated to close the Mergers, regardless of whether the Spin-Off is ready to be consummated). In addition, Realty Income may, in its sole discretion, waive this condition, and thus consummate the Mergers without completing the Spin-Off.
Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off (the “Spin-Off Condition”). However, Realty Income may, in its sole discretion, waive the Spin-Off Condition at any time, and the Spin-Off Condition shall be deemed to be automatically waived on January 29, 2022. In addition, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, determine or, in certain cases, amend, the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), the scope and nature of the reorganization plan, the terms of the separation and distribution agreement, and the scope of transition services, if any, to be provided by Realty Income following the Spin-Off. Subject to the terms and conditions of the Merger Agreement, Realty Income also may, after consultation with and good faith consideration of any comments from VEREIT, alternatively seek to sell some or all of the OfficeCo Properties to third parties in connection with the closing of the Merger, and the parties may otherwise sell certain properties that would have otherwise been included in the OfficeCo Properties during the pendency of the Merger. Accordingly, the specific size and composition of the OfficeCo Properties, the nature of the Spin-Off, and the occurrence of the Spin-Off promptly following the Mergers, if at all, are all subject to change, and there can be no assurances that the Spin-Off will be consummated on the terms contemplated in this joint proxy statement/prospectus, or at all.
Rights of VEREIT Stockholders Will Change as a Result of the Mergers (See page 182)
VEREIT stockholders will have different rights once they become stockholders of Realty Income, due to differences between the governing documents of Realty Income and VEREIT. These differences are described in detail under “Comparison of Rights of Realty Income Stockholders and VEREIT Stockholders.”
Litigation Relating to the Mergers
Following the filing of this joint proxy statement/prospectus, purported stockholders of VEREIT filed six lawsuits challenging disclosures related to the Merger (Stein v. VEREIT, Inc., et. al., Case No. 1:21-cv-01409 (D. Ct. Md., June 7, 2021) (the “Stein Complaint”); Bowles v. VEREIT, Inc., et. al., Case No. 1:21-cv-00845 (D. Ct. Del., June 10, 2021) (the “Bowles Complaint”); Leach v. VEREIT, Inc., et. al., Case No. 1:21-cv-05270 (D. Ct. S.D.N.Y., June 14, 2021) (the “Leach Complaint”); Jenkins v. VEREIT, Inc., et. al., Case No. 1:21-cv-05286 (D. Ct. S.D.N.Y., June 15, 2021) (the “Jenkins Complaint”); Tacka v. VEREIT, Inc., et. al., Case No. 1:21-cv-05357 (D. Ct. S.D.N.Y., June 17, 2021) (the “Tacka Complaint”); and Congregation Zichron Moishe v. VEREIT, Inc., et. al., Case No. 1:21-cv-01729 (D. Ct. Colo., June 24, 2021) (the “Congregation Zichron Moishe Complaint”); and purported stockholders of Realty Income filed one lawsuit challenging the disclosures related to the Merger (Boyko v. Realty Income Corp., et. al., Case No. 1:21-cv-01653 (D. Ct. Colo., June 16, 2021) (the “Boyko Complaint,” and collectively, the “Complaints”)).
The Stein, Leach and Tacka Complaints name VEREIT and the members of the VEREIT board of directors as defendants. The Congregation Zichron Moishe Complaint names VEREIT, VEREIT OP, and the members of the VEREIT board of directors as defendants. The Bowles Complaint names VEREIT, the members of the VEREIT board of directors, VEREIT OP, Realty Income, Merger Sub 1 and Merger Sub 2 as defendants. The Jenkins Complaint names VEREIT, the members of the VEREIT board of directors, Realty Income, Merger Sub 1 and Merger Sub 2 as defendants. The Boyko Complaint names Realty Income and the members of the Realty Income board of directors as defendants.
The Complaints each allege generally that the entities and individual defendants named in such Complaint violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and that the individual defendants violated Section 20(a) of the Exchange Act by preparing and disseminating a registration statement that misstates or omits certain allegedly material information. Furthermore, the Jenkins Complaint also alleges that: (1) members of the VEREIT board of directors breached their fiduciary duties by entering into the transactions contemplated by the Merger Agreement through a flawed and unfair process and by failing to disclose all material information to VEREIT’s stockholders; and (2) VEREIT, Realty Income, Merger Sub 1 and Merger Sub 2 each aided and abetted such breach of fiduciary duty by the VEREIT board of directors.
Each Complaint seeks, among other things, injunctive relief enjoining the consummation of the Merger, if the Merger is consummated, rescission or rescissory damages and an award of the plaintiff’s costs, including attorneys’ and experts’ fees. The defendants believe that all of the claims asserted in the Complaints are without merit and intend to defend against them vigorously. However, litigation is inherently uncertain and there can be no assurance regarding the likelihood that the defendants’ defense of the actions will be successful. Additional lawsuits arising out of the Mergers may also be filed in the future.

EQUIVALENT AND COMPARATIVE PER SHARE INFORMATION
The following table sets forth, for the three months ended March 31, 2021 and the year ended December 31, 2020, selected per share information for Realty Income common stock on a historical and pro forma combined basis and for VEREIT common stock on a historical and pro forma equivalent basis. You should read the table below together with the historical consolidated financial statements and related notes of Realty Income and VEREIT contained in their respective Quarterly Reports on Form 10-Q for the period ended March 31, 2021 and Annual Reports on Form 10-K for the year ended December 31, 2020, all of which are incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”
The Realty Income pro forma combined earnings per share were calculated using the methodology as described above under the heading “Unaudited Pro Forma Condensed Combined Financial Statements Giving Effect to the Mergers,” and are subject to all the assumptions, adjustments and limitations described thereunder. The unaudited pro forma combined condensed balance sheet data gives effect to the Mergers, as indicated, as if they had occurred on March 31, 2021. The unaudited pro forma combined statements of operations data gives effect to the Mergers, as if they had become effective at January 1, 2020, based on the most recent valuation data available. The unaudited pro forma combined statements of operations data does not give effect to the Spin-Off because, pursuant to the terms of the Merger Agreement, Realty Income and VEREIT have broad discretion to amend the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), Realty Income and VEREIT may alternatively seek to sell some or all of the OfficeCo Properties, and Realty Income may elect not to pursue the Spin-Off at all. Please refer to Note 6 of the unaudited pro forma condensed combined financial statements for information related to the OfficeCo Properties and the potential Spin-Off or sale of some or all of the OfficeCo Properties. The VEREIT pro forma equivalent per common share amounts were calculated by multiplying the Realty Income pro forma combined per share amounts by the exchange ratio of 0.705. You should not rely on the pro forma amounts as being indicative of the financial position or results of operations of Realty Income that actually would have occurred had the Mergers been completed as of the date indicated above, nor is it necessarily indicative of the future operating results or financial position of the Realty Income.
	Realty Income				VEREIT
	Historical		Pro Forma for Merger		Historical		Pro Forma for Merger
	Three Months Ended March 31, 2021	Year Ended December 31, 2020	Three Months Ended March 31, 2021	Year Ended December 31, 2020	Three Months Ended March 31, 2021	Year Ended December 31, 2020	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Book earnings per share	$0.26	$1.15	$0.28	$0.42	$0.50	$0.72	$0.20	$0.30
Diluted earnings per share	$0.26	$1.14	$0.28	$0.42	$0.50	$0.72	$0.20	$0.30
Cash dividends declared per share	$0.70	$2.80	$0.70(1)	$2.80(1)	$0.46	$1.84	$0.50(2)	$1.97
Book value per share (period end)	$30.88		$41.87		$29.43		$29.52

(1)
Dividends are declared and paid at the discretion of the Realty Income board of directors. The Realty Income board of directors may change Realty Income’s dividend policy at any time and there can be no assurance as to amount or timing of dividends in the future.

(2)
Dividends are declared and paid at the discretion of the VEREIT board of directors. The VEREIT board of directors may change VEREIT’s dividend policy at any time and there can be no assurance as to amount or timing of dividends in the future.

RISK FACTORS
In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of Realty Income and VEREIT because these risks will also affect Realty Income following completion of the transactions. These risks can be found in the respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 of Realty Income and VEREIT, each of which is filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”
Risks Relating to the Mergers
The Mergers may not be completed on the terms or timeline currently contemplated, or at all. Completion of the Mergers is subject to many conditions and if these conditions are not satisfied or waived, the Mergers will not be completed, which could adversely affect the businesses of Realty Income or VEREIT, and, in certain circumstances, result in the requirement that Realty Income or VEREIT pays a certain termination fee.
The completion of the Mergers is subject to certain conditions, including: (1) approval by Realty Income’s common stockholders of the Realty Income Issuance Proposal, and VEREIT’s common stockholders of the VEREIT Merger Proposal; (2) approval for listing on the NYSE of Realty Income common stock to be issued in the Mergers or reserved for issuance in connection therewith; (3) no injunction or law prohibiting the Mergers; (4) accuracy of each party’s representations, subject in most cases to materiality or material adverse effect qualifications; (5) material compliance with each party’s covenants; (6) receipt by each of Realty Income and VEREIT of an opinion to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (7) receipt by VEREIT of an opinion that Realty Income qualifies as a REIT under the Code and receipt by Realty Income of an opinion that VEREIT qualifies as a REIT under the Code; and (8) effectiveness of the registration statement of which this joint proxy statement/prospectus is a part.
In addition, Realty Income will not be obligated to consummate the Mergers before January 29, 2022 unless the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger. If this condition is not satisfied or waived by Realty Income by January 29, 2022, and all other conditions to closing have been satisfied, the parties will be obligated to close the Mergers, regardless of whether the Spin-Off is ready to be consummated. In addition, Realty Income or VEREIT may terminate the Merger Agreement under certain circumstances, including, among other reasons, if the Mergers are not completed by April 29, 2022.
Neither Realty Income nor VEREIT can provide assurance that these conditions to completing the Mergers will be satisfied or waived, and accordingly, that the Mergers will be completed on the terms or timeline that the parties anticipate or at all.
Failure to consummate the Mergers may adversely affect Realty Income’s and/or VEREIT’s results of operations, financial condition and business prospects for many reasons, including, among others: (i) Realty Income and VEREIT will have incurred substantial costs relating to the Mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees and integration costs that have already been incurred or will continue to be incurred until the closing of the Mergers, which could adversely affect their respective financial conditions, results of operations and ability to make distributions to their respective stockholders and to pay the principal of and interest on its debt securities and other indebtedness; (ii) the Mergers, whether or not they close, will divert the attention of the management of each of Realty Income and VEREIT instead of enabling them to more fully pursue other opportunities that could be beneficial to the companies, in each case, without realizing any of the benefits of having completed the Mergers or the other transactions contemplated by the Merger Agreement; and (iii) any reputational harm due to the adverse perception of any failure to successfully complete the Mergers. In addition, if the Merger Agreement is terminated under certain circumstances specified therein, Realty Income or VEREIT may be required to pay the other party a termination fee and/or an expense reimbursement fee, as more fully described in “The Mergers — The Merger Agreement.”

The Exchange Ratio is fixed and will not be adjusted in the event of any change in the stock prices of either Realty Income or VEREIT.
At the effective time of the Merger, each share of VEREIT common stock issued and outstanding will be converted into the right to receive 0.705 newly issued shares of Realty Income common stock, with cash paid in lieu of fractional shares. The Exchange Ratio is fixed in the Merger Agreement and, while it will be adjusted in certain limited circumstances, including a recapitalization, stock or unit split, stock or unit dividend or distribution, reclassification, combination or exchange offer of shares or other similar transaction involving Realty Income or VEREIT, the Exchange Ratio will not be adjusted for changes in the market price of either Realty Income common stock or VEREIT common stock. Changes in the price of Realty Income common stock prior to the Merger will affect the market value of the Merger consideration that VEREIT stockholders will receive at the closing of the Merger. Stock price changes may result from a variety of factors (many of which are beyond the control of Realty Income and VEREIT), including the following factors:
•
changes in the respective businesses, operations, assets, liabilities and prospects of either company;

•
changes in market assessments of the business, operations, financial position and prospects of either company;

•
market assessments of the likelihood that the Mergers will be completed;

•
interest rates, general market and economic conditions and other factors generally affecting the price of Realty Income common stock and VEREIT common stock;

•
federal, state and local legislation, governmental regulation and legal developments in the businesses in which Realty Income and VEREIT operate; and

•
other factors beyond the control of Realty Income or VEREIT, including those described under this heading “Risk Factors.”

The price of Realty Income common stock at the closing of the Merger may vary from its price on the date the Merger Agreement was executed, on the date of this joint proxy statement/prospectus and on the date of the special meetings of Realty Income and VEREIT. As a result, the market value of the Merger consideration represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of Realty Income common stock during the period from April 28, 2021, the last trading day before public announcement of the Merger, through June 22, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the Exchange Ratio of 0.705 represented a market value per share of VEREIT common stock ranging from a low of $45.62 to a high of $50.11.
Because the Merger will be completed after the date of the special meetings, at the time of your special meeting, you will not know the exact market value of the Realty Income common stock that VEREIT stockholders will receive upon completion of the Merger, which may itself involve certain risks, including:
•
if the price of Realty Income common stock increases between the date the Merger Agreement was signed or the date of the VEREIT special meeting and the closing of the Merger, VEREIT stockholders will receive shares of Realty Income common stock that have a market value upon completion of the Merger that is greater than the market value of such shares calculated pursuant to the Exchange Ratio on the date the Merger Agreement was signed or on the date of the VEREIT special meeting, respectively; and

•
if the price of Realty Income common stock declines between the date the Merger Agreement was signed or the date of the VEREIT special meeting and the closing of the Merger, including for any of the reasons described above, VEREIT stockholders will receive shares of Realty Income common stock that have a market value upon completion of the Merger that is less than the market value of such shares calculated pursuant to the Exchange Ratio on the date the Merger Agreement was signed or on the date of the VEREIT special meeting, respectively.

Therefore, while the number of shares of Realty Income common stock to be issued per share of VEREIT common stock is fixed, VEREIT stockholders cannot be sure of the market value of the consideration they will receive upon completion of the Merger.

Realty Income and VEREIT stockholders will be significantly diluted by the Mergers.
The Mergers will significantly dilute the ownership position of Realty Income stockholders and result in VEREIT stockholders having an ownership stake in Realty Income that is smaller than their current stake in VEREIT. Upon completion of the Mergers, based on the shares of Realty Income common stock and VEREIT common stock outstanding as of June 25, 2021, we estimate that legacy Realty Income stockholders will own approximately 70% of the issued and outstanding shares of Realty Income common stock, and legacy VEREIT stockholders will own approximately 30% of the issued and outstanding shares of Realty Income common stock. Additionally, because Realty Income is issuing shares of Realty Income common stock to certain holders of VEREIT OP common units in the Partnership Merger, each outstanding share of Realty Income common stock after the completion of the Mergers will represent a smaller percentage of the voting power of Realty Income than if such shares of common stock had not been issued in the Partnership Merger. Realty Income may also issue additional shares of common stock or preferred stock in the future, which would create further dilution. Consequently, Realty Income stockholders and VEREIT stockholders, as a general matter, will have less influence over the management and policies of Realty Income after the effective time of the Merger than they currently exercise over the management and policies of Realty Income and VEREIT, respectively.
The Merger Agreement contains provisions that could discourage a potential competing acquiror of either Realty Income or VEREIT or could result in any competing proposal being at a lower price than it might otherwise be.
The Merger Agreement contains provisions that, subject to limited exceptions, restrict the ability of each of Realty Income and VEREIT to initiate, solicit, knowingly encourage or facilitate competing third-party proposals to effect, among other things, a merger, reorganization, share sale, share exchange, asset sale, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any purchase or sale of 20% or more of the consolidated assets of Realty Income or VEREIT. In addition, either Realty Income or VEREIT generally has an opportunity to offer to modify the terms of the Merger Agreement in response to any competing “acquisition proposal” that may be made to the other party before the board of directors of such other party may withdraw or modify its recommendation in response to such competing acquisition proposal or may terminate the Merger Agreement to enter into such a competing acquisition proposal. In some circumstances, on termination of the Merger Agreement, one of the parties may be required to pay a substantial termination fee and/or expense reimbursement fee to the other party. For more information, see “The Mergers — The Merger Agreement —  Termination of the Merger Agreement — Termination Fee and Expense Reimbursement.”
These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Realty Income or VEREIT from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than that market value proposed to be received or realized in the Mergers, or might result in a potential competing acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee and/or expense reimbursement fee that may become payable in certain circumstances under the Merger Agreement.
The pendency of the Mergers could adversely affect the business and operations of Realty Income and VEREIT.
In connection with the pending Mergers, some clients of each of Realty Income and VEREIT may delay or defer decisions, which could adversely affect the revenues, earnings, funds from operations, cash flows and expenses of Realty Income and VEREIT, regardless of whether the Mergers are completed. Similarly, current and prospective employees of Realty Income and VEREIT may experience uncertainty about their future roles with Realty Income following the Mergers, which may materially adversely affect the ability of each of Realty Income and VEREIT to attract and retain key personnel during the pendency of the Mergers. In addition, due to operating covenants in the Merger Agreement, each of Realty Income and VEREIT may be unable (without the other party’s prior written consent), during the pendency of the Mergers, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

Some of the directors and executive officers of Realty Income and directors and executive officers of VEREIT have interests in the Mergers that are different from, or in addition to, those of the other Realty Income stockholders and VEREIT stockholders.
Certain of the directors and executive officers of Realty Income and directors and executive officers of VEREIT have interests in the Mergers that may be different from, or in addition to, other Realty Income stockholders and VEREIT stockholders, respectively. For more information, see “The Mergers — Interests of Realty Income Directors and Executive Officers in the Mergers” and “The Mergers — Interests of Realty Income Directors and Executive Officers in the Mergers.”
If the Mergers are not consummated by April 29, 2022 (unless extended under certain circumstances), either Realty Income or VEREIT may terminate the Merger Agreement.
Either Realty Income or VEREIT may terminate the Merger Agreement if the Mergers have not been consummated by April 29, 2022. However, this termination right will not be available to a party if that party failed to comply with any provision under the Merger Agreement and that failure was the primary cause of, or resulted in, the failure to consummate the Mergers. For more information, see “The Mergers — The Merger Agreement — Termination of the Merger Agreement — Termination Fee and Expense Reimbursement.” Any termination of the Merger Agreement may adversely affect Realty Income's or VEREIT's results of operations, financial condition and business.
If the Merger does not qualify as a reorganization, there may be adverse tax consequences.
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. The closing of the Merger is conditioned on the receipt by each of Realty Income and VEREIT of an opinion of its respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. However, such opinions are not binding on the Internal Revenue Service. If the Merger were to fail to qualify as a reorganization, then each VEREIT stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the shares of Realty Income common stock and cash in lieu of any fractional share of Realty Income common stock received by the VEREIT stockholder in the Merger; and (ii) the VEREIT stockholder’s adjusted tax basis in its VEREIT common stock. In addition, failure of the Merger to qualify as a reorganization may damage Realty Income's reputation and have other adverse impacts on Realty Income.
The Merger and related transactions are subject to approval by stockholders of both Realty Income and VEREIT.
In order for the Merger to be completed, VEREIT common stockholders must approve the VEREIT Merger Proposal, which requires the affirmative vote of the holders of at least a majority of the outstanding shares of VEREIT common stock entitled to vote on such proposal. In addition, Realty Income common stockholders must approve the issuance of Realty Income common stock in the Mergers by an affirmative vote of at least a majority of the votes cast by the holders of Realty Income common stock, in person (virtually) or by proxy, at the Realty Income special meeting. This approval is required under applicable NYSE rules in order for Realty Income to be authorized to issue the shares of Realty Income common stock to VEREIT stockholders as part of the Merger consideration.
An adverse outcome in any litigation or other legal proceedings relating to the Merger Agreement, or the transactions contemplated thereby, could have a material adverse impact on the businesses of Realty Income and VEREIT and their ability to consummate the transactions contemplated by the Merger Agreement.
Transactions like the Mergers are frequently the subject of litigation or other legal proceedings, including actions alleging that either parties’ board of directors breached their respective duties to their stockholders or other equity holders by entering into the Merger Agreement, by failing to obtain a greater value in the transaction for their stockholders or other equity holders or otherwise or any other claims (contractual or otherwise) arising out of the Mergers, Spin-Off, the potential sale of OfficeCo Properties, or the transactions related thereto including such proceedings described in this joint proxy statement/prospectus. With respect to these proceedings, and any other litigation or other legal proceedings that are brought against Realty Income, VEREIT or their respective boards of directors or subsidiaries in connection with the Merger Agreement, or the transactions contemplated thereby, the respective parties to the proceeding intend to defend against any such claims made therein but they might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on Realty Income’s or VEREIT’s ability to consummate the Mergers in a timely manner, or at all, or their respective business, results of operation or financial position, including through the possible diversion of either company’s resources or distraction of key personnel.
Risks Relating to Realty Income after Completion of the Mergers and the Transactions Contemplated by the Merger Agreement
Realty Income expects to incur substantial expenses related to the Mergers and the transactions contemplated by the Merger Agreement.
Realty Income expects to incur substantial expenses in completing the Mergers and integrating the business, operations, networks, systems, technologies, policies and procedures of Realty Income and VEREIT, as well as in the Spin-Off and the potential sale of some or all of the OfficeCo Properties. There are a large number of systems that must be integrated or separated in connection with the Mergers, the Spin-Off or sale of OfficeCo Properties, and the other transactions contemplated by the Merger Agreement, including leasing, billing, management information, purchasing, accounting and finance, sales, payroll and benefits, fixed asset, lease administration and regulatory compliance. While Realty Income and VEREIT have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. The expenses in connection with the Mergers and the transactions contemplated by the Merger Agreement are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.
Following the Mergers, Realty Income may be unable to integrate the business of VEREIT successfully, consummate the Spin-Off, or sell the OfficeCo Properties successfully or realize the anticipated synergies and related benefits of the Mergers and the transactions contemplated by the Merger Agreement or do so within the anticipated time frame.
The Mergers involve the combination of two companies which currently operate as independent public companies. The Spin-Off or the potential sale of some or all of the OfficeCo Properties would involve the separation, reorganization and distribution of combined assets of two companies that currently operate as independent public companies. Realty Income will be required to devote significant management attention and resources to integrating the business practices and operations of VEREIT, and each of Realty Income and VEREIT will be required to devote significant management attention and resources to the Spin-Off and/or the potential sale of OfficeCo Properties. Potential difficulties Realty Income, VEREIT and OfficeCo may encounter in the integration process or in the Spin-Off or sale of OfficeCo Properties include the following:
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the inability to successfully combine the businesses of Realty Income and VEREIT and separate the OfficeCo Properties in a manner that permits the combined company to achieve the cost savings anticipated to result from the Mergers, which would result in some anticipated benefits of the Mergers not being realized in the time frame currently anticipated or at all;

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lost sales and clients as a result of certain clients of either of Realty Income or VEREIT deciding not to do business with the combined company;

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the complexities associated with managing the combined company out of multiple locations and integrating personnel from the two companies, as well as the potential complexities associated with the separation of personnel at OfficeCo and integrating personnel from Realty Income and VEREIT in OfficeCo;

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the additional complexities of combining two companies with different histories, regulatory restrictions, markets and customer bases;

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the failure to retain key employees of either of the two companies;

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potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Mergers and the transactions contemplated by the Merger Agreement; and

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performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Mergers and integrating Realty Income’s and VEREIT’s operations.

For all these reasons, you should be aware that it is possible that the integration process or the Spin-Off or sales of OfficeCo Properties could result in the distraction of Realty Income’s, VEREIT’s or OfficeCo’s management, the disruption of the combined company’s or OfficeCo’s ongoing business or inconsistencies in the combined company’s or OfficeCo’s services, standards, controls, procedures and policies, any of which could adversely affect the ability of the combined company or OfficeCo to maintain relationships with clients, customers, vendors, joint venture partners and employees or to achieve the anticipated benefits of the Mergers, or could otherwise adversely affect the business and financial results of the combined company or OfficeCo.
Following the Mergers and the transactions contemplated by the Merger Agreement, Realty Income or OfficeCo may be unable to retain key employees.
The success of Realty Income after the Mergers will depend in part upon its ability to retain key Realty Income and VEREIT employees. The success of OfficeCo after the Spin-Off will depend in part upon its ability to retain key Realty Income and VEREIT employees. Key employees may depart either before or after the Mergers or Spin-Off because of issues relating to the uncertainty and difficulty of integration or separation or a desire not to remain with Realty Income or OfficeCo following the Mergers or Spin-Off. Accordingly, no assurance can be given that Realty Income, VEREIT or, following the Mergers and the transactions contemplated by the Merger Agreement, Realty Income or OfficeCo will be able to retain key employees to the same extent as in the past.
Realty Income depends on key personnel for its future success, and the loss of key personnel or inability to attract and retain personnel could harm Realty Income’s business.
The members of the Realty Income board of directors and Realty Income’s executive officers will continue as the members of the board of directors and executive management of Realty Income. The future success of Realty Income depends in large part on its ability to hire and retain a sufficient number of qualified personnel. The future success of Realty Income also depends upon the service of Realty Income’s executive officers, who have extensive market knowledge and relationships and will exercise substantial influence over Realty Income’s operational, financing, acquisition and disposition activity. Among the reasons that they are important to Realty Income’s success is that each has a national or regional industry reputation that is expected to attract business and investment opportunities and assist Realty Income in negotiations with lenders, existing and potential clients and industry personnel.
Many of Realty Income’s other key executive personnel, particularly its senior managers, also have extensive experience and strong reputations in the industry. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective customers are critically important to the success of Realty Income’s business. The loss of services of one or more members of Realty Income’s senior management team, or Realty Income’s inability to attract and retain highly qualified personnel, could adversely affect Realty Income’s business, diminish Realty Income’s investment opportunities and weaken its relationships with lenders, business partners, existing and prospective customers and industry personnel, which could materially and adversely affect Realty Income.
The future results of Realty Income will suffer if Realty Income does not effectively manage its operations following the Mergers and the transactions contemplated by the Merger Agreement.
Following the Mergers, Realty Income may continue to expand its operations through additional acquisitions, development opportunities and other strategic transactions, some of which involve complex challenges. The future success of Realty Income will depend, in part, upon the ability of Realty Income to manage its expansion opportunities, which poses substantial challenges for Realty Income to integrate new operations into its existing business in an efficient and timely manner, to successfully monitor its operations, costs, regulatory compliance and service quality and to maintain other necessary internal controls. Realty Income cannot assure you that its expansion or acquisition opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

The trading prices of shares of the Realty Income common stock and OfficeCo common stock following the Mergers and the Spin-Off may be affected by factors different from those affecting the price of shares of Realty Income common stock or VEREIT common stock before the Mergers and the Spin-Off.
If the Mergers are completed, based on the shares of Realty Income common stock and VEREIT common stock outstanding as of June 25, 2021, legacy Realty Income stockholders will become holders of approximately 70% of the outstanding shares of Realty Income common stock and legacy VEREIT stockholders will become holders of approximately 30% of the outstanding shares of Realty Income common stock immediately after the Mergers. Based on the respective numbers of shares of common stock of Realty Income and VEREIT outstanding as of that date, and assuming that the Spin-Off is completed on the first business day following the closing of the Merger, legacy Realty Income stockholders would become holders of approximately 70% of the outstanding shares of the common stock of OfficeCo, and legacy VEREIT stockholders that receive Realty Income common stock in the Merger would become holders of approximately 30% of the outstanding shares of common stock of OfficeCo. The results of operations of Realty Income and OfficeCo, as well as the trading price of Realty Income common stock and OfficeCo common stock, after the Mergers and the Spin-Off may be affected by factors different from those currently affecting Realty Income’s or VEREIT’s results of operations or the trading prices of Realty Income common stock and VEREIT common stock. These different factors include:
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with respect to Realty Income, a greater number of shares of Realty Income common stock outstanding, as compared to the number of shares of Realty Income common stock currently outstanding;

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different stockholders in both Realty Income and OfficeCo; and

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Realty Income and OfficeCo owning different assets and maintaining different capitalizations.

Accordingly, the historical trading prices and financial results of Realty Income and VEREIT may not be indicative of these matters for Realty Income and OfficeCo after the Mergers and the Spin-Off. For more information, see “Where You Can Find More Information.”
Counterparties to certain significant agreements with Realty Income or VEREIT may exercise contractual rights under such agreements in connection with the Mergers, the Spin-Off or the sale of some or all of the OfficeCo Properties.
Realty Income and VEREIT are each party to certain agreements that give the counterparty certain rights following a change of control or similar event, including in some cases the right to terminate the agreement. Under some such agreements, the Mergers, the Spin-Off or the sale of some or all of the OfficeCo Properties will constitute a change of control or cause certain other triggering events and therefore the counterparty may exercise certain rights under the agreement upon the closing of the Mergers, the Spin-Off or such sales. Certain Realty Income and VEREIT funds, joint ventures, management and servicing contracts, leases and debt obligations have agreements subject to such provisions. Any such counterparty may request modifications of its agreement as a condition to granting a waiver or consent under its agreement or it may terminate or seek to terminate its agreement with Realty Income or VEREIT, as the case may be, as a result of such change of control (if permitted to do so by the applicable agreement). In addition, certain indebtedness of Realty Income or VEREIT may give the holders of that indebtedness the right to demand immediate repayment upon a change of control or similar event. There is no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available, that the exercise of any such rights will not result in a material adverse effect or that any modifications of such agreements will not result in a material adverse effect.
Realty Income’s anticipated level of indebtedness will increase upon completion of the Mergers and may increase the related risks Realty Income now faces.
Upon completion of the Mergers, Realty Income intends to assume and/or refinance certain indebtedness of VEREIT and VEREIT OP and, assuming that occurs, Realty Income's consolidated indebtedness will increase substantially and it will be subject to increased risks associated with debt financing, including an increased risk that Realty Income’s cash flow could be insufficient to meet required payments on its debt securities or other indebtedness or to pay dividends on its common stock or any preferred stock it may issue.

On March 31, 2021, Realty Income had indebtedness of approximately $8.6 billion, excluding unamortized deferred financing costs and net premiums. Taking into account Realty Income’s existing indebtedness and the assumption of VEREIT’s consolidated indebtedness in the Mergers, the total principal indebtedness of the combined company, including joint venture indebtedness, as of March 31, 2021 would have been approximately $14.4 billion.
Realty Income’s increased indebtedness could have important consequences to holders of its common stock, including VEREIT stockholders who receive Realty Income common stock in the Merger, and its debt securities including:
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increasing Realty Income’s vulnerability to general adverse economic and industry conditions;

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limiting Realty Income’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

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requiring the use of a substantial portion of Realty Income’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

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limiting Realty Income’s flexibility in planning for, or reacting to, changes in its business and its industry; and

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putting Realty Income at a disadvantage compared to its competitors with less indebtedness.

If Realty Income defaults under a debt instrument, it will automatically be in default under any other debt instrument that has cross-default provisions, the holders of all such indebtedness may be entitled to demand its immediate repayment and, in the case of secured indebtedness, Realty Income may lose any property securing that indebtedness.
Risks Relating to the Spin-Off
There can be no assurance that the Spin-Off of OfficeCo will occur in the form contemplated in this joint proxy statement/prospectus, on the anticipated terms or timing, or at all.
While Realty Income and VEREIT intend to cause the Spin-Off to be completed the business day following the closing of the Merger, during the process of effectuating the steps necessary to consummate the Spin-Off, certain issues may arise that may adversely impact the feasibility or desireability of the Spin-Off on the anticipated terms or timeline, or at all, or adversely impact the anticipated benefits of the Spin-Off to the combined company and its stockholders, including significant unanticipated costs or expenses (including consent fees), failure to obtain required consents or approvals, adverse tax implications, or other adverse impacts, all of which could significantly delay or prevent the Spin-Off.
In addition, pursuant to the terms of the Merger Agreement, the parties have broad discretion to amend the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), the scope and nature of the reorganization plan, the terms of the separation and distribution agreement, and the scope of transition services, if any, to be provided to OfficeCo by Realty Income following the Spin-Off, if any. Realty Income also may, after consultation with and good faith consideration of any comments from VEREIT, alternatively seek to sell some or all of the OfficeCo Properties to third parties in connection with the closing of the Merger, and the parties may otherwise sell certain properties that would have otherwise been included in the OfficeCo Properties during the pendency of the Mergers. These changes may adversely impact the timing of the Spin-Off, the viability of OfficeCo as a stand-alone business or benefits of the Spin-Off. In addition, there can be no assurance that Realty Income would be able to sell any such OfficeCo Properties should it elect to do so on terms Realty Income considers acceptable, or at all.
In addition, while Realty Income will not be obligated to consummate the Mergers until January 29, 2022 unless the Spin-Off is in all respects, ready to be consummated contemporaneously with the closing of the Merger, Realty Income may decide, in its sole discretion, to abandon the Spin-Off and waive that condition, and proceed with consummating the Mergers without completing the Spin-Off at all.

Accordingly, there can be no assurance that the Spin-Off will occur on the anticipated terms or within the anticipated time frame, or at all, and stockholders of Realty Income and VEREIT should not place undue reliance on the consummation of the Spin-Off as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus.
There may be significant costs and expenses in effectuating the Spin-Off or the sales of OfficeCo Properties.
Realty Income and VEREIT expect to incur significant costs and expenses in connection with the Spin-Off, including third-party consent costs, refinancing costs, transfer costs, expenses related to the Form 10 that must be filed with the SEC in order to complete the Spin-Off and the preparation of separate financial information related thereto, negotiations and creation of OfficeCo’s business and operational relationships, and diversion of management resources, many of which may become payable whether or not the Spin-Off is consummated, and which may adversely impact the business, results of operation or financial position of Realty Income and/or VEREIT. In addition, the pursuit of any sales of some or all of the OfficeCo Properties may result in similar costs and expenses, and/or increase such costs or expenses, both with respect to the unique costs or expenses related to those sales, such as the marketing, negotiations and finalization of the operative agreements, additional tax or consent costs, and any indemnification obligations between the parties required pursuant to the Merger Agreement, as well as the costs of any additional changes those sales may have on the Spin-Off.
The Spin-Off or the sales of some or all of the OfficeCo Properties, if completed, may not deliver its intended results.
There are risks and uncertainties related to the Spin-Off and the potential sales of OfficeCo Properties, including but not limited to:
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whether Realty Income will be able to effect the Spin-Off or potential sales of OfficeCo Properties within an acceptable time frame and on acceptable terms, if at all, which may be impacted by many factors, including consent rights, legal restrictions, tax impacts, and financing costs, among others;

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whether OfficeCo will qualify as a REIT following the Spin-Off, which involves the application of highly technical and complex provisions of the Code, as well as various factual determinations not entirely within the control of the parties;

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whether changes in legislation, treasury regulations or Internal Revenue Service, or IRS, interpretations may adversely affect Realty Income’s ability to engage in the Spin-Off or sales of OfficeCo Properties, or whether stockholders of OfficeCo will benefit from OfficeCo qualifying as a REIT;

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whether OfficeCo is able to complete financings and/or refinancing related to the Spin-Off within an acceptable time frame and on acceptable terms, if at all;

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whether the parties elect to change the nature or scope of the OfficeCo Properties prior to the consummation of the Spin-Off (including the properties to be contributed thereto);

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whether the parties elect to sell certain properties that would have otherwise been contributed to the OfficeCo Properties, and when those elections are made;

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whether any potential purchasers of OfficeCo Properties with whom the parties enter into purchase agreements (if any) terminate their agreements after signing, which could adversely impact the timing for the Spin-Off, or the ability to consummate the Spin-Off or the sale of OfficeCo Properties shortly following the closing of the Mergers, or at all,

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whether OfficeCo may be able to conduct and expand its business following the Spin-Off;

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whether there could be legal or other challenges to the Spin-Off, including changes in legal, regulatory, market and other circumstances that could lead to the Spin-Off not being pursued; and

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whether OfficeCo and/or its clients experience financial difficulties from interest rates, general market and economic conditions and other factors.

Any one or more of these risks and uncertainties, or any other complexity or aspect of the Spin-Off, the sale of some or all of the OfficeCo Properties, or the respective implementation thereof, may prevent the

Spin-Off or sales of some or all of the OfficeCo Properties from being completed on acceptable terms, or at all or adversely effect OfficeCo following the Spin-Off.
If the OfficeCo Distribution is consummated, the distribution of shares of OfficeCo common stock in the OfficeCo Distribution is expected to be treated as a taxable distribution to Realty Income common stockholders for U.S. federal income tax purposes.
If the OfficeCo Distribution is consummated, the distribution of shares of OfficeCo common stock in the OfficeCo Distribution is expected to be treated as a taxable distribution to Realty Income common stockholders (which would include the former VEREIT stockholders that received Realty Income common stock in the Merger and continue to hold such stock as of the close of business on the record date of the OfficeCo Distribution) for U.S. federal income tax purposes. Accordingly, an amount equal to the fair market value of the shares of OfficeCo common stock received by a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of Realty Income common stock in the OfficeCo Distribution is expected to generally be treated as a taxable dividend to the extent of the U.S. holder’s ratable share of any current or accumulated earnings and profits of Realty Income allocable to the OfficeCo Distribution, with the excess treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in Realty Income common stock and any remaining excess treated as capital gain. A U.S. holder’s tax basis in shares of Realty Income common stock held at the time of the OfficeCo Distribution is expected to be reduced (but not below zero) to the extent the fair market value of shares of OfficeCo common stock distributed by Realty Income to such holder in the OfficeCo Distribution exceeds such holder’s ratable share of Realty Income’s current and accumulated earnings and profits allocable to the OfficeCo Distribution. The U.S. holder’s holding period for such Realty Income shares for U.S. federal income tax purposes will not be affected by the distribution. Realty Income will not be able to advise you of the amount of earnings and profits of Realty Income until after the end of the calendar year in which the Spin-Off occurs. Realty Income or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the distribution payable to non-U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) of Realty Income common stock, and any such withholding would be satisfied by Realty Income or such agent by withholding and selling a portion of the shares of OfficeCo common stock that otherwise would be distributable to non-U.S. holders or by withholding from other property held in the non-U.S. holder’s account with the withholding agent.
Although Realty Income will be ascribing a value to the shares of OfficeCo common stock in the OfficeCo Distribution for tax purposes, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to those shares, particularly if shares of OfficeCo common stock trade at prices significantly above the value ascribed to those shares by Realty Income in the period following the OfficeCo Distribution. Such a higher valuation may cause a larger reduction in the tax basis of Realty Income common stock held by its common stockholders or may cause such stockholders to recognize additional dividend or capital gain income. Realty Income stockholders should consult their tax advisors as to the particular tax consequences of the OfficeCo Distribution to them.
Following or in connection with the Spin-Off, OfficeCo may need to incur substantial indebtedness and/or raise substantial capital.
If the Spin-Off is consummated, OfficeCo may need to incur a substantial amount of indebtedness to execute its business strategy. If incurred, the amount of such indebtedness could have material adverse consequences for OfficeCo, including:
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increasing OfficeCo’s vulnerability to general adverse economic and industry conditions;

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limiting OfficeCo’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

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requiring the use of a substantial portion of OfficeCo’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

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limiting OfficeCo’s flexibility in planning for, or reacting to, changes in its business and its industry; and

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putting OfficeCo at a disadvantage compared to its competitors with less indebtedness.

Moreover, to respond to competitive challenges, OfficeCo may be required to raise substantial additional capital to execute its business strategy, and there can be no assurance that it will be able to do so on terms it considers acceptable, or at all. OfficeCo’s ability to arrange financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. If OfficeCo incurs additional indebtedness, its credit ratings could be adversely affected, which could raise borrowing costs and limit future access to capital and its ability to satisfy its obligations under any credit facilities or other debt instruments into which it may enter.
Risks Relating to the Status of Realty Income and VEREIT as REITs
Realty Income may incur adverse tax consequences if Realty Income or VEREIT has failed or fails to qualify as a REIT for U.S. federal income tax purposes.
Each of Realty Income and VEREIT has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the time of the Merger. Realty Income intends to continue operating in such a manner following the Merger. Neither Realty Income nor VEREIT has requested or plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the control of Realty Income or VEREIT may affect each company’s ability to qualify as a REIT. In order to qualify as a REIT, each of Realty Income and VEREIT must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its net taxable income, excluding any net capital gains.
The closing of the Merger is conditioned on receipt by Realty Income of an opinion from Goodwin Procter LLP to the effect that, for all taxable years commencing with VEREIT’s taxable year ended December 31, 2011 and through the Merger Effective Time, VEREIT has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and receipt by VEREIT of an opinion from Latham & Watkins LLP to the effect that, for all taxable years commencing with Realty Income’s taxable year ended December 31, 1994, Realty Income has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the Merger Effective Time and future taxable years. The foregoing REIT opinions, however, will be based on the factual representations provided by Realty Income and VEREIT to counsel and limited by the assumptions set forth therein, and are not a guarantee that Realty Income or VEREIT, in fact, has qualified, or, in the case of Realty Income, will continue to qualify as a REIT, nor are such opinions binding on the IRS. Moreover, as noted above, neither Realty Income nor VEREIT has requested or plans to request a ruling from the IRS that it qualifies as a REIT.
If Realty Income loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:
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it would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

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it could be subject to increased state and local taxes for such periods;

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unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

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for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

Even if Realty Income retains its REIT status, if VEREIT is determined to have lost its REIT status for a taxable year ending on or before the Merger, VEREIT would be subject to adverse tax consequences similar to those described above. This could substantially reduce Realty Income’s cash available for distribution, including cash available to pay dividends to its stockholders, because, assuming that Realty Income otherwise maintains its REIT qualification:
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Realty Income generally would be subject to corporate level tax with respect to the built-in gain on each asset of VEREIT existing at the time of the Merger if Realty Income were to dispose of the VEREIT asset during the five-year period following the Merger;

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Realty Income would succeed to any earnings and profits accumulated by VEREIT for taxable periods that it did not qualify as a REIT, and Realty Income would have to pay a special dividend and/or employ applicable deficiency dividend procedures (including interest payments to the IRS) to eliminate such earnings and profits (or if Realty Income does not timely distribute those earnings and profits, Realty Income could fail to qualify as a REIT); and

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if VEREIT incurred any unpaid tax liabilities prior to the Merger, those tax liabilities would be transferred to Realty Income as a result of the Merger.

If there is an adjustment to VEREIT’s taxable income or dividends paid deductions, Realty Income could elect to use the deficiency dividend procedure in order to maintain VEREIT’s REIT status. That deficiency dividend procedure could require Realty Income to make significant distributions to its stockholders and to pay significant interest to the IRS.
As a result of all these factors, Realty Income’s or VEREIT’s failure to qualify as a REIT could impair Realty Income’s ability to expand its business and raise capital, and would materially adversely affect the market value of its common stock. In addition, for years in which Realty Income does not qualify as a REIT, it would not otherwise be required to make distributions to stockholders.
Risks Relating to an Investment in Realty Income Common Stock following the Mergers and the Transactions Contemplated by the Merger Agreement
The market price of Realty Income common stock may decline as a result of the Mergers and the transactions contemplated by the Merger Agreement.
The market price of Realty Income common stock may decline as a result of the Merger and the transactions contemplated by the Merger Agreement if, among other things, Realty Income does not achieve the perceived benefits of the Mergers and the transactions contemplated by the Merger Agreement or the effect of the Mergers and the transactions contemplated by the Merger Agreement on Realty Income’s results of operations or financial condition is not consistent with the expectations of financial or industry analysts.
In addition, upon consummation of the Mergers and the transactions contemplated by the Merger Agreement, Realty Income stockholders and VEREIT stockholders will own interests in Realty Income, which will operate an expanded business with a different mix of properties, risks and liabilities. Current stockholders of Realty Income and VEREIT may not wish to continue to invest in Realty Income, or may wish to dispose of some or all of their shares of Realty Income common stock. If, following the effective time of the Merger or while the Merger is pending, large amounts of Realty Income common stock are sold, the market price of Realty Income common stock could decline, perhaps substantially.
After the Mergers and the transactions contemplated by the Merger Agreement are completed, VEREIT stockholders who receive shares of Realty Income common stock in the Merger and shares of OfficeCo common stock in the Spin-Off will have different rights that may be less favorable than their current rights as VEREIT stockholders.
After the effective time of the Merger, VEREIT stockholders who receive shares of Realty Income common stock in the Merger will have different rights, which may be less favorable than their current rights as VEREIT stockholders. For more information, see “Comparison of Rights of Realty Income Stockholders and VEREIT Stockholders.”

The rights of OfficeCo stockholders will be provided for in OfficeCo’s articles of incorporation and bylaws, which also may be different from those of VEREIT stockholders or Realty Income stockholders.
Following the Mergers and the transactions contemplated by the Merger Agreement, Realty Income may not continue to pay dividends at or above the rate currently paid by Realty Income or VEREIT.
Following the Mergers and the transactions contemplated by the Merger Agreement, the stockholders of Realty Income may not receive dividends in the same respective amounts per share of common stock that they did as stockholders of Realty Income or VEREIT prior to the Mergers for various reasons, including those discussed elsewhere under this caption "Risk Factors" and the following:
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Realty Income may not have enough cash to pay such dividends due to changes in Realty Income’s cash requirements, capital spending plans, cash flow or financial position;

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decisions on whether, when and in what amounts to pay any future dividends will remain at all times entirely at the discretion of the Realty Income board of directors, which reserves the right to change Realty Income’s dividend practices at any time and for any reason; and

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the amount of dividends that Realty Income’s subsidiaries may distribute to Realty Income may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Stockholders of Realty Income will have no contractual or other legal right to dividends that have not been declared by the Realty Income board of directors.
Other Risks
The historical and unaudited pro forma condensed combined financial statements included elsewhere in this joint proxy statement/prospectus do not purport to be representative of Realty Income’s results after the Mergers and the transactions contemplated by the Merger Agreement, and accordingly, you have limited financial information on which to evaluate Realty Income.
The unaudited pro forma condensed combined financial statements included elsewhere in this joint proxy statement/prospectus has been presented for informational purposes only and do not purport to be indicative of the financial position or results of operations that actually would have occurred had the Mergers and the transactions contemplated by the Merger Agreement been completed as of the dates indicated, nor does it purport to be indicative of the future operating results or financial position of Realty Income after the Mergers and the transactions contemplated by the Merger Agreement. The unaudited pro forma condensed combined financial statements reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to VEREIT’s assets and liabilities. The unaudited pro forma condensed combined financial statements do not give effect to the proposed Spin-Off of certain office properties owned by Realty Income and VEREIT, or to the possible sale of some or all of such office properties, because, pursuant to the terms of the Merger Agreement, Realty Income and VEREIT have broad discretion to amend the scope and terms of the Spin-Off, including, among other things, the office properties to be contributed to OfficeCo and the fact that they may instead seek to sell some or all of such office properties, and also because Realty Income may elect not to pursue the Spin-Off or sale of office properties at all. For further information concerning the Spin-Off, please see Note 6 to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus.
In addition, the unaudited pro forma condensed combined financial statements do not reflect other future events that may occur after the Mergers and the transactions contemplated by the Merger Agreement, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the Mergers and the transactions contemplated by the Merger Agreement, and do not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma condensed combined financial statements presented elsewhere in this joint proxy statement/prospectus are based in part on certain estimates and assumptions (including the estimated purchase price allocation described above) regarding the Mergers and the transactions contemplated by the Merger Agreement that Realty Income and VEREIT believe are reasonable under the circumstances. Realty Income and VEREIT cannot assure you that the estimates and assumptions will prove to be accurate.

The market price and trading volume of the Realty Income common stock may be volatile.
The United States stock markets, including the NYSE, on which the Realty Income common stock is and, after the Mergers, will continue to be listed under the symbol “O,” have experienced significant price and volume fluctuations. As a result, the market price of shares of the Realty Income common stock is likely to be similarly volatile, and investors in shares of the Realty Income common stock may experience a decrease, which could be substantial, in the value of their shares, including decreases unrelated to Realty Income’s operating performance or prospects. Realty Income and VEREIT cannot assure you that the market price of Realty Income’s common stock will not fluctuate or decline significantly in the future.
In addition to the risks listed in this “Risk Factors” section, a number of factors could negatively affect Realty Income’s share price or result in fluctuations in the price or trading volume of Realty Income’s common stock, including:
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the annual yield from distributions on Realty Income common stock as compared to yields on other financial instruments;

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equity issuances by Realty Income (including issuances of Realty Income common stock in the Mergers), or future sales of substantial amounts of Realty Income common stock by its existing or future stockholders, or the perception that such issuances or future sales may occur;

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increases in market interest rates or a decrease in Realty Income’s distributions to stockholders that lead purchasers of Realty Income common stock to demand a higher yield;

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changes in market valuations of similar companies;

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fluctuations in stock market prices and volumes;

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additions or departures of key management personnel;

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Realty Income’s operating performance and the performance of other similar companies;

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actual or anticipated differences in Realty Income’s quarterly operating results;

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changes in expectations of future financial performance or changes in estimates of securities analysts;

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publication of research reports about Realty Income or its industry by securities analysts;

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failure to qualify as a REIT for federal income tax purposes;

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adverse market reaction to any indebtedness Realty Income incurs in the future, including indebtedness to be assumed or incurred in connection with the Mergers;

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strategic decisions by Realty Income or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

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the passage of legislation or other regulatory developments that adversely affect Realty Income or its industry or any failure by Realty Income to comply with regulatory requirements;

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the expiration or loss of local tax abatements, tax credit programs, or other governmental incentives;

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the imposition of a penalty tax as a result of certain property transfers that may generate prohibited transaction income;

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the inability of Realty Income to sell properties if and when it would be appropriate to do so;

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risks and liabilities in connection with Realty Income’s co-investment ventures and investment in new or existing co-investment ventures, including that Realty Income’s property ownership through joint ventures may limit its ability to act exclusively in its interests and may depend on the financial performance of its co-venturers;

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speculation in the press or investment community;

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changes in Realty Income’s results of operations, financial condition or prospects;

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failure to satisfy the listing requirements of the NYSE;

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failure to comply with the requirements of the Sarbanes-Oxley Act;

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actions by institutional stockholders of Realty Income;

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changes in accounting principles;

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changes in environmental conditions or the potential impact of climate change;

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terrorist attacks or other acts of violence or war in areas in which Realty Income’s properties are located or markets on which Realty Income’s securities are traded; and

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general economic and/or market conditions, including factors unrelated to Realty Income’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert Realty Income’s management’s attention and resources, which could have a material adverse effect on Realty Income’s cash flows, its ability to execute its business strategy and Realty Income’s ability to make distributions to its stockholders.
Realty Income, VEREIT and OfficeCo face other risks.
The risks listed above are not exhaustive, and you should be aware that, prior to and following the Mergers and the transactions contemplated by the Merger Agreement, Realty Income will face various other risks, including those discussed in reports filed by Realty Income and VEREIT with the SEC. For more information, see “Where You Can Find More Information.”
You should be aware that, following the Spin-Off, if consummated, OfficeCo will face various other risks that OfficeCo will discuss in its reports and filings with the SEC, which are not incorporated by reference into this joint proxy statement/prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Realty Income, VEREIT and their respective subsidiaries operate and beliefs of and assumptions made by Realty Income’s management and VEREIT’s management, involve uncertainties that could significantly affect the financial or operating results of Realty Income, VEREIT, the combined company or OfficeCo. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Realty Income and VEREIT, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to clients, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to, those set forth under “Risk Factors” beginning on page 26 as well as the following:
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risks associated with the ability or failure to complete the Mergers;

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risks associated with the fixed Exchange Ratio;

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risks associated with the dilution of Realty Income and VEREIT stockholders in the Mergers;

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risks associated with provisions in the Merger Agreement that could discourage a potential competing acquiror of either Realty Income or VEREIT;

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risks associated with the pendency of the Mergers adversely affecting the business of Realty Income and VEREIT;

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risks associated with the different interests in the Mergers of certain directors and executive officers of Realty Income and VEREIT;

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risks associated with the ability of Realty Income and VEREIT to terminate the Mergers if the Mergers are not consummated by April 29, 2022;

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risks associated with the failure of the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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risks relating to approval of the Merger and related transactions by Realty Income and VEREIT stockholders;

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risks relating to the adverse outcome in any litigation or other legal proceedings relating to the Merger Agreement, or the transactions contemplated thereby;

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risks relating to the consummation and scope of the Spin-Off;

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risks relating to costs of the Spin-Off or sale of OfficeCo Properties;

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risks relating to the results of the Spin-Off;

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risks relating to the taxable nature of the OfficeCo Distribution for Realty Income’s stockholders;

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risks relating to the incurrence of substantial expenses in the Mergers and the transactions contemplated by the Merger Agreement;

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risks relating to the failure to integrate the businesses of Realty Income and VEREIT or the failure to successfully execute the Spin-Off;

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risks relating to the inability of Realty Income or OfficeCo to retain key employees after the Mergers and the Spin-Off;

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risks relating to the inability of Realty Income to attract and retain key personnel;

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risks relating to the ability of Realty Income to effectively manage its expanded operations following the Mergers;

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risks relating to the trading prices of Realty Income common stock and OfficeCo common stock following the Mergers and the Spin-Off;

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risks relating to certain contractual rights of counterparties to agreements with Realty Income or VEREIT;

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risks relating to an increase in Realty Income’s anticipated level of indebtedness upon completion of the Mergers;

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risks relating to the failure of Realty Income or VEREIT to qualify as a REIT;

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risks relating to a decline in the market price of Realty Income common stock as a result of the Mergers and the transactions contemplated by the Merger Agreement;

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risks relating to a difference in rights of stockholders at Realty Income and VEREIT;

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risks relating to the use of pro forma financial information;

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risks relating to the volatility of Realty Income’s common stock; and

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those additional risks and factors discussed in reports filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) by Realty Income and VEREIT from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q.

Neither Realty Income nor VEREIT undertakes any duty to update any forward-looking statements appearing in this document, except as may be required by applicable securities laws.

INFORMATION ABOUT THE COMPANIES
Realty Income Corporation
Realty Income, a Maryland corporation, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. Realty Income is structured as a real estate investment trust, or REIT, requiring it annually to distribute at least 90% of its taxable income (excluding net capital gains) in the form of dividends to its stockholders. The monthly dividends are supported by the cash flow generated from real estate owned under long-term lease agreements with Realty Income’s commercial clients.
Realty Income was founded in 1969, and listed on the New York Stock Exchange in 1994. For over 52 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term lease agreements with Realty Income’s commercial clients. Realty Income is a member of the S&P 500 Dividend Aristocrats® index for having increased its dividend every year for over 25 consecutive years.
At March 31, 2021, Realty Income owned a diversified portfolio:
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Of 6,662 properties;

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With an occupancy rate of 98.0%, or 6,531 properties leased and 131 properties available for lease or sale;

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Doing business in 56 separate industries;

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Located in all U.S. states, Puerto Rico and the United Kingdom (U.K.);

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With approximately 114.2 million square feet of leasable space;

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With a weighted average remaining lease term (excluding rights to extend a lease at the option of the client) of approximately 8.9 years; and

With an average leasable space per property of approximately 17,150 square feet; approximately 12,420 square feet per retail property and 250,670 square feet per industrial property.
Of the 6,662 properties in the portfolio at March 31, 2021, 6,621, or 99.4%, are single-client properties, of which 6,494 were leased, and the remaining are multi — client properties.
Following the Merger and assuming the consummation of the Spin-Off, Realty Income’s portfolio is expected to encompass approximately 10,300 primarily single-tenant, net lease commercial real estate properties located in all U.S. states, Puerto Rico and the U.K., with an estimated total portfolio annualized contractual rent of approximately $2.5 billion, based on a combined portfolio as of December 31, 2020.
The principal offices of Realty Income are located at 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.
Realty Income common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”), trading under the symbol “O.”
Additional information about Realty Income and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”
Rams MD Subsidiary I, Inc.
Rams MD Subsidiary I, Inc., a Maryland corporation, is a direct, wholly owned subsidiary of Realty Income. Rams MD Subsidiary I, Inc. was formed by Realty Income solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Rams MD Subsidiary I, Inc., has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. Its principal executive offices are located at c/o Realty Income Corporation, 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.
Rams Acquisition Sub II, LLC.
Rams Acquisition Sub II, LLC, a Delaware limited liability company, is a direct, wholly owned subsidiary of Realty Income. Rams Acquisition Sub II, LLC was formed by Realty Income solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Rams Acquisition Sub II, LLC., has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. Its principal executive offices are located at c/o Realty Income Corporation, 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.
VEREIT, Inc. and VEREIT Operating Partnership, L.P.
VEREIT, a Maryland corporation, is a full-service real estate operating company which owns and actively manages one of the largest portfolios of single-tenant commercial properties in the U.S. and has a business model of providing equity capital to creditworthy organizations in return for long-term leases on their properties. VEREIT’s full-service real estate operations include portfolio management through strategic acquisitions and dispositions, property management, asset management and leasing. As of March 31, 2021, VEREIT’s portfolio was comprised of 3,855 retail, restaurant, office and industrial real estate properties. Omitting the square feet of one redevelopment property and including the pro rata share of square feet and annualized rental income from VEREIT’s unconsolidated joint ventures, VEREIT owned an aggregate of 88.7 million square feet, of which 98.0% was leased, with a weighted-average remaining lease term of 8.4 years as of March 31, 2021. Of VEREIT’s 3,855 properties, annualized rental income as of March 31, 2021 as a percentage of the total portfolio was approximately 46.6% retail, 20.5% restaurant, 17.9% industrial, 14.9% office and 0.1% other. VEREIT’s properties are located throughout the U.S. (including Puerto Rico) with the two highest concentrations in the Southeast and Midwest regions.
VEREIT was incorporated in the State of Maryland on December 2, 2010 and has elected to be treated as a REIT for U.S. federal income tax purposes. Substantially all of VEREIT’s real estate operations are conducted through VEREIT OP, of which VEREIT is the sole general partner. VEREIT is the holder of 99.9% of the common partnership interests in VEREIT OP as of March 31, 2021. VEREIT OP was formed in the State of Delaware on January 13, 2011.
The principal offices of VEREIT are located at 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, and its telephone number is (800) 606-3610.
VEREIT common stock and VEREIT Series F Preferred Stock trade on the NYSE under the trading symbols “VER” and “VER PRF,” respectively.
Additional information about VEREIT and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”
OfficeCo
In connection with the Spin-Off, Realty Income intends to form a new direct or indirect wholly owned subsidiary (“OfficeCo”). Subject to the terms and conditions of the Merger Agreement, Realty Income and VEREIT intend to contribute certain of their office properties to OfficeCo, and for Realty Income to distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders as a result of the Merger) on a pro rata basis.
After giving pro forma effect to the Mergers, and based on the properties contemplated to be contributed to OfficeCo in connection with the Spin-Off as of the date of this joint proxy statement/prospectus, the OfficeCo Properties, in total, would have represented approximately 6% of the combined company total assets at March 31, 2021 and approximately 7% and approximately 8% of total revenues for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
Assuming the Spin-Off is consummated, VEREIT and Realty Income intend for OfficeCo to operate as a self-managed, publicly traded office REIT, engaged in the ownership, acquisition, development and leasing of office assets throughout the United States.
Prior to the Mergers, OfficeCo’s principal executive offices are located at: c/o Realty Income Corporation, 11995 El Camino Real, San Diego, California 92130, and its telephone number is (858) 284-5000.

THE MERGERS
The following is a discussion of the Merger and the material terms of the Merger Agreement by and between Realty Income and VEREIT. You are urged to read the Merger Agreement carefully and in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus.
Background of the Mergers
Over the years, in the ordinary course of business, and from time to time, the VEREIT board of directors, the Realty Income board of directors, and the respective management teams of both VEREIT and Realty Income have evaluated and considered a variety of financial and strategic opportunities as part of their respective long-term strategies to enhance value for their respective stockholders, including potential acquisitions, divestitures, joint ventures, business combinations and other transactions. These evaluations have focused on, among other things, the business environment facing net lease real estate investments generally and VEREIT and Realty Income, as applicable, in particular, as well as conditions and trends in the net lease industry, including assessments of potential consolidation in the net lease industry and the benefits and risks to VEREIT and Realty Income, as applicable, and their respective stockholders of strategic combinations compared to the benefits and risks of continued operation as stand-alone companies. Factors assessed in connection with these reviews have included the risks and opportunities associated with operating in existing and new markets, competition, potential positive and negative expense and revenue synergies, interest rate environment, size, scale, diversification, credit risk and access to capital, market risk, including in connection with the COVID-19 pandemic, and rapid changes in technology. These evaluations have also included discussions with respect to potential transactions that would further VEREIT’s and Realty Income’s respective strategic objectives and the potential benefits and risks of any such transactions.
Glenn Rufrano, the Chief Executive Officer of VEREIT, and Sumit Roy, the Chief Executive Officer of Realty Income, have periodically discussed with each other trends in the commercial net lease industry and their respective companies generally. These discussions, which began following Mr. Roy’s appointment as Chief Executive Officer of Realty Income in 2018, occurred during meetings at investor and industry conferences. Neither Mr. Rufrano nor Mr. Roy discussed the possibility of a potential business combination between Realty Income and VEREIT at those times, except that in January 2020, in the course of similar discussions, Mr. Rufrano and Mr. Roy discussed the possibility of a potential business combination of Realty Income and VEREIT, but that possibility was not explored further at that time.
On January 6, 2021, Mr. Roy contacted Mr. Rufrano by telephone and informed him that, based on Realty Income’s review of publicly available information, Realty Income was interested in exploring a potential business combination of Realty Income and VEREIT, which would also potentially involve a spin-off of VEREIT’s and Realty Income’s office properties, and that Mr. Roy believed that such a combination could be compelling for both parties and their respective stockholders. Mr. Roy did not propose any material terms for any such combination during the conversation, but suggested that it would be helpful for Realty Income to have access to certain limited, nonpublic information about VEREIT in order to further evaluate a potential business combination with VEREIT and to prepare a potential proposal with respect thereto. Mr. Rufrano responded that he would consider Mr. Roy’s suggestion.
Following that conversation, Mr. Rufrano consulted with Hugh R. Frater, Chairman of the VEREIT board of directors, regarding a potential business combination of VEREIT and Realty Income, and the various factors to be considered by the VEREIT board of directors if VEREIT were to explore such a business combination. Mr. Rufrano and Mr. Frater were supportive of engaging in preliminary exploration of such a business combination with Realty Income, and agreed that Mr. Rufrano should continue discussions with Mr. Roy and that VEREIT provide certain non-public information for Realty Income’s review consistent with Mr. Roy’s request.
On January 14, 2021, the Realty Income board of directors held a regularly scheduled telephonic meeting, in which Mr. Roy provided an update to the Realty Income board of directors with respect to his initial discussions with Mr. Rufrano. The Realty Income board of directors expressed their support for Realty Income management to continue its evaluation of a potential strategic transaction involving VEREIT, including the entry into a confidentiality agreement for those purposes, and instructed management to seek to propose an exchange ratio based on management’s due diligence, and to keep the Realty Income board of directors apprised of any material developments. Following this meeting, and throughout the negotiations with VEREIT, Mr. Roy and members of Realty Income’s management regularly communicated and consulted with the members of the Realty Income board of directors regarding the negotiations.
On January 20, 2021, VEREIT and Realty Income entered into a customary confidentiality and standstill agreement, and in the days that followed VEREIT made available certain limited nonpublic information to Realty Income. From January 20, 2021 through April 29, 2021, members of Realty Income’s management and VEREIT’s management team held meetings to discuss due diligence matters.
On January 21, 2021, during an executive session that occurred following a telephonic meeting of VEREIT’s Nominating and Corporate Governance Committee, Mr. Rufrano provided a verbal update to the VEREIT directors regarding his conversations with Mr. Roy and VEREIT’s execution of a confidentiality agreement.
On February 16, 2021, Mr. Roy informed Mr. Rufrano that Realty Income planned to communicate a non-binding proposal with respect to a potential business combination of VEREIT and Realty Income following the release of both companies’ earnings reports for the fourth fiscal quarter and full fiscal year of 2020.
On February 18, 2021, the Realty Income board of directors held a regularly scheduled telephonic meeting, with representatives of Moelis, Realty Income’s financial advisor, and Latham & Watkins LLP (“Latham & Watkins”), Realty Income’s legal advisor, in attendance. Members of Realty Income management reviewed with the Realty Income board of directors the discussions between Mr. Roy and Mr. Rufrano to date, the status of Realty Income management’s evaluation of VEREIT and the potential business combination with VEREIT. The Realty Income board of directors, together with Realty Income management and its external advisors, conducted an extensive discussion of the strategic rationale of a potential business combination with VEREIT, as well as the potential risks. Representatives of Realty Income management and Moelis reviewed with the Realty Income board of directors an overview of the business combination. Following these discussions, the Realty Income board of directors authorized Mr. Roy, following the respective earnings releases of Realty Income and VEREIT, to communicate to VEREIT a non-binding proposal to acquire all outstanding shares of VEREIT common stock in a stock-for-stock transaction at a fixed exchange ratio of 0.649 shares of Realty Income common stock per share of VEREIT common stock, subject to further due diligence, and, as necessary, to negotiate the exchange ratio within the parameters discussed in the meeting.
On February 22, 2021, Realty Income released its earnings reports for the fourth fiscal quarter and full fiscal year of 2020.
On February 23, 2021, during a regularly scheduled meeting of the VEREIT board of directors, Mr. Rufrano provided the VEREIT board of directors an overview regarding capital markets and potential M&A activity generally, based on information provided by J.P. Morgan that was not tailored to address a potential combination between VEREIT and Realty Income.
On February 24, 2021, VEREIT released its earnings reports for the fourth fiscal quarter and full fiscal year of 2020.
On February 25, 2021, Mr. Roy called Mr. Rufrano and presented to him a verbal non-binding proposal (the “February 25 proposal”), pursuant to which, subject to further due diligence, Realty Income would acquire VEREIT in a stock-for-stock transaction with a fixed exchange ratio of 0.649 shares of Realty Income common stock per share of VEREIT common stock. As part of his proposal, Mr. Roy proposed that Realty Income and VEREIT would, substantially concurrently with the closing of the acquisition, divest their respective office properties, either through a potential sale to third parties or distribution to an independent, newly formed, publicly traded REIT.
During a telephonic meeting of the VEREIT board of directors on February 26, 2021, Mr. Rufrano updated the VEREIT board of directors regarding the February 25 proposal. In light of the fact that VEREIT’s stock price had risen following its announcement of results for the 2020 fiscal year and its projected guidance for 2021, and following discussion by the VEREIT board of directors of VEREIT’s plans and prospects as a standalone company, the VEREIT board of directors rejected the February 25 proposal and instructed Mr. Rufrano to tell Mr. Roy that Realty Income would need to increase the proposed exchange ratio in order for the VEREIT board of directors to consider continuing to engage in negotiations with respect to a proposed business combination.
On February 27, 2021, Mr. Rufrano informed Mr. Roy of the VEREIT board of directors’ position, including the need for Realty Income to increase its proposed exchange ratio in order for VEREIT management to continue to engage in discussions regarding a potential business combination.
On March 10, 2021, Mr. Roy presented to Mr. Rufrano an updated verbal non-binding proposal (the “March 10 proposal”) pursuant to which, subject to further due diligence, Realty Income proposed to increase the fixed exchange ratio to 0.695 shares of Realty Income common stock per share of VEREIT common stock, representing an implied price per share of VEREIT common stock of $42.69 based on the closing price of Realty Income common stock on March 10, 2021. Mr. Roy informed Mr. Rufrano that the March 10 proposal was conditioned upon the ability of the parties to, substantially concurrently with the closing of the acquisition, divest their respective office properties, either through a potential sale to third parties or distribution to an independent, newly formed, publicly traded REIT. On March 10, 2021, the closing price of VEREIT common stock was $38.71 per share, and the closing price of Realty Income common stock was $61.42 per share.
Following this conversation, Mr. Rufrano provided an update to Mr. Frater on the discussions with Mr. Roy. During his discussion with Mr. Frater, Mr. Frater agreed that Mr. Rufrano should contact J.P. Morgan to potentially serve as a financial advisor to assist the VEREIT board of directors in its consideration of Realty Income’s proposal, and Mr. Rufrano accordingly contacted representatives of J.P. Morgan on March 12, 2021.
From March 10, 2021 to March 24, 2021, Mr. Rufrano discussed the March 10 proposal and the opportunity for exploring a potential transaction with members of the VEREIT board of directors, and received their views and opinions related to the same.
On March 12, 2021, Realty Income and VEREIT executed an amended and restated confidentiality and standstill agreement on substantially similar terms to the existing confidentiality and standstill agreement, other than to make the obligations under the agreement mutual to facilitate Realty Income making certain limited nonpublic information available to VEREIT in connection with VEREIT’s due diligence of Realty Income.
On March 16, 2021, at the direction of Realty Income, representatives of Moelis met with representatives of J.P. Morgan, acting at the direction of VEREIT management, to discuss Realty Income’s March 10 proposal and underlying assumptions.
On March 24, 2021, the VEREIT board of directors held a meeting to discuss the potential transaction with Realty Income, with representatives of J.P. Morgan and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), legal counsel to VEREIT, participating. A representative of Wachtell Lipton reviewed with the VEREIT board of directors the process for evaluating and responding to the March 10 proposal and the information that would be provided by its advisors to enable the VEREIT board of directors to fulfill its duties in connection with such evaluation. Also during this meeting, representatives of J.P. Morgan advised the VEREIT board of directors of the nature of the financial analyses it would perform, which would include a review of strategic alternatives. The VEREIT board of directors determined to reconvene to continue their evaluation of the March 10 proposal once J.P. Morgan had completed its review of the financial terms of the March 10 proposal.
On April 1, 2021, the VEREIT board of directors held a meeting to continue its discussions with respect to the potential transaction with Realty Income, with representatives of J.P. Morgan and Wachtell Lipton participating. Mr. Rufrano reported to the VEREIT board of directors on the various discussions he had with Mr. Roy regarding the potential transaction, including the proposed exchange ratio reflected in the March 10 proposal and the proposed spin-off of VEREIT’s and Realty Income’s office properties. A representative of J.P. Morgan provided the VEREIT board of directors with, among other information, an overview of market conditions for REITs and the net lease sector, VEREIT’s position as compared to its peers in the net lease industry, an overview of the financial terms of the March 10 proposal, and an overview of other strategic alternatives that VEREIT could pursue, including remaining as a standalone company or pursuing an alternative transaction. A representative of Wachtell Lipton reviewed with the VEREIT board of directors the directors’ duties under Maryland law as well as the terms for the potential transaction proposed by Realty Income. The VEREIT board of directors, together with VEREIT management and its external advisors, conducted an extensive discussion of the strategic rationale of a potential business combination with Realty Income and potential benefits to VEREIT’s stockholders, as well as potential risks, including conditionality relating to the spin-off of the office properties. In addition, the VEREIT board of directors considered the possibility of soliciting alternative transaction proposals from other third parties, and the potential benefits and risks that could entail. Following discussion, the VEREIT board of directors directed Mr. Rufrano to contact Mr. Roy and inform him that the VEREIT board of directors was not prepared to proceed with the proposed transactions on the terms contemplated by the March 10 proposal, and to work with representatives of J.P. Morgan to prepare a counterproposal based on the discussions at the meeting and to negotiate with Realty Income to increase the proposed exchange ratio in the March 10 proposal for the benefit of VEREIT’s stockholders.
Between April 1, 2021 and April 6, 2021, Mr. Rufrano worked with representatives of J.P. Morgan to determine a counterproposal to the March 10 proposal.
On April 6, 2021, representatives of J.P. Morgan and Moelis met and, at the direction of VEREIT management, representatives of J.P. Morgan presented VEREIT’s non-binding counterproposal (the “April 6 proposal”), pursuant to which VEREIT proposed to increase the fixed exchange ratio to 0.730 shares of Realty Income common stock per share of VEREIT common stock. Additionally, representatives of J.P. Morgan, at the direction of VEREIT management, proposed to include a “market check” provision in the form of a “go-shop” in the definitive agreement related to the proposed transaction that would permit VEREIT and its representatives to solicit alternative acquisition proposals after the announcement of a transaction with Realty Income, with a reduced termination fee payable if such a proposal was accepted within a certain period of time. J.P. Morgan, acting at the direction of VEREIT management, and Moelis also discussed an alternative market check mechanism in the form of a “window shop.” In addition, at the direction of VEREIT management, J.P. Morgan communicated VEREIT’s position that the proposed transaction should not be conditioned upon the consummation of the proposed spin-off of the office properties. Representatives from Moelis agreed to communicate the terms of the April 6 proposal to Realty Income.
On April 7, 2021, Mr. Roy and Mr. Rufrano discussed the April 6 proposal, and Mr. Roy confirmed to Mr. Rufrano that Realty Income would not agree to a transaction on those proposed terms. Thereafter, following ongoing discussions in a series of calls between Mr. Roy and Mr. Rufrano, Mr. Rufrano ultimately proposed a fixed exchange ratio of 0.715 shares of Realty Income common stock per share of VEREIT common stock.
On April 8, 2021, Mr. Roy, following discussions with certain other members of the Realty Income board of directors and management, presented to Mr. Rufrano a verbal non-binding proposal (the “April 8 proposal”), indicating a proposed increase to the exchange ratio from 0.695 to 0.705 shares of Realty Income common stock per share of VEREIT common stock, as well as certain other proposed terms, including the addition of two members of the VEREIT board of directors to the Realty Income board of directors following the closing of the transaction, no “market-check” provision with the terms that had been suggested by J.P. Morgan, and the readiness to effect the spin-off of the office properties as a condition to the consummation of the transaction. Later on April 8, 2021, at the instruction of VEREIT management, representatives of J.P. Morgan contacted representatives of Moelis to negotiate for a higher exchange ratio, and were informed by Moelis, based on guidance from Realty Income, that Realty Income would not be willing to increase its proposed exchange ratio.
Later on April 8, 2021, after a discussion with Mr. Frater, Mr. Rufrano contacted Mr. Roy and requested that Mr. Roy provide a written term sheet reflecting the key terms of Realty Income’s proposal so that the VEREIT board of directors could evaluate the proposal.
On April 9, 2021, Mr. Roy delivered a written non-binding term sheet reflecting the substantive terms of the April 8 proposal (the “April 9 proposal”), including, among other terms, the proposed fixed exchange ratio of 0.705.
From April 9, 2021 to the announcement of the execution of the Merger Agreement, VEREIT and Realty Income, with the assistance of their respective advisors, continued to engage in mutual due diligence,

including attending virtual and telephonic due diligence meetings across the functional areas of their respective business, reviewing publicly available information and information provided in their respective virtual data rooms, and participating in additional discussions regarding overall transaction structure and the proposed separation of the office properties.
On April 13, 2021, the VEREIT board of directors held a meeting to discuss the April 9 proposal, with representatives of J.P. Morgan and Wachtell Lipton participating. Mr. Rufrano reported to the VEREIT board of directors on his recent discussions with Mr. Roy as well as the discussions between J.P. Morgan and Moelis, and the status of the negotiations between the parties. Representatives of J.P. Morgan provided the VEREIT board of directors with an overview of the financial terms of the April 9 proposal, as well as an overview of precedent transaction terms, including with respect to the prevalence and form of post-signing market checks in similar transactions. A representative of Wachtell Lipton also discussed various terms of the April 9 proposal. In addition, VEREIT management updated the VEREIT board of directors on the status of the ongoing diligence review. Following extensive discussions, the VEREIT board of directors instructed members of VEREIT management to pursue further negotiations of a possible transaction at the proposed exchange ratio of 0.705, including continuing to negotiate for a “market check” provision and to seek to limit the conditionality relating to the spin-off of the office properties.
Also on April 13, 2021, the Realty Income board of directors held a meeting to discuss the April 9 proposal, with representatives of Moelis and Latham & Watkins participating. Mr. Roy provided the Realty Income board of directors with an overview on the latest developments and discussions regarding the potential strategic transaction, including the terms of the April 9 proposal, the remaining open negotiating points, the potential debt and financing implications of the possible transaction, and the status of its due diligence to date, including with respect to VEREIT generally and the proposed spin-off of the office properties. Representatives of Moelis also reviewed with the Realty Income board of directors certain market trading information, a review of VEREIT’s fourth quarter earnings performance and public guidance for 2021, and preliminary accretion analysis based on Realty Income management’s financial cases available as of April 8 at the proposed exchange ratio. Moelis also provided Latham with a letter reviewing relationships with Realty Income and VEREIT, which Latham discussed with the Realty Income board of directors. Following these discussions, the Realty Income board of directors instructed Realty Income management and its advisors to continue to negotiate the outstanding terms of the potential transaction, to continue its due diligence, and to provide an update to the Realty Income board of directors once the remaining terms had been negotiated and Realty Income management’s due diligence was complete.
On April 14, 2021, Latham & Watkins provided an initial draft of the proposed merger agreement to Wachtell Lipton, which did not provide for a post-signing market check for the benefit of VEREIT, and proposed that the readiness to effect the spin-off of the office properties, including the effectiveness of a Form 10 Registration Statement required to complete the spin-off, would be a condition to Realty Income’s obligation to consummate the Mergers. Between April 14, 2021 and April 29, 2021, Mr. Roy and Mr. Rufrano, as well as VEREIT and Realty Income’s respective management teams and legal and financial advisors, engaged in extensive negotiations regarding the terms of the proposed merger agreement, including the terms of a “market check” provision, the structure of the transactions, the size of the termination fees and expense reimbursement fees, whether readiness to effectuate the spin-off would be a condition to the parties’ obligations to consummate the Mergers, and the terms and conditions thereof. During the course of these negotiations, Mr. Rufrano and Mr. Roy agreed that VEREIT would be provided with a “window-shop” period with a reduced termination fee payable by VEREIT if the merger agreement was terminated in certain circumstances within forty-five (45) days after the execution of the merger agreement. In addition, they agreed that Realty Income would not be obligated to consummate the Mergers until the spin-off was ready, in all respects, to be consummated contemporaneously with the consummation of the Mergers, but that if this condition is not satisfied or waived by nine months after the execution of the merger agreement, Realty Income would be automatically deemed to have waived this condition (and at that point, assuming all other conditions to closing have been satisfied, the parties would be obligated to close the Mergers, regardless of whether the spin-off is ready to be consummated).
On April 20, 2021, Mr. Roy, upon invitation by the VEREIT board of directors, met with the VEREIT board of directors to discuss and respond to questions regarding, among other things, the evolution of Realty Income’s business and its views on the future, including the potential benefits of the proposed business combination, an overview of Realty Income’s plans to develop its non-U.S. business and other opportunities for growth and the anticipated integration process. Following the discussion with Mr. Roy, the independent directors of the VEREIT board of directors discussed, without Mr. Roy participating, their views on the information provided by Mr. Roy, including the strategic rationale and potential risks and benefits of the proposed business combination.
On April 25, 2021, the VEREIT board of directors held a meeting, with representatives of J.P. Morgan and Wachtell Lipton participating, to discuss recent developments and updates regarding the ongoing discussions with respect to a potential transaction with Realty Income, including regarding the status of negotiations with respect to the proposed terms of the merger agreement, the mutual due diligence review and the timing for a potential transaction announcement.
On April 26, 2021, the Realty Income board of directors held a meeting to discuss the status of the potential transaction with VEREIT, with representatives of Moelis, Latham & Watkins and Ballard Spahr LLP (“Ballard Spahr”), Realty Income’s Maryland counsel, participating. Mr. Roy provided an update regarding the status of discussions and negotiations of a potential transaction with VEREIT since the prior meeting of the Realty Income board of directors. Moelis reviewed certain preliminary financial information and other data related to the proposed transaction based on the proposed exchange ratio. Representatives from Latham & Watkins and Ballard Spahr also provided an overview of the directors’ duties under Maryland law with respect to the proposed transaction. Representatives from Latham & Watkins also summarized the key terms of the merger agreement and the status of remaining open terms. Following discussions, the Realty Income board of directors authorized Realty Income’s management and its advisors to finalize negotiations of the merger agreement and the related transaction documents for final evaluation.
On April 27, 2021, the VEREIT board of directors held a meeting to discuss, among other matters, the potential transaction with Realty Income, with representatives of J.P. Morgan and Wachtell Lipton participating. Mr. Rufrano provided an update regarding the status of discussions and negotiations of a potential transaction with Realty Income since the April 25, 2021 VEREIT board of directors meeting. J.P. Morgan reviewed and discussed with the VEREIT board of directors, among other matters, the financial aspects of the proposed transaction and its preliminary financial analyses of the proposed 0.705 exchange ratio to be provided in the proposed Merger. At the direction of the VEREIT board of directors, J.P. Morgan also provided Wachtell Lipton with a letter reviewing relationships with Realty Income and VEREIT, which Wachtell Lipton discussed with the VEREIT board of directors. Members of VEREIT management reviewed with the VEREIT board of directors the status and process of the mutual due diligence review by VEREIT and Realty Income, including the key findings of VEREIT’s due diligence review of Realty Income. Representatives of Wachtell Lipton reviewed with the VEREIT board of directors certain legal considerations, including the directors’ duties in connection with their consideration of the potential transaction and the principal terms of the draft merger agreement. Following these discussions, the VEREIT board of directors instructed VEREIT management and its advisors to continue to negotiate the terms of the potential transaction, with a further update to be provided to the VEREIT board of directors at its next meeting.
From April 27, 2021 and through April 28, 2021, VEREIT’s and Realty Income’s respective management teams, with the assistance of their respective legal advisors, finalized the remaining open issues related to the merger agreement and related transaction documents.
On April 28, 2021, the Realty Income board of directors held a meeting to discuss the potential transaction with VEREIT, with representatives of Moelis, Latham & Watkins and Ballard Spahr participating. At the meeting, Realty Income management and representatives of Latham & Watkins provided the Realty Income board of directors with an update on the recent negotiations and discussions with VEREIT, including with respect to the resolution of the remaining open issues, and representatives of Latham & Watkins and Ballard Spahr reviewed the directors’ duties under Maryland law. In addition, representatives of Moelis reviewed and discussed its financial analyses with respect to Realty Income, VEREIT and the proposed Mergers provided for in the Merger Agreement. At the request of the Realty Income board of directors, Moelis rendered its oral opinion on April 28, 2021 to the Realty Income board of directors (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Realty Income board of directors dated the same date) as to, as of April 28, 2021 and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the fairness, from a financial point of view, to Realty Income of the Exchange Ratio in the Merger pursuant to the Merger Agreement. See “— Opinion of Realty Income’s Financial Advisor — Opinion of Moelis & Company LLC” beginning on page 59.
Following further discussion, during which the directors considered the matters reviewed and discussed at that meeting and prior meetings, including factors described under the section of this joint proxy statement/prospectus entitled “— Realty Income’s Reasons for the Merger; Recommendation of the Realty Income Board of Directors,” the Realty Income board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement were advisable and fair to and in the best interests of Realty Income and its stockholders, and unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and recommended that Realty Income common stockholders approve the Realty Income Issuance Proposal.
On April 28, 2021, the VEREIT board of directors held a meeting to discuss the potential transaction with Realty Income, with representatives of J.P. Morgan and Wachtell Lipton participating. Mr. Rufrano updated the VEREIT board of directors on the final negotiations with Realty Income relating to the potential transaction. A representative of Wachtell Lipton updated the directors on the terms of the proposed Merger Agreement. J.P. Morgan then discussed the financial aspects of the potential transaction and certain updates to the preliminary financial analyses it had reviewed with the VEREIT board of directors at the April 27, 2021 meeting.
Following the discussion, at the request of the VEREIT board of directors, J.P. Morgan rendered to the VEREIT board of directors its opinion, which was initially rendered orally and subsequently confirmed by delivery of a written opinion, dated April 28, 2021, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the exchange ratio in the proposed Merger was fair, from a financial point of view, to the holders of VEREIT common stock. See “— Opinion of VEREIT’s Financial Advisor — Opinion of J.P. Morgan Securities LLC” beginning on page 65.
Following further discussion, during which the directors considered the matters reviewed and discussed at that meeting and prior meetings, including factors described under the section of this joint proxy statement/prospectus entitled “— VEREIT’s Reasons for the Merger; Recommendation of the VEREIT Board of Directors,” the VEREIT board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement were advisable and fair to and in the best interests of VEREIT and its stockholders, and approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and recommended that VEREIT common stockholders approve the Merger.
Early in the morning of April 29, 2021, Realty Income and VEREIT executed the Merger Agreement. The transaction was promptly announced before the opening of the financial markets in New York on April 29, 2021, in a press release jointly issued by Realty Income and VEREIT.
Following the execution of the Merger Agreement, Realty Income determined that it may wish to offer holders of partnership units in VEREIT OP other than VEREIT (the “VEREIT OP Minority Partners”) the opportunity to exchange such VEREIT OP Units for partnership units in one of Realty Income’s subsidiary partnerships rather than continue to hold such VEREIT OP Units and have such VEREIT OP Units converted into the right to receive the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, pursuant to the Merger Agreement. In order to avoid issuing shares of Realty Income to an affiliate of Realty Income and cancelling the VEREIT OP Units held by any affiliate of Realty Income if any VEREIT OP Minority Partner exchanges were to occur, the boards of directors of each of Realty Income and VEREIT determined that it would be advisable and in the best interests of their respective companies to amend the Merger Agreement to provide that, in the event that VEREIT, Realty Income or any of their respective affiliates hold, immediately prior to the Partnership Merger Effective Time, VEREIT OP Units, each such VEREIT OP Unit held by VEREIT, Realty Income or any of their respective affiliates will be treated the same as OP Units held by VEREIT and remain outstanding as partnership interests in the surviving entity, and shall not be converted into the right to receive shares of Realty Income common stock.
On June 25, 2021, Realty Income and VEREIT executed Amendment No. 1 to the Merger Agreement (included herein as part of Annex A, the "Merger Agreement Amendment") to facilitate the foregoing. The

Merger Agreement Amendment does not change the Merger consideration to be received by holders of shares of VEREIT common stock or the Merger consideration to be received by holders of VEREIT OP Units (other than VEREIT, Realty Income or their respective affiliates) that hold VEREIT OP Units immediately prior to the Partnership Merger Effective Time.
Realty Income’s Reasons for the Mergers; Recommendations of the Realty Income Board of Directors
After careful consideration, the Realty Income board of directors, at a meeting held on April 28, 2021, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers. In the course of evaluating the Merger Agreement and the transactions contemplated thereby, the Realty Income board of directors consulted with Realty Income’s management and Realty Income’s legal and financial advisors and considered a number of factors that the Realty Income board of directors believed supported its decision to approve the Merger Agreement and to recommend adoption and approval by Realty Income stockholders of the Realty Income Issuance Proposal, including the following material factors:
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the belief that the transaction will provide an opportunity for Realty Income to drive additional growth in its business due to increasing size and scale, enabling it to pursue larger transactions and potentially resulting in lower cost of capital;

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the belief that the transaction will provide further opportunities to increase engagement with core clients, as well as provide a complementary investment pipeline and operational capabilities, including through new verticals;

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the expectation that, following the Mergers, Realty Income’s real estate portfolio will be more diversified by client, industry, geography and asset class;

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the belief that the Mergers will immediately increase, and be accretive to, Realty Income’s adjusted funds from operations, and that, following the Mergers, Realty Income will be able to continue to increase its monthly dividend, while maintaining a conservative payout ratio;

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the expectation that, following the Mergers, Realty Income is expected to become one of the six largest REITs in the MSCI US REIT Index by equity market capitalization and among the top half of constituents in the S&P 500, resulting in increased weighting in major benchmark equity indices and further growing its trading liquidity;

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the expectation that Realty Income’s enhanced scale and diversification following the Mergers will be viewed as credit positives, and Realty Income’s plan to maintain desirable target leverage as a result of the Mergers in order to continue to benefit from a compelling cost of capital for future acquisitions;

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the belief that there would be attractive opportunities to refinance VEREIT’s existing debt at lower interest rates over the next decade, and the ability to redeem VEREIT’s preferred stock in connection with the Mergers;

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the expectation that, because a substantial portion of the rental revenue added by the Mergers will be generated by investment-grade tenants, the Mergers will help Realty Income maintain its strategic objective of preserving favorable credit quality of its clients within its real estate portfolio;

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the belief that the businesses of Realty Income and VEREIT are highly complementary and that the integration of the two companies will be completed in a timely and efficient manner with minimal disruption to tenants and employees;

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the expectation that Realty Income will achieve corporate cost synergies both inclusive of stock-based compensation and on a cash basis, with a significant portion of savings expected to be achieved in the first 12 months post-closing;

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the fact that the Exchange Ratio is fixed and will not fluctuate as a result of changes in the price of Realty Income common stock or VEREIT common stock, which also limits the impact of external factors on the transaction;

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the Realty Income board of directors’ and management’s strong understanding of the business, operations, financial condition, earnings and prospects of Realty Income and VEREIT, taking into account the results of Realty Income’s due diligence review of VEREIT, as well as of the current and prospective environment in which Realty Income and VEREIT operate, including economic and market conditions, and its belief that this information supported its expectations as to the value of the Mergers and the other transactions contemplated by the Merger Agreement to Realty Income;
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the belief that the Mergers will better allow Realty Income to compete given macroeconomic and industry trends, including a potential trend towards consolidation within the REIT industry to develop larger and more diverse companies with expanded portfolios, greater client and geographic diversity and enhanced access to capital markets;

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the flexibility and control afforded to Realty Income pursuant to the terms of the Merger Agreement, subject to consultation with VEREIT, to finalize the terms of the Spin-Off or to pursue potential sales of some or all of the OfficeCo Properties, or to retain some or all of the OfficeCo Properties, to determine the most desirable outcome to maximize stockholder value for Realty Income’s stockholders;

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the fact that until January 29, 2022, Realty Income will not be obligated to consummate the Mergers unless the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless that condition is otherwise waived;

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the belief that the Spin-Off, if consummated, will provide Realty Income stockholders with the ability to control their asset allocation decision, including the opportunity to invest in OfficeCo;

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the expectation that upon completion of the Mergers, legacy Realty Income common stockholders will own approximately 70% of the common stock of Realty Income, and, if the Spin-Off is consummated, a similar proportion of the common stock of OfficeCo;

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the knowledge that, following the Mergers, Realty Income will continue to be led by Realty Income’s president and chief executive officer, Mr. Sumit Roy, and the existing Realty Income senior management team;

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the knowledge that, following the Mergers, the Realty Income board of directors is anticipated to be composed of twelve members, ten of whom currently serve on the Realty Income board of directors, with Mr. Michael K. McKee continuing as the chairman of the Realty Income board of directors;

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the Merger Agreement’s provisions requiring VEREIT to pay Realty Income a termination fee of up to $365.0 million (or $195.0 million in certain circumstances) and an expense reimbursement payment of $25.0 million, in each case, if the Merger Agreement is terminated under certain circumstances, as further described in “— The Merger Agreement — Termination of the Merger Agreement” and “—The Merger Agreement — No Solicitation”;

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the historical and then-current trading prices and volumes of each of Realty Income common stock and VEREIT common stock;

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the financial analyses reviewed and discussed with the Realty Income board on April 28, 2021 by representatives of Moelis in connection with the consideration by the Realty Income board of the proposed Merger provided for in the Merger Agreement, as well as the oral opinion of Moelis rendered to the Realty Income board on April 28, 2021 (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Realty Income board dated the same date) as to, as of April 28, 2021 and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the fairness, from a financial point of view, to Realty Income of the Exchange Ratio in the Merger pursuant to the Merger Agreement. For more information, see “— Opinion of Realty Income’s Financial Advisor — Opinion of Moelis & Company LLC”; and

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the other terms and conditions of the Merger Agreement.

The Realty Income board of directors also considered a number of risks and other potentially negative factors identified in its deliberations on the Mergers, including the following:
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the risk of not capturing all of the anticipated estimated annual savings and operational and leasing synergies, and the risk that other anticipated benefits of the Mergers might not be realized on the expected timeframe or at all;

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the restrictions on the conduct of Realty Income’s business during the period between execution of the Merger Agreement and the consummation of the Mergers, and the costs and distractions to Realty Income’s management in connection with the consummation of the Mergers and the transactions contemplated thereby, as further described in “— The Merger Agreement — Conduct of Business Pending the Merger,” “— The Merger Agreement — The Spin-Off” and “The Spin-Off”;

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the fact that projections of future results of operations are necessarily estimates based on assumptions, as further described in “— Realty Income Unaudited Prospective Financial Information”;

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the possibility that the Mergers or the Spin-Off may not be completed, or that completion may be unduly delayed, including for reasons beyond the control of Realty Income or VEREIT;

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the risk that the Realty Income stockholders may fail to approve the Realty Income Issuance Proposal or that VEREIT stockholders may fail to approve the VEREIT Merger Proposal;

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the challenges of combining Realty Income with VEREIT and separating the OfficeCo Properties following the Mergers, including technical, operational, accounting and other challenges;

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the knowledge that the Spin-Off, if consummated, is expected to be taxable to Realty Income stockholders;

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the substantial costs to be incurred in connection with the Mergers and the Spin-Off and/or the sale of some or all of the OfficeCo Properties, including the costs of integrating the businesses of Realty Income and VEREIT, establishing OfficeCo as a standalone public company and/or selling OfficeCo Properties;

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the risk that Realty Income or VEREIT may be unable to retain key employees;

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the ownership dilution to legacy Realty Income stockholders as a result of the issuance of Realty Income common stock pursuant to the Merger Agreement;

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the Merger Agreement’s provisions imposing restrictions on Realty Income from soliciting acquisition proposals and requiring Realty Income to pay VEREIT a termination fee of up to $838.0 million and/or an expense reimbursement payment of $25.0 million if the Merger Agreement is terminated under certain circumstances, as further described in “— The Merger Agreement — Termination of the Merger Agreement” and “— The Merger Agreement — No Solicitation”;

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the Merger Agreement’s provisions permitting VEREIT to terminate the Merger Agreement in order to enter into a Superior Proposal (subject to compliance with the provisions of the Merger Agreement regarding non-solicitation of acquisition proposals), upon payment by VEREIT to Realty Income of a termination fee of $365.0 million, or a reduced fee of $195.0 million under certain circumstances, in each case, as further described in “— The Merger Agreement — Termination of the Merger Agreement”;

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the risk that the agreed termination fee and/or expense reimbursement amount payable by VEREIT to Realty Income if the Merger Agreement is terminated under certain circumstances may not be sufficient to fully compensate Realty Income for its losses in such circumstances;

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the risk that failure to complete the Mergers or the Spin-Off could negatively affect the price of Realty Income common stock and future business and financial results of Realty Income;

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the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers; and

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other matters described under the caption “Risk Factors.”

In addition to considering the factors described above, the Realty Income board of directors considered the fact that some of Realty Income’s directors and executive officers have other interests in the Mergers that are different from, or in addition to, the interests of Realty Income’s stockholders generally, as discussed herein under “— Interests of Realty Income Directors and Executive Officers in the Mergers.”
The Realty Income board of directors concluded that the potentially negative factors associated with the Mergers were outweighed by the potential benefits that it expected the Realty Income stockholders would achieve as a result of the Mergers. Accordingly, the Realty Income board of directors determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are advisable, fair to, and in the best interests of, Realty Income and its stockholders. The foregoing discussion of the factors considered by the Realty Income board of directors is not intended to be exhaustive, but, rather, includes certain material factors considered by the Realty Income board of directors. In reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, the Realty Income board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Realty Income board of directors considered all these factors as a whole, including discussions with, and questioning of, Realty Income’s management and Realty Income’s financial and legal advisors, and overall considered the factors to be favorable to, and supportive of, its determination.
This explanation of Realty Income’s reasons for the Mergers and other information presented in this section is forward-looking in nature and should be read in light of the sections herein entitled “Risk Factors,” beginning on page 26 and “Cautionary Statement Concerning Forward-Looking Statements.”
For the reasons set forth above, the Realty Income board of directors unanimously declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Realty Income and its stockholders and unanimously approved the Merger Agreement. The Realty Income board of directors unanimously recommends to Realty Income’s stockholders that they vote “FOR” the Realty Income Issuance Proposal.
VEREIT’s Reasons for the Mergers; Recommendations of the VEREIT Board of Directors
With the assistance of its financial and legal advisors, the VEREIT board of directors evaluated the Merger Agreement and the transactions contemplated thereby, including the Mergers, and after careful consideration, at a special meeting of the VEREIT board of directors held on April 28, 2021, unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, VEREIT and the holders of VEREIT common stock. The VEREIT board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and has unanimously approved the Merger Agreement, and recommends that the holders of VEREIT common stock vote to approve the Merger on the terms and conditions set forth in the Merger Agreement.
In the course of evaluating the Merger Agreement and the transactions contemplated thereby, the VEREIT board of directors consulted with VEREIT’s management and VEREIT’s legal and financial advisors and considered a number of factors that the VEREIT board of directors believed supported its decision to approve the Merger Agreement and to recommend adoption and approval by VEREIT stockholders of the Merger Agreement, including the following material factors:
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Ownership Stake in the Combined Company.   The receipt of Realty Income common stock as Merger consideration provides VEREIT stockholders with the opportunity to have an ownership stake in the combined company, which is expected to provide a number of significant potential strategic opportunities and benefits to create additional value for VEREIT stockholders, including the following:

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The combined company is expected to be among the six largest REITs in the MSCI US REIT Index (RMZ) by equity market capitalization and among the top half of constituents in the S&P 500, and its enhanced scale and diversification, as well as its investment grade ratings, are expected to facilitate more efficient access to less expensive capital;

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The Mergers will combine two complementary portfolios with similar business strategies in top U.S. markets, which is expected to allow the combined company to capture immediate and substantial cost synergies in the form of corporate general and administrative cost savings, operating cost savings and reductions in interest, as well as long-term revenue synergies from operating performance and development value creation, all of which is expected to ultimately drive increases to net operating income;

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The combined company is expected to be a highly diversified net lease industry leader in terms of client credit, industry and geography, providing runway for further growth;

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The combined company will be positioned to leverage its size, scale and credit profile to refinance debt maturities at lower rates than VEREIT’s current indebtedness, particularly in light of Realty Income’s investment grade credit rating and lower cost of capital;

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VEREIT stockholders are expected to benefit from an increased dividend rate; and

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The combined company is expected to have the scale to effectively pursue a spin-off or sale of the combined office portfolio of Realty Income and VEREIT;

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Premium Over Share Trading Price.   The value of shares of Realty Income common stock that VEREIT stockholders will receive in the Merger represents a premium of approximately 17% to the closing prices per share of VEREIT common stock and Realty Income common stock, a premium of approximately 20% to the 30-day volume weighted average price and a premium of approximately 14% to the 52-week high, respectively, in each case as of April 28, 2021 (the last trading day before the Merger was announced);

•
Participation in Future Appreciation.   The Merger consideration will be paid in shares of Realty Income common stock, which will provide VEREIT stockholders with the opportunity to participate in any potential appreciation of Realty Income common stock following the Merger;

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NYSE Listing.   The Merger consideration, consisting of Realty Income common stock, which will be listed for trading on the NYSE, continues to provide liquidity for VEREIT stockholders desiring to liquidate their investment after the Merger;

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Best Available Strategic Alternative.   The VEREIT board of directors reviewed possible alternatives to the Mergers and other transactions contemplated by the Merger Agreement and consulted with VEREIT’s financial advisors regarding possible alternatives, including continuing to operate VEREIT as an independent company or seeking a business combination with another party. After considering the alternatives, the VEREIT board of directors determined that the Mergers and the other transactions contemplated by the Merger Agreement are the best available option for VEREIT and its stockholders;

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Superior Proposals.   The VEREIT board of directors has the ability, under certain circumstances and subject to certain conditions specified in the Merger Agreement, to consider and respond to unsolicited bona fide written acquisition proposals with respect to VEREIT and to engage in negotiations with any third party making any such acquisition proposal and to terminate the Merger Agreement in order to enter into a Superior Proposal, subject to, among other things, certain notice requirements and payment of expense reimbursement and/or a termination fee by VEREIT to Realty Income, as further described in “— The Merger Agreement — Termination of the Merger Agreement.” The VEREIT board of directors evaluated, in consultation with VEREIT’s legal and financial advisors, the amounts of potential termination fees and expense reimbursement payable by VEREIT in such circumstances, and determined that such amounts are reasonable and will not unduly impede the ability of a third party to make a Superior Proposal;

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Opinion of Financial Advisor.   The VEREIT board of directors considered the April 28, 2021 oral opinion of J.P. Morgan, which was confirmed by delivery of a written opinion, dated April 28, 2021, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio provided in the Merger was fair, from a financial point of view, to the holders of VEREIT common stock, as more fully described in the section entitled “— Opinion of VEREIT’s Financial Advisor — Opinion of J.P. Morgan Securities LLC”. The full text of the written opinion of J.P. Morgan, dated April 28, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference;

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Familiarity with Businesses.   The VEREIT board of directors considered its knowledge of the business, operations, financial condition, earnings and prospects of both VEREIT and Realty Income, taking into account the results of VEREIT’s due diligence review of Realty Income, as well as its knowledge of the current and prospective environment in which VEREIT and Realty Income operate, including economic and market conditions;

•
Management Experience at Realizing Value Opportunities.   The VEREIT board of directors considered that the existing Realty Income management team has significant experience in all areas of real estate operations, financing and investment, as well as extensive relationships with real estate industry entrepreneurs, investors, owners and financiers and a track record of success built on identifying opportunities, assessing risk, structuring transactions with investment partners, and optimizing returns, including realizing the intrinsic value in undervalued real estate;

•
High Likelihood of Consummation.   The VEREIT board of directors determined it is highly likely that the Mergers will be completed in a timely manner given the commitment of both parties to complete the business combination pursuant to their respective obligations under the Merger Agreement and the absence of any significant closing conditions under the Merger Agreement, other than the stockholder approvals of VEREIT and Realty Income and the full readiness for consummation of the Spin-Off (which condition will be automatically deemed to have been waived if not satisfied by January 29, 2022);

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Continuous Dividends.   The VEREIT board of directors considered that VEREIT and VEREIT OP are permitted to continue to pay regular quarterly cash dividends or distributions, as applicable, in accordance with past practice until consummation of the Mergers;

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Representation on Combined Company Board.   The VEREIT board of directors considered that two VEREIT directors will join the Realty Income board of directors, helping to oversee the ongoing equity investment of VEREIT stockholders and providing an opportunity for the combined company to benefit from the insights and experience of these incoming directors;

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Current Market Trends.   The VEREIT board of directors considered current market and industry trends, VEREIT’s future prospects as an independent company and the challenges and risks that could affect VEREIT’s future performance;

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Tax-Free Merger.   The VEREIT board of directors considered that the Merger is intended to qualify as a reorganization for U.S. federal income tax purposes, and if the Merger so qualifies, then U.S. holders of VEREIT common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes upon the receipt of the Merger consideration (except with respect to any cash in lieu of fractional shares of Realty Income common stock);

•
OfficeCo Spin-Off.   The VEREIT board of directors considered that, the Spin-Off or the sale of some or all of the OfficeCo Properties, if completed, will potentially unlock further value of certain office assets for VEREIT’s stockholders; and

•
Flexibility to Operate the Business.   The VEREIT board of directors considered that the Merger Agreement provides VEREIT with sufficient operating flexibility between the signing of the Merger Agreement and the closing of the Merger for VEREIT to use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice.

The VEREIT board of directors also considered various risks and other potentially negative factors concerning the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, including the following:
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the Merger consideration is a fixed exchange ratio that will not fluctuate as a result of changes in the price of VEREIT common stock or Realty Income common stock prior to the effective time of the Merger, which means that the market value of the Merger consideration could decrease prior to the effective time of the Merger if the trading price of Realty Income common stock decreases;

•
under certain circumstances, the Realty Income board of directors can modify or withdraw its recommendation that Realty Income stockholders vote in favor of the Realty Income Issuance Proposal;

•
the obligation to pay Realty Income a termination fee of $195.0 million or $365.0 million, depending on, among other factors, when the termination occurs and whether a person making a Superior Proposal is a qualified bidder, and expense reimbursement of $25.0 million if the Merger Agreement is terminated under certain circumstances, as further described in “— The Merger Agreement —  Termination of the Merger Agreement” and “— The Merger Agreement — No Solicitation”;

•
the risk that the agreed termination fee and/or expense reimbursement amount payable by Realty Income to VEREIT if the Merger Agreement is terminated under certain circumstances may not be sufficient to fully compensate VEREIT for its losses in such circumstances;

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the risk that a different strategic alternative potentially could be more beneficial to VEREIT stockholders than the Mergers;

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the risk that VEREIT and Realty Income may be obligated to complete the Mergers without having obtained appropriate consents, approvals or waivers from the counterparties under certain of VEREIT’s contracts that require consent or approval to consummate the Mergers, and the risk that such consummation could trigger the termination of, or default under, such contracts or the exercise of rights by the counterparties under such contracts;

•
the possibility that the Mergers or the other transactions contemplated by the Merger Agreement may not be completed, or that completion may be delayed for reasons that are beyond the control of VEREIT or Realty Income, including the failure of VEREIT stockholders to approve the VEREIT Merger Proposal or the failure of Realty Income stockholders to approve the Realty Income Issuance Proposal, or the failure of VEREIT or Realty Income to satisfy other requirements that are conditions to closing the Mergers;

•
the risk that failure to complete the Mergers could negatively affect the price of VEREIT common stock and/or the future business and financial results of VEREIT;

•
the potential diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers;

•
the risk of not realizing all of the anticipated operating efficiencies, cost savings or other anticipated benefits of the Mergers within the expected time frame or at all;

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the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of VEREIT and Realty Income, and the transaction expenses arising from the Mergers and the other transactions contemplated by the Merger Agreement, including the Spin-Off;

•
the terms of the Merger Agreement placing certain limitations on the ability of VEREIT to initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer by or with a third party with respect to an acquisition proposal and to furnish nonpublic information or data to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction (unless such third party has made an unsolicited bona fide written acquisition proposal (as hereinafter defined) that constitutes or is reasonably likely to result in a Superior Proposal and such third party enters into a confidentiality agreement with VEREIT having provisions that are no less favorable to such party than those contained in the confidentiality agreement between Realty Income and VEREIT);

•
that provisions in the Merger Agreement placing certain restrictions on the operation of VEREIT’s business during the period between the signing of the Merger Agreement and closing of the Merger may delay or prevent VEREIT from undertaking business opportunities that may arise or other actions it would otherwise take with respect to its operations absent the pending completion of the Mergers;

•
the absence of appraisal rights for VEREIT stockholders under Maryland law;

•
while the Merger is generally not expected to result in the recognition of gain or loss to VEREIT stockholders for U.S. federal income tax purposes, the Spin-Off is expected to be a taxable transaction for stockholders of Realty Income following the Merger, including the former VEREIT stockholders;

•
the flexibility and control afforded to Realty Income pursuant to the terms of the Merger Agreement, subject to consultation with VEREIT, to finalize the terms of the Spin-Off, including electing to pursue potential sales of some or all of the OfficeCo Properties, or to retain some or all of the OfficeCo Properties;

•
prior to January 29, 2022, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the effectiveness of the New Realty Income Form 10; and

•
the other factors described herein under “Risk Factors.”

In addition to the factors described above, the VEREIT board of directors considered the fact that some of VEREIT’s directors and executive officers have other interests in the Mergers that are different from, or in addition to, the interests of VEREIT stockholders generally, as discussed herein under “— Interests of VEREIT Directors and Executive Officers in the Mergers.”
The above discussion of the factors considered by the VEREIT board of directors is not intended to be exhaustive, but does set forth material factors considered by the VEREIT board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Mergers and the other transactions contemplated by the Merger Agreement and the complexity of these matters, the VEREIT board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The VEREIT board of directors viewed its position and recommendation as being based on an overall review of the totality of the information available to it and overall considered these factors to be favorable to, and to support, its determination regarding the Mergers.
This explanation of VEREIT’s reasons for approving and recommending the Mergers and other information presented in this section is forward-looking in nature and should be read in light of the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
For the reasons set forth above, the VEREIT board of directors unanimously declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interests of, VEREIT and its stockholders and unanimously approved the Merger Agreement. The VEREIT board of directors recommends to VEREIT stockholders that they vote “FOR” the VEREIT Merger Proposal.
Opinion of Realty Income’s Financial Advisor
Opinion of Moelis & Company LLC
At the meeting of Realty Income’s board of directors on April 28, 2021 to evaluate and approve the Merger Agreement and the transactions contemplated thereby, including the Mergers, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated April 28, 2021, addressed to Realty Income’s board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Exchange Ratio was fair, from a financial point of view, to Realty Income.
The full text of Moelis’ written opinion dated April 28, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of Realty Income’s board of directors (solely in its capacity as such) in its evaluation of the Mergers. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to Realty Income of the Exchange Ratio. Moelis’ opinion does not address Realty Income’s underlying business decision to effect the Mergers, or the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available with respect to Realty Income. Moelis’ opinion does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the Mergers or any other matter, including the Realty Income Share Issuance Proposal.
In arriving at its opinion, Moelis, among other things:
•
reviewed certain publicly available business and financial information relating to VEREIT and Realty Income;

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of VEREIT furnished to Moelis by VEREIT and Realty Income, including financial forecasts provided to or discussed with Moelis by the management of Realty Income (referred to in this section as the “Realty Income Projections for VEREIT”);

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Realty Income furnished to Moelis by Realty Income, including financial forecasts provided to or discussed with Moelis by the management of Realty Income (referred to in this section as the “Realty Income Projections”);

•
reviewed certain information relating to the capitalization (including incentive equity) of Realty Income and VEREIT provided to Moelis by Realty Income and VEREIT, and discussed with Moelis by the management of Realty Income;

•
participated in discussions with members of the senior managements and representatives of Realty Income and VEREIT concerning the information described in the first four items of this list, as well as the businesses and prospects of Realty Income and VEREIT, generally;

•
reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•
reviewed a draft, dated April 28, 2021, of the merger agreement;

•
participated in certain discussions and negotiations among representatives of Realty Income and VEREIT and their advisors; and

•
conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, with Realty Income’s consent, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of, and Moelis did not independently verify, any of such information. With Realty Income’s consent, Moelis relied upon, without independent verification, the assessment of Realty Income and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above in this section, including Realty Income Projections for VEREIT and the Realty Income Projections, Moelis assumed, at Realty Income’s direction, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Realty Income as to the future performance of Realty Income and VEREIT, respectively. At Realty Income’s direction, Moelis assumed that the financial forecasts referred to above, including Realty Income Projections for VEREIT and the Realty Income Projections, were a reasonable basis upon which to evaluate VEREIT, Realty Income and the Mergers and at Realty Income’s direction Moelis relied upon such financial forecasts for purposes of its analyses and opinion. Moelis did not express any views as to the reasonableness of any financial forecasts or the assumptions on which they were based. With Realty Income’s consent, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of VEREIT or Realty Income, nor was it furnished with any such evaluation or appraisal.
Moelis’ opinion did not address Realty Income’s underlying business decision to effect the Mergers, or the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available to Realty Income and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, and Moelis did not, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Mergers, except for the fairness to Realty Income from a financial point of view of the Exchange Ratio pursuant to the Merger Agreement. In that regard, Moelis’ opinion did not address the Spin-Off or any aspect or implication thereof. Moelis did not express any opinion as to what the value of Realty Income shares actually would be when issued in the Mergers or the prices at which Realty Income common shares or VEREIT shares may trade at any time. Moelis assumed, with Realty Income’s consent, that the final executed form of the Merger Agreement would not differ in any material respect from the draft that it reviewed, that the Mergers would be consummated in accordance with their terms without any waiver or modification that would be material to its analysis, and that the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement. Moelis assumed, with Realty Income’s consent, that all governmental, regulatory or other consents or approvals necessary for the completion of the Mergers would be obtained, except to the extent that would not be material to Moelis’ analyses. In addition, Realty Income advised Moelis, and Moelis assumed, with the consent of Realty Income, that the Mergers would qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date thereof, and Moelis assumed no responsibility to update its opinion for developments occurring or coming to its attention after such date.
Moelis’ opinion did not address the fairness of the Mergers or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Realty Income or VEREIT. Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the exchange ratio or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company used in the analyses described below is identical to VEREIT or Realty Income. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described below (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Realty Income nor Moelis or any other person assumes responsibility if future results are materially different from those forecasts.
The Exchange Ratio was determined through arms’ length negotiations between Realty Income and VEREIT and was approved by the Realty Income board of directors. Moelis did not recommend any specific consideration to Realty Income or its board of directors, or that any specific amount or type of consideration constituted the only appropriate consideration in the Mergers.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Moelis in connection with its opinion to the Realty Income board of directors at a meeting held on April 28, 2021. This summary describes the material analysis underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.
Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
For purposes of its analyses, Moelis reviewed a number of financial metrics, including the following:
•
EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

•
Funds From Operations — generally the amount of the relevant company’s funds from operations for a specified time period.

•
Adjusted Funds From Operations — generally the amount of the relevant company’s funds from operations, adjusted to account for, among other things, debt extinguishment costs, stock-based compensation, the straight-lining of rents, amortization of above and below-market leases and amortization of deferred financing costs, for a specified time period.

•
Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the value of its net debt (the face amount of total debt and preferred stock and the book value of non-controlling interests, less the amount of cash and cash equivalents, as reflected on then most recently available balance sheet).

Dividend Discount Model Analysis
Moelis performed separate dividend discount analyses for each of Realty Income and VEREIT to calculate the implied present values of the estimated dividends per share that Realty Income and VEREIT were forecasted to distribute during the six months ending December 31, 2021 and the fiscal years ending December 31, 2022 and December 31, 2023, respectively, and the present value of estimated terminal values based on a multiple of terminal year Adjusted Funds from Operations per share as described below for Realty Income and VEREIT projected by the management of Realty Income. The financial data for Realty Income and VEREIT was based on financial forecasts and other information and data provided by Realty Income and VEREIT, including Realty Income Projections and the Realty Income Projections for VEREIT.
For Realty Income, Moelis utilized a range of discount rates (based on an estimated range of the cost of equity for Realty Income) of 6.25% to 8.75% to calculate estimated present values as of June 30, 2021 of (i) estimated dividends per share that Realty Income was forecasted to distribute during the six months ending December 31, 2021 and the fiscal years ending December 31, 2022 and December 31, 2023 and (ii) estimated terminal values derived by applying a range of multiples of 16.50x to 21.00x to a terminal year one-year forward estimate of Adjusted Funds from Operations per share for Realty Income, which reflects an assumed 4.0% growth, as projected by the management of Realty Income, from the Adjusted Funds from Operations per share for Realty Income for the fiscal year ending December 31, 2023 based on the Realty Income Projections. For VEREIT, Moelis utilized a range of discount rates (based on an estimated range of the cost of equity for VEREIT) of 7.00% to 10.00% to calculate estimated present values as of June 30, 2021 of (i) estimated dividends per share that VEREIT was forecasted to distribute during the six months ending December 31, 2021 and the fiscal years ending December 31, 2022 and December 31, 2023 and (ii) estimated terminal values derived by applying a range of multiples of 12.50x to 15.50x to a terminal year one-year forward estimate of Adjusted Funds from Operations per share for VEREIT, which reflects an assumed 4.0% growth, as projected by the management of Realty Income, from the Adjusted Funds from Operations per share for VEREIT for the fiscal year ending December 31, 2023 based on the Realty Income Projections for VEREIT.
The ranges of cost of equity referred to above reflected a derived cost of equity for each of Realty Income and VEREIT using (i) selected ranges of betas informed by selected publicly traded companies as of April 27, 2021, (ii) selected ranges of debt to total capitalization ratios informed by the selected publicly traded companies, and (iii) size premiums based on publicly traded companies with equity values similar to Realty Income and VEREIT.
This analysis indicated an implied per share equity value range for VEREIT of approximately $40.37 to $52.31, and an implied per share equity value range for Realty Income of approximately $59.57 to $78.28.
Based on the implied per share equity value ranges for Realty Income and VEREIT derived from the discounted dividend model analysis performed, the following implied exchange ratio range (representing the range determined by using (x) as the bottom end of the range, the amount calculated by dividing the lowest implied per share equity value range for VEREIT by the highest implied per share equity value range for Realty Income and (y) as the top end of the range, the amount calculated by dividing the highest implied per share equity value range for VEREIT by the lowest implied per share equity value range for Realty Income), as compared to the Exchange Ratio, were indicated:
Implied Exchange Ratio Range:	Merger Exchange Ratio
0.516x – 0.878x	0.705x

Selected Publicly Traded Companies Analysis
Moelis performed a selected publicly traded companies analysis of each of Realty Income and VEREIT. Moelis reviewed financial and stock market information of the selected publicly traded companies that it deemed similar in one or more respects, including REITs that are internally-managed, focus primarily on the net lease asset class and have market capitalizations in excess of $1 billion.
Moelis reviewed, among other things, (a) Enterprise Values of the selected publicly traded companies as a multiple of estimated EBITDA for the years ending December 31, 2021 and December 31, 2022, (b) share prices for the selected publicly traded companies as a multiple of estimated per share Funds From Operations (“FFO”) for the years ending December 31, 2021 and December 31, 2022, estimated per share Adjusted Funds From Operations (“AFFO”) for the years ending December 31, 2021 and December 31, 2022, and (c) the premium or discount implied by the share price for the selected publicly traded companies to estimated per share net asset value (“NAV”).
Enterprise Values and share prices used in the selected publicly traded companies analyses described below were based upon market prices of the common stock of the selected publicly traded companies listed below as of April 27, 2021. Financial and certain other data (including NAV estimates) for the selected publicly traded companies, including Realty Income and VEREIT, were based on publicly available consensus research analysts’ estimates, public filings and other publicly available information. The selected publicly traded companies and their respective metrics are summarized below:
Selected Publicly Traded Company	Enterprise Value / 2021E EBITDA	Enterprise Value / 2022E EBITDA	Price / 2021E FFO	Price / 2022E FFO	Price / 2021E AFFO	Price / 2022E AFFO	Premium or Discount to Consensus NAV
Realty Income Corp.	20.4x	18.2x	20.4x	18.8x	19.7x	18.7x	31.9%
W.P. Carey Inc.	18.3x	17.3x	15.9x	15.4x	15.0x	14.6x	10.1%
STORE Capital Corporation	19.2x	16.9x	19.1x	17.8x	18.5x	17.4x	39.2%
VEREIT, Inc.	15.4x	14.5x	12.9x	12.4x	12.8x	12.3x	1.5%
National Realty Properties, Inc.	19.2x	17.9x	18.0x	17.0x	16.7x	16.3x	12.9%
Spirit Realty Capital, Inc.	16.8x	15.1x	15.5x	14.7x	15.1x	14.5x	14.3%
Agree Realty Corporation	20.5x	16.7x	20.4x	19.1x	20.8x	19.5x	20.8%
Broadstone Net Lease, Inc.	15.1x	13.8x	13.6x	13.1x	15.0x	14.1x	(0.6)%
Essential Properties Realty Trust, Inc.	20.6x	16.2x	21.0x	19.1x	21.1x	19.0x	45.7%
Four Corners Property Trust, Inc.	19.7x	17.8x	19.1x	18.1x	19.1x	18.3x	16.9%
For purposes of its analysis, for Realty Income, Moelis applied the following ranges of selected multiples (or premia as the case may be) informed by its review of the following selected publicly traded companies: Realty Income, STORE Capital Corporation, National Retail Properties, Agree Realty Corporation and Essential Properties Realty Trust, which Moelis selected because of similar historical growth performance and / or asset mix to Realty Income. This analysis indicated the following ranges of implied per share equity value.
Metric	Selected Range: Realty Income	Implied Equity Value Range Per Share: Realty Income
Enterprise Value / 2021E EBITDA	19.00x – 21.00x	$62.81 – $71.49
Enterprise Value / 2022E EBITDA	16.00x – 18.50x	$57.53 – $69.59
Share price / 2021E FFO	18.00x – 21.00x	$59.19 – $69.05
Share Price / 2022E FFO	17.00x – 19.50x	$59.89 – $68.69
Share price / 2021E AFFO	16.50x – 21.00x	$56.93 – $72.45
Share Price / 2022E AFFO	16.00x – 20.00x	$56.77 – $70.96
Premium (Discount) to NAV	10.0% – 45.0%	$57.44 – $75.72
For purposes of its analysis, for VEREIT, Moelis applied the following ranges of selected multiples (or premia as the case may be) informed by its review of the following selected publicly traded companies: W.P.

Carey, Spirit Realty Capital, VEREIT and Broadstone Net Lease which Moelis selected because of similar historical growth performance and / or asset mix to VEREIT. This analysis indicated the following ranges of implied per share equity value.
Metric	Selected Range: VEREIT	Implied Equity Value Range Per Share: VEREIT
Enterprise Value / 2021E EBITDA	15.00x – 19.00x	$39.50 – $56.95
Enterprise Value / 2022E EBITDA	13.50x – 17.50x	$34.36 – $52.25
Share price / 2021E FFO	12.50x – 16.50x	$40.51 – $53.48
Share Price / 2022E FFO	12.00x – 16.00x	$40.34 – $53.78
Share price / 2021E AFFO	12.50x – 15.50x	$40.75 – $50.53
Share Price / 2022E AFFO	12.00x – 15.00x	$40.66 – $50.82
Premium (Discount) to NAV	(5.0)% – 15.0%	$38.67 – $46.81
Based on the implied per share equity value ranges for Realty Income and VEREIT derived from the selected publicly traded companies analysis performed, the following implied exchange ratio ranges (representing the range determined by using (x) as the bottom end, the amount calculated by dividing the lowest implied per share equity value range for VEREIT by the highest implied per share equity value range for Realty Income and (y) as the top end, the amount calculated by dividing the highest implied per share equity value range for VEREIT by the lowest implied per share equity value range for Realty Income), as compared to the Exchange Ratio, were indicated:
Metric	Implied Exchange Ratio Range
Enterprise Value / 2021E EBITDA	0.552x – 0.907x
Enterprise Value / 2022E EBITDA	0.494x – 0.908x
Share price / 2021E FFO	0.587x – 0.904x
Share Price / 2022E FFO	0.587x – 0.898x
Share price / 2021E AFFO	0.562x – 0.888x
Share Price / 2022E AFFO	0.573x – 0.895x
Premium (Discount) to NAV	0.511x – 0.815x
Other Information
For reference only, Moelis reviewed a precedent premia paid analysis in which Moelis reviewed premia paid in selected REIT transactions announced since 2015 with transaction values over $1 billion. Moelis did not utilize a precedent premia paid analysis for purposes of its analysis or opinion but included the data for informational purposes. These transactions reflected mean, median, 25th percentile, and 75th percentile (a) one-day premiums of 17.4%, 15.5%, 9.8% and 20.9%, respectively and (b) one-week premiums of 18.8%, 15.7%, 11.3% and 20.8%, respectively. Moelis noted that the (i) one-day premium implied by the Exchange Ratio and the $41.32 closing share price for VEREIT on April 27, 2021 was 17.5% and (ii) one-week premium implied by the Exchange Ratio and the $41.31 closing share price for VEREIT on April 20, 2021 was 17.5%.
In addition, for reference only, Moelis reviewed the financial terms of certain transactions in the net lease sector with transaction values over $1 billion that were completed since 2015. Moelis did not utilize a precedent transactions analysis for purposes of its analysis or opinion because of the limited number of recent transactions, the fact that all of the reviewed transactions had announced before the onset of COVID-19 (limiting the comparability of the multiples reflected in those transactions to the Mergers) and the lack of retail property exposure in the reviewed transactions.
Miscellaneous
Moelis acted as financial advisor to Realty Income in connection with the Mergers and will receive a transaction fee of $19.0 million for its services, contingent upon the consummation of the Mergers. Moelis also became entitled to receive a fee of approximately $5.0 million upon having substantially completed its work necessary to deliver its opinion, without regard to the conclusion reached therein, which is creditable against the transaction fee. In addition, Realty Income agreed to indemnify Moelis for certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement. Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of Realty Income and VEREIT. Moelis is providing investment banking services to Realty Income in connection with the Spin-Off and potential alternatives thereto, and may receive compensation for such services. Moelis has provided investment banking and other services to Realty Income unrelated to the Mergers and in the future may provide such services to Realty Income, and has received and may receive compensation for such services. Moelis may, in the future, provide investment banking or other services unrelated to the Mergers to VEREIT, and may receive compensation for such services. In the past two years prior to the date of its opinion, Moelis (i) acted among other things as a co-manager in various equity and debt offerings undertaken by Realty Income, for which Moelis received approximately $200,000 in aggregate compensation and (ii) had not received any fees for financial advisory services from VEREIT.
The Realty Income board of directors selected Moelis as its financial advisor in connection with Mergers because Moelis has substantial experience in similar transactions and familiarity with Realty Income. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.
Opinion of VEREIT’s Financial Advisor
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter, VEREIT retained J.P. Morgan as its financial advisor in connection with the Mergers.
At the meeting of the VEREIT board of directors on April 28, 2021, J.P. Morgan rendered its oral opinion to the VEREIT board of directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Exchange Ratio in the Merger was fair, from a financial point of view, to VEREIT’s common stockholders. J.P. Morgan confirmed its April 28, 2021 oral opinion by delivering its written opinion, dated as of April 28, 2021, to the VEREIT board of directors that, as of such date, the Exchange Ratio in the Merger was fair, from a financial point of view, to VEREIT’s common stockholders.
The full text of the written opinion of J.P. Morgan, dated as of April 28, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. VEREIT’s common stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the VEREIT board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the Mergers, was directed only to the Exchange Ratio in the Merger and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Mergers to the holders of any other class of securities, creditors or other constituencies of VEREIT or VEREIT OP, including the consideration to be paid to certain minority partners of VEREIT OP, or as to the underlying decision by VEREIT to engage in the Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of VEREIT as to how such stockholder should vote with respect to the VEREIT Merger Proposal or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
•
reviewed a draft, dated April 28, 2021, of the Merger Agreement;

•
reviewed certain publicly available business and financial information concerning VEREIT and Realty Income and the industries in which they operate;

•
compared the financial and operating performance of VEREIT and Realty Income with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of each of VEREIT’s common stock and Realty Income’s common stock and certain publicly traded securities of such other companies;
•
reviewed certain internal financial analyses and forecasts prepared by the management of VEREIT, for itself and for Realty Income, relating to the respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Mergers (the “Synergies”); and

•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of VEREIT and Realty Income with respect to certain aspects of the Mergers, and the past and current business operations of VEREIT and Realty Income, the financial condition and future prospects and operations of VEREIT and Realty Income, the effects of the Mergers on the financial condition and future prospects of VEREIT and Realty Income, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by VEREIT or Realty Income or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with VEREIT, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of VEREIT or Realty Income under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by VEREIT’s management as to the expected future results of operations and financial condition of VEREIT and Realty Income to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. In addition, J.P. Morgan’s opinion did not address or reflect the Separation of OfficeCo from Realty Income, or any sale of all or any portion of the OfficeCo Properties. J.P. Morgan also assumed that the representations and warranties made by VEREIT, Realty Income and their respective subsidiaries in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to VEREIT with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Mergers will be obtained without any adverse effect on VEREIT or Realty Income or on the contemplated benefits of the Mergers.
The projections furnished to J.P. Morgan were prepared by VEREIT’s management, as discussed more fully under “— VEREIT Unaudited Prospective Financial Information”, beginning on page 75 of this joint proxy statement/prospectus. VEREIT does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Mergers, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of VEREIT’s management or Realty Income’s management, as applicable, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the sections entitled “— VEREIT Unaudited Prospective Financial Information”, beginning on page 75 of this joint proxy statement/prospectus.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio in the Merger to VEREIT’s common stockholders, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the Mergers to the holders of any other class of securities, creditors or other constituencies of VEREIT or VEREIT OP, including the consideration to be paid to certain minority partners of VEREIT OP, or as to the underlying decision by VEREIT to engage in the Mergers. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Mergers, or any class of such persons relative to the Exchange Ratio applicable to VEREIT’s common stockholders in the Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the VEREIT common stock or the Realty Income common stock will trade at any future time.
J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of VEREIT or any other alternative transaction.
The terms of the Merger Agreement, including the Exchange Ratio, were determined through arm’s length negotiations between VEREIT and Realty Income, and the decision to enter into the Merger Agreement was solely that of the VEREIT board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the VEREIT board of directors in its evaluation of the Mergers and should not be viewed as determinative of the views of the VEREIT board of directors or VEREIT’s management with respect to the Mergers or the Exchange Ratio.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the VEREIT board of directors on April 28, 2021 and in the financial analysis presented to the VEREIT board of directors on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the VEREIT board of directors and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples.
Using publicly available information, J.P. Morgan compared selected financial data of VEREIT and Realty Income with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to those engaged in by VEREIT and Realty Income, as applicable.
The companies selected by J.P. Morgan with respect to VEREIT were as follows:
•
VEREIT, Inc.

•
W.P. Carey Inc.

•
Spirit Realty Capital, Inc.

•
Broadstone Net Lease, Inc.

The companies selected by J.P. Morgan with respect to Realty Income were as follows:
•
Realty Income Corporation

•
STORE Capital Corporation

•
National Realty Properties, Inc.

•
Spirit Realty Capital, Inc.

•
Agree Realty Corporation

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered similar to those of VEREIT and Realty Income, as applicable. However, certain of these companies may have characteristics that are materially different from those of VEREIT and Realty Income, as applicable. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect VEREIT and Realty Income, as applicable.
Using publicly available information, J.P. Morgan calculated, for each selected company, the ratios of (i) the company’s price per share of common stock to the consensus equity research analyst estimates for the company’s AFFO per share of common stock for the years ending December 31, 2021 (the “P/2021E AFFO”) and December 31, 2022 (the “P/2022E AFFO”) and (ii) a third party research analyst estimate for the company’s cash net operating income for the next twelve months to a third party research analyst estimate for the company’s implied value of real estate (the “Implied Capitalization Rate”).
For VEREIT, based on the results of this analysis, J.P. Morgan selected multiple reference ranges of 13.0x – 15.0x, 12.25x – 14.75x and 6.5% – 5.8% for P/2021E AFFO, P/2022E AFFO and the Implied Capitalization Rate, respectively. After applying such ranges to the projected AFFO for VEREIT for the year ending December 31, 2021, the projected AFFO for VEREIT for the year ending December 31, 2022, and the projected cash net operating income for VEREIT for the next twelve months, respectively, the analysis indicated the following ranges of implied per share equity value (rounded to the nearest $0.25) for shares of VEREIT common stock:
	Implied Per Share Equity Value
	Low	High
VEREIT P/2021E AFFO	$42.50	$49.00
VEREIT P/2022E AFFO	$41.50	$50.00
VEREIT Implied Capitalization Rate	$44.25	$52.75
The ranges of implied per share equity value for VEREIT common stock were compared to (i) the closing share price of VEREIT common stock of $41.32 on April 27, 2021, the trading day immediately preceding the date of the written opinion, dated April 28, 2021, and (ii) the implied per share consideration (based on the closing price of Realty Income common stock on April 27, 2021) of $48.55.
For Realty Income, based on the results of the analysis described above, J.P. Morgan selected multiple reference ranges of 15.00x – 20.75x, 14.50x – 19.50x and 5.8% – 5.0% for P/2021E AFFO, P/2022E AFFO and the Implied Capitalization Rate, respectively. After applying such ranges to the projected AFFO for Realty Income for the year ending December 31, 2021, the projected AFFO for Realty Income for the year ending December 31, 2022, and the projected cash net operating income for Realty Income for the year ending December 31, 2021, respectively, the analysis indicated the following ranges of implied per share equity value (rounded to the nearest $0.25) for shares of Realty Income common stock:
	Implied Per Share Equity Value
	Low	High
Realty Income P/2021E AFFO	$51.75	$71.50
Realty Income P/2022E AFFO	$51.50	$69.25
Realty Income Implied Capitalization Rate	$59.25	$71.75
The ranges of implied per share equity value for Realty Income common stock were compared to the closing share price of Realty Income common stock of $68.86 on April 27, 2021, the trading day immediately preceding the date of the written opinion, dated April 28, 2021.
Discounted Cash Flow Analysis.
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for both VEREIT common stock and Realty Income common stock. J.P. Morgan calculated the unlevered free cash flows that VEREIT and Realty Income are expected to generate during fiscal years 2021 through 2023 (as set forth in the section entitled “— VEREIT Unaudited Prospective Financial Information”, which was discussed with, and approved by, the VEREIT board of directors for use by J.P. Morgan in connection with its financial analyses). J.P. Morgan also calculated a range of terminal values for VEREIT and Realty Income at the end of this period by applying perpetual growth rates ranging from 0.25% to 0.75%, in the case of VEREIT, and 0.75% to 1.25%, in the case of Realty Income, based on guidance provided by VEREIT’s management, to estimates of the unlevered terminal free cash flows for each of VEREIT and Realty Income at the end of fiscal-year 2023, as provided in the VEREIT management projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2020 using discount rates ranging from 6.5% to 7.0% for VEREIT, and 5.875% to 6.375% for Realty Income, which ranges were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of VEREIT and Realty Income, respectively. For each of VEREIT and Realty Income, the present value of the unlevered free cash flow estimates and the range of terminal values were then adjusted by subtracting net debt for each company as of December 31, 2020.
Based on the foregoing, this analysis indicated the following ranges of implied per share equity value (rounded to the nearest $0.25) for VEREIT common stock and Realty Income common stock:
	Implied Per Share Equity Value
	Low	High
VEREIT Discounted Cash Flow	$32.50	$44.25
Realty Income Discounted Cash Flow	$50.25	$70.00
The range of implied per share equity values for VEREIT common stock was compared to (i) the closing share price of VEREIT common stock of $41.32 on April 27, 2021, the trading day immediately preceding the date of the written opinion, dated April 28, 2021 and (ii) the implied per share consideration (based on the closing price of Realty Income common stock on April 27, 2021) of $48.55. The range of implied per share equity values for Realty Income common stock was compared to the closing share price of Realty Income common stock of $68.86 on April 27, 2021, the trading day immediately preceding the date of the written opinion, dated April 28, 2021.
Implied Relative Value Analysis.
J.P. Morgan compared the results for VEREIT to the results for Realty Income with respect to the public trading multiples and discounted cash flow analyses described above. J.P. Morgan compared the lowest equity value per share for VEREIT to the highest equity value per share for Realty Income to derive the lowest exchange ratio implied by each pair of results. J.P. Morgan also compared the highest equity value per share for VEREIT to the lowest equity value per share for Realty Income to derive the highest exchange ratio implied by each pair of results. The ranges of implied exchange ratios resulting from this analysis were:
Implied Exchange Ratios
	Low	High
P/2021E AFFO	0.594x	0.947x
P/2022E AFFO	0.599x	0.971x
Implied Capitalization Rate	0.617x	0.890x
Discounted Cash Flow	0.464x	0.881x
The ranges of implied exchange ratios resulting from the foregoing analysis were compared to (i) the implied exchange ratio of 0.600x on April 27, 2021, the trading day immediately preceding the date of the written opinion, dated April 28, 2021 and (ii) the Exchange Ratio of 0.705x, as contemplated in the Merger Agreement.
Discounted Cash Flow-Based Value Creation Analysis.
J.P. Morgan conducted an analysis of the theoretical value creation to the existing holders of VEREIT common stock that compared the estimated implied equity value of VEREIT common stock on a standalone basis, based on the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above, to the estimated implied equity value of former VEREIT common stockholders’ ownership in the combined company, pro forma for the Merger.

J.P. Morgan calculated the pro forma implied equity value of VEREIT common stock by (1) adding the sum of (a) the implied equity value of VEREIT on a stand-alone basis of approximately $8,701 million, using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of VEREIT described above, (b) the implied equity value of Realty Income on a stand-alone basis of approximately $22,151 million, using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of Realty Income described above and (c) the estimated value of Synergies, as reflected in estimates VEREIT’s management provided to J.P. Morgan for use in connection with its analysis, in the aggregate amount of $749 million, (2) subtracting the transaction expenses of $288 million and (3) multiplying such result by the pro forma equity ownership of the combined company by the existing holders of VEREIT common stock of 30.3%. This analysis indicated that the Merger implied pro forma equity value for such holders of $9,476 million, which represents accretion in value of $775 million, or 8.9% compared to the standalone equity value of VEREIT. There can be no assurance, however, that the Synergies, transaction-related expenses and other impacts referred to above will not be substantially greater or less than those estimated by VEREIT’s management and described above.
Miscellaneous.
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of either VEREIT or Realty Income. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary are identical to VEREIT or Realty Income, as applicable. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of VEREIT or Realty Income, as applicable. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to VEREIT and Realty Income, as applicable.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise VEREIT with respect to the Mergers and deliver an opinion to the VEREIT board of directors with respect to the Mergers on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with VEREIT, Realty Income and the industries in which they operate.
VEREIT has agreed to pay J.P. Morgan a fee of up to $38.0 million, $5.0 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the Mergers. In addition, VEREIT has agreed to reimburse J.P.

Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with each of VEREIT and Realty Income, for which J.P. Morgan and such affiliates have received, or will receive, customary compensation.
Such services during such period have included acting as joint bookrunning manager on VEREIT’s bond offerings in November 2019, June 2020 and November 2020, joint lead arranger and joint bookrunner on Realty Income’s revolving credit facility in August 2019, and joint bookrunning manager on Realty Income’s bond offerings in July 2019, May 2020, October 2020 and December 2020. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of each of VEREIT and Realty Income, and on a fiduciary and proprietary basis, approximately 12.5% of VEREIT’s outstanding preferred stock. During the two years preceding the delivery of J.P. Morgan’s opinion, the aggregate fees received by J.P. Morgan from VEREIT were approximately $2.0 million and the aggregate fees received by J.P. Morgan from Realty Income were approximately $4.0 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of VEREIT or Realty Income for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities or other financial instruments.
Realty Income Unaudited Prospective Financial Information
Realty Income does not as a matter of course make public long-term projections as to future revenues, earnings or other results, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. Realty Income’s management prepared and provided to the Realty Income board of directors in connection with its evaluation of the Mergers, and to Moelis, its financial advisor, for its use and reliance in connection with its financial analyses and opinion described above under the sections entitled “— Opinion of Realty Income’s Financial Advisor — Opinion of Moelis & Company LLC,” certain nonpublic, internal financial projections regarding Realty Income’s future operations for fiscal years 2021 through 2023 (the “Realty Income Standalone Projections”). As described below, certain of these projections were also provided to VEREIT and to its financial advisor, J.P. Morgan, for its use and reliance in connection with its financial analyses and opinion. For more information, see “— Background of the Mergers,” and “— Opinion of VEREIT’s Financial Advisor — Opinion of J.P. Morgan Securities LLC.” In addition, Realty Income’s management prepared and provided to the Realty Income board of directors in connection with its evaluation of the Mergers and to Moelis, its financial advisor, for use and reliance in connection with its financial analyses and opinion described above under the sections entitled “— Opinion of Realty Income’s Financial Advisor — Opinion of Moelis & Company LLC,” certain nonpublic, internal financial projections regarding VEREIT’s projected future operations for fiscal years 2021 through 2023 for purposes of evaluating VEREIT and the Mergers, which were prepared, in part, based on the VEREIT Management Projections (as hereinafter defined), as adjusted by Realty Income’s management (the “VEREIT Adjusted Standalone Projections,” and together with the Realty Income Standalone Projections, the “Realty Income Management Projections”). In addition. VEREIT provided Realty Income and its advisors the VEREIT Management Projections. For more information, see “— VEREIT Unaudited Prospective Financial Information.” Realty Income has included below a summary of the Realty Income Management Projections for the purpose of providing stockholders and investors access to certain nonpublic information that was furnished to certain parties in connection with the Mergers, and such information may not be appropriate for other purposes, and is not included to influence your decision, if you are a Realty Income stockholder, to vote for the Realty Income Issuance Proposal, or, if you are a VEREIT stockholder, to vote for the VEREIT Merger Proposal or the VEREIT Compensation Proposal.
The Realty Income Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections. This information is not fact and should not be relied upon as being indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Realty Income Management

Projections. The Realty Income Management Projections in this section of the joint proxy statement/prospectus have been prepared by, and are the responsibility of, Realty Income’s management. Neither the independent registered public accounting firm of Realty Income, nor any independent accountants, have examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, the independent registered accounting firm of Realty Income does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information. The independent registered public accounting firm’s report, contained in the Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this joint proxy statement/prospectus, relates to Realty Income’s historical financial information. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.
While presented with numeric specificity, the Realty Income Management Projections were based on numerous variables and assumptions (including, but not limited to, the assumption that each of Realty Income and VEREIT would make certain property acquisitions in connection with their respective acquisition plans, and other assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Realty Income’s and VEREIT’s businesses, as applicable) that are inherently subjective and uncertain and are beyond the control of Realty Income’s and VEREIT’s management. Important factors that may affect actual results and cause the Realty Income Management Projections to not be achieved include, but are not limited to, risks and uncertainties relating to Realty Income’s and VEREIT’s businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” beginning on pages 41 and 26, respectively. The Realty Income Management Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Realty Income Management Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. Realty Income stockholders and VEREIT stockholders are urged to review the most recent SEC filings of Realty Income and VEREIT for a description of the reported and anticipated results of operations and financial condition and capital resources during 2021, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Realty Income’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus.
The inclusion of a summary of the Realty Income Management Projections in this joint proxy statement/prospectus should not be regarded as an indication that any of Realty Income, VEREIT or their respective officers, directors, affiliates, advisors or other representatives considered the Realty Income Management Projections to necessarily be predictive of actual future events, and the Realty Income Management Projections should not be relied upon as such nor should the information contained in the Realty Income Management Projections be considered appropriate for other purposes. None of Realty Income, VEREIT or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the Realty Income Management Projections. Realty Income undertakes no obligation to update or otherwise revise or reconcile the Realty Income Management Projections to reflect circumstances existing after the date the Realty Income Management Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Realty Income Management Projections are shown to be in error. Since the Realty Income Management Projections cover multiple years, such information by its nature becomes less predictive with each successive year.
Realty Income and VEREIT may calculate certain non-GAAP financial metrics, including NOI, EBITDA, FFO and AFFO, using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this joint proxy statement/prospectus relating to the opinions of the financial advisors to Realty Income and VEREIT may not be directly comparable to one another.
Realty Income has not made, and does not make, any representation to VEREIT or any stockholder in the Merger Agreement or otherwise, concerning the Realty Income Management Projections or regarding

Realty Income’s ultimate performance compared to the information contained in the Realty Income Management Projections or that the projected results will be achieved. Realty Income urges all stockholders to review Realty Income’s most recent SEC filings for a description of Realty Income’s reported financial results.
Realty Income Standalone Projections
The following is a summary of the unaudited Realty Income Standalone Projections. The Realty Income Standalone Projections were prepared by Realty Income’s management beginning on February 4, 2021, and are based solely on the information available to Realty Income’s management at that time. The Realty Income Standalone Projections were finalized on April 27, 2021.
The Realty Income Standalone Projections were based on numerous variables and assumptions, including the variables and assumptions discussed above, as well as the following material assumptions: (1) rental net operating income as a percentage of total non-reimbursement revenue would equal approximately 98% over the projected periods; (2) Realty Income would make property acquisitions over each projected period at volumes consistent with the run-rate of its current acquisition guidance; and (3) Realty Income would maintain a leverage ratio of approximately 5.5x net debt to EBITDA. The Realty Income Standalone Projections do not give effect to the Mergers or the Spin-Off.
The Realty Income Standalone Projections were provided to the Realty Income board of directors and its financial advisor, Moelis, and to VEREIT and its financial advisor, J.P. Morgan. For more information, see “— Background of the Merger.” The following table presents a summary of the Realty Income Standalone Projections, as prepared by Realty Income’s management, with all figures rounded to the nearest million (other than per share data). VEREIT management directed J.P. Morgan to use and rely upon such prospective financial information for purposes of J.P. Morgan’s opinion and related financial analyses and such use was approved for J.P. Morgan’s use by the VEREIT board of directors.
	Year Ended December 31,
	2021E	2022E	2023E
	(in millions, other than per share data)
Total Revenue	$1,823	$2,013	$2,310
Total Net Operating Income (NOI)(1)	$1,714	$1,900	$2,181
EBITDA(2)	$1,624	$1,805	$2,072
Funds from Operations (FFO)(3)	$1,253	$1,452	$1,689
Adjusted Funds from Operations (AFFO)(4)	$1,314	$1,462	$1,696
FFO / Share(3)(5)	$3.29	$3.52	$3.80
AFFO / Share(4)(6)	$3.45	$3.55	$3.81
Dividends / Share(7)	$2.82	$2.85	$2.95

(1)
Realty Income defines net operating income (“NOI”) as total revenue, excluding any fees from joint ventures, less total property expenses. NOI is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance.

(2)
Realty Income defines EBITDA as total NOI less general and administrative expenses, less acquisition-related expenses plus joint-venture related income and fees. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(3)
Realty Income defines Funds from Operations (“FFO”) as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. FFO, which is consistent with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance.

(4)
Realty Income defines Adjusted Funds from Operations (“AFFO”) as FFO, adjusted to account for,

among other things, debt extinguishment costs, stock-based compensation, the straight-lining of rents, amortization of above and below-market leases and amortization of deferred financing costs.
(5)
Realty Income defines FFO per share (“FFO / Share”) as FFO divided by the weighted average share count of common stock outstanding for the relevant period.

(6)
Realty Income defines AFFO per share (“AFFO / Share”) as AFFO divided by the weighted average share count of common stock outstanding for the relevant period.

(7)
Realty Income defines dividends per share (“Dividends / Share”) as the amount of dividends distributable per share of common stock outstanding for the relevant period. For the six months ended December 31, 2021, Dividends / Share was projected by Realty Income management to be $1.41.

VEREIT Adjusted Standalone Projections
The following is a summary of the VEREIT Adjusted Standalone Projections. For more information regarding the VEREIT Management Projections, see “— VEREIT Unaudited Prospective Financial Information.” The VEREIT Adjusted Standalone Projections were prepared by Realty Income’s management beginning on February 4, 2021, and are based solely on the information available to Realty Income’s management at that time. The VEREIT Adjusted Standalone Projections were finalized on April 27, 2021.
The VEREIT Adjusted Standalone Projections were based on numerous variables and assumptions, including the variables and assumptions discussed above, as well as the following material assumptions: (1) VEREIT would make property acquisitions over the projected periods at volumes consistent with its historical acquisition volumes; (2) VEREIT’s pro rata share of net operating income after debt service related to its joint ventures would be reflected in EBITDA but not in consolidated net operating income; (3) VEREIT’s remaining outstanding preferred stock would be redeemed in the fourth quarter of 2022; and (4) existing mortgages would be refinanced upon maturity with its revolver and issuance in bonds. The VEREIT Adjusted Standalone Projections do not give effect to the Mergers or the Spin-Off.
The VEREIT Adjusted Standalone Projections were provided to the Realty Income board of directors and its financial advisor, Moelis, and to VEREIT and its financial advisor, J.P. Morgan. For more information, see “— Background of the Merger.” The following table presents a summary of the VEREIT Adjusted Standalone Projections, as prepared by Realty Income’s management, with all figures rounded to the nearest million, other than per share data. VEREIT management directed J.P. Morgan to use and rely upon such prospective financial information for purposes of J.P. Morgan’s opinion and related financial analyses and such use was approved for J.P. Morgan’s use by the VEREIT board of directors.
	Year Ended December 31,
	2021E	2022E	2023E
	(in millions, other than per share data)
Total Revenue	$1,206	$1,238	$1,292
Total Net Operating Income (NOI)(1)	$1,069	$1,098	$1,147
EBITDA(2)	$1,009	$1,033	$1,080
Funds from Operations (FFO)(3)	$744	$781	$845
Adjusted Funds from Operations (AFFO)(4)	$748	$787	$851
FFO / Share(3)(5)	$3.24	$3.36	$3.48
AFFO / Share(4)(6)	$3.26	$3.39	$3.50
Dividends / Share(7)	$1.93	$2.03	$2.10(8)

(1)
Realty Income defines net operating income (“NOI”) as total revenue, excluding any fees from joint ventures, less total property expenses. NOI is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance.

(2)
Realty Income defines EBITDA as total NOI less general and administrative expenses, less acquisition-related expenses plus joint-venture related income and fees. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.
(3)
Realty Income defines Funds from Operations (“FFO”) as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. FFO, which is consistent with NAREIT’s definition, is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance.

(4)
Realty Income defines Adjusted Funds from Operations (“AFFO”) as FFO, adjusted to account for, among other things, debt extinguishment costs, stock-based compensation, the straight-lining of rents, amortization of above and below-market leases and amortization of deferred financing costs.

(5)
Realty Income defines FFO per share (“FFO / Share”) as FFO divided by the weighted average share count outstanding of common stock for the relevant period.

(6)
Realty Income defines AFFO per share (“AFFO / Share”) as AFFO divided by the weighted average share count of common stock outstanding for the relevant period.

(7)
Realty Income defines dividends per share (“Dividends / Share”) as the amount of dividends distributable per share of common stock outstanding for the relevant period. For the six months ended December 31, 2021, Dividends / Shares to be paid by VEREIT was projected by Realty Income to be $0.97.

(8)
For purposes of its analyses and opinion, Moelis used an estimate of $2.08 representing Dividends / Shares projected by Realty Income to be paid by VEREIT in the year ending December 31, 2023.

VEREIT Unaudited Prospective Financial Information
While VEREIT has from time to time provided limited financial guidance to investors, VEREIT has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results beyond the then current annual period due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the Mergers, prior to the execution of the Merger Agreement, VEREIT management prepared and provided to the VEREIT board of directors in connection with its evaluation of the Mergers and VEREIT’s financial advisor, J.P. Morgan, for its use and reliance in connection with its financial analyses and opinion, certain nonpublic, internal financial projections regarding VEREIT’s future operations for fiscal years ending December 31, 2021, December 31, 2022 and December 31, 2023 (the “VEREIT Standalone Projections”). As described below, these financial projections were also provided to Realty Income and its financial advisor, Moelis. For more information, see “— Background of the Mergers” and “— Opinion of VEREIT’s Financial Advisor — Opinion of J.P. Morgan Securities LLC.” In addition, VEREIT management prepared and provided to the VEREIT board of directors in connection with its evaluation of the Mergers and VEREIT’s financial advisor, J.P. Morgan, for its use and reliance in connection with its financial analyses and opinion, certain nonpublic, internal financial projections regarding Realty Income’s future operations for fiscal years ending December 31, 2021, December 31, 2022 and December 31, 2023 for purposes of evaluating Realty Income and the Mergers, which were prepared, in part, based on the Realty Income Management Projections, as adjusted by VEREIT management (the “Realty Income Adjusted Standalone Projections,” and together with the VEREIT Standalone Projections, the “VEREIT Management Projections”). Furthermore, Realty Income provided VEREIT and its advisors the Realty Income Management Projections. For more information, see “— Realty Income Unaudited Prospective Financial Information.” VEREIT has included below a summary of the VEREIT Management Projections for the purpose of providing stockholders and investors access to certain nonpublic information that was furnished to J.P. Morgan, Realty Income and Moelis in connection with the Mergers, and such information may not be appropriate for other purposes, and is not included to influence your decision, if you are a VEREIT stockholder, to vote for the VEREIT Merger Proposal or the VEREIT Compensation Proposal, or, if you are a Realty Income stockholder, to vote for the Realty Income Issuance Proposal. The inclusion of this summary should not be regarded as an indication that VEREIT management or anyone who received the VEREIT Management Projections then considered, or now considers, them to be a reliable prediction of future events, and the VEREIT Management Projections should not be relied upon as such. This information is not fact and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the VEREIT Management Projections.

The VEREIT Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections, but in the view of management, were prepared on a reasonable basis and reflect the assumptions and estimates available at the time they were prepared. The prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in VEREIT’s and Realty Income’s historical GAAP financial statements. The VEREIT Management Projections included in this section of the joint proxy statement/prospectus have been prepared by, and are the responsibility of, VEREIT management. Neither Deloitte & Touche LLP (which we refer to as “Deloitte”), VEREIT’s independent registered public accounting firm, nor any other independent accountant has examined, compiled or performed any procedures with respect to this prospective financial information and, accordingly, Deloitte does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for and disclaims any association with respect thereto. The report of Deloitte contained in the Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this joint proxy statement/prospectus, relates to VEREIT’s historical financial information. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.
While presented with numeric specificity, the VEREIT Management Projections were based on numerous variables and assumptions (including but not limited to the net acquisition assumption that each of VEREIT and Realty Income would make certain property acquisitions in connection with their respective acquisition plans, and other assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to VEREIT’s and Realty Income’s businesses, as applicable) that are inherently subjective and uncertain and are beyond the control of VEREIT’s and Realty Income’s management. Important factors that may affect actual results and cause the VEREIT Management Projections to not be achieved include, but are not limited to, risks and uncertainties relating to VEREIT’s and Realty Income’s businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business, economic, competitive, regulatory and financial market conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” and “Risk Factors,” beginning on pages 41 and 26, respectively, and the risks described in the periodic reports filed by VEREIT and Realty Income with the SEC, which reports can be found as described under “Where You Can Find More Information.” The VEREIT Management Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the VEREIT Management Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. VEREIT stockholders and Realty Income stockholders are urged to review the most recent SEC filings of VEREIT and Realty Income for a description of the reported and anticipated results of operations and financial condition and capital resources during 2021, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in VEREIT’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus.
The inclusion of a summary of the VEREIT Management Projections in this joint proxy statement/prospectus should not be regarded as an indication that any of VEREIT, Realty Income or their respective officers, directors, affiliates, advisors or other representatives considered the VEREIT Management Projections to necessarily be predictive of actual future events, and the VEREIT Management Projections should not be relied upon as such nor should the information contained in the VEREIT Management Projections be considered appropriate for other purposes. None of VEREIT, Realty Income or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the VEREIT Management Projections. VEREIT undertakes no obligation to update or otherwise revise or reconcile the VEREIT Management Projections to reflect circumstances existing after the date the VEREIT Management Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the VEREIT Management Projections are shown to be in error. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year.

VEREIT and Realty Income may calculate certain non-GAAP financial metrics, including NOI, EBITDA, FFO and AFFO, using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this joint proxy statement/prospectus with respect to the opinions of the financial advisors to VEREIT and Realty Income may not be directly comparable to one another.
VEREIT has not made and makes no representation to any VEREIT stockholder or Realty Income stockholder in the Merger Agreement or otherwise concerning the VEREIT Management Projections or regarding VEREIT’s or Realty Income’s ultimate performance compared to the information contained in the VEREIT Management Projections or that the projected results will be achieved. VEREIT urges all stockholders to review VEREIT’s and Realty Income’s most recent SEC filings for a description of VEREIT’s and Realty Income’s respective reported financial results.
VEREIT Standalone Projections
The following table sets forth selected unaudited prospective financial information representing VEREIT management’s evaluation of VEREIT’s estimated standalone future financial performance based on an internal financial model that VEREIT has historically used in connection with its annual budgeting and strategic planning process. The VEREIT Standalone Projections were prepared by VEREIT management beginning on March 8, 2021, and are based solely on the information available to VEREIT management at that time. The VEREIT Standalone Projections were finalized on April 27, 2021. The VEREIT Standalone Projections were based on numerous variables and assumptions, including the variables and assumptions discussed above, as well as the following material assumptions: (1) the net acquisitions, Cash NOI, AFFO and AFFO per share projections based on VEREIT’s business plan for 2021 through 2023; (2) acquisitions at a capitalization rate of 6.5% to 7.5%; (3) general and administrative expense at approximately 6.0% of revenue; (4) new debt issued at an interest rate of approximately 3.0%; (5) AFFO payout ratio at approximately 60% or higher; and (6) net debt to normalized EBITDA at 5.5x to 6.0x. The VEREIT Standalone Projections do not give effect to the Mergers or the Spin-Off. The VEREIT Standalone Projections were provided to J.P. Morgan, Realty Income and Moelis and a summary is presented in the following table, with all figures rounded to the nearest million, except per share data. VEREIT management directed J.P. Morgan to use and rely upon the VEREIT Standalone Projections for purposes of J.P. Morgan’s opinion and related financial analyses and the VEREIT Standalone Projections were approved for J.P. Morgan’s use by the VEREIT board of directors. For more information, see “— Background of the Merger.”
	Year Ending December 31,
	2021E	2022E	2023E
	(in millions, except per share data)
Cash Net Operating Income (Cash NOI)(1)	$1,047	$1,107	$1,207
Adjusted Funds from Operations (AFFO)(2)	$753	$816	$911
Weighted Average Shares	231	241	254
AFFO / Share	$3.26	$3.39	$3.59
Net Acquisitions(3)	$794	$1,450	$1,450

(1)
VEREIT defines net operating income (“NOI”) as total revenues less property operating expenses and excludes fee revenue earned for services to our unconsolidated real estate joint ventures, impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses, litigation and non-routine costs, net and restructuring expenses. Cash NOI (i) excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities, and (ii) includes the pro rata share of such amounts from properties owned from investments in unconsolidated joint ventures.

(2)
VEREIT defines adjusted funds from operations (“AFFO”) as funds from operations (“FFO”) as defined by NAREIT, excluding (i) non-routine items such as acquisition-related expenses, litigation and non-routine costs, net and gains or losses on sale of investment securities or mortgage notes receivable, and

(ii) certain non-cash items such as impairments of goodwill, intangible and right of use assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities.
(3)
Net acquisitions include VEREIT’s pro rata share of joint venture acquisitions.

Realty Income Adjusted Standalone Projections
VEREIT management prepared certain prospective financial information based on the Realty Income management case prospective financial information. The Realty Income Adjusted Standalone Projections were prepared by VEREIT management beginning on March 15, 2021, and are based solely on the information available to VEREIT management at that time. The Realty Income Adjusted Standalone Projections were finalized on April 27, 2021. The Realty Income Adjusted Standalone Projections were based on numerous variables and assumptions, including the variables and assumptions discussed above, as well as the following material assumptions: (1) the net acquisitions, Cash NOI, AFFO and AFFO per share projections based on the Realty Income Standalone Projections for 2021 through 2023; (2) acquisition volumes consistent with Realty Income’s guidance for 2021 and March 31, 2021 quarterly run-rate; (3) AFFO payout ratio of approximately 80%; and (4) a target leverage ratio of approximately 5.5x net debt to EBITDA. The Realty Income Adjusted Standalone Projections do not give effect to the Mergers or the Spin-Off. The Realty Income Adjusted Standalone Projections were provided to J.P. Morgan and a summary is presented in the following table, with all figures rounded to the nearest million, except per share data. VEREIT management directed J.P. Morgan to use and rely upon the Realty Income Adjusted Standalone Projections for purposes of J.P. Morgan’s opinion and related financial analyses and were approved for J.P. Morgan’s use by the VEREIT board of directors. For more information, see “— Background of the Merger.”
	Year Ending December 31,
	2021E	2022E	2023E
	(in millions, except per share data)
Cash Net Operating Income (Cash NOI)(1)(2)	$1,704	$1,885	$2,160
Adjusted Funds from Operations (AFFO)(1)	$1,314	$1,462	$1,696
Weighted Average Shares	381	412	445
AFFO / Share	$3.45	$3.55	$3.81
Net Acquisitions	$3,418	$3,325	$3,900

(1)
See definitions of terms in the footnotes to the above table regarding the VEREIT management forecasts relating to VEREIT (on a standalone basis) for the fiscal years ending December 31, 2021, December 31, 2022 and December 31, 2023.

(2)
Realty Income Cash NOI is adjusted for straight-line rent and market lease amortization of $10 million, $15 million and $21 million in 2021, 2022 and 2023, respectively.

Interests of Realty Income Directors and Executive Officers in the Mergers
In addition to their interests in the Mergers as stockholders, the directors and executive officers of Realty Income have interests in the Mergers that may be different from, or in addition to, those of Realty Income stockholders generally. The Realty Income board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement.
The Merger Agreement provides that immediately following the consummation of the Mergers, the Realty Income board of directors is expected to have twelve members, with Mr. Michael D. McKee as the non-executive chairman of the Realty Income board of directors and two directors who served as directors on the VEREIT board of directors prior to the Merger Effective Time.
The current senior leadership team of Realty Income is not expected to change as a result of the Merger. Accordingly, at the Merger Effective Time, the senior leadership team of Realty Income is expected to include

Mr. Sumit Roy as president and chief executive officer, Ms. Christie B. Kelly as executive vice president, chief financial officer and treasurer, Mr. Neil M. Abraham as executive vice president and chief strategy officer, Mr. Mark E. Hagan as executive vice president and chief investment officer, Ms. Michelle Bushore as executive vice president, chief legal officer, general counsel and secretary, and Mr. Sean P. Nugent as senior vice president and controller.
The Mergers are not expected to result in a “change in control” or similar event for purposes of any Realty Income equity-based awards or employment-related agreements, and no payments, accelerated vesting or benefit enhancements are expected to be triggered by the Mergers.
Interests of VEREIT Directors and Executive Officers in the Mergers
In considering the recommendation of the VEREIT board of directors to approve the VEREIT Merger Proposal, VEREIT stockholders should be aware that VEREIT’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of VEREIT stockholders generally. The VEREIT board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), and in recommending to VEREIT stockholders that the VEREIT Merger Proposal be approved. Such interests are described below. There are no current or former VEREIT executive officers, other than the VEREIT named executive officers, who have interests in the Merger that are different from, or in addition to, the interests of VEREIT stockholders generally.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
The relevant price per share of VEREIT common stock is $47.29, which is the average closing price per share of VEREIT common stock as reported on the NYSE over the first five business days following the first public announcement of the Merger on April 29, 2021;

•
The Merger Effective Time as referenced in this section occurs on June 2, 2021, which is the assumed date of the effective time solely for purposes of the disclosure in this section; and

•
The employment of each executive officer of VEREIT is terminated by Realty Income without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed Merger Effective Time.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the Merger.
Treatment of Outstanding Equity Awards
VEREIT Stock Options
The Merger Agreement provides that, at the Merger Effective Time, each VEREIT Stock Option that is outstanding and unexercised as of immediately prior to the Merger Effective Time, whether or not vested, will be converted into a Realty Income Stock Option, to purchase a number of shares of Realty Income common stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying the number of shares of VEREIT common stock subject to such VEREIT Stock Option by the Exchange Ratio, at an exercise price per share of Realty Income common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per share of VEREIT common stock of such VEREIT Stock Option by the Exchange Ratio.
Each Realty Income Stock Option will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding VEREIT Stock Option immediately prior to the Merger Effective Time.

VEREIT Restricted Stock Unit Awards
The Merger Agreement provides that, at the Merger Effective Time, each outstanding VEREIT RSU Award that is outstanding as of immediately prior to the Merger Effective Time will be converted into a Realty Income RSU Award with respect to a number of whole shares of Realty Income common stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (A)(1) for each time-based VEREIT RSU Award, the number of shares of VEREIT common stock subject to such restricted stock unit award as of immediately prior to the Merger Effective Time or (2), for each performance-based VEREIT RSU Award, the number of shares of VEREIT common stock subject to such performance-based VEREIT RSU Award determined based on the actual level of achievement of the applicable performance goals as of immediately prior to the Merger Effective Time and otherwise in accordance with the applicable award agreement, by (B) the Exchange Ratio. For this purpose, the actual level of achievement of performance goals based on relative total shareholder return shall be determined prior to the Merger Effective Time by the Compensation Committee of the VEREIT board of directors and shall be calculated by measuring the total shareholder return of each applicable peer company through the second to last trading day prior to the Merger Effective Time and, in the case of VEREIT, by computing such total shareholder return using a per share price of VEREIT common stock equal to the product, rounded to two decimal places, of (x) the Exchange Ratio, multiplied by (y) the volume-weighted average trading price of Realty Income common stock over the five consecutive trading days ending on the second to last trading day prior to the Merger Effective Time. In addition, the Merger Agreement provides that the resulting Realty Income RSU Award will be credited with a dividend equivalent balance that is equal to the dividend equivalent balance credited on the corresponding VEREIT RSU Award as of immediately prior to the Merger Effective Time.
Each Realty Income RSU Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding VEREIT RSU Award immediately prior to the Merger Effective Time (including dividend equivalent rights and including all time and service vesting conditions, but excluding performance-based vesting conditions).
VEREIT Deferred Stock Unit Awards
The Merger Agreement provides that, at the Merger Effective Time, each VEREIT DSU Award that is outstanding as of immediately prior to the Merger Effective Time will become fully vested and will generally be converted into the right to receive a number of shares of Realty Income common stock equal to the product obtained by multiplying the Exchange Ratio by the number of shares underlying such VEREIT DSU Award as of immediately prior to the Merger Effective Time (rounded down to the nearest whole number of shares, with any fractional shares paid out in accordance with the Merger Agreement), with any dividend credits with respect to such VEREIT DSU Award that have not been converted into additional units prior to the Merger Effective Time paid in cash. All VEREIT DSU Awards were fully vested at the time they were granted to VEREIT’s non-employee directors.
Accelerated Vesting of VEREIT Equity Awards
Pursuant to the terms of the employment agreements described below and the award agreements for the VEREIT Stock Options and VEREIT RSU Awards held by VEREIT’s executive officers, if an executive officer’s employment is terminated by VEREIT without “cause,” or due to the executive officer’s resignation for “good reason,” (each as defined in such executive officer’s employment agreement) subject to execution of an effective release of claims, such executive officer’s VEREIT Stock Options and VEREIT RSU Awards will accelerate and become fully vested.
These termination vesting provisions applicable to VEREIT Stock Options and VEREIT RSU Awards held by the executive officers will continue to apply to such awards after such awards are assumed by Realty Income at the Merger Effective Time and converted into Realty Income Stock Options and Realty Income RSU Awards, respectively.
See the section entitled “Quantification of Potential Payments and Benefits to VEREIT’s Named Executive Officers in Connection with the Merger” beginning on page 82 of this joint proxy statement/prospectus for an estimate of the value of each of VEREIT’s named executive officer’s unvested VEREIT equity awards.

Officer Employment Agreements
Each VEREIT executive officer is party to an employment agreement with VEREIT. Under the terms of each agreement, in the event that the executive officer’s employment with VEREIT is terminated within 24 months following a change in control of VEREIT (1) by VEREIT without “cause,” (2) by the executive officer for “good reason,” or (3) in the case of Mr. Rufrano only, upon non-renewal of his employment agreement by VEREIT, then VEREIT will be obligated to pay the executive officer (a) a cash lump sum payment equal to (i) 2.0 (or 3.0, in the case of Mr. Rufrano) multiplied by (ii) the sum of the executive officer’s then-current base salary and an amount equal to the executive officer’s target annual cash incentive award for the year in which the termination of employment occurs (or in the case of Mr. Rufrano, at no less than 150% of base salary), and (b) up to 12 months of continued group medical plan coverage (or 18 months in the case of Mr. Rufrano) for the executive officer and the executive officer’s eligible dependents at the same cost to the executive officer as if the executive officer was an active employee. The Merger will constitute a “change in control” of VEREIT for purposes of the executive officer employment agreements. See “Accelerated Vesting of VEREIT Equity Awards” above for a description of the treatment of VEREIT equity awards held by each executive officer upon a qualifying termination of employment under the terms of the employment agreements and applicable award agreements.
The executive officers’ employment agreements provide that, if the compensation and benefits payable to the executive officer would be subject to an excise tax under Sections 280G and 4999 of the Code, such amounts will either be paid in full or reduced to the level that would avoid application of the excise tax, whichever would place the executive officer in a better after-tax position.
Pursuant to the terms of each executive officer’s employment agreement, each executive officer is subject to indefinite confidentiality and nondisparagement covenants, and noncompetition and employee nonsolicitation covenants that apply during employment and for 12 months thereafter (or 24 months in the case of Mr. Rufrano). Mr. Rufrano’s employment agreement also includes a nonsolicitation of clients and investors covenant that applies during employment and for 24 months thereafter.
See the section entitled “Quantification of Potential Payments and Benefits to VEREIT’s Named Executive Officers in Connection with the Merger” beginning on page 82 of this joint proxy statement/prospectus for the estimated severance amounts that each of VEREIT’s named executive officers would receive under his or her employment agreement upon a qualifying termination of employment following a change in control of VEREIT.
Treatment of Annual Bonuses
Under the terms of the Merger Agreement, if the Merger Effective Time occurs prior to the date on which annual bonuses with respect to VEREIT’s 2021 fiscal year are paid to employees of VEREIT and its subsidiaries, then Realty Income will pay to each VEREIT employee who is eligible to receive an annual cash bonus from VEREIT or a subsidiary thereof as of immediately prior to the Merger Effective Time under VEREIT’s annual bonus program either (a) a 2021 annual bonus in an amount equal to 100% of such VEREIT employee’s target 2021 annual bonus amount if such VEREIT employee remains actively employed by VEREIT, Realty Income or any of their respective subsidiaries through December 31, 2021 or (b) if such VEREIT employee’s employment is terminated without “cause” by Realty Income or any of its subsidiaries on or after the Merger Effective Time and prior to December 31, 2021, a prorated 2021 annual bonus equal to the product of (x) the amount equal to 100% of such VEREIT employee’s target 2021 annual bonus amount, multiplied by (y) a fraction, the numerator of which is the number of days during 2021 that the VEREIT employee was employed by VEREIT, Realty Income or any of their respective subsidiaries and the denominator of which is 365 (provided that such prorated 2021 annual bonus shall not be payable to any VEREIT employee who is otherwise entitled to receive, and does receive, a prorated annual bonus payment for the same period of service under the terms of such VEREIT employee’s employment agreement with VEREIT or otherwise).
If the Merger Effective Time occurs on or after January 1, 2022, then Realty Income will pay to each VEREIT employee who is eligible to receive an annual cash bonus from VEREIT or a subsidiary thereof as of immediately prior to the Merger Effective Time under the VEREIT annual bonus program, whose employment is terminated without “cause” by Realty Income or any of its subsidiaries on or within 90 days following the

Merger Effective Time, a prorated 2022 annual bonus, payable within 30 days following termination of employment, equal to the product of (x) the amount equal to 100% of such VEREIT employee’s target 2022 annual bonus amount (or target 2021 annual bonus amount if the 2022 annual bonus target has not yet been set) under the VEREIT annual bonus program, multiplied by (y) a fraction, the numerator of which is the number of days during 2022 that the VEREIT employee was employed by VEREIT, Realty Income or any of their respective subsidiaries and the denominator of which is 365 (provided that such prorated 2022 annual bonus shall not be payable to any VEREIT employee who is otherwise entitled to receive, and does receive, a prorated annual bonus payment for the same period of service under the terms of such VEREIT employee’s employment agreement with VEREIT or otherwise).
See the section entitled “Quantification of Potential Payments and Benefits to VEREIT’s Named Executive Officers in Connection with the Merger” beginning on page 82 of this joint proxy statement/prospectus for the estimated bonus payment amount that each of VEREIT’s named executive officers would receive under the terms of the Merger Agreement.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, VEREIT non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 110 of this joint proxy statement/prospectus.
Potential Appointment to Realty Income Board of Directors
Pursuant to the Merger Agreement, at the Merger Effective Time, two members of the VEREIT board of directors will be appointed to the Realty Income board of directors.
Potential Compensation Arrangements with Realty Income
Any VEREIT executive officers who become officers or employees or who otherwise are retained to provide services to Realty Income, OfficeCo or the surviving corporation may, prior to, on or following the Merger Effective Time, enter into new individualized compensation arrangements with Realty Income, OfficeCo or the surviving corporation and may participate in cash or equity incentive or other benefit plans maintained by Realty Income, OfficeCo or the surviving corporation. As of the date of this joint proxy statement/prospectus, no new individualized compensation arrangements between VEREIT’s executive officers and Realty Income, OfficeCo or the surviving corporation have been established.
Quantification of Potential Payments and Benefits to VEREIT’s Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of VEREIT that is based on, or otherwise relates to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of VEREIT Directors and Executive Officers in the Merger” above.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger. For purposes of calculating such amounts, the following assumptions were used:
•
The relevant price per share of VEREIT common stock is $47.29, which is the average closing price per share of VEREIT common stock as reported on the NYSE over the first five business days following the first public announcement of the Merger on April 29, 2021;

•
The Merger Effective Time as referenced in this section occurs on June 2, 2021, which is the assumed date of the Merger Effective Time solely for purposes of the disclosure in this section; and

•
The employment of each executive officer of VEREIT is terminated by Realty Income without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed Merger Effective Time.

Named Executive Officer	Cash ($)(1)	Equity($)(2)	Perquisites / Benefits($)(3)	Total ($)(4)
Glenn Rufrano	8,128,767	20,279,508	30,237	28,438,512
Michael J. Bartolotta	2,701,089	4,285,241	12,919	6,999,249
Lauren Goldberg	2,383,572	3,958,242	7,393	6,349,207
Paul H. McDowell	2,510,579	4,156,795	12,919	6,680,293
Thomas W. Roberts	2,574,082	5,024,804	15,615	7,614,501

(1)
Cash. Consists of (a) a cash lump sum payment equal to (i) 2.0 (or 3.0, in the case of Mr. Rufrano) multiplied by (ii) the sum of the executive officer’s base salary and an amount equal to the executive officer’s target annual cash incentive award plus (b) a prorated target 2021 annual bonus payment. The cash severance payment and prorated bonus payment are “double trigger” and become payable only upon a qualifying termination of employment (see “— Interests of VEREIT Directors and Executive Officers in the Merger — Officer Employment Agreements” and “— Interests of VEREIT Directors and Executive Officers in the Merger — Treatment of Annual Bonuses”). The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Severance ($)	Prorated Bonus ($)	Total ($)
Glenn Rufrano	7,500,000	628,767	8,128,767
Michael J. Bartolotta	2,415,000	286,089	2,701,089
Lauren Goldberg	2,152,500	231,072	2,383,572
Paul H. McDowell	2,257,500	253,079	2,510,579
Thomas W. Roberts	2,310,000	264,082	2,574,082

(2)
Equity. Includes accelerated vesting of VEREIT Stock Options and VEREIT RSU Awards upon a qualifying termination of employment and, in the case of VEREIT RSU Awards, accelerated vesting of dividend equivalents credited with respect to such awards; this accelerated vesting is a “double-trigger” benefit. Values shown reflect intrinsic value as of the assumed Merger Effective Time of June 2, 2021 based on the assumed price per share of VEREIT common stock of $47.29. For further details regarding the treatment of VEREIT equity awards in connection with the Merger, see “— Interests of VEREIT Directors and Executive Officers in the Merger — Treatment of Outstanding Equity Awards.” The estimated values of such awards are shown in the following table (in the case of VEREIT RSU Awards that are subject to performance-based vesting conditions, the estimated values assume that the applicable performance goals are achieved at the target level):

Named Executive Officer	VEREIT Stock Options ($)	VEREIT RSU Awards ($)	Dividend Equivalents ($)	Total ($)
Glenn Rufrano	485,675	18,917,513	876,320	20,279,508
Michael J. Bartolotta	485,675	3,640,053	159,513	4,285,241
Lauren Goldberg	485,675	3,326,804	145,763	3,958,242
Paul H. McDowell	485,675	3,520,788	150,332	4,156,795
Thomas W. Roberts	485,675	4,345,998	193,131	5,024,804

(3)
Perquisites / Benefits. Consists of estimated value of continued health and welfare benefits for a 12-month period following termination of employment (or 18 months in the case of Mr. Rufrano). Such payment is “double trigger” and is provided only upon a qualifying termination of employment (see “— Interests of VEREIT Directors and Executive Officers in the Merger — Officer Employment Agreements”).

(4)
Cutback. Amounts reported in this table do not reflect the impact of the better net after-tax cutback that may apply to the payments and benefits of the named executive officers in the event that the excise tax applicable under Sections 280G and 4999 of the Code would otherwise apply. See “— Interests of VEREIT Directors and Executive Officers in the Merger — Officer Employment Agreements.”

Directors and Management Following the Mergers
Initial Board Composition of Realty Income following the Mergers
Following the consummation of the Mergers, the Realty Income board of directors is expected to have        members, with Mr. Michael D. McKee as the non-executive chairman of the Realty Income board of directors and two directors who served as directors on the VEREIT board of directors prior to the effective time of the Merger.
Officers of Realty Income following the Mergers
The current senior leadership team of Realty Income is not expected to change as a result of the Merger. Accordingly, at the effective time of the Merger, the senior leadership team of Realty Income is expected to include Mr. Sumit Roy as president and chief executive officer, Ms. Christie B. Kelly as executive vice president, chief financial officer and treasurer, Mr. Neil M. Abraham as executive vice president and chief strategy officer, Mr. Mark E. Hagan as executive vice president and chief investment officer, Ms. Michelle Bushore as executive vice president, chief legal officer, general counsel and secretary, and Mr. Sean P. Nugent as senior vice president and controller.
Treatment of VEREIT OP Common Units in the Partnership Merger
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Partnership Merger becomes effective, (i) each outstanding VEREIT OP common unit owned by a partner of VEREIT OP other than VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, (ii) each outstanding VEREIT OP Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00 plus all accumulated and unpaid distributions to and including the day that is set forth in the Series F Preferred Stock Redemption Notice (defined below) and (iii) each VEREIT OP Series F Preferred Unit owned by VEREIT and each VEREIT OP common unit owned by VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as partnership interests in the surviving entity.
Accounting Treatment
The Mergers will be accounted for as a “purchase,” as that term is used under GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of VEREIT as of the effective time of the Merger will be recorded at their respective fair values and added to those of Realty Income. Any excess of purchase price over the fair values is recorded as goodwill. Costs related to the Mergers are expensed as incurred.
Regulatory Approvals
General
Realty Income and VEREIT have each agreed to use their reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement. The following is a summary of the material regulatory approvals required for completion of the Mergers, the Separation, and the Spin-Off.
There can be no assurances that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances as to the timing of any approvals, Realty Income’s and VEREIT’s ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. For more information, see “Risk Factors,” beginning on page 26.

The parties’ respective obligations to complete the Mergers are conditioned, among other matters, upon (1) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraint, prohibition or binding order of any court or other governmental entity that prohibits the Mergers; (2) the absence of any action taken or statute, rule, regulation or order enacted by any governmental entity which makes the consummation of the Mergers illegal; and (3) the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part, with no stop order in effect with respect thereto and no proceedings for such purpose pending before, or threatened by, the SEC.
Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless Realty Income elects (in its sole discretion) to abandon the Spin-Off and waive the Spin-Off Condition. However, if this condition is not satisfied or waived by January 29, 2022, Realty Income will be automatically deemed to have waived this condition (and at that point, assuming all other conditions to closing have been satisfied, the parties will be obligated to close the Mergers, regardless of whether the Spin-Off is ready to be consummated). In addition, Realty Income may elect to waive this condition in its sole discretion, including if it elects to retain or sell some or all of the OfficeCo Properties.
U.S. Securities and Exchange Commission
In connection with the Realty Income Issuance Proposal, Realty Income must file a registration statement with the SEC under the Securities Act, of which this joint proxy statement/prospectus is a part, that is declared effective by the SEC. In addition, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off, unless Realty Income elects (in its sole discretion) to abandon the Spin-Off and waive the Spin-Off Condition.
Exchange of Shares in the Mergers
At or prior to the effective time of the Merger, upon the terms and subject to the conditions of the Merger Agreement, Realty Income will appoint the exchange agent to handle the exchange of certificates or book-entry securities formerly representing VEREIT common stock, VEREIT OP Series F Preferred Units and VEREIT Partnership common units (“VEREIT Certificates”) for shares of Realty Income common stock or other Merger consideration as applicable. After the Merger is completed, upon the terms and subject to the conditions of the Merger Agreement, if a stockholder held VEREIT Certificates immediately prior to the Merger Effective Time, the exchange agent will send them a letter of transmittal and instructions for exchanging their VEREIT Certificates for shares of Realty Income common stock or other merger consideration as applicable. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, a holder of one share of VEREIT common stock will receive the Merger consideration of 0.705 newly issued shares of Realty Income common stock, and a holder (other than VEREIT OP) of one unit of VEREIT OP Series F Preferred Units will receive the Series F Preferred Unit Redemption Amount.
Holders of shares of VEREIT common stock, VEREIT OP Series F Preferred Units and VEREIT Partnership common units in book-entry form immediately prior to the Merger Effective Time will not need to take any action to receive the Merger consideration of 0.705 newly issued shares of Realty Income common stock or other merger consideration as applicable.
If you are a Realty Income stockholder, you are not required to take any action with respect to your Realty Income stock certificates. Such certificates will continue to represent shares of Realty Income common stock after the Merger.
You are not being asked to take any action with respect to the Separation or the Spin-Off at the Special Meetings and you should not rely on the consummation of the Spin-Off as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus.

Dividends
Realty Income and VEREIT plan to continue their respective current dividend policies until the closing of the Merger. Realty Income and VEREIT intend to pay monthly and quarterly dividends, respectively, to their respective common stockholders in accordance with their ordinary course of business. Realty Income and VEREIT have agreed to coordinate their regular dividends for their common stockholders so that, if one party’s common stockholders receives any dividend for a particular period prior to the closing of the Mergers, the other party’s common stockholders will also receive a dividend for a comparable period.
Realty Income and VEREIT have also agreed that one party, with notice to the other, can declare or pay the minimum dividend that may be required in order for such party to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise tax (which we refer to as a “REIT dividend”). If one party declares a REIT dividend, the other party can declare a dividend per share in the same amount, as adjusted by the Exchange Ratio.
VEREIT may also declare and pay dividends as required pursuant to the terms of the VEREIT Series F Preferred Stock, and VEREIT OP may declare and pay distributions as required pursuant to the terms of the VEREIT OP Series F Preferred Units.
Listing of Realty Income Common Stock in the Mergers
It is a condition to the completion of the Mergers that the Realty Income common stock issuable in the Mergers and the Realty Income common stock to be authorized and reserved for issuance upon exercise or settlement of options and other equity awards to purchase Realty Income common stock issued in substitution for VEREIT options and other equity awards be approved for listing on the NYSE, subject to official notice of issuance.
De-Listing and Deregistration of VEREIT Common Stock and VEREIT Series F Preferred Stock
When the Merger is completed, the VEREIT common stock and VEREIT Series F Preferred Stock currently listed on the NYSE will cease to be quoted on the NYSE and will be deregistered under the Exchange Act.
No Appraisal or Dissenters’ Rights
Under Section 3-202(c) of the MGCL, holders of VEREIT common stock and Realty Income common stock do not have the right to receive the appraised value of their shares in connection with the Merger because, in the case of VEREIT, its common stock is listed on a national securities exchange and its charter expressly excludes this right unless the VEREIT board of directors determines otherwise, and in the case of Realty Income, because the issuance of Realty Income common stock in the Merger is not a transaction for which these rights may be had, and because its common stock is listed on a national securities exchange.
Litigation Relating to the Mergers
Following the filing of this joint proxy statement/prospectus, purported stockholders of VEREIT filed six lawsuits challenging disclosures related to the Merger (Stein v. VEREIT, Inc., et. al., Case No. 1:21-cv-01409 (D. Ct. Md., June 7, 2021) (the “Stein Complaint”); Bowles v. VEREIT, Inc., et. al., Case No. 1:21-cv-00845 (D. Ct. Del., June 10, 2021) (the “Bowles Complaint”); Leach v. VEREIT, Inc., et. al., Case No. 1:21-cv-05270 (D. Ct. S.D.N.Y., June 14, 2021) (the “Leach Complaint”); Jenkins v. VEREIT, Inc., et. al., Case No. 1:21-cv-05286 (D. Ct. S.D.N.Y., June 15, 2021) (the “Jenkins Complaint”); Tacka v. VEREIT, Inc., et. al., Case No. 1:21-cv-05357 (D. Ct. S.D.N.Y., June 17, 2021) (the “Tacka Complaint”); and Congregation Zichron Moishe v. VEREIT, Inc., et. al., Case No. 1:21-cv-01729 (D. Ct. Colo., June 24, 2021) (the “Congregation Zichron Moishe Complaint”)); and purported stockholders of Realty Income filed one lawsuit challenging the disclosures related to the Merger (Boyko v. Realty Income Corp., et. al., Case No. 1:21-cv-01653 (D. Ct. Colo., June 16, 2021) (the “Boyko Complaint,” and collectively, the “Complaints”)).
The Stein, Leach and Tacka Complaints name VEREIT and the members of the VEREIT board of directors as defendants. The Congregation Zichron Moishe Complaint names VEREIT, VEREIT OP, and the members of the VEREIT board of directors as defendants. The Bowles Complaint names VEREIT, the members of the VEREIT board of directors, VEREIT OP, Realty Income, Merger Sub 1 and Merger Sub 2 as defendants. The Jenkins Complaint names VEREIT, the members of the VEREIT board of directors, Realty Income, Merger Sub 1 and Merger Sub 2 as defendants. The Boyko Complaint names Realty Income and the members of the Realty Income board of directors as defendants.
The Complaints each allege generally that the entities and individual defendants named in such Complaint violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and that the individual defendants violated Section 20(a) of the Exchange Act by preparing and disseminating a registration statement that misstates or omits certain allegedly material information. Furthermore, the Jenkins Complaint also alleges that: (1) members of the VEREIT board of directors breached their fiduciary duties by entering into the transactions contemplated by the Merger Agreement through a flawed and unfair process and by failing to disclose all material information to VEREIT’s stockholders; and (2) VEREIT, Realty Income, Merger Sub 1 and Merger Sub 2 each aided and abetted such breach of fiduciary duty by the VEREIT board of directors.
Each Complaint seeks, among other things, injunctive relief enjoining the consummation of the Merger, if the Merger is consummated, rescission or rescissory damages and an award of the plaintiff’s costs, including attorneys’ and experts’ fees. The defendants believe that all of the claims asserted in the Complaints are without merit and intend to defend against them vigorously. However, litigation is inherently uncertain and there can be no assurance regarding the likelihood that the defendants’ defense of the actions will be successful. Additional lawsuits arising out of the Mergers may also be filed in the future.

The Merger Agreement
The following section summarizes material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. You are urged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger Agreement and the Merger contemplated thereby.
The summary of the Merger Agreement is included in this joint proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information about Realty Income or VEREIT or their respective subsidiaries or businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”
The representations, warranties and covenants contained in the Merger Agreement and described in this joint proxy statement/prospectus were made only for purposes of the Merger Agreement and as of specific dates and may be subject to more recent developments, were made solely for the benefit of the other parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures, for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties contained in the Merger Agreement do not survive the Merger Effective Time. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Realty Income, VEREIT or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Realty Income or VEREIT.
Form of the Mergers
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub 2 will merge with and into VEREIT OP with VEREIT OP surviving as a wholly owned indirect subsidiary of Realty Income and, immediately following the Partnership Merger, the Merger Agreement provides for the merger of VEREIT with and into Merger Sub 1, with Merger Sub 1 surviving as a wholly owned direct subsidiary of Realty Income.
Upon completion of the Mergers, based on the shares of Realty Income common stock and VEREIT common stock outstanding as of June 25, 2021, we estimate that legacy holders of Realty Income common stock and the legacy holders of VEREIT common stock will own approximately 70% and 30%, respectively, of the outstanding shares of Realty Income common stock following the Merger Effective Time.
Merger Consideration
In connection with the Mergers, upon the terms and subject to the conditions of the Merger Agreement, (i) each share of VEREIT common stock will automatically be converted into 0.705 newly issued shares of Realty Income common stock, subject to adjustment as provided in the Merger Agreement. Holders of shares of VEREIT common stock will receive cash in lieu of fractional shares. The Exchange Ratio of 0.705 is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Merger.
Immediately prior to the Mergers, VEREIT will issue a notice of redemption (the “Series F Preferred Stock Redemption Notice”) with respect to all of the outstanding shares of VEREIT Series F Preferred Stock with a redemption date as set forth in the Series F Preferred Stock Redemption Notice, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice (such amount, the “Series F Preferred Stock Redemption Amount”).
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the Partnership Merger Effective Time, (i) each outstanding VEREIT OP common unit owned by VEREIT, Realty Income or their respective affiliates, immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will remain outstanding as a common unit of partnership interest in the surviving entity, (ii) each outstanding VEREIT OP common unit owned by a VEREIT OP Minority Partner (as defined in the Merger Agreement) that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, subject to adjustment as provided in the Merger Agreement, (iii) each outstanding VEREIT OP Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00, plus all accumulated and unpaid distributions to and including the redemption date that is set forth in the Series F Preferred Stock Redemption Notice (the “Series F Preferred Unit Redemption Amount”), and (iv) each VEREIT OP Series F Preferred Unit owned by VEREIT that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as one Series F Preferred Unit of the surviving entity. The VEREIT OP Minority Partners will receive cash in lieu of fractional shares.
For more information, see “— Exchange of Shares in the Merger.”
Treatment of Outstanding VEREIT Equity Awards in the Merger
VEREIT Stock Options
The Merger Agreement provides that, at the Merger Effective Time, each VEREIT Stock Option that is outstanding and unexercised as of immediately prior to the Merger Effective Time, whether or not vested, will be converted into a Realty Income Stock Option, to purchase a number of shares of Realty Income common stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying the number of shares of VEREIT common stock subject to such VEREIT Stock Option by the Exchange Ratio, at an exercise price per share of Realty Income common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per share of VEREIT common stock of such VEREIT Stock Option by the Exchange Ratio.
Each Realty Income Stock Option will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding VEREIT Stock Option immediately prior to the Merger Effective Time.
VEREIT Restricted Stock Unit Awards
The Merger Agreement provides that, at the Merger Effective Time, each outstanding VEREIT RSU Award that is outstanding as of immediately prior to the Merger Effective Time, will be converted into a Realty Income RSU Award with respect to a number of whole shares of Realty Income common stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (A)(1) for each time-based VEREIT RSU Award, the number of shares of VEREIT common stock subject to such VEREIT RSU Award as of immediately prior to the Merger Effective Time, or (2) for each performance-based VEREIT RSU Award, the number of shares of VEREIT common stock subject to such performance-based VEREIT RSU Award determined based on the actual level of achievement of the applicable performance goals as of immediately prior to the Merger Effective Time and otherwise in accordance with the applicable award agreement, by (B) the Exchange Ratio. For this purpose, the actual level of achievement of performance goals based on relative total shareholder return shall be determined prior to the Merger Effective Time by the Compensation Committee of the VEREIT board of directors and shall be calculated by measuring the total shareholder return of each applicable peer company through the second to last trading day prior to the Merger

Effective Time and, in the case of VEREIT, by computing such total shareholder return using a per share price of VEREIT common stock equal to the product, rounded to two decimal places, of (x) the Exchange Ratio, multiplied by (y) the volume-weighted average trading price of Realty Income Common Stock over the five consecutive trading days ending on the second to last trading day prior to the Merger Effective Time. In addition, the Merger Agreement provides that the resulting Realty Income RSU Award will be credited with a dividend equivalent balance that is equal to the dividend equivalent balance credited on the corresponding VEREIT RSU Award as of immediately prior to the Merger Effective Time.
Each Realty Income RSU Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding VEREIT RSU Award immediately prior to the Merger Effective Time (including dividend equivalent rights and including all time and service vesting conditions, but excluding performance-based vesting conditions).
VEREIT Deferred Stock Unit Awards
The Merger Agreement provides that, at the Merger Effective Time, each VEREIT DSU Award that is outstanding as of immediately prior to the Merger Effective Time, will become fully vested and will generally be converted into the right to receive a number of shares of Realty Income common stock equal to the product obtained by multiplying the Exchange Ratio by the number of shares underlying such VEREIT DSU Award as of immediately prior to the Merger Effective Time (rounded down to the nearest whole number of shares, with any fractional shares paid out in accordance with the Merger Agreement), with any dividend credits with respect to such VEREIT DSU Award that have not been converted into additional units prior to the Merger Effective Time paid in cash. All VEREIT DSU Awards were fully vested at the time they were granted to VEREIT’s non-employee directors.
Closing; Effective Time of the Merger
Unless the parties otherwise agree, upon the terms and subject to the conditions of the Merger Agreement, the closing of the Merger will take place on the date that is the second business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that, by their terms, are to be satisfied on the closing date, but subject to the satisfaction or waiver of those conditions at the time of closing of the Merger).
Unless the parties otherwise agree, pursuant to the Merger Agreement, and upon the terms and subject to the conditions of the Merger Agreement, the Merger will become effective at the date and time when the articles of merger for the Merger (the “Articles of Merger”) have been accepted for record by the State Department of Assessment and Taxation of the State of Maryland, with such date and time specified in the Articles of Merger, or on such other date and time (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record) as may be agreed to by VEREIT and Realty Income and specified in the Articles of Merger (the date and time the Merger becomes effective being the “Merger Effective Time”).
Unless the parties otherwise agree, pursuant to the Merger Agreement, and upon the terms and subject to the conditions of the Merger Agreement, VEREIT and Realty Income will execute and file the certificate of merger with respect to the Partnership Merger (the “Partnership Certificate of Merger”) with the Delaware Secretary of State as soon as practicable on the closing date, and the Partnership Merger will become effective at the date and time when the Partnership Certificate of Merger has been accepted for record by the Delaware Secretary of State or on such other date and time as may be agreed to by VEREIT and Realty Income and specified in the Partnership Certificate of Merger (provided that such date and time are prior to the Merger Effective Time).
It is contemplated that after the Merger Effective Time, subject to the terms and conditions of the Merger Agreement, Realty Income and VEREIT will contribute certain of their office properties (the “OfficeCo Properties”) to a newly formed direct or indirect wholly owned subsidiary of Realty Income (“OfficeCo”), and for Realty Income to distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders as a result of the Mergers) on a pro rata basis (the “Spin-Off”). Following the consummation of the Spin-Off, Realty Income and VEREIT intend for OfficeCo to operate as a separate, publicly traded REIT. Subject to the terms and conditions of the Merger Agreement, the parties may also seek to sell some or all of the OfficeCo Properties in connection with the closing of the Merger.
Charter and Bylaws
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions of the Merger Agreement, the Realty Income charter in effect immediately prior to the Mergers will be the charter of Realty Income following the Mergers (the “Realty Income Articles”).
Pursuant to the Merger Agreement, and on the terms and subject to the conditions of the Merger Agreement, the amended and restated bylaws of Realty Income as in effect immediately prior to the Merger will be the bylaws of Realty Income following the Merger (the “Realty Income Bylaws”).
Directors, Management and Governance Following the Merger
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, the parties have agreed that Realty Income and VEREIT will mutually select two members of the VEREIT board of directors who will be appointed to the Realty Income board of directors immediately following the Merger Effective Time.
Following the consummation of the Mergers, the Realty Income board of directors is expected to have members, with Mr. Michael D. McKee as the non-executive chairman of the Realty Income board of directors and two directors who served as directors on the VEREIT board of directors prior to the effective time of the Merger.
After the Merger Effective Time, the parties intend to maintain the office of VEREIT located in Phoenix, Arizona for at least seven (7) years from the date of the Merger Agreement.
Exchange of Shares in the Merger
At or prior to the effective time of the Partnership Merger, upon the terms and subject to the conditions of the Merger Agreement, Realty Income will appoint the exchange agent to handle the exchange of certificates or book-entry securities formerly representing VEREIT common stock, VEREIT OP Series F Preferred Units and VEREIT Partnership common units (“VEREIT Certificates”) for shares of Realty Income common stock or other merger consideration as applicable. After the Merger is completed, upon the terms and subject to the conditions of the Merger Agreement, if a stockholder held VEREIT Certificates immediately prior to the Merger Effective Time, the exchange agent will send them a letter of transmittal and instructions for exchanging their VEREIT Certificates for shares of Realty Income common stock or other merger consideration as applicable. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, a holder of one share of VEREIT common stock will receive the Merger consideration of 0.705 newly issued shares of Realty Income common stock, and a holder (other than VEREIT OP) of one unit of VEREIT OP Series F Preferred Units will receive the Series F Preferred Unit Redemption Amount.
Holders of shares of VEREIT common stock, VEREIT OP Series F Preferred Units and VEREIT Partnership common units in book-entry form immediately prior to the Merger Effective Time will not need to take any action to receive the Merger consideration of 0.705 newly issued shares of Realty Income common stock or other merger consideration as applicable.
Representations and Warranties of Realty Income and VEREIT
The Merger Agreement contains representations and warranties made by each of Realty Income and VEREIT to each other. These representations and warranties are subject to qualifications and limitations agreed to by Realty Income and VEREIT in connection with negotiating the terms of the Merger Agreement. Some of the significant representations and warranties of both VEREIT and Realty Income contained in the Merger Agreement relate to, among other things:
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organization, standing, corporate power and organizational documents;

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capital structure;

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authority relative to execution and delivery of, and performance of obligations under, the Merger Agreement and the Spin-Off;

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required consents and approvals relating to the Merger;

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the absence of conflicts with, or violations of, laws, organizational documents or other obligations or contracts as a result of the Merger and the Spin-Off;

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SEC documents, financial statements, internal controls, SEC correspondence and accounting or auditing practices;

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accuracy of information supplied or to be supplied in this joint proxy statement/prospectus and the registration statement of which it forms a part, as well as the OfficeCo Form 10;

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compliance with applicable laws;

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absence of certain litigation;

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tax matters, including qualification as a REIT;

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existence and validity of certain material contracts;

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benefits matters and compliance with the Employee Retirement Income Security Act of 1974, as amended (which we refer to as “ERISA”);

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absence of collective bargaining agreements and other labor matters;

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absence of certain changes and non-existence of a material adverse effect, since December 31, 2020;

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board approval of the Merger Agreement and the transactions contemplated thereby, including the Mergers and the Spin-Off and exemption from anti-takeover statutes;

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required stockholder approval;

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ownership of or interest in, and condition of, certain real property;

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compliance with environmental laws;

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ownership of or licenses to certain intellectual property;

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possession of certain permits, licenses and other approvals from governmental entities;

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existence of insurance policies;

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inapplicability of the Investment Company Act of 1940;

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brokers’ and finders’ fees in connection with the Merger or the other transactions contemplated by the Merger Agreement;

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receipt of opinions from each party’s financial advisors; and

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absence of undisclosed material liabilities.

The Merger Agreement also contains representations and warranties of Realty Income regarding the formation and absence of other business activities, liabilities or obligations of Merger Sub 1 and Merger Sub 2.
Definition of “Material Adverse Effect”
Many of the representations of Realty Income and VEREIT are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect). “Material adverse effect” with respect to either Realty Income or VEREIT, for purposes of the Merger Agreement, means any event, development, change or occurrence that is materially adverse to the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, except that no event, development, change or occurrence arising out of, relating to or resulting from any of the following will constitute a material adverse effect:

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changes in general business, economic or market conditions in the United States or elsewhere in the world (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), to the extent such changes do not have a materially disproportionate effect on the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, relative to other similarly situated companies in the commercial real estate REIT industry;

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changes generally affecting the industry or industries in which Realty Income or VEREIT or any of their subsidiaries operate or any of the markets or geographical areas in which Realty Income or VEREIT or any of their subsidiaries operate, to the extent such changes do not have a materially disproportionate effect on the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, relative to other similarly situated companies in the commercial real estate REIT industry;

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changes in law or the interpretation thereof or GAAP or the interpretation thereof after the date of the Merger Agreement, to the extent such changes do not have a materially disproportionate effect on the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, relative to other similarly situated companies in the commercial real estate REIT industry;

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changes in political or social conditions, including civil unrest, protests, public demonstrations, acts of war, armed hostility or terrorism (including cyber-terrorism or cyber-attacks), riots, demonstrations, public disorders, civil disobedience or any escalation or any worsening thereof, to the extent such changes do not have a materially disproportionate effect on the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, relative to other similarly situated companies in the commercial real estate REIT industry;

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earthquakes, hurricanes, tornados or other natural disasters or calamities, to the extent such changes do not have a materially disproportionate effect on the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, relative to other similarly situated companies in the commercial real estate REIT industry;

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any epidemics, pandemics or disease outbreaks (including COVID-19) or worsening thereof and certain measures to comply with governmental guidelines or recommendations in response to COVID-19 to the extent such changes do not have a materially disproportionate effect on the financial condition, business or results of operations of Realty Income or VEREIT, as applicable, in each case including its subsidiaries, taken as a whole, relative to other similarly situated companies in the commercial real estate REIT industry;

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the negotiation, execution, announcement or existence of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement (including the Mergers and the Spin-Off), including the impact thereof on relationships, contractual or otherwise, of Realty Income or VEREIT or any of their subsidiaries with tenants, customers, suppliers, lenders, joint venture partners, employees or regulators;

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any failure by Realty Income or VEREIT to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period;

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any change in the price or trading volume of shares of Realty Income common stock or VEREIT common stock;

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any reduction in the credit rating of Realty Income or VEREIT or their subsidiaries; and

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compliance with the terms of, or the taking of any action required by, the Merger Agreement (including the Mergers and the Spin-Off).

Notwithstanding the above, any event, development, change or occurrence that has caused or is reasonably likely to cause Realty Income or VEREIT, as applicable, to fail to qualify as a REIT for federal tax purposes will be considered a material adverse effect, unless such failure has been, or is able to be, cured on commercially reasonable terms under the applicable provisions of the Code.

Conduct of Business Pending the Merger
Under the Merger Agreement, between April 29, 2021 and the earlier of the effective time of the Merger or the termination of the Merger Agreement, subject to certain exceptions, unless (i) expressly contemplated or permitted by the Merger Agreement, (ii) to the extent required to effect the Separation or the OfficeCo Distribution, (iii) as set forth in the parties’ confidential disclosure letters, (iv) required by applicable law or regulation, (v) consented to by the other party (which consent may not be unreasonably withheld, conditioned or delayed) or (vi) to the extent the action is reasonably taken (or omitted) in response to COVID-19 regulation and guidance provided by governmental authorities (each of (i) through (vi), the “Interim Operating Exceptions”), each of Realty Income and VEREIT and their respective subsidiaries have agreed to use commercially reasonable efforts to conduct their business in the ordinary course consistent with past practice in all material respects, to use their reasonable best efforts to maintain their material assets in their current condition in all material respects (normal wear and tear and damage caused by casualty outside the parties’ control excepted), to preserve their business organization and existing relations and goodwill with customers, suppliers, distributors, creditors, lessors and clients, to maintain all insurance policies and to maintain REIT status.
In addition, between April 29, 2021 and the earlier of the effective time of the Merger or the termination of the Merger Agreement, subject to the Interim Operating Exceptions, VEREIT has agreed that it will not, and will cause its subsidiaries not to:
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enter into any new material line of business or create any new “significant subsidiaries” (as defined in the Merger Agreement);

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declare, set aside or pay any dividends or other distributions, other than (i) as described herein under
“— Dividends”; (ii) payment of accrued dividends, dividend equivalents or other distributions pursuant to VEREIT equity awards; (iii) dividends by or among an entity and its subsidiaries; (iv) for the declaration and payment by VEREIT of dividends required pursuant to the terms of the VEREIT Series F Preferred Stock; and (v) for the declaration and payment by VEREIT OP of distributions required pursuant to the terms of the VEREIT OP Series F Preferred Units;

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split, combine or reclassify any of VEREIT’s, or its subsidiaries’, capital stock or shares of beneficial interest, as the case may be, or issue any other securities in substitution for such shares, or repurchase, redeem or otherwise acquire its capital stock or other securities convertible into or exercisable for any shares of capital stock, except (i) repurchases, redemptions or exchanges of VEREIT OP common units or VEREIT OP Series F Preferred Units required pursuant to the VEREIT OP Partnership Agreement, (ii) acquisitions of shares of VEREIT common stock tendered by holders of, or otherwise deliverable pursuant to, VEREIT equity awards or (iii) as required by Section 4.07 of the VEREIT Articles;

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issue, deliver or sell, or authorize or propose any issuance, delivery or sale of, shares of its capital stock or that of any subsidiary, voting debt, stock appreciation rights, stock options, restricted shares or other equity-based awards or convertible or exchangeable securities, except (i) issuances of shares of VEREIT common stock upon the exercise or settlement of VEREIT equity awards, (ii) repurchases, redemptions or exchanges of VEREIT OP common units for VEREIT common stock required by the VEREIT OP Partnership Agreement, or (iii) issuances by a subsidiary of its capital stock to its parent or to another wholly owned subsidiary of VEREIT;

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amend the governing documents of VEREIT or their respective subsidiaries;

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adopt a plan of consolidation, merger or reorganization, other than with VEREIT’s wholly owned subsidiaries;

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make acquisitions of businesses, entities, properties or assets, other than real property acquisitions for cash (i) in the ordinary course that would not reasonably be expected to materially delay, impede or affect the consummation of the transactions contemplated by the Merger Agreement in the manner contemplated thereby and for which the fair market value of the total consideration paid by VEREIT and its subsidiaries in such acquisitions does not exceed, in the case of an acquisition of a retail property with a single tenant, $15 million individually, in the case of an acquisition of an industrial property with a single tenant, $25 million, in the case of an acquisition involving a sale-leaseback transaction or a portfolio transaction, $60 million (unless any individual properties contained in such portfolio transaction otherwise exceed any of such thresholds described above) subject to certain conditions as described in the Merger Agreement and (ii) as set forth on the confidential disclosure letter of VEREIT; provided that such acquisitions under clauses (i) and (ii), in the aggregate, shall not exceed $350 million in any given calendar quarter, and shall not exceed $1 billion in any given calendar year (in each case, less the total acquisition volume for such period prior to the date of the Merger Agreement);
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sell, assign, encumber or otherwise dispose of any of its assets (including capital stock of its subsidiaries and indebtedness of others held by VEREIT and its subsidiaries) other than (A) internal reorganizations or consolidations involving existing subsidiaries that would not present a material risk of any material delay in the consummation of the Mergers, the Separation or the OfficeCo Distribution, (B) the dispositions set forth on the confidential VEREIT disclosure letter or (C) as permitted under the Merger Agreement;

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incur, create or assume, refinance, replace or prepay any indebtedness (or modify any of the material terms of any outstanding indebtedness), guarantee any indebtedness of any person or issue or sell any warrants or rights to acquire any indebtedness of VEREIT or any of its subsidiaries, other than (A) indebtedness of any wholly owned subsidiary of VEREIT to VEREIT or to another wholly owned subsidiary of VEREIT, (B) indebtedness of any subsidiary of VEREIT to or among one of its wholly owned subsidiaries, and
(C) any borrowings under VEREIT’s existing revolving credit facility in an amount not to exceed $360 million outstanding;

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except as disclosed in any document VEREIT filed with the SEC prior to the date of the Merger Agreement, (x) fail to maintain all financial books and records in all material respects in accordance with GAAP or (y) change its methods of accounting in effect as of December 31, 2020, except as required by changes in GAAP (or any interpretation thereof) or in applicable law, the SEC or the Financial Accounting Standards Board or any similar organization;

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adopt a plan of complete or partial liquidation or resolutions providing for a liquidation, dissolution, restructuring, recapitalization or reorganization, except for internal reorganizations or consolidations involving VEREIT’s wholly owned subsidiaries that would not reasonably be expected to prevent or materially impede, hinder or delay the consummation of the Mergers, the Separation or the OfficeCo Distribution;

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terminate, cancel, renew or request or agree to any material amendment or modification to or material waiver under or assignment of any of certain specified types of material contracts, or enter into or materially amend any contract that, if existing on April 29, 2021, would have qualified as one of such types of material contracts, other than (i) as permitted pursuant to the Merger Agreement, (ii) terminations, modifications or renewals in accordance with the terms of existing contracts which occur automatically without any action on behalf of the parties or any of their subsidiaries, (iii) in connection with tenant improvements at VEREIT’s properties, but solely to the extent permitted pursuant to certain covenants pertaining to leases contained in the Merger Agreement or (iv) as may be reasonably necessary to comply with the terms of the Merger Agreement;

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waive the excess share provision of, or otherwise grant or increase an exception to or waiver of any ownership limits set forth in, their organizational documents;

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take or fail to take any action which would reasonably be expected to cause VEREIT to fail to qualify as a REIT or cause any subsidiary of VEREIT to cease to be treated as a partnership or disregarded entity for U.S. federal income tax purposes or as a qualified REIT subsidiary, taxable REIT subsidiary or a REIT under the Code;

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make or commit to make any capital expenditures in excess of the 2021 capital expenditure budget as described in VEREIT’s confidential disclosure letter;

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take or knowingly fail to take any action which actions or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization under the Code;

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enter into any Tax Protection Agreement (as defined in the Merger Agreement), make, change or rescind any material tax election or change a material method of tax accounting, amend any material tax return, settle or compromise any material federal, state, local or foreign income tax liability, audit, assessment or claim for an amount materially in excess of amounts reserved therefor on the financial statements of VEREIT, enter into any material closing agreement related to taxes or knowingly surrender any right to claim any material tax refund, in each case, except (i) in the ordinary course of business consistent with past practice, (ii) as required by law, (iii) as necessary to preserve the status of VEREIT as a REIT under the Code, or (iv) as necessary to qualify or preserve the status of any subsidiary of VEREIT as a partnership or disregarded entity for federal income tax purposes or as a qualified REIT subsidiary, a taxable REIT subsidiary or a REIT under the Code;
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other than with respect to claims of or receivables owed to VEREIT or its subsidiaries which arise in the ordinary course of business, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, compromises or settlements that (i) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any amounts payable under existing property-level insurance policies) either equal to or lesser than the amount specifically reserved with respect to the most recent balance sheet of VEREIT filed with the SEC prior to April 29, 2021, or that do not exceed $4 million individually or $10 million in the aggregate, (ii) do not involve the imposition of injunctive relief against VEREIT or any of its subsidiaries or, after the closing of the Merger, Realty Income and (iii) do not provide for any admission of material liability by VEREIT or any of its subsidiaries;

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subject to certain limited exceptions, (i) materially increase the compensation, bonus or pension, welfare, severance or other benefits payable or provided to, or pay any bonus to, or grant any new cash- or equity-based awards or long-term cash awards to, any current or former directors, employees or other service providers, (ii) grant or provide any change of control, severance or retention payments or benefits to any current or former director, employee or other service provider, (iii) establish, adopt, enter into or amend any benefit plan, other than immaterial amendments that do not result in an increase in the cost of maintaining such benefit plan, (iv) enter into or amend any collective bargaining agreement or similar agreement, (v) hire any new employee equal to or greater than the Vice President level or whose annual total compensation opportunity exceeds $250,000, other than to replace employees who terminate employment following the date of the Merger Agreement, provided that such employee’s total annual compensation opportunity does not exceed $250,000, (vi) promote or terminate the employment (other than for cause) of any employee at the level of Vice President or above who has a total annual compensation opportunity in excess of $250,000 (in the case of promotion, whether before or after such promotion) or (vii) take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any benefit plan;

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enter into, renew, terminate, or amend, waive, release or compromise in any material respect or assign any material rights or claims under, or, other than as disclosed on VEREIT’s confidential disclosure letter, enter into any rent abatement or rent deferral arrangements with respect to, any VEREIT Lease (as defined in the Merger Agreement) (or any lease for real property that, if existing as of the date hereof, would be a VEREIT Lease) except for entering into any new lease or renewing or modifying in any material respect any VEREIT Lease, in each case, in the ordinary course of business consistent with past practice on market terms subject to certain requirements as described in the Merger Agreement;

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form any new funds, non-traded REITs, joint venture, other pooled investment vehicles or similar investment structure;

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amend or modify the compensation terms or any other material obligations of VEREIT contained in the engagement letter with J.P. Morgan in a manner adverse to VEREIT or any of VEREIT’s subsidiaries or engage other financial advisers in connection with the transactions contemplated by the Merger Agreement; provided, however, that the foregoing shall not restrict VEREIT from obtaining a new fairness opinion from J.P. Morgan in connection with any “Superior Proposal” as defined in the Merger Agreement;

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effect any deed in lieu of foreclosure, or sell, lease, assign, encumber or transfer to a lender any property securing indebtedness owed to such lender; or

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agree to, or make any commitment to, take or authorize any of the foregoing actions.

In addition, between April 29, 2021 and the earlier of the effective time of the Merger or the termination of the Merger Agreement, subject to the Interim Operating Exceptions, Realty Income has agreed that it will not, and will cause its subsidiaries not to:
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split, combine or reclassify any of Realty Income’s, or their respective subsidiaries’, capital stock or shares of beneficial interest, as the case may be, or issue any other securities in substitution for such shares;

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repurchase, redeem or otherwise acquire its capital stock or other securities convertible into or exercisable for any shares of capital stock, except repurchases, redemptions or exchanges of partnership units of Realty Income, L.P. for Realty Income common stock required pursuant to the Realty Income Partnership Agreement, or acquisitions of shares of Realty Income common stock tendered by holders of, or otherwise deliverable pursuant to, Realty Income equity awards;

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amend the governing documents of Realty Income, Merger Sub 1, Merger Sub 2 or their respective subsidiaries;

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except as disclosed in any document Realty Income filed with the SEC prior to the date of the Merger Agreement, (x) fail to maintain all financial books and records in all material respects in accordance with GAAP or (y) change its methods of accounting in effect as of December 31, 2020, except as required by changes in GAAP (or any interpretation thereof) or in applicable law, the SEC or the Financial Accounting Standards Board or any similar organization;

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adopt a plan of complete or partial liquidation or resolutions providing for a liquidation, dissolution, restructuring, recapitalization or reorganization, except for internal reorganizations or consolidations involving Realty Income’s wholly owned subsidiaries that would not reasonably be expected to prevent or materially impede, hinder or delay the consummation of the Mergers, the Separation or the OfficeCo Distribution;

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waive the excess share provision of, or otherwise grant or increase an exception to or waiver of any ownership limits set forth in, their organizational documents;

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take or fail to take any action which would reasonably be expected to cause Realty Income to fail to qualify as a REIT or cause any subsidiary of Realty Income to cease to be treated as a partnership or disregarded entity for U.S. federal income tax purposes or as a qualified REIT subsidiary, taxable REIT subsidiary or a REIT under the Code;

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take or knowingly fail to take any action which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization under the Code; or

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agree to, or make any commitment to, take or authorize any of the foregoing actions.

Financing
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, VEREIT shall use reasonable best efforts to, and shall cause its subsidiaries to use reasonable best efforts to, provide all reasonably requested cooperation, at Realty Income’s sole expense, that is necessary in connection with (i) certain amendments to Realty Income’s existing indebtedness (including the Realty Income Credit Agreement Amendment (as defined below)), (ii) the arranging, obtaining and syndication of debt financing for OfficeCo and (iii) one or more equity or debt offerings of Realty Income, that Realty Income and its subsidiaries may pursue prior to the Merger Effective Time, including, without limitation, using reasonable best efforts to take certain agreed actions that are customary in connection with the applicable financing.
The Merger Agreement also provides that from the period beginning April 29, 2021 and the earlier to occur of the Merger Effective Time and the date, if any, on which the Merger Agreement is terminated pursuant to its terms, Realty Income or one of its subsidiaries may (i) commence any of the following: (A) one or more offers to purchase any or all of the outstanding debt issued under that certain indenture to which VEREIT OP is party (the “VEREIT Notes Indenture”) for cash; or (B) one or more offers to exchange any or all of the outstanding debt issued under the VEREIT Notes Indenture for securities issued by the Realty Income or any of its affiliates, and (ii) solicit the consent of the holders of debt issued under the VEREIT

Notes Indenture regarding certain proposed amendments thereto subject to the terms of the Merger Agreement; provided that closing of any such transactions shall not be consummated until the Merger Effective Time. During such period, VEREIT shall and shall cause its subsidiaries to provide all cooperation reasonably requested by Realty Income to assist Realty Income in connection with any of the transactions described in this paragraph.
The Merger Agreement also provides that Realty Income shall reimburse VEREIT and its subsidiaries for certain reasonable costs and expenses incurred in connection with the cooperation described in the preceding two paragraphs and, subject to certain exceptions, indemnify and hold harmless VEREIT, its subsidiaries and their respective representatives from losses suffered or incurred by them in connection with any such financing, any information utilized in connection therewith or any action taken by VEREIT or any of its subsidiaries pursuant to the preceding two paragraphs, in each case, whether or not the Merger is consummated or the Merger Agreement is terminated.
The Merger Agreement also provides that, upon the request of Realty Income, VEREIT shall use reasonable best efforts to, and cause its subsidiaries to use commercially reasonable efforts to, facilitate the payoff of its existing credit facility, and that Realty Income and its subsidiaries will use reasonable best efforts to procure adequate financing for the capitalization of OfficeCo.
The parties’ obligation to consummate the Merger and the transactions contemplated by the Merger Agreement are not contingent upon the completion of any financing, and any breach by VEREIT of any of the obligations described in this section shall not be considered in determining whether the condition that VEREIT and VEREIT OP perform in all material respects all obligations they are required to perform under the Merger Agreement is satisfied.
The Spin-Off
General Obligations
From and after the date of the Merger Agreement, unless the Spin-Off Condition (defined below) has been satisfied or irrevocably waived by Realty Income, each of VEREIT and Realty Income shall, and shall cause their respective subsidiaries to cooperate and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to, as promptly as practicable, consummate and make effective, on the business day following the closing of the Merger, the Spin-Off, in each case, in accordance with the terms set forth on Exhibit A of the Merger Agreement and subject to certain exceptions, including:
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preparing and causing to be executed all agreements necessary to effect the Spin-Off, including a separation and distribution agreement (the “Separation and Distribution Agreement”) that will govern the rights and responsibilities of each party with respect to its relationship with the other following the Separation, including with respect to the allocation of assets and liabilities, cross-indemnification and other separation matters, as well as entering into other customary agreements to the extent appropriate to address tax matters, employee matters, transition services and other terms of the Spin-Off;

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effectuating the transfer of the office properties of Realty Income and VEREIT (and their respective subsidiaries) and certain other identified assets that are listed on Realty Income’s confidential disclosure letter (which we refer to as the “OfficeCo Properties”) to OfficeCo or its subsidiaries, obtaining any consents (other than from governmental entities) and making any notifications required in connection therewith;

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determining and electing or appointing the individuals who will comprise OfficeCo’s board of directors and management team following the consummation of the Spin-Off;

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preparing and causing a registration statement on Form 10 to be filed by OfficeCo with respect to the Spin-Off with, and to be declared effective, by the SEC, and keeping the Form 10 effective as long as is necessary to consummate the Spin-Off; and

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obtaining all requisite corporate and other approvals, authorizations and declarations, and obtaining a customary solvency opinion in connection therewith, if necessary.

In addition, from and after the date hereof, unless the Spin-Off Condition shall have been satisfied or irrevocably waived by Realty Income, and except as expressly permitted or required by the provisions of the Merger Agreement related to the sale of the OfficeCo Properties, VEREIT shall, and shall cause its subsidiaries to, refrain from taking any action after the date of the Merger Agreement that, to VEREIT’s knowledge, would reasonably be expected to prevent the consummation of the Spin-Off on terms consistent with the terms set forth in Exhibit A of the Merger Agreement, subject to certain exceptions, by January 29, 2022.
In furtherance of (and without limiting) the foregoing obligations, the parties shall use reasonable best efforts to consult and cooperate with each other with respect to the Spin-Off, and each party shall keep the other party informed on a reasonably timely basis of the status of matters related to the Spin-Off. In the event that the parties do not agree on the terms of the Spin-Off or actions to be taken in furtherance thereof (including with respect to the terms set forth on Exhibit A of the Merger Agreement), Realty Income shall, acting in good faith and after consultation with VEREIT, have the ultimate decision-making authority.
Exhibit A of the Merger Agreement sets forth certain terms of the Spin-Off, including with respect to the separation of the OfficeCo Properties, the distribution of OfficeCo common stock to the holders of Realty Income common stock following the Mergers, the contemplated scope of the OfficeCo Properties to be contributed to OfficeCo, the reorganization plan, the financing of OfficeCo, governance matters and approvals. As further described in Exhibit A of the Merger Agreement, Realty Income, after consultation with and good faith consideration of any comments from VEREIT, has ultimate decision-making authority with respect to certain aspects of the Spin-Off, including the scope of the OfficeCo Properties, the reorganization plan, the financing of OfficeCo and the Separation and Distribution Agreement.
Permitted Sales of OfficeCo Properties
At any time prior to the Merger Effective Time, notwithstanding the nonsolicitation provisions contained in the Merger Agreement, Realty Income, its subsidiaries and their respective directors, officers, employees and other Representatives may, directly or indirectly, and in the event that Realty Income requests cooperation from VEREIT in connection therewith, VEREIT and its subsidiaries and their respective directors, officers, employees and other Representatives may, to the extent requested or approved by Realty Income, directly or indirectly (i) solicit, initiate, propose, facilitate, induce or encourage any proposals from third parties to acquire all or any portion of the OfficeCo Properties (each, an “OfficeCo Proposal”), including by furnishing to any person or its representatives any information relating to the business of OfficeCo; (ii) continue, enter into, participate in or otherwise engage in any discussions or negotiations with any person or its representatives with respect to one or more OfficeCo Proposals; and (iii) otherwise cooperate with, assist, participate in or take any action to facilitate any OfficeCo Proposals.
Realty Income will reasonably consult with and consider in good faith any comments of VEREIT with respect to any OfficeCo Proposal, and shall keep VEREIT informed on a reasonably timely basis of the status of matters related thereto. In addition, upon written request from Realty Income, VEREIT shall, and shall cause its subsidiaries to, use reasonable best efforts to cooperate with Realty Income and its subsidiaries in connection with any such permitted sale activities, including by participating in the strategy with respect to the marketing and sale of any such OfficeCo Properties, and affording to any person or its representatives reasonable access to the business, properties, assets, books, records or other non-public information regarding the OfficeCo Properties, subject to any such person and/or its representatives entering into a customary non-disclosure agreement with VEREIT.
At any time prior to the Merger Effective Time, Realty Income and its subsidiaries may negotiate and, acting in good faith and after consultation with VEREIT, enter into one or more binding agreements with third party purchasers providing for the sale of all or any portion of the OfficeCo Properties on such terms as determined by Realty Income (each, including any ancillary documentation related thereto, an “OfficeCo Sale Agreement”), and consummate the transactions contemplated thereby, and, the parties agree to cooperate and use reasonable best efforts to facilitate the entry into such OfficeCo Sale Agreements and the consummation of the transactions contemplated thereby, provided, however, that, with respect to each OfficeCo Sale Agreement, if such sale relates to OfficeCo Properties owned by VEREIT or its subsidiaries,
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either (1) such sale is conditioned upon the closing of the Merger, or (2) Realty Income indemnifies VEREIT in accordance with the terms of the Merger Agreement;

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such sale (1) shall not occur prior to the Partnership Merger Effective Time and (2) shall not occur prior to the Merger Effective Time if such sale would reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal tax purposes; and

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such OfficeCo Sale Agreement (1) does not obligate VEREIT or its subsidiaries to pay any material consent, termination or other similar fee that is payable prior to the closing of the Merger (unless Realty Income agrees to reimburse VEREIT or its subsidiaries for such fees and such reimbursement would not reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal tax purposes), (2) may be terminated by VEREIT or its subsidiaries, or shall be automatically terminated, in each case, if the Merger Agreement is terminated, and (3) does not create any material obligations, commitments or liabilities for VEREIT or its subsidiaries that would survive the termination of such OfficeCo Sale Agreement or the Merger Agreement (an OfficeCo Sale Agreement that satisfies the foregoing requirements, a “Qualifying OfficeCo Sale Agreement”).

Upon written request from Realty Income, VEREIT shall, and shall cause its subsidiaries and representatives to, use reasonable best efforts to cooperate and facilitate such sale or sales, including affording to any person or its representatives reasonable access to the business, properties, assets, books, records or other information regarding any applicable OfficeCo Properties owned by VEREIT or its subsidiaries, subject to any such person and/or its representatives entering into a customary non-disclosure agreement with VEREIT.
With respect to any sale of OfficeCo Properties owned by VEREIT or its subsidiaries otherwise made in accordance with the applicable terms of the Merger Agreement, Realty Income may make an irrevocable election (the “OfficeCo Sale Election”), by written notice to VEREIT (the “OfficeCo Sale Notice”), to require that VEREIT or its subsidiaries, as applicable, enter into one or more Qualifying OfficeCo Sale Agreements on such terms as determined by Realty Income and, subject to the terms and conditions thereof and any applicable third-party consent or other rights, to sell, immediately prior to the Merger Effective Time, all or any portion of the OfficeCo Properties owned by VEREIT or its subsidiaries (an “OfficeCo Sale”), in each case, as specified by Realty Income in the OfficeCo Sale Notice; provided, however, that no such sale shall occur (A) prior to the Partnership Merger Effective Time or (B) prior to the Merger Effective Time if such sale would reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal tax purposes.
In the event that Realty Income has made a valid OfficeCo Sale Election, (i) VEREIT and its subsidiaries shall sign such Qualifying OfficeCo Sale Agreement(s) and use reasonable best efforts to cooperate with Realty Income to consummate such OfficeCo Sale(s) immediately prior to the Merger Effective Time in accordance with the terms of the applicable Qualifying OfficeCo Sale Agreement(s), and (ii) if the Merger does not close, Realty Income shall indemnify, defend, protect and hold harmless VEREIT and its subsidiaries (and regardless of whether the Merger closes any persons who are officers or directors thereof) for any losses arising out of any OfficeCo Sale(s) contemplated by the OfficeCo Sale Election, including, without limitation, in connection with any agreements, documents or other instruments required to be delivered by VEREIT and its subsidiaries with respect to such sale(s) (other than such losses arising from the gross negligence, willful misconduct or bad faith of VEREIT, its subsidiaries or any persons who are officers or directors thereof).
Limitations on Obligations
Notwithstanding anything to the contrary under the provisions of the Merger Agreement governing the Spin-Off, none of VEREIT, Realty Income or their respective subsidiaries (or any persons who are employees, officers or directors thereof) shall be required to (i) take any action (or refrain from taking action) that would cause any representation, warranty or covenant in the Merger Agreement to be materially breached by any party (unless such breach is expressly waived by the other party) or to result in any violation or breach of any law by the parties or their subsidiaries, (ii) make, or commit or agree to make, any material concession or material payment to, or incur any material obligations to, any third party unless (A) such concession, payment or obligation is contingent upon consummation of the Merger (or the requirements of the permitted sales of OfficeCo Properties are satisfied with respect thereto) or, in the case of any material obligations, terminable upon the termination of the Merger Agreement, or (B) VEREIT and Realty Income mutually consent to such concession, payment or obligation (not to be unreasonably withheld, conditioned or delayed), (iii) require Realty Income, VEREIT or any of their respective subsidiaries to be an issuer or other obligor with respect to any financing of OfficeCo or to repay or defease any mortgages or other indebtedness unless such obligations are contingent upon consummation of the Merger or (iv) take any action (or refrain from taking any action) that could reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal income tax purposes.
Spin-Off Consent Fees and Expenses
Each of Realty Income, VEREIT and their respective subsidiaries shall reasonably consult with each other with respect to (i) all expenses, costs or consent fees to be incurred in connection with the Spin-Off or the sales of OfficeCo Properties contemplated by the Merger Agreement and (ii) all consent fees incurred by VEREIT, Realty Income and their respective subsidiaries in connection with obtaining any consents required for the Spin-Off or the sales of OfficeCo Properties contemplated by the Merger Agreement shall be shared equally by VEREIT and Realty Income. The parties will reasonably cooperate to minimize any adverse tax consequences as a result of the reimbursement by VEREIT or Realty Income of any expenses, costs or consent fees pursuant to this allocation.
Abandonment of the Spin-Off by Realty Income
In the event that Realty Income has made a final determination to abandon its pursuit of the Separation and the OfficeCo Distribution, it shall promptly notify VEREIT in writing, and upon delivery of such notice, Realty Income will be deemed to have irrevocably waived the Spin-Off Condition.
Employee Matters
Compensation and Benefits Continuation
For a period of one year following the Merger Effective Time (or, if earlier, the date of the applicable employee’s termination of employment), Realty Income will provide, or will cause to be provided, to each employee of VEREIT and its subsidiaries immediately prior to the Merger Effective Time (which we refer to as the “VEREIT Continuing Employees”), for so long as such VEREIT Continuing Employee continues employment with Realty Income or its subsidiaries following the Merger Effective Time, (i) at least the base compensation provided to such VEREIT Continuing Employee immediately prior to the Merger Effective Time; (ii) an annual bonus opportunity that is no less favorable than is provided to a similarly situated employee of Realty Income or its subsidiaries; (iii) long-term incentive award opportunities, whether cash or equity, that are no less favorable than are provided to a similarly situated employee of Realty Income or its subsidiaries; (iv) severance benefits set forth on VEREIT’s confidential disclosure letter; and (v) other employee benefits (excluding, for this purpose, the compensation contemplated by the foregoing clauses (i)-(iv) above and defined benefit pension plans, post-retirement medical and welfare plans, and retention change in control or similar plans, policies or agreements) that are substantially comparable in the aggregate to those provided to a similarly situated employee of Realty Income or its subsidiaries. For purposes of clause (v), the employee benefits generally provided to employees of VEREIT and its subsidiaries as of immediately prior to the Merger Effective Time will be deemed to be substantially comparable in the aggregate to those provided to a similarly situated employee of Realty Income or its subsidiaries, and the VEREIT Continuing Employees may commence participation in the benefit plans maintained by Realty Income and its subsidiaries at such times as are determined by Realty Income.
For purposes of any benefit plans maintained by Realty Income and its subsidiaries that will provide benefits to any VEREIT Continuing Employees after the Merger Effective Time, Realty Income will, or will cause its applicable subsidiary to, (i) use commercially reasonable efforts to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the VEREIT Continuing Employees and their eligible dependents, except, with respect to pre-existing conditions or exclusions, to the extent such pre-existing conditions or exclusions would apply under the analogous VEREIT benefit plan; (ii) use commercially reasonable efforts to provide each VEREIT Continuing Employee and his or her eligible dependents with credit for any co-payments and deductibles paid during the portion of the plan year of the corresponding VEREIT benefit plan ending on the date such VEREIT Continuing Employee’s participation in the Realty Income benefit plan begins (to the same extent that such credit was given under the analogous VEREIT benefit plan prior to the date that the VEREIT Continuing Employee first participates in the Realty Income benefit plan) in satisfying any applicable deductible or out-of-pocket requirements; and (iii) recognize all service of the VEREIT Continuing Employees with VEREIT and its subsidiaries (and any predecessors or affiliates thereof) for all purposes to the same extent such service was taken into account under the analogous VEREIT benefit plan prior to the date that the VEREIT Continuing Employee first participates in the Realty Income benefit plan. For purposes of clause (iii), such recognition of service will not apply to (x) the extent it would result in the duplication of benefits or (y) for any purpose with respect to any defined benefit pension plan, postretirement welfare plan or any Realty Income benefit plan under which similarly situated employees of Realty Income and its subsidiaries do not receive credit for prior service or that is grandfathered or frozen, either with respect to level of benefits or participation.
If the parties agree not less than ten business days before the Merger Effective Time, VEREIT will terminate any VEREIT employee benefit plans that are tax-qualified defined contribution plans, effective as of the day prior to the Merger Effective Time. If any such VEREIT plan is terminated prior to the Merger Effective Time, Realty Income will cause the Continuing Employees who participated in such VEREIT plan as of the day prior to the Merger Effective Time to be eligible to participate in a tax-qualified defined contribution plan of Realty Income as of the Merger Effective Time and will require such plan to accept eligible rollover distributions, from such participants who are then actively employed by Realty Income or its subsidiaries and who so elect.
Treatment of Annual Bonuses
If the Merger Effective Time occurs prior to the date on which annual bonuses with respect to VEREIT’s 2021 fiscal year are paid to employees of VEREIT and its subsidiaries, then Realty Income will pay to each VEREIT employee who is eligible to receive an annual cash bonus from VEREIT or a subsidiary thereof as of immediately prior to the Merger Effective Time under VEREIT’s annual bonus program, either (a) a 2021 annual bonus in an amount equal to 100% of such VEREIT employee’s target 2021 annual bonus amount if such VEREIT employee remains actively employed by VEREIT, Realty Income or any of their respective subsidiaries through December 31, 2021 or (b) if such VEREIT employee’s employment is terminated without “cause” by Realty Income or any of its subsidiaries on or after the Merger Effective Time and prior to December 31, 2021, a prorated 2021 annual bonus equal to the product of (x) the amount equal to 100% of such VEREIT employee’s target 2021 annual bonus amount, multiplied by (y) a fraction, the numerator of which is the number of days during 2021 that the VEREIT employee was employed by VEREIT, Realty Income or any of their respective subsidiaries and the denominator of which is 365 (provided that such prorated 2021 annual bonus shall not be payable to any VEREIT employee who is otherwise entitled to receive, and does receive, a prorated annual bonus payment for the same period of service under the terms of such VEREIT employee’s employment agreement with VEREIT or otherwise).
If the Merger Effective Time occurs on or after January 1, 2022, then Realty Income will pay to each VEREIT employee who is eligible to receive an annual cash bonus from VEREIT or a subsidiary thereof as of immediately prior to the Merger Effective Time under the VEREIT annual bonus program, whose employment is terminated without “cause” by Realty Income or any of its subsidiaries on or within 90 days following the Merger Effective Time, a prorated 2022 annual bonus, payable within 30 days following termination of employment, equal to the product of (x) the amount equal to 100% of such VEREIT employee’s target 2022 annual bonus amount (or target 2021 annual bonus amount if the 2022 annual bonus target has not yet been set) under the VEREIT annual bonus program, multiplied by (y) a fraction, the numerator of which is the number of days during 2022 that the VEREIT employee was employed by VEREIT, Realty Income or any of their respective subsidiaries and the denominator of which is 365, provided that such prorated 2022 annual bonus will not be payable to any VEREIT employee who is otherwise entitled to receive, and does receive, a prorated annual bonus payment for the same period of service under the terms of such VEREIT employee’s employment agreement with VEREIT or otherwise).
Dividends
The Merger Agreement provides that between April 29, 2021 and the earlier of the Merger Effective Time and the termination of the Merger Agreement, none of Realty Income, VEREIT or VEREIT OP may make, declare or set aside for payment of any dividend or other distribution to its respective stockholders or unitholders without the prior written consent of Realty Income (in the case of distributions by VEREIT or

VEREIT OP) or VEREIT (in the case of distributions by Realty Income), except that such written consent will not be required for the authorization and payment of quarterly cash distributions by VEREIT and the declaration and payment of regular quarterly cash distributions by VEREIT OP or monthly (in the case of Realty Income) cash dividends in accordance with past practice at a rate not in excess of the regular cash dividend most recently declared prior to the date of the Merger Agreement with respect to each of the shares of VEREIT common stock, shares of VEREIT Series F Preferred Stock, VEREIT OP Series F Preferred Units, VEREIT Partnership common units and shares of Realty Income common stock, respectively, subject to customary increases in accordance with past practices.
Realty Income and VEREIT have agreed to coordinate their regular dividends for their common stockholders so that, if one party’s common stockholders receives any dividend for a particular period prior to the closing of the Mergers, the other party’s common stockholders will also receive a dividend for a comparable period. Realty Income and VEREIT have also agreed that one party, with notice to the other, can declare or pay the minimum dividend that may be required in order for such party to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise tax. If one party declares a REIT dividend, the other party can declare a dividend per share in the same amount, as adjusted by the Exchange Ratio.
VEREIT may also declare and pay dividends as required pursuant to the terms of the VEREIT Series F Preferred Stock, and VEREIT OP may declare and pay distributions as required pursuant to the terms of the VEREIT OP Series F Preferred Units.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants related to:
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cooperation between Realty Income and VEREIT in the preparation of this joint proxy statement/prospectus;

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each party’s agreement to (i) afford the representatives of the other party access to its books, contracts and records during normal business hours and (ii) provide the other party, upon reasonable request, with copies of certain information;

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each party’s agreement to maintain the confidentiality of certain nonpublic information provided by the other party;

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each party’s agreement to use its reasonable best efforts to take all actions reasonably appropriate to consummate the Merger and the other transactions contemplated by the Merger Agreement, including the Separation, the OfficeCo Distribution and the other transactions contemplated thereby;

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each party’s agreement to use its reasonable best efforts to cooperate to obtain all governmental consents, clearances, approvals, permits or authorizations required to complete the Mergers, Separation, OfficeCo Distribution and the other transactions contemplated by the Merger Agreement;

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each party’s agreement to (i) cooperate in all respects in connection with any investigation or other inquiry; (ii) promptly notify the other party of any communication concerning the Merger Agreement or the transactions contemplated thereby from or with any governmental entity; (iii) permit the other party to review and comment on any proposed communication to any government entity; (iv) consult with the other party in advance of any meeting with any governmental entity or in connection with a proceeding by a private party; and (v) resolve objections and avoid or eliminate impediments to the closing of the Mergers;

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Realty Income’s agreement to use its reasonable best efforts to cause the shares of Realty Income common stock to be issued in, or reserved for issuance in connection with, the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the consummation of the Mergers;

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cooperation between Realty Income and VEREIT in connection with the development of a joint communications plan and in connection with press releases and other public statements with respect to the Merger and the Spin-Off; and

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the use by Realty Income and VEREIT of reasonable best efforts to cause the Merger to qualify as a reorganization under the Code.

Conditions to Completion of the Merger
The obligations of Realty Income and VEREIT to complete the Merger are subject to certain conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
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approval by VEREIT’s stockholders of the VEREIT Merger Proposal;

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approval by Realty Income’s stockholders of the Realty Income Issuance Proposal;

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the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, to be filed with the SEC by Realty Income in connection with the transactions contemplated by the Merger Agreement;

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approval for listing on the NYSE of the shares of Realty Income common stock to be issued in the Mergers or reserved for issuance in connection therewith;

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the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraint, prohibition or binding order of any court or other governmental entity that prohibits the Mergers; and

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the absence of any action taken or statute, rule, regulation or order enacted by any governmental entity which makes the consummation of the Mergers illegal.

In addition, the obligation of VEREIT to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:
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the representations and warranties of Realty Income set forth in the Merger Agreement with respect to its organization, standing and power, capital structure (other than representations with respect to share count), authority, board approval, required vote, status as an investment company, brokers and finders and opinion of Realty Income’s financial advisor being true and correct in all material respects as of April 29, 2021 and the closing date (except to the extent made as of an earlier date, in which case as of such earlier date);

•
the representations and warranties of Realty Income set forth in the Merger Agreement with respect to its share count shall be true and correct in all but de minimis respects as of April 29, 2021;

•
the representations and warranties of Realty Income set forth in the Merger Agreement with respect to all other matters being true and correct as of April 29, 2021 and the closing date (except to the extent made as of an earlier date, in which case as of such earlier date), except for the failure to be true and correct (without giving effect to any limitations as to materiality or a material adverse effect) as has not had, and would not reasonably be expected to have, a material adverse effect;

•
each of Realty Income, Merger Sub 1 and Merger Sub 2 having performed, in all material respects, all obligations required to be performed by them under the Merger Agreement at or prior to the closing date;

•
the receipt of an officers’ certificate signed by the chief executive officer and chief financial officer of Realty Income, certifying that the four immediately preceding conditions have been satisfied;

•
the receipt of an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•
the receipt of an opinion from Latham & Watkins LLP that, commencing with Realty Income’s taxable year ended December 31, 1994, Realty Income has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

The obligation of Realty Income to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of VEREIT set forth in the Merger Agreement with respect to its organization, standing and power, capital structure (other than representations with respect to share count), authority, board approval, required vote, status as an investment company, brokers and finders and opinion of VEREIT’s financial advisor being true and correct in all material respects as of April 29, 2021 and the closing date (except to the extent made as of an earlier date, in which case as of such earlier date);
•
the representations and warranties of VEREIT set forth in the Merger Agreement with respect to its share count being true and correct in all but de minimis respects as of April 29, 2021;

•
the representations and warranties of VEREIT set forth in the Merger Agreement with respect to all other matters being true and correct as of April 29, 2021 and the closing date (except to the extent made as of an earlier date, in which case as of such earlier date), except for the failure to be true and correct (without giving effect to any limitations as to materiality or a material adverse effect) as has not had, and would not reasonably be expected to have, a material adverse effect;

•
each of VEREIT and VEREIT OP having performed, in all material respects, all obligations required to be performed by them under the Merger Agreement at or prior to the closing date;

•
the receipt of an officers’ certificate signed by the chief executive officer and chief financial officer of VEREIT, certifying that the four immediately preceding conditions have been satisfied;

•
the receipt of an opinion of Latham & Watkins LLP to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•
the receipt of an opinion from Goodwin Procter LLP that, commencing with VEREIT’s taxable year ended December 31, 2011 and through the effective time of the Merger, VEREIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Additionally, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off. However, if this condition is not satisfied or waived by January 29, 2022, Realty Income will be automatically deemed to have waived this condition (and at that point, assuming all other conditions to closing have been satisfied, the parties will be obligated to close the Mergers, regardless of whether the Spin-Off is ready to be consummated).
No Solicitation
Realty Income and VEREIT have agreed not to solicit or enter into an agreement regarding an Acquisition Proposal (as defined in the Merger Agreement), and, subject to certain exceptions, are not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Acquisition Proposal. However, prior to obtaining the stockholder approval, VEREIT or Realty Income may engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Acquisition Proposal with respect to such party and if such party’s board of directors determines in good faith, after consultation with outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal or if the failure to do so would reasonably be expected to lead to a breach of its duties to VEREIT or Realty Income, as applicable.
For purposes of the Merger Agreement, an “Acquisition Proposal” means any proposal or offer with respect to, or a transaction to effect, (i) a merger, reorganization, share sale, share exchange, asset sale, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Realty Income or VEREIT, (ii) any purchase or sale of 20% or more of the consolidated assets (including stock or other ownership interests) of Realty Income or VEREIT, in each case taken as a whole with each of its subsidiaries or (iii) any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the stockholders or other equity interest holders of such person) beneficially owning securities representing 20% or more of the total voting power of either Realty Income or VEREIT (or of the surviving parent entity in such transaction) (in each case other than (x) any OfficeCo Proposals or (y) any proposal or offer made by one party to the Merger Agreement or any of its subsidiaries to another such party).
Additionally, for purposes of the Merger Agreement, a “Superior Proposal” for Realty Income or VEREIT means a bona fide written Acquisition Proposal that the VEREIT board of directors or Realty

Income board of directors, respectively, concludes in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and certainty and speed of closing), (i) is more favorable to the stockholders of VEREIT or Realty Income, respectively, than the transactions contemplated by the Merger Agreement, and (ii) is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” the term Acquisition Proposal shall have the meaning as assigned above, except that the reference to “20% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “75% or more.”
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, each party has agreed to notify the other party within 24 hours after receipt of an Acquisition Proposal, any request for nonpublic information relating to the party or its subsidiaries from any person that informs the party that it is considering making or has made an Acquisition Proposal, or any inquiry from any person seeking to discuss a possible Acquisition Proposal, or if either party enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information to any person in connection with an Acquisition Proposal. Each party has agreed to keep the other party reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations. Each party may contact a person submitting an Acquisition Proposal to clarify and understand the terms of the Acquisition Proposal, so as to determine whether such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal.
Stockholder Vote
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, Realty Income has agreed to take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the effective date of the registration statement of which this joint proxy statement/prospectus forms a part for the purpose of obtaining Realty Income stockholder approval of the Realty Income Issuance Proposal. Unless a permitted change in recommendation has occurred as described below, the Realty Income board of directors has agreed to use its reasonable best efforts to obtain such stockholder approval, which includes issuing a recommendation to its stockholders to approve the Realty Income Issuance Proposal.
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, VEREIT has agreed to take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the effective date of the registration statement of which this joint proxy statement/prospectus forms a part for the purpose of obtaining VEREIT stockholder approval of the VEREIT Merger Proposal. Unless a permitted change in recommendation has occurred as described below, the VEREIT board of directors has agreed to use its reasonable best efforts to obtain such stockholder approval, which includes issuing a recommendation to its stockholders to approve the VEREIT Merger Proposal.
Each party has agreed to use its reasonable best efforts to cause the Realty Income special meeting and the VEREIT special meeting to be held on the same date.
Permitted Change in Recommendation
Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, each of the Realty Income board of directors and the VEREIT board of directors have agreed they will not, and will not publicly propose to, withhold, withdraw, modify or qualify in any manner adverse to the other party its approval, recommendation or declaration of advisability with respect to the Merger Agreement or the transactions contemplated thereby (which we refer to as a “change in recommendation”). Nevertheless, the Realty Income board of directors or the VEREIT board of directors may make a change in recommendation in the following circumstances:
•
if the board of directors has concluded in good faith after consultation with outside counsel and financial advisors that an unsolicited bona fide written Acquisition Proposal that it has received from a third party and has not been withdrawn and which did not result from any material violation of the nonsolicitation covenant constitutes a Superior Proposal, and that the failure to make such change in recommendation would reasonably be expected to result in a breach of its duties to the stockholders of Realty Income or VEREIT, as applicable; or
•
if a material development or material change in circumstances, which does not relate to an Acquisition Proposal and was neither known to nor reasonably foreseeable by the board of directors as of April 29, 2021 (subject to certain exceptions as described in the Merger Agreement), has occurred on or after such date, and the board of directors has reasonably determined in good faith after consultation with outside counsel that the failure to make such a change in recommendation would reasonably be expected to result in a breach of its duties to the stockholders of Realty Income or VEREIT, as applicable.

Prior to making any change in recommendation, upon the terms and subject to the conditions of the Merger Agreement, the Realty Income board of directors or the VEREIT board of directors, as applicable, must give four business days’ notice of its intention to do so to the other party, which notice must contain certain information relating to the Acquisition Proposal, development or change in circumstances leading to the proposed change in recommendation, and must engage in good faith discussions with the other party regarding any adjustments or modifications to the terms of the Merger Agreement proposed by such party. Following such four business day period and prior to making any change in recommendation, the party proposing to make a change in recommendation must again reasonably determine in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of the Merger Agreement proposed by the other party) that failure to do so would reasonably be expected to result in a breach of its duties to Realty Income stockholders or VEREIT stockholders, as applicable.
In addition, subject to compliance with the foregoing terms, VEREIT may terminate the Merger Agreement to enter into a Superior Proposal.
Fees and Expenses
Other than as provided below or in connection with the Spin-Off as set forth in the Merger Agreement, all fees and expenses incurred in connection with the Mergers and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses, whether or not the Mergers are completed; provided that (i) if the Mergers are completed, Realty Income will pay all property or transfer taxes imposed on either party in connection with the Mergers and (ii) each party will share equally the expenses incurred in connection with this joint proxy statement/prospectus and all filings in connection with the Spin-Off, including the filing of the Form 10.
Termination of the Merger Agreement
Termination.   The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after the receipt of the requisite stockholder approvals, under the following circumstances:
•
by mutual written consent of Realty Income and VEREIT;

•
by either Realty Income or VEREIT:

•
if any governmental entity of competent jurisdiction issues a final and nonappealable order, decree or ruling or takes any other action that permanently enjoins or otherwise prohibits the Mergers, provided that such right to terminate will not be available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of such action;

•
if the Mergers are not consummated on or before April 29, 2022, provided that such right to terminate will not be available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of such delay; or

•
if the required approvals of either Realty Income stockholders or VEREIT stockholders have not been obtained upon a vote thereon at the duly convened Realty Income special meeting or VEREIT special meeting, provided that such right to terminate will not be available to any party whose material breach of its obligations under the Merger Agreement to seek stockholder approval has been the primary cause of such failure.
•
by VEREIT:

•
to enter into a Superior Proposal (subject to compliance with the provisions of the Merger Agreement regarding nonsolicitation of acquisition proposals), provided that the Merger Agreement may not be so terminated unless the termination fee discussed below has been paid in full substantially concurrently with such termination;

•
if Realty Income’s board of directors changes its recommendation in favor of the Mergers, fails to reaffirm its recommendation, or recommends a competing Acquisition Proposal (or fails to recommend against a competing proposal); or

•
if Realty Income has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period, provided that VEREIT has not itself materially breached its representations or covenants and such breach would result in the failure of the related closing condition to be satisfied.

•
by Realty Income:

•
if the VEREIT board of directors changes its recommendation in favor of the Mergers, fails to reaffirm its recommendation, or recommends a competing Acquisition Proposal (or fails to recommend against a competing proposal); or

•
if Realty Income has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period, provided that Realty Income has not itself materially breached its representations or covenants and such breach would result in the failure of the related closing condition to be satisfied.

Effect of Termination.   If the Merger Agreement is validly terminated, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of any party, except that no party will be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of the Merger Agreement, and except that the provisions of the Merger Agreement relating to confidentiality, fees and expenses, effects of termination, termination fee, expense reimbursement, governing law, jurisdiction, waiver of jury trial and specific performance will continue in effect notwithstanding termination of the Merger Agreement.
Termination Fee and Expense Reimbursement
Realty Income.   Realty Income has agreed to pay a termination fee of $838.0 million, less any previously paid expense reimbursement, to VEREIT in the following circumstances:
•
if VEREIT terminates the Merger Agreement because of a change of recommendation by the Realty Income board of directors;

•
(1) an acquisition proposal is publicly made to Realty Income and not timely withdrawn, (2) thereafter the Merger Agreement is terminated (i) because Realty Income stockholders have not approved the Realty Income Issuance Proposal, (ii) because the Mergers have not been consummated by April 29, 2022 and Realty Income’s stockholders have not approved the Realty Income Issuance Proposal or (iii) due to Realty Income’s breach of certain representations or covenants and (3) within 12 months of such termination, Realty Income consummates a transaction in which a third party generally acquires at least 50.1% of Realty Income common stock or assets or enters into an agreement for such a transaction which is subsequently consummated.

The termination fee payable by Realty Income may be reduced to the extent necessary to maintain VEREIT’s qualification as a REIT under the Code.
VEREIT.   VEREIT has agreed to pay a termination fee of $365.0 million, less any previously paid expense reimbursement, to Realty Income in the following circumstances:
•
if VEREIT terminates the Merger Agreement to enter into a Superior Proposal;

•
if Realty Income terminates the Merger Agreement because of a change of recommendation by the VEREIT board of directors;

•
(1) an acquisition proposal is publicly made to VEREIT and not timely withdrawn, (2) thereafter the Merger Agreement is terminated (i) because VEREIT stockholders have not approved the VEREIT Merger Proposal, (ii) because the Mergers have not been consummated by April 29, 2022 and VEREIT’s stockholders have not approved the VEREIT Merger Proposal or (iii) due to VEREIT’s breach of certain representations or covenants and (3) within 12 months of such termination, VEREIT consummates a transaction in which a third party generally acquires at least 50.1% of VEREIT common stock or assets or enters into an agreement for such a transaction which is subsequently consummated.

Notwithstanding the foregoing, in certain circumstances the termination fee will be $195.0 million if, prior to June 13, 2021 (subject to certain limited extensions), (i) VEREIT terminates the Merger Agreement to enter into an agreement with respect to a Superior Proposal, or (ii) Realty Income terminates the Merger Agreement following the change of recommendation by the VEREIT board of directors, in each case, with respect to a Qualified Bidder. For purposes of the Merger Agreement, a “Qualified Bidder” means a person that has made, between the signing of the Merger Agreement and May 29, 2021, an unsolicited bona fide written acquisition proposal not otherwise in breach of the non-solicitation provisions of the Merger Agreement that the VEREIT board of directors during the period between April 29, 2021 and May 29, 2021, has concluded in good faith (after consultation with its outside legal counsel and its financial advisors) either constitutes or is reasonably likely to result in a Superior Proposal.
The termination fee payable by VEREIT may be reduced to the extent necessary to maintain Realty Income’s qualification as a REIT under the Code.
The Merger Agreement also provides that a party must pay the other party an expense reimbursement of $25.0 million, if the Merger Agreement is terminated because such party’s stockholders fail to approve the Realty Income Share Issuance Proposal or the VEREIT Merger Proposal, as applicable. The expense reimbursement will be set off against any termination fee if the termination fee later becomes payable. The amount payable may also be reduced to the extent necessary to maintain the recipient’s qualification as a REIT under the Code.
Alternative Structure
Notwithstanding anything to the contrary contained in the Merger Agreement, (A) if (i) Realty Income uses reasonable best efforts to obtain certain amendments to Realty Income’s existing credit agreement (the “Realty Income Credit Agreement Amendment”) as promptly as practicable after the date hereof, and (ii) Realty Income has not obtained the Realty Income Credit Agreement Amendment by the date that is fifteen (15) Business Days prior to the earlier of the date of the VEREIT stockholders meeting and the Realty Income stockholders meeting, or (B) or otherwise with the consent of VEREIT (which shall not be unreasonably withheld or delayed), Realty Income, in its sole discretion, may elect to modify the structure of the Merger so as to provide that VEREIT shall merge into and with Realty Income (rather than Merger Sub 1), with Realty Income continuing as the surviving corporation of the Merger (the “Alternative Structure”); provided that
•
the consideration to be paid to the stockholders of VEREIT is not thereby changed in nature or kind or reduced in amount as a result of such modification,

•
the Alternative Structure will not adversely affect (1) the tax treatment to the stockholders of Realty Income or VEREIT as a result of the Merger or payment or receipt of the consideration payable to VEREIT stockholders, or (2) the qualification and taxation of VEREIT as a REIT for federal income tax purposes for any period, and

•
other than the modification to the required vote of the Realty Income stockholders to require a majority of the outstanding shares of Realty Income common stock as a result of the Alternative Structure, such Alternative Structure (after giving effect to the following sentence) will not and, will not reasonably be expected to, jeopardize, impede or materially delay the consummation of the transactions contemplated by the Merger Agreement.

In the event that Realty Income elects to implement the Alternative Structure, the parties agree, in good faith, to prepare and execute an amendment to the Merger Agreement to reflect the Alternative Structure and any necessary modifications to the terms of the Merger Agreement to give effect to the Alternative Structure.
Indemnification and Insurance
The Merger Agreement provides that Realty Income will indemnify present and former directors and officers of VEREIT, Realty Income and their respective subsidiaries to the fullest extent permitted by law against all costs or expenses (including advancement of expenses), for pre-closing acts or omissions (whether asserted or claimed prior to, at or after closing) to the same extent as they are exculpated or indemnified pursuant to the organizational documents of VEREIT, Realty Income or their respective subsidiaries.
Prior to the effective time of the Merger, pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, each of VEREIT and Realty Income may obtain and fully pay for “tail” prepaid insurance policies with respect to directors’ and officers’ liability insurance and fiduciary insurance for each of the current and former directors and officers of VEREIT, Realty Income and each of their subsidiaries, as applicable, as to such person’s status as a director or officer of VEREIT, Realty Income or their respective subsidiaries or the service of each such person, at the request of VEREIT, Realty Income and each of their subsidiaries, as a director or officer of another entity, and for facts and events that occurred at or prior to the effective time of the Merger, with a claim period of six years from the effective time of the Merger, subject to an annual premium cap of 300% of the last annual premium paid by VEREIT or Realty Income, respectively, so long as each such policy has terms, conditions, retentions, and limits of coverage at least as favorable as existing policies. If a policy meeting these requirements is not available at this price, VEREIT and Realty Income may each buy a policy that offers the maximum coverage available subject to the 300% cap.
Amendment, Extension and Waiver of the Merger Agreement
Amendment.   At any time prior to the Partnership Merger Effective Time, the Merger Agreement may be amended by Realty Income and VEREIT. However, after receipt of the VEREIT stockholder approval or the Realty Income stockholder approval, no amendment which requires further approval by the stockholders of Realty Income or VEREIT, as applicable, may be made without such further approval by such stockholders.
Extension; Waiver.   At any time prior to the effective time of the Merger, Realty Income or VEREIT may (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or other related documents; and (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.
Governing Law
The Merger Agreement is governed by the laws of the State of Maryland (without giving effect to choice of law principles thereof).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of certain material U.S. federal income tax consequences of the Merger and OfficeCo Distribution to U.S. holders and non-U.S. holders (each as defined below), Realty Income’s election to be taxed as a REIT and the ownership and disposition of Realty Income’s common stock to U.S. holders and non-U.S. holders (each as defined below).
This summary is for general information only and is not tax advice. The information in this summary is based on:
•
the Code;

•
current, temporary and proposed Treasury Regulations promulgated under the Code;

•
the legislative history of the Code;

•
administrative interpretations and practices of the IRS; and

•
court decisions;

in each case, as of the date of this joint proxy statement/prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect Realty Income’s or VEREIT’s ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of the Merger, the OfficeCo Distribution and/or the ownership and disposition of Realty Income’s common stock, including those described in this discussion. Neither Realty Income nor VEREIT has requested, and neither plans to request, any rulings from the IRS that it qualifies as a REIT or with respect to the U.S. federal income tax treatment of the Merger or the OfficeCo Distribution, and the statements in this joint proxy statement/prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the Merger, the OfficeCo Distribution or the ownership or disposition of Realty Income’s common stock, or Realty Income’s or VEREIT’s election to be taxed as a REIT.
This discussion is limited to holders who hold shares of VEREIT common stock or Realty Income common stock, as applicable, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not purport to be a comprehensive discussion of all U.S. federal income tax consequences relevant to the Merger, the OfficeCo Distribution or the ownership and disposition of Realty Income’s common stock and does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding VEREIT common stock or Realty Income common stock) as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
REITs or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or other flow-through entities (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to VEREIT common stock or Realty Income common stock being taken into account in an applicable financial statement;

•
persons deemed to sell VEREIT common stock or Realty Income common stock under the constructive sale provisions of the Code;

•
persons who hold or receive VEREIT common stock or Realty Income common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•
persons who actually or constructively hold, or held at any time during the five-year period ending on the date of the Merger, 10% or more in value of VEREIT common stock or Realty Income common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER, THE OFFICECO DISTRIBUTION AND THE OWNERSHIP AND DISPOSITION OF REALTY INCOME’S COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS) UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of VEREIT common stock or Realty Income common stock (including a beneficial owner of VEREIT common stock that received Realty Income common stock in the Merger) that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of VEREIT common stock or Realty Income common stock (including a beneficial owner of VEREIT common stock that received Realty Income common stock in the Merger) that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds VEREIT common stock or Realty Income common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding VEREIT common stock or Realty Income common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Material U.S. Federal Income Tax Consequences of the Merger
It is a condition to the completion of the Merger that Latham & Watkins LLP will render an opinion to Realty Income, and Wachtell, Lipton, Rosen & Katz will render an opinion to VEREIT, each to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by Realty Income and VEREIT regarding factual matters (including those contained in the tax representation letters provided by Realty Income and VEREIT), and covenants undertaken by Realty Income and VEREIT. If any such assumption or representation is inaccurate in any way, or any such covenant is not complied with, the tax consequences of the Merger could differ from those described in the tax opinions and in this summary. These tax opinions represent the legal judgment of counsel rendering the opinions and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. If the condition relating to either tax opinion to be delivered at closing is waived, this joint proxy statement/prospectus will be amended and recirculated.
On the basis of the opinions described above and provided the Merger is treated as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Merger will generally be as follows:
•
VEREIT will not recognize any gain or loss as a result of the Merger.

•
A U.S. holder of VEREIT common stock will not recognize any gain or loss upon receipt of the Realty Income common stock in exchange for its VEREIT common stock in connection with the Merger, except with respect to cash received in lieu of any fractional share of Realty Income common stock, as discussed below.

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A U.S. holder will have an aggregate tax basis in the Realty Income common stock it receives in the Merger equal to the U.S. holder’s aggregate tax basis in its VEREIT common stock surrendered pursuant to the Merger, reduced by the portion of the U.S. holder’s tax basis in its VEREIT common stock surrendered in the Merger that is allocable to any fractional share of Realty Income common stock.

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The holding period of the Realty Income common stock (including any fractional share deemed received and redeemed for cash, as discussed below) received by a U.S. holder in connection with the Merger will include the holding period of the VEREIT common stock surrendered in connection with the Merger.

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If a U.S. holder acquired any of its shares of VEREIT common stock at different prices and/or at different times, Treasury Regulations provide guidance on how such U.S. holder may allocate its tax basis and holding period to the Realty Income common stock received in the Merger. U.S. holders that hold multiple blocks of VEREIT common stock should consult their tax advisors regarding the proper allocation of their basis and holding period among the Realty Income common stock received in the Merger under these Treasury Regulations.

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Cash received by a U.S. holder in lieu of a fractional share of the Realty Income common stock in the Merger will be treated as if such fractional share had been issued in connection with the Merger and then redeemed by Realty Income for cash, and such U.S. holder generally will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the U.S. holder’s tax basis in such fractional share. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period (determined as described above) in respect of such fractional share is greater than one year as of the effective time of the Merger. Non-corporate U.S. holders may be subject to tax on long-term capital gains at reduced rates. The deductibility of capital losses is subject to limitations.

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A non-U.S. holder of VEREIT common stock generally will not recognize any gain or loss upon receipt of the Realty Income common stock in exchange for its VEREIT common stock in connection with the Merger.

Certain Reporting Requirements
Under applicable Treasury Regulations, “significant holders” of VEREIT common stock generally will be required to comply with certain reporting requirements. A U.S. holder should be viewed as a “significant holder” if, immediately before the Merger, such holder held 5% or more, by vote or value, of the total outstanding shares of VEREIT common stock or had a basis in VEREIT non-stock securities of at least $1 million. Significant holders generally will be required to file a statement with the holder’s U.S. federal income tax return for the taxable year that includes the Merger Effective Time. That statement must set forth the holder’s tax basis in, and the fair market value of, the shares of VEREIT common stock surrendered pursuant to the Merger (both as determined immediately before the surrender of shares), the date of the Merger, and the name and employer identification number of Realty Income, VEREIT and Merger Sub 1, and the holder will be required to retain permanent records of these facts. U.S. holders of VEREIT common stock should consult their tax advisors as to whether they may be treated as a “significant holder.”
Backup Withholding
Certain holders of VEREIT common stock may be subject to backup withholding with respect to any cash received in the Merger. Backup withholding generally will not apply, however, to a holder of shares of VEREIT common stock that (i) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on IRS Form W-9, and otherwise complies with all the applicable requirements of the backup withholding rules; (ii) provides a properly completed IRS Form W-8BEN or W-8BEN-E; or (iii) is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided that the holder timely furnishes the required information to the IRS.
Material U.S. Federal Income Tax Consequences of the OfficeCo Distribution
Treatment of the OfficeCo Distribution
If the OfficeCo Distribution is consummated, it is expected to be treated as a taxable distribution to Realty Income common stockholders (which would include the former VEREIT stockholders that received Realty Income common stock in the Merger and continue to hold such stock as of the close of business on the record date of the OfficeCo Distribution). Accordingly, each Realty Income stockholder will be treated as receiving a distribution from Realty Income in an amount equal to the fair market value of the OfficeCo common stock received by such stockholder (including any fractional shares deemed received by the stockholder, as described below), determined as of the date of the OfficeCo Distribution. We refer to such amount as the “distribution amount.” The receipt of the distribution amount by U.S. holders and non-U.S. holders of Realty Income common stock will generally be treated as described in “— Material U.S. Federal Income Tax Considerations Regarding Realty Income’s Taxation as a REIT — Material U.S. Federal Income Tax Consequences to Holders of Our Common Stock.”
The OfficeCo Distribution is also expected to be a taxable transaction for Realty Income in which Realty Income will recognize gain, but not loss, based on the difference between its tax basis in the OfficeCo common stock and the fair market value of such stock as of the OfficeCo Distribution. Certain transactions that may be entered into in connection with the Spin-Off may also be taxable to Realty Income. To the extent Realty Income recognizes gain in connection with the Spin-Off, such gain generally should constitute qualifying income for purposes of the REIT gross income tests. In addition, Realty Income’s earnings and profits will be increased, which may increase the portion of the distribution treated as dividend income to Realty Income’s stockholders.
Although Realty Income will ascribe a value to the OfficeCo common stock distributed in the OfficeCo Distribution, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to the distributed shares of OfficeCo common stock, particularly if, following the distribution, those shares trade at prices significantly above the value ascribed to those shares by Realty Income. Such a higher valuation may affect the distribution amount and thus the tax consequences of the OfficeCo Distribution to Realty Income’s stockholders.
If cash is paid in lieu of fractional shares of OfficeCo common stock, any cash received by a Realty Income stockholder in lieu of a fractional OfficeCo common share will be treated as if such fractional share had been (i) received by the stockholder as part of the Spin-Off and then (ii) sold by such stockholder, via the distribution agent, for the amount of cash received. As described below, the basis of the fractional share deemed received by a Realty Income stockholder, if any, will equal the fair market value of such share on the date of the OfficeCo Distribution, and the amount paid in lieu of a fractional share, if any, will be net of the distribution agent’s brokerage fees.
Information reporting and backup withholding may apply to the receipt of OfficeCo common shares and cash in lieu of fractional shares of OfficeCo common stock pursuant to the OfficeCo Distribution, as described in “— Material U.S. Federal Income Tax Considerations Regarding Realty Income’s Taxation as a REIT — Information Reporting and Backup Withholding.” Withholding taxes may also be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on the receipt of OfficeCo common shares pursuant to the OfficeCo Distribution.
Tax Basis and Holding Period of OfficeCo Common Stock Received by Holders of Realty Income Common Stock
A Realty Income stockholder’s tax basis in OfficeCo common stock received in the OfficeCo Distribution generally will equal the fair market value of such shares on the date of the OfficeCo Distribution, and the holding period for such shares will begin the day after the date of the OfficeCo Distribution. A Realty Income stockholder’s holding period for its Realty Income shares will not be affected by the OfficeCo Distribution.
Taxation of OfficeCo and Ownership and Disposition of OfficeCo Common Stock
It is expected that OfficeCo will elect and qualify to be taxed as a REIT. Accordingly, the tax considerations regarding OfficeCo's election to be taxed as a REIT and the ownership and disposition of its common stock are expected to be generally similar to those described for Realty Income in “— Material U.S. Federal Income Tax Considerations Regarding Realty Income’s Taxation as a REIT” below. More specific information relating to OfficeCo’s election to be taxed as a REIT and the ownership and disposition of its common stock is expected to be provided in OfficeCo’s Form 10 registration statement.
Time for Determination of the Tax Consequences of the OfficeCo Distribution
The tax consequences of the OfficeCo Distribution will be affected by a number of facts that are yet to be determined, including Realty Income’s final earnings and profits for the taxable year that includes the OfficeCo Distribution (including as a result of the income and gain Realty Income recognizes in connection with the OfficeCo Distribution and related transactions), the fair market value of OfficeCo common shares on the date of the OfficeCo Distribution and the extent to which Realty Income recognizes gain on the sales of United States real property interests, or USRPIs, or other capital assets. Thus, a definitive calculation of the U.S. federal income tax consequences of the OfficeCo Distribution will not be possible until after the end of the taxable year that includes the OfficeCo Distribution. Realty Income will provide its stockholders with tax information on an IRS Form 1099-DIV, informing them of the character of distributions made during the taxable year, including the OfficeCo Distribution.

Material U.S. Federal Income Tax Considerations Regarding Realty Income’s Taxation as a REIT
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of our common stock. For purposes of this discussion, references to “we,” “our” and “us” mean only Realty Income and do not include any of its subsidiaries or VEREIT or OfficeCo, except as otherwise indicated.
Taxation of Realty Income
General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
It is a condition to our obligation to complete the Merger that we receive an opinion from Goodwin Procter LLP to the effect that, for all taxable years commencing with VEREIT’s taxable year ended December 31, 2011 and through the Merger Effective Time, VEREIT has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The opinion of Goodwin Procter LLP will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by VEREIT and VEREIT OP regarding factual matters (including those contained in a tax representation letter provided by VEREIT and VEREIT OP) relating to the organization and operation of VEREIT and its subsidiaries.
It is a condition to the obligation of VEREIT to complete the Merger that VEREIT receive an opinion from Latham & Watkins LLP to the effect that, for all taxable years commencing with our taxable year ended December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year that includes the Merger Effective Time and future taxable years. The opinion of Latham & Watkins LLP will be subject to customary exceptions, assumptions and qualifications, be based on representations made by us regarding factual matters (including those contained in a tax representation letter provided by us), and covenants undertaken by us, relating to the organization and operation of us and our subsidiaries, and assume the accuracy of the representations contained in the tax representation letter provided to Goodwin Procter LLP described above.
Neither of the opinions described above will be binding on the IRS or the courts. We intend to continue to operate in a manner to qualify as a REIT following the Merger, but there is no guarantee that we will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.
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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our common stock is contained in the discussion under the heading (see “— Restrictions on Ownership and Transfers of Stock”). These

restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries
We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space.

Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;
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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of the partnerships in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets , and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries or partnerships) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify.”
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges
We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with the Merger and Other Acquisitions
We may from time to time acquire other REITs through a merger or acquisition, including our acquisition of VEREIT pursuant to the Merger. If VEREIT or any other such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the following paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its previous taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described below if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property
The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from the “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).

Failure to Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies
General
From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships, based on our capital interests in each such entity. See “— Taxation of Realty Income — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification
Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Realty Income — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Realty Income — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties
Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Realty Income — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their ownership of our common stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Common Stock
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders of owning and disposing of our common stock. The rules governing U.S. federal income taxation of holders owning and disposing of our common stock. are complex. This section is only a summary of such rules. We urge holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.
Taxation of Taxable U.S. Holders of Our Common Stock
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our common stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the excess of the distribution over our current and accumulated earnings and profits allocable to such stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

•
increase the adjusted tax basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•
in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange of our common stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our common stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Common Stock
If a U.S. holder sells or disposes of shares of our common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Common Stock
Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Common Stock
The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our common stock, including any reporting requirements.
Distributions Generally
Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of USRPIs nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s common stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such common stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our common stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our common stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Common Stock
Gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our common stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our common stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our common stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Information Reporting and Backup Withholding
U.S. Holders
A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our common stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common stock.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our common stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their ownership of our common stock.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on the ownership and disposition of our common stock.

THE REALTY INCOME SPECIAL MEETING
Date, Time and Place
The Realty Income special meeting will be held virtually at www.virtualshareholdermeeting.com/realty2021sm, at 12:00 p.m., Eastern Time, on August 12, 2021.
Due to the ongoing coronavirus (COVID-19) pandemic and in order to protect the health and safety of Realty Income's employees, stockholders and the greater community, the Realty Income special meeting will be held in a virtual-only format conducted via live audio webcast. To access the Realty Income special meeting, visit www.virtualshareholdermeeting.com/realty2021sm and enter the unique 16-digit control number included on your voting instruction form or proxy card.
Realty Income stockholders will be able to vote electronically during the Realty Income special meeting.
Realty Income has retained Broadridge Solutions, Inc. to host the live webcast of the Realty Income special meeting. If you encounter any difficulties accessing the Realty Income special meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page for the Realty Income special meeting.
Purpose of the Realty Income Special Meeting
At the Realty Income special meeting, Realty Income stockholders will be asked to consider and vote upon the following matters:
•
the Realty Income Issuance Proposal; and

•
the Realty Income Adjournment Proposal, if necessary.

Recommendation of the Realty Income Board of Directors
The Realty Income board of directors unanimously has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of Realty Income and its stockholders and has unanimously approved the Merger Agreement, and the Realty Income Issuance Proposal.
The Realty Income board of directors unanimously recommends that holders of Realty Income common stock vote “FOR” the Realty Income Issuance Proposal and “FOR” the Realty Income Adjournment Proposal.
Realty Income Record Date; Stock Entitled to Vote
Only holders of record of shares of Realty Income common stock at the close of business on July 8, 2021, the record date for the Realty Income special meeting, will be entitled to notice of, and to vote at, the Realty Income special meeting or any adjournments or postponements thereof. You may cast one vote for each share of Realty Income common stock that you owned on the record date.
On June 25, 2021, there were 379,807,775 shares of Realty Income common stock outstanding and entitled to vote at the Realty Income special meeting.
On June 25, 2021, less than 1% of the outstanding shares of Realty Income common stock were held by Realty Income directors and executive officers and their affiliates. Realty Income currently expects that the directors and executive officers of Realty Income will vote their shares in favor of the Realty Income Issuance Proposal, although none has entered into any agreements obligating them to do so.
Quorum
Stockholders who hold a majority of the total number of shares of Realty Income common stock issued and outstanding on the record date must be present in person (virtually) or represented by proxy to constitute a quorum at the Realty Income special meeting. All shares of Realty Income common stock represented at the Realty Income special meeting, including abstentions and broker non-votes (shares held by a broker, bank or nominee that are represented at the meeting, but with respect to which the broker, bank or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), will be treated as present for purposes of determining the presence or absence of a quorum at the Realty Income special meeting.
Required Vote
The Realty Income Issuance Proposal requires the affirmative vote of the majority of the votes cast by Realty Income common stockholders, in person (virtually) or by proxy, at the Realty Income special meeting, assuming a quorum is present. Approval of the Realty Income Adjournment Proposal requires the affirmative vote of the majority of the votes cast by Realty Income common stockholders, in person (virtually) or by proxy, at the Realty Income special meeting, assuming a quorum is present. If a quorum is not present, the chairman of the Realty Income special meeting may adjourn the Realty Income special meeting.
The approval of the Realty Income Issuance Proposal is a condition to the completion of the Mergers.
Realty Income stockholders do not need to take any action at the Realty Income special meeting relating to the Spin-Off.
Abstentions and Broker Non-Votes
If you are a Realty Income stockholder and fail to vote, or fail to instruct your broker, bank or nominee to vote, it will have no effect on the Realty Income Issuance Proposal or the Realty Income Adjournment Proposal, assuming a quorum is present. If you are a Realty Income stockholder and abstain from voting, it will have the same effect as a vote against the Realty Income Issuance Proposal, assuming a quorum is present, and it will have no effect on the Realty Income Adjournment Proposal, assuming a quorum is present. Although broker non-votes will be counted as present for purposes of determining whether a quorum is present to organize the Realty Income special meeting, they will not be counted as present, represented by proxy or cast for purposes of determining whether the requisite vote to approve any such proposal has been obtained. Abstentions will be counted as present for purposes of determining whether a quorum is present to organize the Realty Income special meeting, and they will have the same effect a vote against for purposes of determining whether the requisite vote to approve the Realty Income Issuance Proposal has been obtained, but they will not be counted as a vote cast for purposes of determining whether the requisite vote to approve the Realty Income Adjournment Proposal has been obtained.
Virtually Attending the Realty Income Special Meeting
If you wish to virtually attend the Realty Income special meeting via the Realty Income special meeting website, you must (i) be a Realty Income stockholder of record at the close of business on July 8, 2021, (ii) hold your shares of Realty Income common stock beneficially in the name of a broker, bank or other nominee as of the Realty Income record date or (iii) hold a valid proxy for the Realty Income special meeting.
To access the Realty Income special meeting, visit www.virtualshareholdermeeting.com/realty2021sm and enter the unique 16-digit control number included on your voting instruction form or proxy card. Whether you hold shares of Realty Income common stock directly in your name as the holder of record or in the name of a broker, bank or nominee, you may virtually vote your shares at the Realty Income special meeting.
If you plan to virtually attend and vote at the Realty Income special meeting via the Realty Income special meeting website, Realty Income still encourages you to submit your voting instructions in advance by the Internet, telephone or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted even if you later decide not to virtually attend the Realty Income special meeting via the Realty Income special meeting website. Submitting your proxy by the Internet, telephone or mail will not limit your right to virtually attend and vote at the Realty Income special meeting via the Realty Income special meeting website if you later decide to do so.
Shares Held in Street Name
If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Realty Income or by voting in person virtually at the Realty Income special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks or nominees who hold shares of Realty Income common stock on behalf of their customers may not give a proxy to Realty Income to vote those shares without specific instructions from their customers.
If you are a Realty Income stockholder and you do not instruct your broker, bank or nominee to vote, your broker, bank or nominee will be prohibited from voting those shares on the Realty Income Issuance Proposal or the Realty Income Adjournment Proposal, but those non-votes, if any, will be present for purposes of determining a quorum but have no effect on the Realty Income Issuance Proposal or the Realty Income Adjournment Proposal.
Voting of Proxies
A proxy card is enclosed for your use. Realty Income requests that you sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also authorize a proxy to vote your shares by telephone or through the Internet. Information and applicable deadlines for voting proxies by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of Realty Income common stock represented by it will be voted at the Realty Income special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.
If a proxy is signed and returned without an indication as to how the shares of Realty Income common stock represented by the proxy are to be voted with regard to a particular proposal, the Realty Income common stock represented by the proxy will be voted in favor of each such proposal. At the date hereof, Realty Income’s management has no knowledge of any business that will be presented for consideration at the Realty Income special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of Realty Income. In accordance with the Realty Income Bylaws and Maryland law, business transacted at the Realty Income special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the Realty Income special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their discretion on such matter.
Your vote is important. Whether or not you expect to attend the Realty Income special meeting, Realty Income urges you to authorize a proxy to vote your shares as promptly as possible by: (1) accessing the Internet at www.proxyvote.com as specified on the enclosed proxy card; (2) calling (800) 690-6903 for those who hold shares in their own name or (800) 454-8683 for shares held in “street name”; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Realty Income special meeting.
Revocability of Proxies or Voting Instructions
If you are a holder of record of Realty Income common stock on the record date for the Realty Income special meeting, you have the power to revoke your proxy at any time before your proxy is exercised at the Realty Income special meeting. You can revoke your proxy in one of three ways:
•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date; or

•
you can attend the Realty Income special meeting and vote virtually, which will automatically cancel any proxy previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Realty Income’s Corporate Secretary at 11995 El Camino Real, San Diego, California 92130, no later than the beginning of the Realty Income special meeting. If you have authorized a proxy to vote your shares by telephone or through the Internet, you may revoke your prior telephone or Internet proxy by authorizing another proxy using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy.

Plan participants who wish to revoke their voting instructions must contact the applicable plan trustee and follow its procedures.
Solicitation of Proxies
In accordance with the Merger Agreement, the cost of proxy solicitation for the Realty Income special meeting will be borne by Realty Income. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Realty Income, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Realty Income will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Realty Income has retained Georgeson LLC to assist in its solicitation of proxies and has agreed to pay them a fee of $15,000, plus reasonable expenses, for these services.
REALTY INCOME PROPOSALS
REALTY INCOME PROPOSAL 1: THE REALTY INCOME ISSUANCE PROPOSAL
Pursuant to NYSE rules, stockholder approval is required prior to the issuance of shares if the number of shares to be issued in a transaction equals 20% or more of the number of shares outstanding prior to the issuance. Accordingly, Realty Income is requesting that holders of outstanding shares of Realty Income common stock consider and vote on a proposal to approve the issuance of additional shares of Realty Income common stock, pursuant to the transactions contemplated by the Merger Agreement.
Approval of the Realty Income Issuance Proposal is a condition to the closing of the Merger. If the Realty Income Issuance Proposal is not approved, the Mergers will not occur. For a detailed discussion of the terms and conditions of the Mergers, see “The Mergers — The Merger Agreement — Conditions to Completion of the Mergers.”
Required Vote
Approval of the Realty Income Issuance Proposal requires the affirmative vote of the majority of the votes cast by Realty Income common stockholders, in person (virtually) or by proxy at the Realty Income special meeting, assuming a quorum is present. For purposes of this vote, an abstention will have the same effect as a vote “AGAINST” the Realty Income Issuance Proposal. For purposes of this vote, a failure to vote will have no effect on the Realty Income Issuance Proposal, provided that a quorum is otherwise present at the special meeting.
The Realty Income board of directors unanimously recommends that Realty Income stockholders vote “FOR” the approval of the Realty Income Issuance Proposal.
REALTY INCOME PROPOSAL 2: THE REALTY INCOME ADJOURNMENT PROPOSAL
Realty Income stockholders are being asked to approve the adjournment of the Realty Income special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Realty Income Issuance Proposal, if there are insufficient votes at the time of such adjournment to approve such proposals, as discussed below.
If, at the Realty Income special meeting, the number of shares of Realty Income common stock present or represented and voting in favor of the Realty Income Issuance Proposal is insufficient to approve the corresponding proposal, Realty Income may move to adjourn the Realty Income special meeting in order to enable the Realty Income board of directors to solicit additional proxies for approval of such proposal.
Realty Income is asking its stockholders to authorize the holder of any proxy solicited by the Realty Income board of directors to vote to grant discretionary authority to the proxy holders, and each of them individually, to vote in favor of the adjournment of the Realty Income special meeting to another time and place, for the purpose of soliciting additional proxies. If the Realty Income stockholders approve this proposal, Realty Income could adjourn the Realty Income special meeting and any adjourned session of the Realty

Income special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Realty Income stockholders who have previously voted.
Required Vote
Approval of the Realty Income Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of Realty Income common stock, in person (virtually) or by proxy, at the Realty Income special meeting, assuming quorum is present. The votes cast “FOR” each of the Realty Income Issuance Proposal and the Realty Income Adjournment Proposal must exceed the votes cast “AGAINST” each such proposal. If a quorum is not present, the chairman of the Realty Income special meeting may adjourn the Realty Income special meeting.
The Realty Income board of directors unanimously recommends that Realty Income stockholders vote “FOR” the Realty Income Adjournment Proposal.
THE VEREIT SPECIAL MEETING
Date, Time and Place
The VEREIT special meeting will be held virtually at www.virtualshareholdermeeting.com/VER2021SM at 12:00 p.m., Eastern Time on August 12, 2021.
Due to the ongoing coronavirus (COVID-19) pandemic and in order to protect the health and safety of VEREIT’s employees, stockholders and the greater community, the VEREIT special meeting will be held in a virtual-only format conducted via live audio webcast. To access the VEREIT special meeting, visit www.virtualshareholdermeeting.com/VER2021SM and enter the unique 16-digit control number included on your voting instruction form or proxy card. VEREIT stockholders will be able to vote electronically during the VEREIT special meeting.
VEREIT has retained Broadridge to host the live webcast of the VEREIT special meeting. You may call the technical support number that will be available 30 minutes before the VEREIT special meeting begins at www.virtualshareholdermeeting.com/VER2021SM if you encounter any technical difficulty logging-in or otherwise accessing the VEREIT special meeting.
Purpose of the VEREIT Special Meeting
At the VEREIT special meeting, VEREIT common stockholders will be asked to consider and vote upon the following matters:
•
the VEREIT Merger Proposal;

•
the VEREIT Compensation Proposal; and

•
the VEREIT Adjournment Proposal, if necessary.

Recommendation of the VEREIT Board of Directors
The VEREIT board of directors unanimously has determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are advisable and in the best interests of VEREIT and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers.
The VEREIT board of directors unanimously recommends that holders of VEREIT common stock vote “FOR” the VEREIT Merger Proposal, “FOR” the VEREIT Compensation Proposal and “FOR” the VEREIT Adjournment Proposal.
VEREIT Record Date; Stock Entitled to Vote
Only holders of record of VEREIT common stock at the close of business on July 8, 2021, the record date for the VEREIT special meeting, will be entitled to notice of, and to vote at, the VEREIT special meeting or any adjournments or postponements thereof. Each share of VEREIT common stock is entitled to cast one vote on all matters that come before the VEREIT special meeting.
On June 25, 2021, there were 229,149,616 shares of VEREIT common stock outstanding and entitled to vote at the VEREIT special meeting.
On June 25, 2021, less than 1% of the outstanding shares of VEREIT common stock were held by VEREIT directors and executive officers and their respective affiliates. VEREIT currently expects that the directors and executive officers of VEREIT will vote their shares in favor of the proposal to approve the Merger, although none has entered into any agreements obligating them to do so.
Quorum
Stockholders who hold a majority of the total number of shares of VEREIT common stock issued and outstanding on the record date must be present in person (virtually) or represented by proxy to constitute a quorum at the VEREIT special meeting. All shares of VEREIT common stock represented at the VEREIT special meeting, including abstentions and broker non-votes (shares held by a broker, bank or nominee that are represented at the special meeting, but with respect to which the broker, bank or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), will be treated as present for purposes of determining the presence or absence of a quorum at the VEREIT special meeting.
Required Vote
Approval of the VEREIT Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of VEREIT common stock. The approval of the VEREIT Compensation Proposal and the VEREIT Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of VEREIT common stock, in person (virtually) or by proxy, at the VEREIT special meeting, assuming a quorum is present; however, the vote on the VEREIT Compensation Proposal is nonbinding and advisory only.
The approval of the VEREIT Merger Proposal is a condition to the completion of the Merger.
VEREIT stockholders do not need to take any action at the VEREIT special meeting relating to the Spin-Off.
Abstentions and Broker Non-Votes
If you are a VEREIT stockholder and fail to vote, fail to instruct your broker, bank or nominee to vote, or abstain from voting, it will have the same effect as a vote against the VEREIT Merger Proposal, and will have no effect on the VEREIT Compensation Proposal or the VEREIT Adjournment Proposal, in each case, assuming a quorum is present. Although abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether a quorum is present to organize the VEREIT special meeting, they will not be counted as cast for purposes of determining whether the requisite vote to approve any of such proposals has been obtained.
Virtually Attending the VEREIT Special Meeting
If you wish to virtually attend the VEREIT special meeting via the VEREIT special meeting website, you must (i) be a VEREIT shareholder of record at the close of business on July 8, 2021, (ii) hold your shares of VEREIT common stock beneficially in the name of a broker, bank or other nominee as of the VEREIT record date or (iii) hold a valid proxy for the VEREIT special meeting.
To access the VEREIT special meeting, visit www.virtualshareholdermeeting.com/VER2021SM and enter the unique 16-digit control number included on your voting instruction form or proxy card. Whether you hold shares of VEREIT common stock directly in your name as the holder of record or in the name of a broker, bank or nominee, you may virtually vote your shares at the VEREIT special meeting.
If you plan to virtually attend and vote at the VEREIT special meeting via the VEREIT special meeting website, VEREIT still encourages you to submit your voting instructions in advance by the Internet, telephone or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted even if you later decide not to virtually attend the VEREIT special meeting via the VEREIT special meeting website. Submitting your proxy by the Internet, telephone or mail will not limit your right to virtually attend and vote at the VEREIT special meeting via the VEREIT special meeting website if you later decide to do so.
Shares Held in Street Name
If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you may vote virtually at the VEREIT special meeting by using the 16-digit control number included on your proxy card or voting instruction form, or provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to VEREIT unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks and nominees who hold shares of VEREIT common stock on behalf of their customers may not give a proxy to VEREIT to vote those shares without specific instructions from their customers.
If you are a VEREIT stockholder and you do not instruct your broker, bank or nominee to vote, your broker, bank or nominee will not be permitted to vote those shares, and it will have the effect as described above under “— Abstentions and Broker Non-Votes.”
Voting of Proxies
A proxy card is enclosed for your use. VEREIT requests that you sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also authorize a proxy to vote your shares by telephone or through the Internet. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of VEREIT common stock represented by it will be voted at the VEREIT special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.
If a proxy is signed and returned without an indication as to how the shares of VEREIT common stock represented by the proxy are to be voted with regard to a particular proposal, the shares of VEREIT common stock represented by the proxy will be voted in favor of each such proposal, as applicable. As of the date hereof, the management of VEREIT has no knowledge of any business that will be presented for consideration at the VEREIT special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of VEREIT. In accordance with the bylaws of VEREIT, as amended (which we refer to as the “VEREIT Bylaws”) and the MGCL, business transacted at the VEREIT special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the VEREIT special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their discretion on such matter.
Your vote is important. Whether or not you expect to attend the VEREIT special meeting, VEREIT urges you to authorize a proxy to vote your shares as promptly as possible by: (1) accessing the Internet at www.proxyvote.com as specified on the enclosed proxy card; (2) calling (800) 690-6903 for those who hold shares in their own name or (800) 454- 8683 for shares held in “street name”; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the VEREIT special meeting.
Revocability of Proxies or Voting Instructions
If you are a VEREIT common stockholder on the record date for the VEREIT special meeting, you have the power to revoke your proxy at any time before your proxy is exercised at the VEREIT special meeting. You can revoke your proxy in one of three ways:
•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date; or

•
you can attend the VEREIT special meeting and vote virtually, which will automatically cancel any proxy previously given.

Attending the VEREIT special meeting without voting will not, by itself, revoke your proxy. If your shares of VEREIT common stock are held by a bank, broker or nominee, you should follow the instructions provided by the bank, broker or nominee.
If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the secretary of VEREIT at 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, no later than one day prior to the VEREIT special meeting. If you have authorized a proxy to vote your shares by telephone or through the Internet, you may revoke your prior telephone or Internet proxy by authorizing another proxy using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy.
Solicitation of Proxies
In accordance with the Merger Agreement, the cost of proxy solicitation for the VEREIT special meeting will be borne by VEREIT. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of VEREIT, without additional remuneration, by personal interview, telephone, facsimile or otherwise. VEREIT will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. VEREIT has retained Okapi Partners to assist in its solicitation of proxies and has agreed to pay them a fee of $10,000, plus reasonable expenses, for these services.
VEREIT PROPOSALS
VEREIT PROPOSAL 1: THE VEREIT MERGER PROPOSAL
VEREIT is asking its stockholders to approve the Merger, on the terms and subject to the conditions of the Merger Agreement. For a detailed discussion of the terms of the Merger Agreement, see “The Mergers — The Merger Agreement.” As discussed in the section entitled “The Merger — VEREIT’s Reasons for the Merger; Recommendations of the VEREIT Board of Directors,” after careful consideration, the VEREIT board of directors, by a unanimous vote of all directors, approved the Merger Agreement and transactions contemplated thereby, including the Merger, and declared the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable and in the best interest of VEREIT and its stockholders.
Approval of the VEREIT Merger Proposal is a condition to the closing of the Merger. If the VEREIT Merger Proposal is not approved, the Merger will not occur. For a detailed discussion of the terms and conditions of the Merger, see “The Mergers — The Merger Agreement — Conditions to Completion of the Mergers.”
Required Vote
Approval of the VEREIT Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of VEREIT common stock. For purposes of this vote, an abstention, broker non-vote or failure to vote will have the same effect as a vote “AGAINST” the VEREIT Merger Proposal.
The VEREIT board of directors unanimously recommends that VEREIT stockholders vote “FOR” the VEREIT Merger Proposal.
PROPOSAL 2: THE VEREIT COMPENSATION PROPOSAL
Under Item 402(t) of Regulation S-K and Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, VEREIT is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve certain compensation that may become payable to VEREIT’s named executive officers in connection with the completion of the Merger as discussed in the section entitled “The Mergers — Interests of VEREIT Directors and Executive Officers in the Merger,” including the footnotes to the table and the associated narrative discussion.

The VEREIT board of directors unanimously recommends that VEREIT stockholders approve the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of VEREIT, Inc. in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the joint proxy statement/prospectus entitled “The Mergers — Interests of VEREIT Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to VEREIT’s Named Executive Officers in Connection with the Merger” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”
Required Vote
The vote on the VEREIT Compensation Proposal is a vote separate and apart from the vote on the VEREIT Merger Proposal and approval of the VEREIT Compensation Proposal is not a condition to consummation of the Merger. Accordingly, you may vote to approve the VEREIT Merger Proposal and vote not to approve the VEREIT Compensation Proposal and vice versa. Because the vote on the VEREIT Compensation Proposal is advisory only, it will not be binding on VEREIT or Realty Income. Accordingly, if the Merger is approved and the Mergers are completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the VEREIT Compensation Proposal.
The approval of the VEREIT Compensation Proposal requires the affirmative vote of a majority of the votes cast by holders of VEREIT common stock, assuming a quorum is present; however, such vote is non-binding and advisory only.
The VEREIT board of directors unanimously recommends that VEREIT stockholders vote “FOR”the VEREIT Compensation Proposal.
PROPOSAL 3: THE VEREIT ADJOURNMENT PROPOSAL
VEREIT is asking its stockholders to approve the adjournment of the VEREIT special meeting at which a quorum is present, if necessary or appropriate, to solicit additional proxies in favor of the VEREIT Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposal.
If, at the VEREIT special meeting at which a quorum is present, the number of shares of VEREIT common stock present or represented and voting in favor of the VEREIT Merger Proposal is insufficient to approve such proposal, VEREIT may move to adjourn the VEREIT special meeting in order to enable the VEREIT board of directors to solicit additional proxies for approval of the VEREIT Merger Proposal.
VEREIT is asking its stockholders to authorize the holder of any proxy solicited by the VEREIT board of directors to vote to grant discretionary authority to the proxy holders, and each of them individually, to vote in favor of the adjournment of the VEREIT special meeting to another time and place, for the purpose of soliciting additional proxies. If the VEREIT stockholders approve this proposal, VEREIT could adjourn the VEREIT special meeting and any adjourned session of the VEREIT special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from VEREIT stockholders who have previously voted.
Required Vote
Approval of the VEREIT Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of VEREIT common stock, in person (virtually) or by proxy, at the VEREIT special meeting, assuming a quorum is present. If a quorum is not present, the chairman of the VEREIT special meeting may adjourn the VEREIT special meeting to another place, date or time announced at the VEREIT special meeting (subject to certain restrictions in the Merger Agreement, including that the VEREIT special meeting generally may not be held, without Realty Income’s consent, on a date that is more than 30 days after the date on which the VEREIT special meeting was originally scheduled).
The VEREIT board of directors unanimously recommends that VEREIT stockholders vote “FOR” the VEREIT Adjournment Proposal.

COMPARATIVE STOCK PRICES AND DIVIDENDS
Shares of Realty Income common stock are listed for trading on the NYSE under the symbol “O.” Shares of VEREIT common stock are listed for trading on the NYSE under the symbol “VER.” The following table presents trading information for Realty Income and VEREIT common stock on April 28, 2021, the last trading day before public announcement of the Merger Agreement and June 22, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus.
	Realty Income Common Stock			VEREIT Common Stock
Date	High	Low	Close	High	Low	Close
April 28, 2021	$69.33	$68.50	$68.60	$41.65	$41.19	$41.26
June 22, 2021	$68.10	$67.46	$67.48	$47.16	$46.69	$46.71
For illustrative purposes, the following table provides VEREIT equivalent per share information on each of the specified dates. VEREIT equivalent per share amounts are calculated by multiplying the per share price of each share of Realty Income common stock by 0.705, the Exchange Ratio.
	Realty Income Common Stock			VEREIT Common Stock
Date	High	Low	Close	High	Low	Close
April 28, 2021	$69.33	$68.50	$68.60	$48.88	$48.29	$48.36
June 22, 2021	$68.10	$67.46	$67.48	$48.01	$47.56	$47.57
The following tables set forth the high and low sales prices of Realty Income common stock and VEREIT common stock as reported in the NYSE’s consolidated transaction reporting system, and the quarterly cash dividends declared per share, for the calendar quarters indicated.
Realty Income
	High	Low	Dividend Declared
2018
First Quarter	$57.07	$47.26	$0.6575
Second Quarter	$54.99	$48.81	$0.6590
Third Quarter	$59.18	$52.74	$0.6605
Fourth Quarter	$66.85	$55.56	$0.6620
2019
First Quarter	$74.14	$61.60	$0.6770
Second Quarter	$73.94	$66.21	$0.6785
Third Quarter	$77.50	$67.70	$0.6800
Fourth Quarter	$82.17	$71.45	$0.6815
2020
First Quarter	$84.92	$38.00	$0.6980
Second Quarter	$65.56	$43.41	$0.6995
Third Quarter	$66.80	$56.33	$0.7010
Fourth Quarter	$65.09	$57.09	$0.7025
2021
First Quarter	$64.60	$57.00	$0.7040
Second Quarter (through June 22, 2021)	$71.84	$63.64	$0.7055

VEREIT
	High	Low	Dividend Declared
2018
First Quarter	$39.15	$33.10	$0.6875
Second Quarter	$37.85	$32.60	$0.6875
Third Quarter	$40.00	$35.58	$0.6875
Fourth Quarter	$39.55	$34.40	$0.6875
2019
First Quarter	$42.80	$35.00	$0.6875
Second Quarter	$48.58	$39.63	$0.6875
Third Quarter	$50.65	$43.85	$0.6875
Fourth Quarter	$50.25	$45.10	$0.6875
2020
First Quarter	$50.90	$17.78	$0.6875
Second Quarter	$36.80	$19.00	$0.3850
Third Quarter	$36.40	$29.85	$0.3850
Fourth Quarter	$39.03	$30.05	$0.3850
2021
First Quarter	$40.67	$34.76	$0.4620
Second Quarter (through June 22, 2021)	$49.77	$38.89	$0.4620

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — REALTY INCOME
The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020. The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, in order to give effect to the Mergers and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
On April 29, 2021, Realty Income and VEREIT each entered into the Merger Agreement, by and among VEREIT, VEREIT OP, Realty Income, Merger Sub 1, and Merger Sub 2, pursuant to which the combination of Realty Income and VEREIT will be accomplished through (i) a merger of Merger Sub 2 with and into VEREIT OP, with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, a merger of VEREIT with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation. In connection with the Merger, each VEREIT common stockholder will have the right to receive 0.705 newly issued shares of Realty Income common stock, par value $0.01 per share, for each share of VEREIT common stock, par value $0.01 per share, that they own immediately prior to the effective time of the Merger. In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Partnership Merger becomes effective, (i) each outstanding VEREIT OP common unit owned by a partner of VEREIT OP other than VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into the number of newly issued shares of Realty Income common stock equal to the Exchange Ratio, (ii) each outstanding VEREIT OP Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00 plus all accumulated and unpaid distributions to and including the day that is set forth in the Series F Preferred Stock Redemption Notice (as defined below), and (iii) each VEREIT OP Series F Preferred Unit and VEREIT OP common unit owned by VEREIT, Realty Income or their respective affiliates, that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as partnership interests in the surviving entity. Holders of shares of VEREIT common stock and VEREIT OP common units (other than those held by VEREIT, Realty Income or their respective affiliates) will receive cash in lieu of fractional shares. Further, immediately prior to the Mergers, VEREIT will also issue the Series F Preferred Stock Redemption Notice with respect to all of the outstanding shares of VEREIT Series F Preferred Stock with a redemption date as set forth in the Series F Preferred Stock Redemption Notice, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice.
The following unaudited pro forma condensed combined financial statements have been prepared by applying the acquisition method of accounting with Realty Income treated as the acquiror. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Realty Income and historical consolidated financial statements of VEREIT as adjusted to give effect to the Mergers. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Mergers as if they had occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to the Mergers as if they had occurred on January 1, 2020.
These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Realty Income’s management. The unaudited pro forma adjustments represent Realty Income’s management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and additional analyses are performed. However, Realty Income’s management believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the Mergers as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of what Realty Income’s financial condition or results of operations actually would have been if the Mergers had been consummated as of the dates indicated, nor do they purport to represent Realty Income’s financial position or results of operations for future periods.
Additionally, these unaudited pro forma condensed combined financial statements do not include any adjustments not otherwise described herein, including such adjustments associated with: (1) Realty Income or VEREIT real estate acquisitions that have closed or may close after March 31, 2021 or the related financing of those acquisitions, (2) Realty Income or VEREIT rental rate increases that are based on consumer price index, (3) potential synergies that may be achieved following the Mergers, including potential overall savings in general and administrative expense, or any strategies that Realty Income’s management may consider in order to continue to efficiently manage Realty Income’s operations, (4) any integration costs that may be incurred following the consummation of the Mergers, and (5) any one-time integration and other costs (including acceleration of share-based compensation awards and cash severance payments) which may be necessary to achieve the potential synergies, since the extent of such costs is not reasonably certain. The unaudited pro forma condensed combined financial statements do not give effect to the contemplated contribution, after the Mergers, by Realty Income and VEREIT of certain of their office properties (the “OfficeCo Properties”) to a newly formed wholly owned subsidiary of Realty Income (“OfficeCo”), and the contemplated distribution by Realty Income of all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders who, as a result of the Mergers, received shares of Realty Income common stock and who continued to hold those shares as of the close of business on the record date for such distribution) on a pro rata basis (the “Spin-Off”), or a sale of some or all of the OfficeCo Properties, because, pursuant to the terms of the Merger Agreement, Realty Income and VEREIT have broad discretion to amend the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), Realty Income and VEREIT may alternatively seek to sell some or all of the OfficeCo Properties, and Realty Income may elect not to pursue the Spin-Off at all. Please refer to Note 6 of the unaudited pro forma condensed combined financial statements for information related to the OfficeCo Properties and the potential Spin-Off or sale of some or all of the OfficeCo Properties.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2021
(in thousands)
	Realty Income Historical, As Reclassified (Note 3)	VEREIT Historical, As Reclassified (Note 3)	Merger Adjustments (Note 4 and 5)	Item in Note 5	Pro Forma Combined
ASSETS
Real estate held for investment, at cost:
Land	$6,672,885	$2,698,232	$593,773	[1]	$9,964,890
Buildings and improvements	15,171,070	9,941,903	783,350	[1]	25,896,323
Total real estate held for investment, at cost	21,843,955	12,640,135	1,377,123		35,861,213
Less accumulated depreciation and amortization	(3,668,269)	(2,909,417)	2,909,417	[2]	(3,668,269)
Real estate held for investment, net	18,175,686	9,730,718	4,286,540		32,192,944
Real estate and lease intangibles held for sale, net	22,500	4,888	6,412	[3]	33,800
Cash and cash equivalents	183,984	318,561	(374,066)	[8] [12]	128,479
Accounts receivable, net	307,017	330,871	(278,871)	[4]	359,017
Lease intangible assets, net	1,820,146	931,832	1,779,006	[5]	4,530,984
Goodwill	14,114	1,337,773	(423,515)	[6]	928,372
Other assets, net	456,123	322,715	24,466	[7]	803,304
Total assets	$20,979,570	$12,977,358	$5,019,972		$38,976,900
LIABILITIES AND EQUITY
Distributions payable	$88,662	$106,989	$(1,041)	[8]	$194,610
Accounts payable and accrued expenses	200,168	116,486	110,000	[9]	426,654
Lease intangible liabilities, net	313,907	117,121	382,580	[10]	813,608
Other liabilities	277,325	264,968	—		542,293
Line of credit payable and commercial paper	675,000	—	—		675,000
Term loan, net	249,407	—	—		249,407
Mortgages payable, net	282,037	1,035,328	61,075	[11]	1,378,440
Notes payable, net	7,326,051	4,586,252	338,994	[11]	12,251,297
Total liabilities	9,412,557	6,227,144	891,608		16,531,309
Stockholders’ equity:
Preferred stock and paid-in capital	—	371,781	(371,781)	[12]	—
Common stock and paid-in capital	15,371,016	12,981,320	(2,040,707)	[12]	26,311,629
Distributions in excess of net income	(3,827,660)	(6,610,678)	6,547,472	[12]	(3,890,866)
Accumulated other comprehensive (loss) income	(8,484)	634	(634)	[12]	(8,484)
Total stockholders’ equity	11,534,872	6,743,057	4,134,350		22,412,279
Noncontrolling interests	32,141	7,157	(5,986)	[13]	33,312
Total equity	11,567,013	6,750,214	4,128,364		22,445,591
Total liabilities and equity	$20,979,570	$12,977,358	$5,019,972		$38,976,900

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2021
(in thousands, except share and per share data)
	Realty Income Historical	VEREIT Historical, As Reclassified (Note 3)	Merger Adjustments (Note 5)	Item in Note 5	Pro Forma Combined	Item in Note 5
REVENUE
Rental (including reimbursable)	$439,365	$290,309	$18,460	[14]	$748,134
Other	3,439	4,166	—		7,605
Total revenue	442,804	294,475	18,460		755,739
EXPENSES
Depreciation and amortization	177,985	108,075	95,789	[15]	381,849
Interest	73,075	60,736	(15,191)	[16]	118,620
Property (including reimbursable)	28,499	30,605	1,436	[17]	60,540
General and administrative	20,796	15,948	3,356	[18]	40,100
Income taxes	6,225	928	—		7,153
Provisions for impairment	2,720	31,849	—		34,569
Total expenses	309,300	248,141	85,390		642,831
Gain on sales of real estate	8,401	76,074	—		84,475
Foreign currency and derivative gains, net	804	—	—		804
Equity in income of unconsolidated entities	—	447	—		447
Loss on extinguishment of debt	(46,473)	(2,132)	—		(48,605)
Income from continuing operations	96,236	120,723	(66,930)		150,029
Income attributable to noncontrolling interests	(296)	(76)	—		(372)
Income from continuing operations available to common stockholders	$95,940	$120,647	$(66,930)		$149,657
Income from continuing operations available to common stockholders per common share:
Basic and diluted	$0.26	$0.50			$0.28	[20]
Weighted average common shares outstanding:
Basic	371,522,607	229,159,472	(67,435,394)		533,246,685	[20]
Diluted	371,601,901	229,429,867	(67,204,427)		533,827,341	[20]

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2020
(in thousands, except share and per share data)
	Realty Income Historical	VEREIT Historical, As Reclassified (Note 3)	Merger Adjustments (Note 5)	Item in Note 5	Pro Forma Combined	Item in Note 5
REVENUE
Rental (including reimbursable)	$1,639,533	$1,158,285	$58,161	[14]	$2,855,979
Other	12,092	9,691	—		21,783
Total revenue	1,651,625	1,167,976	58,161		2,877,762
EXPENSES
Depreciation and amortization	677,038	452,008	375,298	[15]	1,504,344
Interest	309,336	265,660	(63,016)	[16]	511,980
Property (including reimbursable)	104,603	122,967	5,744	[17]	233,314
General and administrative	73,215	68,487	15,097	[18]	156,799
Income taxes	14,693	4,513	—		19,206
Provisions for impairment	147,232	65,075	—		212,307
Merger-related costs	—	—	110,000	[19]	110,000
Total expenses	1,326,117	978,710	443,123		2,747,950
Gain on sales of real estate	76,232	95,292	—		171,524
Foreign currency and derivative gains (losses), net	4,585	(85,392)	—		(80,807)
Equity in income and gain on disposition of unconsolidated entities	—	3,539	—		3,539
Loss on extinguishment of debt	(9,819)	(1,486)	—		(11,305)
Income from continuing operations	396,506	201,219	(384,962)		212,763
Income attributable to noncontrolling interests	(1,020)	(91)	—		(1,111)
Income from continuing operations available to common stockholders	$395,486	$201,128	$(384,962)		$211,652
Income from continuing operations available to common stockholders per common share:
Basic	$1.15	$0.72			$0.42	[20]
Diluted	$1.14	$0.72			$0.42	[20]
Weighted average common shares outstanding:
Basic	345,280,126	217,548,175	(55,824,097)		507,004,204	[20]
Diluted	345,415,258	217,862,005	(55,564,798)		507,712,465	[20]

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The Realty Income and VEREIT historical financial information has been derived from each respective company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and Annual Report on Form 10-K for the year ended December 31, 2020, which have been incorporated by reference into this joint proxy statement/prospectus. Certain of VEREIT’s historical amounts have been reclassified to conform to Realty Income’s financial statement presentation, as discussed further in Note 3. The unaudited pro forma condensed combined financial statements should be read in conjunction with Realty Income’s and VEREIT’s historical consolidated financial statements and the notes thereto included in their respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, and Annual Reports on Form 10-K for the year ended December 31, 2020, which have been incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet gives effect to the Mergers as if they had been completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations give effect to the Mergers as if they had been completed on January 1, 2020.
The historical financial statements of Realty Income and VEREIT have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the accounting for the Mergers under U.S. GAAP (“Merger Adjustments”). The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Realty Income as the acquiror of VEREIT. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated purchase consideration has been allocated to the assets acquired and liabilities assumed of VEREIT based upon Realty Income management’s preliminary estimate of their fair values as of March 31, 2021. The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. A final determination of the fair values of the assets and liabilities, which cannot be made prior to the completion of the Mergers and which is anticipated to occur during the fourth quarter of 2021, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the date of completion of the Mergers. The completion of the final valuations, the allocations of the purchase price, the impact of ongoing integration activities, the timing of the completion of the Mergers and other changes in tangible and intangible assets and liabilities that occur prior to the completion of the Mergers could cause material differences in the information presented.
The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of Realty Income, after giving pro forma effect to the Mergers, which include the issuance of Realty Income common stock to VEREIT stockholders, the assumption of VEREIT’s outstanding debt, the redemption of all of the outstanding shares of VEREIT Series F Preferred Stock, and the conversion of each outstanding VEREIT OP common unit owned by a partner of VEREIT OP other than VEREIT, Realty Income or their respective affiliates that is issued and outstanding into newly issued shares of Realty Income common stock equal to the Exchange Ratio.
The Mergers and the related adjustments are described in these accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not give effect to the Spin-Off or any sales of all or a portion of the OfficeCo Properties. In the opinion of Realty Income’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the overall financial position or results of operations of the combined company that would have occurred if the Mergers had been completed on the dates indicated, nor are they indicative of the overall financial position or results of operations that may be expected for any future period or date. In addition, future results may vary significantly from those reflected in the unaudited pro forma condensed combined financial statements due to factors discussed in the “Risk Factors” section, beginning on page 26.

Note 2 — Significant Accounting Policies
The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Realty Income’s audited consolidated financial statements as of and for the year ended December 31, 2020 and Realty Income’s unaudited consolidated financial statements as of and for the three months ended March 31, 2021. Realty Income’s management has determined that there were no significant accounting policy differences between Realty Income and VEREIT and, therefore, no adjustments are necessary to conform VEREIT’s financial statements to the accounting policies used by Realty Income in the preparation of the unaudited pro forma condensed combined financial statements. This conclusion is subject to change as further assessment is performed and finalized for purchase accounting.
As part of the application of ASC 805, Realty Income will conduct a more detailed review of VEREIT’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of VEREIT’s results of operations or reclassification or adjustment of assets or liabilities to conform to Realty Income’s accounting policies and classifications. Therefore, Realty Income may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. In certain cases, the information necessary to evaluate the differences in accounting policies and the impacts thereof may not be available until after the Mergers are completed.
Note 3 — Reclassification Adjustments
The VEREIT and Realty Income historical financial statement line items include the reclassification of certain historical balances to conform to the post-combination Realty Income presentation of these unaudited pro forma condensed combined financial statements, as described below. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from continuing operations of Realty Income or VEREIT.
Balance Sheet
•
The carrying amount of Realty Income’s goodwill of $14.1 million, previously classified as a component of Other assets, net, was reclassified into a new caption, Goodwill, on Realty Income’s consolidated balance sheet.

•
VEREIT’s balances for Operating lease right-of-use assets, Investment in unconsolidated entities, Restricted cash, and Rent and tenant receivables and other assets, net (excluding straight-line rent receivable, net and accounts receivable, net), previously disclosed as separate components of VEREIT’s consolidated balance sheet, have been reclassified to Other assets, net as follows (in thousands):

March 31, 2021
Rent and tenant receivables and other assets, net	$368,926
Less: Straight-line rent receivable, net	(278,871)
Less: Accounts receivable, net	(52,000)
Operating lease right-of-use assets	191,443
Investments in unconsolidated entities	80,513
Restricted cash	12,704
Other assets, net, as presented	$322,715

•
VEREIT’s balances for Straight-line rent receivable, net and Accounts receivable, net, previously disclosed as a component of Rent and tenant receivables and other assets, net, on VEREIT’s consolidated balance sheet have been reclassified to Accounts receivable, net as follows (in thousands):

March 31, 2021
Straight-line rent receivable, net	$278,871
Accounts receivable, net	52,000
Accounts receivable, net, as presented	$330,871

•
VEREIT’s balances for intangible lease assets and the related accumulated amortization, which were previously reported on a gross basis as components of the Total real estate investments, net subtotal on VEREIT’s consolidated balance sheet, have been reclassified outside of Total real estate investments, net to Lease intangible assets, net, as follows (in thousands):

March 31, 2021
Intangible lease assets	$1,883,826
Less: Accumulated amortization	(951,994)
Lease intangible assets, net, as presented	$931,832

•
VEREIT’s balances for Deferred rent and other liabilities and Operating lease liabilities previously disclosed as separate components of VEREIT’s consolidated balance sheet have been reclassified to Other liabilities, as follows (in thousands):

March 31, 2021
Deferred rent and other liabilities	$62,944
Operating lease liabilities	202,024
Other liabilities, as presented	$264,968

•
VEREIT’s balance for Corporate bonds, net, of $4.6 billion previously disclosed as a separate component of VEREIT’s consolidated balance sheet, has been reclassified to Notes payable, net.

•
VEREIT’s balance for Preferred stock, previously disclosed as a separate component of VEREIT’s consolidated balance sheet, and the associated amount of additional paid-in capital, previously disclosed as a component of Additional paid-in capital on VEREIT’s consolidated balance sheet, have been reclassified to Preferred stock and paid-in capital, as follows (in thousands):

March 31, 2021
Preferred stock	$149
Additional paid-in capital	371,632
Preferred stock and paid-in capital, as presented	$371,781

•
VEREIT’s balances for Common stock and Additional paid-in capital, previously disclosed as separate components of VEREIT’s consolidated balance sheet, have been reclassified to Common stock and paid-in capital, as follows (in thousands):

March 31, 2021
Common stock	$2,291
Additional paid-in capital	13,350,661
Less: Additional paid-in capital related to preferred stock	(371,632)
Common stock and paid-in capital, as presented	$12,981,320
Statements of Operations:
•
VEREIT’s Fees from managed partnerships of $0.5 million and $3.1 million for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, previously disclosed as a separate component of Total revenue on VEREIT’s consolidated statements of operations, were reclassified under Revenue as Other.

•
VEREIT’s Other income, net, of $3.7 million and $6.6 million for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, previously disclosed as a separate component of Other income (expenses) on VEREIT’s consolidated statements of operations, was reclassified under Revenue as Other. Total reclassifications within Other under Revenue are as follows (in thousands):

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Fees from managed partnerships	$500	$3,081
Other income, net	3,666	6,610
Other, as presented	$4,166	$9,691

•
VEREIT’s Acquisition-related and Litigation and non-routine costs, net, previously disclosed as separate components of operating expenses on VEREIT’s consolidated statements of operations, were combined with General and administrative expense in a single line item, as follows (in thousands):

	For the thre months ended March 31, 2021	For the year ended December 31, 2020
Acquisition-related	$1,354	$4,790
Litigation and non-routine costs, net	68	2,348
General and administrative	14,526	61,349
General and administrative, as presented	$15,948	$68,487
Note 4 — Preliminary Purchase Price Allocation
Estimated Preliminary Purchase Price
The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to VEREIT’s identifiable net assets acquired. The preliminary allocation of purchase consideration in these unaudited pro forma condensed combined financial statements is based upon an estimated preliminary purchase price of approximately $17.3 billion. The calculation of the estimated preliminary purchase price related to the Mergers is as follows (in thousands, except share and per share data):
Amount
Estimated shares of VEREIT common stock and VEREIT OP common units to be exchanged(a)	229,281,987
Exchange Ratio	0.705
Estimated shares of Realty Income common stock to be issued	161,643,801
Closing price of Realty Income common stock on June 22, 2021(b)	$67.48
Estimated fair value of Realty Income common stock to be issued to former holders of VEREIT common stock and VEREIT OP common units(b)	$10,907,724
Redemption of VEREIT Series F Preferred Stock and VEREIT OP Series F Preferred OP Units(c)	374,066
Estimated fair value of VEREIT’s equity-based compensation awards attributable to pre-combination services(d)	32,889
Consideration to be transferred	$11,314,679
Preliminary fair value of VEREIT mortgages payable and notes payable assumed by Realty Income	6,021,649
Total estimated preliminary purchase price	$17,336,328

(a)
Includes 229,129,954 shares of VEREIT common stock outstanding as of March 31, 2021 and 152,033 VEREIT OP common units held by VEREIT OP's minority holders outstanding as of March 31, 2021. Under the Merger Agreement, subject to certain limitations, these shares and units are to be converted to Realty Income common stock at an Exchange Ratio of 0.705 per share of VEREIT common stock or VEREIT OP common unit, as applicable.

(b)
The estimated fair value of Realty Income common stock to be issued to former holders of VEREIT common stock and VEREIT OP common units is based upon the per share closing price of Realty

Income’s common stock on June 22, 2021 which was $67.48, multiplied by the estimated shares of Realty Income common stock to be issued.
(c)
Immediately prior to and conditional upon the consummation of the Mergers, VEREIT will issue a notice of redemption with respect to all of the outstanding shares of the VEREIT Series F Preferred Stock, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of the VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date. The estimated preliminary purchase price presented in these unaudited pro forma condensed combined financial statements is based upon 14,921,012 shares of the VEREIT Series F Preferred Stock (including 49,766 shares of the VEREIT OP Series F Preferred Units included within Noncontrolling interests) outstanding as of March 31, 2021 and the accrued and unpaid dividends on such VEREIT Series F Preferred Stock of $1.0 million.

(d)
Represents the estimated fair value of fully vested VEREIT DSU Awards which will be converted into Realty Income common stock upon the Mergers, as well as the fair value of the Realty Income replacement employee and executive stock options, restricted stock units, and performance restricted stock units that will be granted at the closing date of the Mergers and which are attributable to pre-combination services.

The actual value of the Realty Income common stock to be issued in the Mergers will depend on the market price of shares of Realty Income common stock at the closing date of the Mergers, and therefore, the actual purchase price will fluctuate with the market price of Realty Income common stock until the Mergers are consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. A 10% difference in Realty Income’s stock price would change the purchase price by approximately $1.1 billion, which would be recorded as an adjustment to the fair value of the net assets acquired, including goodwill as applicable.
The outstanding number of shares of VEREIT common stock, the outstanding number of VEREIT OP common units, and the outstanding shares of the VEREIT Series F Preferred Stock and the VEREIT OP Series F Preferred Units may change prior to the closing of the Mergers due to transactions in the ordinary course of business, including unknown changes in vesting of outstanding VEREIT equity-based awards and any grants of new VEREIT equity-based awards. These changes are not expected to have a material impact on the unaudited pro forma condensed combined financial statements.
Preliminary Purchase Price Allocation
The preliminary purchase price allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the preliminary purchase price allocation by major categories of assets acquired and liabilities assumed based on Realty Income management’s preliminary estimate of their respective fair values as of March 31, 2021 (in thousands):
Amount
Total estimated preliminary purchase price	$17,336,328
Assets:
Real estate held for investment	$14,017,258
Real estate and lease intangibles held for sale	11,300
Lease intangible assets	2,710,838
Cash and cash equivalents	318,561
Accounts receivable	52,000
Other assets	347,181
Total assets acquired	$17,457,138

Amount
Liabilities:
Distributions payable	$105,948
Accounts payable and accrued expenses(a)	163,280
Lease intangible liabilities	499,701
Other liabilities	264,968
Mortgages payable	1,096,403
Notes payable	4,925,246
Total liabilities assumed	$7,055,546
Estimated preliminary fair value of net assets acquired	$10,401,592
Add: Estimated preliminary fair value of noncontrolling interests acquired	1,171
Goodwill	$914,258

(a)
This balance includes $46.8 million of estimated transaction costs to be incurred by VEREIT as a result of the Mergers. These costs are expected to be recognized as an expense in VEREIT's pre-combination statement of operations and therefore they are reflected as a liability assumed by Realty Income, with no impact on pro forma combined distributions in excess of net income.

The preliminary fair values of identifiable assets acquired and liabilities assumed are based on a valuation as of the assumed consummation date of the Mergers that is prepared by Realty Income with assistance of a third-party valuation advisor. For the preliminary estimate of fair values of assets acquired and liabilities assumed of VEREIT, Realty Income used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material. In particular, the fair values of the assets and liabilities were estimated, in part, based upon the allocation of real estate and intangible lease assets and liabilities, and adjusted to reflect reasonable estimations for above-market and below-market leases, in-place lease values, and avoided lease origination costs, and to incorporate estimates for the mark-to-market adjustments (i.e., premiums) of mortgages payable and notes payable to be assumed in the Mergers, all of which are based on Realty Income’s historical experience with similar assets and liabilities. In determining the estimated fair value of VEREIT’s tangible assets, Realty Income utilized customary methods, including the income, market, and cost approaches. Amounts allocated to land, buildings and improvements, tenant improvements, and lease intangible assets and liabilities were based on an analysis performed by third parties based on Realty Income’s, VEREIT’s and other portfolios with similar property characteristics.
The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the Mergers and will be completed after the Mergers are consummated. These final fair values will be determined based on Realty Income’s management’s judgment, which is based on various factors, including (1) market conditions, (2) the industry in which the client operates, (3) the characteristics of the real estate (i.e., location, size, demographics, value and comparative rental rates), (4) the client credit profile, (5) store profitability metrics and the importance of the location of the real estate to the operations of the client’s business, and/or (6) real estate valuations. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Mergers. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the combined company following the Mergers due to differences in the allocation of the purchase consideration, as well as changes in the depreciation and amortization related to some of the acquired assets.

Note 5 — Merger Adjustments
Balance Sheet
The pro forma adjustments reflect the effect of the Mergers on Realty Income’s and VEREIT’s historical consolidated balance sheets as if the Mergers occurred on March 31, 2021.
Assets
1)
The pro forma adjustments for Land and Buildings and improvements reflect: (i) the elimination of VEREIT’s historical carrying values of $2.7 billion for Land and $9.9 billion for Buildings and improvements, and (ii) the recognition of the fair value of these assets of $3.3 billion for Land and $10.7 billion for Buildings and improvements, based upon the preliminary valuation of the tangible real estate assets to be acquired. For information regarding the valuation methodology applied to the tangible real estate assets, refer to Note 4. The pro forma adjustments are presented as follows (in thousands):

	Estimated fair value	Less: Elimination of historical carrying value	Total pro forma adjustment
Land	$3,292,005	$(2,698,232)	$593,773
Buildings and improvements	10,725,253	(9,941,903)	783,350

2)
Accumulated depreciation and amortization were adjusted to eliminate VEREIT’s historical accumulated depreciation and amortization balances of $2.9 billion.

3)
VEREIT’s Real estate and lease intangibles held for sale, net were adjusted by $6.4 million to reflect the contract sale price, less selling expenses, on those assets, totaling $11.3 million.

4)
Accounts receivable, net were adjusted to eliminate VEREIT’s historical straight-line rent receivable, net, of $278.9 million, which is not treated as a separately recognized asset on the combined company’s balance sheet.

5)
The pro forma adjustments for Lease intangible assets, net reflect: (i) the elimination of VEREIT’s historical carrying values for these assets, net of the associated accumulated amortization, of $931.8 million and (ii) the recognition of the fair value of these assets of $2.7 billion, based upon the preliminary valuation of the intangible real estate assets to be acquired. For information regarding the valuation methodology applied to the lease intangible assets, refer to Note 4. The following table summarizes the major classes of lease intangible assets acquired and the total pro forma adjustment to Lease intangible assets, net (in thousands):

Amount
Preliminary allocation of fair value:
In-place leases	$2,063,904
Leasing commissions and marketing costs	290,457
Above-market lease assets	356,477
Less: Elimination of historical carrying value of lease intangible assets, net	(931,832)
Total pro forma adjustment	$1,779,006

6)
The pro forma adjustments for Goodwill reflect: (i) the elimination of VEREIT’s historical goodwill balance of $1.3 billion, and (ii) the recognition of the preliminary goodwill balance associated with the Mergers of $914.3 million based on the preliminary purchase price allocation. For additional information, refer to Note 4.

7)
Other assets, net were adjusted to (i) eliminate deferred costs, net, of $4.3 million, which consist primarily of unamortized deferred financing costs for VEREIT’s revolving credit facility, and (ii) recognize the fair value of acquired below-market ground leases of $28.8 million, based upon the preliminary valuation of these contracts.

Liabilities
8)
The pro forma adjustment for Distributions payable represents $1.0 million of dividends on the VEREIT Series F Preferred Stock accrued through March 31, 2021, which will be paid by Realty Income immediately prior to and in conjunction with the Mergers, as the consummation of the Mergers is contingent upon the settlement of the VEREIT Series F Preferred Stock, including the unpaid accrued dividends on the VEREIT Series F Preferred Stock.

9)
The pro forma adjustment for Accounts payable and accrued expenses represents $63.2 million and $46.8 million of estimated transaction costs to be incurred by Realty Income and VEREIT, respectively, as a result of the Mergers.

10)
The pro forma adjustments for Lease intangible liabilities, net reflect: (i) the elimination of VEREIT’s historical carrying values for these liabilities, net of the associated accumulated amortization, of $117.1 million, and (ii) the recognition of the fair value of these intangible liabilities of $499.7 million, based upon the preliminary valuation of the intangible lease liabilities to be assumed. For information regarding the valuation methodology applied to the lease intangible liabilities, refer to Note 4.

11)
The pro forma adjustments for Mortgages payable, net and Notes payable, net reflect: (i) the elimination of VEREIT’s historical carrying values of these liabilities, including the associated unamortized deferred financing costs and net discounts, of $1.0 billion for mortgages payable and $4.6 billion for notes payable, and (ii) the recognition of the fair value of $1.1 billion for mortgages payable and $4.9 billion for notes payable, based upon the preliminary valuation of these liabilities. The preliminary fair value of mortgages payable has been estimated by an independent third party using a discounted cash flow analysis, based on estimates of observable market interest rates. The preliminary fair value of notes payable has been estimated using quoted market prices in active markets with limited trading volume, when available. The following table summarizes the pro forma adjustments to Mortgages payable, net and Notes payable, net (in thousands):

	Mortgages payable	Notes payable
Estimated fair value	$1,096,403	$4,925,246
Less: Elimination of historical carrying value, including unamortized deferred financing costs and net discounts	(1,035,328)	(4,586,252)
Total pro forma adjustment	$61,075	$338,994
Equity
12)
The following table summarizes pro forma adjustments for stockholders’ equity (in thousands):

	Preferred stock and paid-in capital	Common stock and paid-in capital	Distributions in excess of net income	Accumulated other comprehensive (loss) income
Redemption of the VEREIT Series F Preferred Stock(a)	$(371,781)	$—	$—	$—
Issuance of Realty Income common stock(b)	—	10,907,724	—	—
Settlement and exchange of VEREIT equity-based awards(c)	—	32,889	—	—
Elimination of VEREIT’s historical equity balances	—	(12,981,320)	6,610,678	(634)
Realty Income merger related costs(d)	—	—	(63,206)	—
Total pro forma adjustment	$(371,781)	$(2,040,707)	$6,547,472	$(634)

(a)
The pro forma adjustment reflects the redemption of the VEREIT Series F Preferred Stock at the liquidation preference of $25.00 per share, plus accrued and unpaid dividends, as described in Note 4. The total pro forma adjustment to cash and cash equivalents represents the amounts to be paid by Realty Income to redeem the VEREIT Series F Preferred Stock of $371.8 million, the VEREIT OP Series F Preferred Units of $1.2 million, and the accrued and unpaid dividends of $1.0 million.

(b)
The pro forma adjustment represents the issuance of Realty Income common stock as consideration for the Mergers, as described in Note 4. The fair value of Realty Income common stock to be issued to former holders of VEREIT common stock and VEREIT OP common units is based on the per share closing price of Realty Income common stock of $67.48 on June 22, 2021.

(c)
Represents the estimated fair value of fully vested VEREIT DSU Awards which will be converted into Realty Income common stock upon the Mergers, as well as the fair value of the Realty Income replacement employee and executive stock options, restricted stock units, and performance restricted stock units that will be granted at the closing date of the Mergers and which are attributable to pre-combination services.

(d)
The pro forma adjustment to distributions in excess of net income excludes $46.8 million of estimated transaction costs to be incurred by VEREIT as a result of the Mergers. These costs are expected to be recognized as an expense in VEREIT's pre-combination statement of operations and therefore they are reflected as a liability assumed by Realty Income, with no impact on pro forma combined distributions in excess of net income.

13)
The pro forma adjustment reflects the removal of noncontrolling interests related to shares of the VEREIT OP Series F Preferred Units held by VEREIT OP’s minority partners, totaling $1.8 million, and the VEREIT OP common units held by VEREIT OP’s minority partners, totaling $4.2 million, which will be exchanged into Realty Income common stock upon consummation of the Mergers.

Statements of Operations
The pro forma adjustments reflect the effect of the Mergers on Realty Income’s and VEREIT’s historical consolidated statements of operations and shares used in computing income from continuing operations available to common stockholders per common share as if the Mergers occurred on January 1, 2020.
Revenue
14)
Rental (including reimbursable)

The historical rental revenues for Realty Income and VEREIT represent contractual and straight-line rents and amortization of above-market and below-market lease intangibles associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma condensed combined statements of operations are presented to: (i) eliminate the historical straight-line rents and amortization of above-market and below-market lease intangibles for the real estate properties of VEREIT acquired as part of the Mergers, and (ii) adjust contractual rental property revenue for such properties to a straight-line basis and amortize above-market and below-market lease intangibles recognized as a result of the Merger.
The pro forma adjustment for the amortization of above-market and below-market lease intangibles recognized as a result of the Mergers was estimated based on a straight-line methodology and the estimated remaining weighted average contractual, in-place lease term of 8.4 years. The lease intangible asset and liability fair values and estimated amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to rental revenues do not purport to be indicative of the expected change in rental revenues of the combined company in any future periods.
The following table summarizes the adjustments made to rental revenues for the real estate properties of VEREIT to be acquired as part of the Mergers for the three months ended March 31, 2021 and year ended December 31, 2020 (in thousands):

	Elimination of historical amounts(a)	Recognition of post-combination amounts	Total pro forma adjustment
For the three months ended March 31, 2021
Straight-line rents	$(4,470)	$16,737	$12,267
Amortization of above-market and below-market lease intangibles	1,537	4,656	6,193
Total pro forma adjustment	$(2,933)	$21,393	$18,460
For the year ended December 31, 2020
Straight-line rents	$(23,149)	$59,908	$36,759
Amortization of above-market and below-market lease intangibles	2,777	18,625	21,402
Total pro forma adjustment	$(20,372)	$78,533	$58,161

(a)
Elimination of historical amounts excludes amounts related to VEREIT properties that were sold between January 1, 2020 and March 31, 2021, because such properties are not part of the net assets acquired in the Mergers.

Expense
15)
The adjustments included in the unaudited pro forma condensed combined statements of operations are presented to: (i) eliminate the historical depreciation and amortization of real estate properties of VEREIT acquired as part of the Mergers, and (ii) to recognize additional depreciation and amortization expense associated with the fair value of acquired real estate tangible and intangible assets. Refer to Note 4 for additional information.

The pro forma adjustment for the depreciation and amortization of acquired assets is calculated using a straight-line methodology and is based on estimated useful lives for building and site improvements, the remaining contractual, in-place lease term for intangible lease assets, and the lesser of the estimated useful life and the remaining contractual, in-place lease term for tenant improvements. The useful life of a particular building depends upon a number of factors including the condition of the building upon acquisition. For purposes of the unaudited pro forma condensed combined statements of operations, the weighted average useful life for buildings and site improvements is 29.3 years; the weighted average useful life for tenant improvements is 8.3 years; and the weighted average remaining contractual, in-place lease term is 8.4 years. The fair value of acquired real estate tangible and intangible assets, estimated useful lives of such assets, and estimated depreciation and amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to depreciation and amortization expense are not necessarily indicative of the expected change in depreciation and amortization expense of the combined company in any future periods.
The following table summarizes adjustments made to depreciation and amortization expense by asset category for the real estate properties of VEREIT to be acquired as part of the Mergers for the three months ended March 31, 2021 and year ended December 31, 2020 (in thousands):
	For the three months ended March 31, 2021	For the year ended December 31, 2020
Buildings and improvements	$99,405	$397,618
Tenant improvements	31,095	124,379
In-place leases and leasing commissions and marketing costs	72,167	288,667
Less: Elimination of historical depreciation and amortization(a)	(106,878)	(435,366)
Total pro forma adjustment	$95,789	$375,298

(a)
Elimination of historical amounts excludes amounts related to VEREIT properties that were sold between January 1, 2020 and March 31, 2021, because such properties are not part of the net assets acquired in the Mergers.

16)
The following table summarizes the pro forma adjustments to interest expense for the three months ended March 31, 2021 and year ended December 31, 2020, which reflect the impact to the amounts recognized in VEREIT’s historical consolidated statements of operations for the periods presented from: (i) the elimination of historical deferred financing cost amortization, (ii) the elimination of historical amortization on net premiums/discounts, and (iii) the amortization of the fair value adjustment on VEREIT’s mortgages and notes payable assumed in the Mergers (in thousands):

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Elimination of historical deferred financing costs amortization	$(2,555)	$(15,114)
Elimination of historical amortization of net (discounts)/premiums	(248)	1,650
Amortization of the fair value adjustment on mortgages and notes payable	(12,388)	(49,552)
Total pro forma adjustment	$(15,191)	$(63,016)
The pro forma adjustments for the amortization of the fair value adjustment on VEREIT’s mortgages and notes payable assumed in the Mergers were estimated based on a straight-line approach and the weighted average remaining contractual term of 3.6 years for mortgages payable and 8.2 years for notes payable. The fair value adjustment on VEREIT’s mortgages and notes payable and estimated amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to interest expense do not purport to be indicative of the expected change in interest expense of the combined company in any future periods.
17)
Represents an adjustment to increase ground leases rent expense by $1.4 million for the three months ended March 31, 2021 and $5.7 million for the year ended December 31, 2020 as a result of the revaluation of operating lease right-of-use assets and recognition of below-market ground lease intangible assets. The adjustment is computed based on a straight-line approach and a weighted average remaining lease term of 11.8 years. The fair value adjustment on VEREIT’s ground leases may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to property (including reimbursable) expense do not purport to be indicative of the expected change in ground rent expense of the combined company in any future periods.

18)
Represents an adjustment to recognize additional post-combination compensation expense of $3.4 million for the three months ended March 31, 2021 and $15.1 million for the year ended December 31, 2020 associated with the fair value of Realty Income replacement awards issued to the holders of VEREIT restricted stock units, performance restricted stock units and stock options. The adjustment is based upon a straight-line vesting approach. The fair value of Realty Income’s replacement awards may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to general and administrative expense do not purport to be indicative of the expected change in compensation expense of the combined company in any future periods.

19)
Represents the adjustment for Merger-related costs of $110.0 million for the year ended December 31, 2020 resulting from estimated transaction-related costs that are not currently reflected in the historical consolidated financial statements of Realty Income and VEREIT; these estimated transaction costs consist primarily of advisor fees, legal fees, transfer taxes, and accounting fees. It is assumed that these costs will not affect the combined statements of operations beyond twelve months after the closing date of the Mergers.

Income from continuing operations available to common stockholders per common share:
20)
The following table summarizes the unaudited pro forma net income from continuing operations per common share for the three months ended March 31, 2021 and the year ended December 31, 2020 as if the Mergers occurred on January 1, 2020 (in thousands, except share and per share data):

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Numerator
Pro forma income from continuing operations available to common stockholders	$149,657	$211,652
Denominator
Realty Income historical weighted average common shares outstanding	371,522,607	345,280,126
VEREIT common stock and VEREIT OP common units converted into Realty Income common stock (229,281,987 shares and units outstanding, multiplied by the Exchange Ratio of 0.705)	161,643,801	161,643,801
VEREIT DSU Awards converted into Realty Income common stock (113,868 units, multiplied by the Exchange Ratio of 0.705)	80,277	80,277
Pro forma weighted average common shares outstanding – basic	533,246,685	507,004,204
Realty Income historical weighted average dilutive shares	79,294	135,132
Unvested VEREIT equity-based awards exchanged into Realty Income equity-based awards	501,362	573,129
Pro forma weighted average common shares outstanding – diluted	533,827,341	507,712,465
Pro forma income from continuing operations available to common stockholders per common share:
Basic and diluted	$0.28	$0.42
Note 6 — The Spin-Off and OfficeCo Properties
As noted above, the unaudited pro forma condensed combined financial statements do not give effect to the Spin-Off, or a sale of some or all of the OfficeCo Properties, because, pursuant to the terms of the Merger Agreement, Realty Income and VEREIT have broad discretion to amend the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties). Realty Income and VEREIT may alternatively seek to sell some or all of the OfficeCo Properties, and Realty Income may elect not to consummate the Spin-Off at all.
As of the date of this joint proxy statement/prospectus, following the consummation of the Mergers, VEREIT and Realty Income intend to contribute to OfficeCo in connection with the Spin-Off and/or sell up to 93 total OfficeCo Properties, of which up to 53 properties would be office properties owned by VEREIT (the “VEREIT OfficeCo Properties”), and up to 40 properties would be office properties owned by Realty Income (the “Realty Income OfficeCo Properties”).
As of March 31, 2021, the VEREIT OfficeCo Properties represented total leasable square feet of 7.6 million, of which 94.5% were occupied. The carrying value of the total assets of the VEREIT OfficeCo Properties, net of the associated accumulated depreciation, as of March 31, 2021 was $1.3 billion on a historical U.S. GAAP basis, and was subject to $177.9 million in total mortgage debt principal. In April 2021, $19.1 million in mortgage principal for a VEREIT OfficeCo Property was repaid in full. Total revenues generated by the VEREIT OfficeCo Properties were $40.3 million and $168.3 million for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, also on a historical U.S. GAAP basis.
As of March 31, 2021, the Realty Income OfficeCo Properties represented total leasable square feet of 3.0 million, of which 95.3% were occupied. The carrying value of the total assets of the Realty Income OfficeCo Properties, net of the associated accumulated depreciation, as of March 31, 2021 was $536.4 million on a historical U.S. GAAP basis, and was subject to $36.3 million in total mortgage debt principal. In April

2021, $14.0 million in mortgage principal for a Realty Income OfficeCo Property was repaid in full. Total revenues generated by the Realty Income OfficeCo Properties were $13.0 million and $53.5 million for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, also on a historical U.S. GAAP basis.
After giving effect to the Merger Adjustments for the VEREIT OfficeCo Properties, which include the adjustment of land, buildings and other tangible real estate assets to fair value and the recognition of lease intangible assets and liabilities, as if the Mergers had been completed on March 31, 2021, and the impact of straight-line rent and amortization of above-market and below-market lease intangibles as if the Mergers had been completed on January 1, 2020, the OfficeCo Properties, in total, would have represented approximately 6% of the combined company total assets as of March 31, 2021 and approximately 7% and approximately 8% of total revenues for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. If the Spin-Off of the OfficeCo Properties is effectuated, Realty Income’s management estimates additional transfer taxes of $6.0 million will be incurred.
As described elsewhere in this joint proxy statement/prospectus, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, determine, or in certain cases, amend, the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), the scope and nature of the reorganization plan, the terms of the separation and distribution agreement, and the scope of transition services to be provided by Realty Income following the Spin-Off, if any. In addition, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, alternatively seek to sell some or all of the OfficeCo Properties to third parties in connection with the closing of the Merger, and the parties may otherwise sell certain properties that would have otherwise been included in the OfficeCo Properties during the pendency of the Mergers. Similarly, Realty Income may, in its sole discretion, elect to waive the Spin-Off Condition, and consummate the Mergers without effectuating the Spin-Off. Accordingly, stockholders of Realty Income and VEREIT should not rely on the consummation of the Spin-Off as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus. For more information regarding the terms of the contemplated Spin-Off, see “Risk Factors — Risks Relating to the Spin-Off” and “The Mergers — The Merger Agreement — The Spin-Off.”

THE SPIN-OFF
General
Following the effective time of the Merger, pursuant to the terms and conditions of the Merger Agreement, Realty Income and VEREIT intend to contribute certain of their office properties (the “OfficeCo Properties”) to a newly formed direct or indirect wholly owned subsidiary of Realty Income, and for Realty Income to distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s stockholders (which, at that time, would also include the VEREIT stockholders as a result of the Merger) on a pro rata basis (the “Spin-Off”).
In connection with the Spin-Off, Realty Income and VEREIT intend to enter into all agreements necessary to effectuate the Spin Off, including the Separation and Distribution Agreement, in each case, on the terms and subject to the conditions of the Merger Agreement.
If the Spin-Off is consummated, continuing holders of shares of Realty Income common stock will be entitled to receive a number of shares of OfficeCo common stock based on a distribution ratio determined by the Realty Income board of directors for each share of Realty Income common stock held by such stockholder as of the close of business on the record date of the OfficeCo Distribution. If the Spin-Off is consummated on the first business day following the closing of the Merger, based on the shares of Realty Income common stock and VEREIT common stock outstanding as of the record date, we estimate that legacy Realty Income common stockholders will own approximately 70% of the common stock of OfficeCo, and legacy VEREIT common stockholders that receive shares of Realty Income common stock in the Merger and continue to hold such stock as of the record date of the OfficeCo Distribution will own approximately 30% of the common stock of OfficeCo.
After giving pro forma effect to the Mergers, and based on the properties contemplated to be contributed to OfficeCo in connection with the Spin-Off as of the date of this joint proxy statement/prospectus, the OfficeCo Properties, in total, would have represented approximately 6% of the combined company total assets at March 31, 2021 and approximately 7% and approximately 8% of total revenues for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
Pursuant to the terms and conditions of the Merger Agreement, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is, in all respects, ready to be consummated contemporaneously with the closing of the Merger, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off. However, Realty Income may, in its sole discretion, waive the Spin-Off Condition at any time, and the Spin-Off Condition shall be deemed to be automatically waived on January 29, 2022. In addition, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, determine or, in certain cases, amend, the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), the scope and nature of the reorganization plan, the terms of the separation and distribution agreement, and the scope of transition services, if any, to be provided by Realty Income following the Spin-Off.
Subject to the terms and conditions of the Merger Agreement, Realty Income also may, after consultation with and good faith consideration of any comments from VEREIT, alternatively seek to sell some or all of the OfficeCo Properties to third parties in connection with the closing of the Merger, and the parties may otherwise sell certain properties that would have otherwise been included in the OfficeCo Properties during the pendency of the Merger. Accordingly, the specific size and composition of the OfficeCo Properties, the nature of the Spin-Off, and the occurrence of the Spin-Off promptly following the Mergers, if at all, are all subject to change, and there can be no assurances that the Spin-Off will be consummated on the terms contemplated in this joint proxy statement/prospectus, or at all. For more information regarding the terms of the contemplated Spin-Off, see “Risk Factors — Risks Relating to the Spin-Off,” “The Mergers — The Merger Agreement — The Spin-Off,” and “The Spin-Off.”
The OfficeCo Properties
The following information sets forth the contemplated composition of the OfficeCo Properties, assuming the consummation of the Spin-Off promptly following the Mergers, and that all of the assets related to the

OfficeCo Properties that were identified by the parties as of the date of this joint proxy statement/prospectus will be distributed to OfficeCo in connection therewith. As noted above, the assets that are contributed to OfficeCo in connection with the Spin-Off are subject to change, and thus this information is for illustrative purposes only.
Operations of OfficeCo
Assuming the Spin-Off is consummated, VEREIT and Realty Income intend for OfficeCo to operate as a self-managed, publicly traded office REIT, engaged in the ownership, acquisition, development and leasing of office assets throughout the United States.
Prior to the consummation of the Mergers, Realty Income will, after consultation with and good faith consideration of any comments from VEREIT, identify and designate individuals to serve on OfficeCo’s board of directors and committees thereof, and individuals to serve as executive officers of OfficeCo.
OfficeCo is contemplated to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes beginning with OfficeCo’s taxable year that includes the distribution.
Anticipated Portfolio of OfficeCo
As of the date of this joint proxy statement/prospectus, following the consummation of the Mergers, VEREIT and Realty Income intend for the contribution of OfficeCo Properties to consist of up to 93 total office properties, of which up to 53 properties would be office properties owned by VEREIT (the “VEREIT OfficeCo Properties”), and up to 40 properties would be office properties owned by Realty Income (the “Realty Income OfficeCo Properties”). The following information related to the anticipated portfolio of OfficeCo Properties is provided only as of or for the respective periods set forth below, and any subsequent information or developments will not have been reflected therein.
As of March 31, 2021, the VEREIT OfficeCo Properties represented total leasable square feet of approximately 7.6 million, of which approximately 95% were occupied. The carrying value of the total assets of the VEREIT OfficeCo Properties at March 31, 2021 was $1.3 billion on a historical GAAP basis, and were subject to $177.9 million in total mortgage debt principal. In April 2021, $19.1 million in mortgage principal for a VEREIT OfficeCo Property was repaid in full. Total revenues generated by the VEREIT OfficeCo Properties were $40.3 million and $168.3 million for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, also on a historical GAAP basis.
As of March 31, 2021, the Realty Income OfficeCo Properties represented total leasable square feet of approximately 3.0 million, of which approximately 95% were occupied. The carrying value of the total assets of the Realty Income OfficeCo Properties at March 31, 2021 was $536.4 million on a historical GAAP basis, and were subject to $36.3 million in total mortgage debt principal. In April 2021, $14.0 million in mortgage principal for a Realty Income OfficeCo Property was repaid in full. Total revenues generated by the Realty Income OfficeCo Properties were $13.0 million and $53.5 million for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, also on a historical GAAP basis.
After giving pro forma effect to the Mergers, the OfficeCo Properties, in total, would have represented approximately 6% of the combined company total assets at March 31, 2021 and approximately 7% and approximately 8% of total revenues for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
The weighted average lease term for the OfficeCo Properties as of December 31, 2020 was approximately 4 years. In addition, as of December 31, 2020, after giving pro forma effect to the Mergers, and based on total annualized contractual rent as of December 31, 2020:
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approximately 72% of the clients of the OfficeCo Properties would have had investment grade credit ratings or are subsidiaries or affiliates of investment grade companies;

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the top ten clients, by total annualized contractual rent as of December 31, 2020, would have represented approximately 47% of the total contractual rent of the OfficeCo Properties;

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no clients, by total annualized contractual rent as of December 31, 2020, would have represented more than 10% of the total contractual rent of the OfficeCo Properties; and

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the top five industries in which the clients would have operated would have been healthcare (approximately 17%), telecommunications (approximately 14%), insurance (approximately 13%), financial services (approximately 11%) and government services (approximately 10%).

Anticipated OfficeCo Financing
If the Spin-Off is consummated, certain of OfficeCo Properties are expected to remain subject to mortgages securing certain existing property-level indebtedness, equal to up to a total of approximately $181 million as of March 31, 2021 (excluding property-level indebtedness that has been repaid after March 31, 2021), subject to the satisfaction of terms and conditions contained in the agreements governing such indebtedness, including obtaining any consents or approvals from the lenders required thereunder. Realty Income and its subsidiaries may procure adequate financing for the capitalization of OfficeCo, as determined by Realty Income, after consultation with and good faith consideration of any comments from VEREIT, including the transfer to or assumption by OfficeCo or a subsidiary thereof of such mortgages and property-level indebtedness. Additionally, OfficeCo may enter into new term loans and/or alternative sources of financing to adequately capitalize OfficeCo, including seeking sources to provide adequate working capital to fund near-term operations and to fund anticipated near-term acquisitions and general corporate purposes.
Spin-Off Modifications, Sales of OfficeCo Properties Other Alternatives
As described elsewhere in this joint proxy statement/prospectus, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, determine, or in certain cases, amend, the scope and terms of the Spin-Off, including, among other things, the properties to be included as part of the OfficeCo Properties (including adding or removing properties), the scope and nature of the reorganization plan, the terms of the separation and distribution agreement, and the scope of transition services to be provided by Realty Income following the Spin-Off, if any. In addition, subject to the terms and conditions of the Merger Agreement, Realty Income may, after consultation with and good faith consideration of any comments from VEREIT, alternatively seek to sell some or all of the OfficeCo Properties to third parties in connection with the closing of the Merger, and the parties may otherwise sell certain properties that would have otherwise been included in the OfficeCo Properties during the pendency of the Mergers. Similarly, Realty Income may, in its sole discretion, elect to waive the Spin-Off Condition, and consummate the Mergers without effectuating the Spin-Off. For more information regarding the terms of the contemplated Spin-Off, see “Risk Factors — Risks Relating to the Spin-Off” and “The Mergers — The Merger Agreement — The Spin-Off.”
Realty Income and VEREIT intend to effectuate the separation of the OfficeCo Properties from the combined company following the Mergers in a manner that they believe will create optimal value for the combined company and its stockholders. Realty Income and VEREIT currently believe that the Spin-Off is the most effective strategy to achieve that goal. However, in the process of effectuating the steps necessary to consummate the Spin-Off, certain issues may arise that may impact the feasibility of the Spin-Off or the benefits of the Spin-Off to the combined company and its stockholders, including significant unanticipated costs or expenses (including consent fees), failure to obtain required consents or approvals, adverse tax implications, or other adverse impacts. Accordingly, Realty Income and VEREIT may determine that it is in the best interest of the combined company and its stockholders to withhold and retain certain assets otherwise contemplated to be contributed to OfficeCo in connection with the Spin-Off, to add certain additional assets to OfficeCo, or to retain the OfficeCo Properties as part of the combined company following the Mergers. In addition, in accordance with the Merger Agreement, Realty Income and VEREIT intend to engage with third parties to potentially sell some or all of the assets contemplated to be contributed to OfficeCo, which the parties may determine will create greater value for the combined company and its stockholders than the Spin-Off. Realty Income may elect, after consultation with and good faith consideration of any comments from VEREIT, to pursue these transactions, and subject to the consummation of the Mergers, sell some or all of the OfficeCo Properties, or abandon the Spin-Off entirely. Accordingly, stockholders of Realty Income and VEREIT should not rely on the consummation of the Spin-Off as described in this joint proxy statement/prospectus in determining whether or not to approve the proposals contemplated in this joint proxy statement/prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of some of the terms of the Realty Income common stock, the Realty Income Articles and the Realty Income Bylaws, and the MGCL does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, the Realty Income Articles and Realty Income Bylaws. Copies of the most recent Realty Income Articles and Realty Income Bylaws, and any subsequent amendments thereto, have been filed or incorporated by reference as exhibits to the most recent Realty Income Annual Report on Form 10-K or a subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Realty Income with the SEC. You may obtain copies of any of those documents by visiting the SEC website at http://www.sec.gov.
Realty Income has authority to issue 740,200,000 shares of Realty Income common stock, $0.01 par value per share, and 69,900,000 shares of preferred stock, $0.01 par value per share (“Realty Income preferred stock” and such Realty Income preferred stock, together with the Realty Income common stock, the “Realty Income capital stock”).
Common Stock
Subject to the preferential rights of any other class or series of Realty Income stock and to the provisions of the Realty Income Articles regarding the restrictions on ownership and transfer of stock, holders of Realty Income common stock are entitled to receive dividends when, as and if authorized by the Realty Income board of directors and declared by Realty Income out of assets legally available therefor. The terms of any preferred stock Realty Income may issue in the future may provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, Realty Income common stock and may also provide for holders of that class or series of preferred stock to receive preferential distributions in the event of Realty Income’s liquidation, dissolution or winding up before any payments may be made on Realty Income common stock.
For information concerning any class or series of Realty Income preferred stock that may be outstanding from time to time, see the articles supplementary classifying and designating the shares of such class or series of preferred stock, which have been or will be, as the case may be, filed or incorporated by reference as an exhibit to Realty Income’s most recent Annual Report on Form 10-K or a subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Realty Income with the SEC, and the description of any such class or series of Realty Income preferred stock contained in the applicable Registration Statement on Form 8-A, including any amendments and reports filed for the purpose of updating such description, which have been or will be filed by Realty Income with the SEC. You may obtain copies of any of these documents by visiting the SEC’s website at http://www.sec.gov.
The Realty Income Articles authorize the Realty Income board of directors to classify and reclassify any unissued shares of Realty Income common stock or Realty Income preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the Realty Income board of directors could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of Realty Income’s liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of Realty Income common stock or delay or prevent a tender offer or change of control of Realty Income that might involve a premium price for shares of Realty Income common stock or otherwise be in their best interests, any of which could adversely affect the market price of Realty Income common stock.
Subject to the provisions of the Realty Income Articles regarding the restrictions on ownership and transfer of Realty Income common stock (see “Restrictions on Ownership and Transfers of Stock” below), each outstanding share of Realty Income common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of outstanding Realty Income preferred stock or any other class or series of Realty Income capital stock). Except as provided with respect to any other class or series of stock, the holders of shares of Realty Income common stock will possess the exclusive voting power.
Holders of Realty Income common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of Realty Income common stock voting for the election of directors can elect all the directors standing for election (other than any directors to be elected exclusively by holders of outstanding Realty Income preferred stock or any other class or series of Realty Income capital stock) at the time if they choose to do so, and the holders of the remaining shares of Realty Income common stock cannot elect any such directors. All of the members of the Realty Income board of directors currently serve a one year term, continuing until the next annual meeting of stockholders following their election or appointment and until their respective successors are duly elected and qualified. Holders of shares of Realty Income common stock do not have preemptive rights, which means they have no right under the Realty Income Articles, Realty Income Bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by Realty Income at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Realty Income Articles provide that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term “substantially all” of a company’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of “substantially all” of Realty Income’s assets has taken place within the meaning of the MGCL provisions described above.
Restrictions on Ownership and Transfers of Stock
To maintain Realty Income’s status as a real estate investment trust (a “REIT”) under the Code, no more than 50% in value of outstanding shares of Realty Income capital stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if Realty Income, or an owner of 10% or more of Realty Income capital stock, actually or constructively owns 10% or more of a Realty Income tenant (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which Realty Income is a partner or member), the rent received by Realty Income (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Because Realty Income expects to continue to qualify as a REIT, the Realty Income Articles contain restrictions on the ownership and transfer of Realty Income common stock which, among other purposes, are intended to assist Realty Income in complying with applicable Code requirements. The Realty Income Articles provide that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of Realty Income common stock. We refer to this restriction as the “ownership limit.” The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Realty Income common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Realty Income common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of the outstanding shares of Realty Income common stock and thus violate the ownership limit, or any other limit as provided in the Realty Income Articles or as otherwise permitted by the Realty Income board of directors. The Realty Income board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize Realty Income’s status as a REIT. As a condition of such exemption, the Realty Income board of directors may require a ruling from the IRS or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving Realty Income’s REIT status.

The Realty Income Articles further prohibit (1) any person from actually or constructively owning shares of Realty Income common stock that would result in Realty Income being “closely held” under Section 856(h) of the Code or otherwise cause Realty Income to fail to qualify as a REIT, and (2) any person from transferring shares of Realty Income common stock if such transfer would result in shares of Realty Income capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts to acquire actual or constructive ownership of shares of Realty Income common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give written notice to Realty Income immediately and provide Realty Income with such other information as Realty Income may request in order to determine the effect of such transfer on Realty Income’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Realty Income board of directors determines that it is no longer in Realty Income’s best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of holders of two-thirds of all shares entitled to vote on the matter, as required by the Realty Income Articles. Except as otherwise described above, any change in the ownership limit would require an amendment to the Realty Income Articles. Realty Income anticipates that any class or series of preferred stock that Realty Income issues in the future will be subject to similar restrictions.
Pursuant to the Realty Income Articles, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the Realty Income Articles, or as otherwise permitted by the Realty Income board of directors, or result in Realty Income being “closely held” under Section 856(h) of the Code, or otherwise cause Realty Income to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by Realty Income. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.
Within 20 days of receiving notice from Realty Income of the transfer of shares to the trust, the trustee of the trust (who shall be designated by Realty Income and be unaffiliated with Realty Income and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in the Realty Income Articles or as otherwise permitted by the Realty Income board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of (1) the price paid by the prohibited transferee or prohibited owner for such shares or (2) the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of (1) the market price (determined as provided in the Realty Income Articles) of such shares as of the date of the event resulting in the transfer or (2) the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by Realty Income with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by Realty Income that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if Realty Income has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by Realty Income that such shares had been automatically transferred to a trust as described above will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in the Realty Income Articles or as otherwise permitted by the Realty Income board of directors, then the Realty Income Articles provides that the transfer of such shares will be void.

In addition, shares of Realty Income common stock held in the trust shall be deemed to have been offered for sale to Realty Income, or Realty Income’s designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date Realty Income, or Realty Income’s designee, accept such offer. Realty Income shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to Realty Income, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner, and any dividends or other distributions held by the trustee with respect to such shares will be paid to the beneficiary.
If any purported transfer of shares of common stock would cause Realty Income to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of Realty Income common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for Realty Income common stock or otherwise be in the best interests of stockholders.
As set forth in Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of Realty Income capital stock (including both common stock and preferred stock) must file a completed questionnaire with Realty Income containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of Realty Income’s shares of stock. Under the Realty Income Articles, each common stockholder shall upon demand be required to disclose to Realty Income in writing such information as Realty Income may request, in good faith, in order to determine the effect, if any, of such common stockholder’s actual and constructive ownership of common stock on Realty Income’s status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in the Realty Income Articles or as otherwise permitted by the Realty Income board of directors.
The transfer restrictions and limitations described above could delay or prevent a tender offer or change in control of Realty Income or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change in control were in the Realty Income stockholders’ best interests or involved a premium price for Realty Income capital stock, which could adversely affect the market price of Realty Income common stock or any class or series of Realty Income preferred stock.
Election and Removal of Directors
The Realty Income Articles and Realty Income Bylaws provide that the Realty Income board of directors may establish the number of directors of Realty Income as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless the Realty Income Bylaws are amended, more than 15.
Pursuant to the Realty Income Articles, each of the Realty Income directors is elected by Realty Income stockholders to serve until the next annual meeting following his or her election or appointment and until his or her successor is duly elected and qualified.
Pursuant to the Realty Income Bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by the affirmative vote of a plurality of the votes cast. In both uncontested and contested elections, holders of shares of Realty Income common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Realty Income common stock will be able to elect all of Realty Income’s directors.
Under the MGCL and the Realty Income Bylaws, except as otherwise provided in the terms of any class or series of Realty Income’s stock, vacancies on the Realty Income board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.
The Realty Income Articles provide that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.
Amendment to Charter and Bylaws
Except as otherwise provided in the MGCL, amendments to the Realty Income Articles must be advised by the Realty Income board of directors and approved by the affirmative vote of Realty Income stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The Realty Income board of directors generally has the power to amend the Realty Income Bylaws; provided, that, amendments to certain provisions in the Realty Income Bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, Realty Income’s investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of the Realty Income Bylaws must be approved by the affirmative vote of Realty Income’s stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Additionally, stockholders may alter or repeal any provision of the Realty Income Bylaws and adopt new bylaw provisions with the approval by a majority of all votes entitled to be cast on the matter.
Maryland Business Combination Act
Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change of control of Realty Income that might involve a premium price for Realty Income common stock or any class or series of Realty Income preferred stock, or otherwise be in the best interests of Realty Income stockholders.
Maryland Control Share Acquisition Act
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers of the corporation or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Realty Income board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.
As permitted by the MGCL, the Realty Income Bylaws contain a provision exempting Realty Income from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of Realty Income capital stock. The Realty Income board of directors may, without the consent of any of the Realty Income stockholders, amend or eliminate this bylaw provision at any time, which means that Realty Income would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by the Realty Income board of directors at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Realty Income has not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit Realty Income to classify the Realty Income board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in the Realty Income Articles and Realty Income Bylaws unrelated to Subtitle 8, Realty Income (1) vests in the Realty Income board of directors the exclusive power to fix the number of directors and (2) requires, unless called by the chairman, chief executive officer, president or the Realty Income board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.

Special Meetings of Stockholders
Pursuant to the Realty Income Bylaws, the chairman, chief executive officer, president or the Realty Income board of directors may call a special meeting of Realty Income stockholders. Subject to the provisions of the Realty Income Bylaws, a special meeting of the Realty Income stockholders to act on any matter that may properly be considered by the Realty Income stockholders will also be called by Realty Income’s secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by the Realty Income Bylaws. Realty Income’s secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including Realty Income’s proxy materials), and the requesting stockholder must pay such estimated cost before Realty Income’s secretary may prepare and deliver the notice of the special meeting.
Proxy Access
The Realty Income Bylaws include provisions that, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of the outstanding shares of Realty Income common stock for at least three years may require Realty Income to include in Realty Income’s proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.
Advance Notice of Director Nomination and New Business
The Realty Income Bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to Realty Income’s notice of the meeting, (2) by or at the direction of the Realty Income board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by the Realty Income Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and who has complied with the advance notice procedures and, if applicable, the proxy access provisions, of the Realty Income Bylaws. Stockholders generally must provide notice to Realty Income’s secretary not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day before the first anniversary of the date Realty Income’s proxy statement was released for the preceding year’s annual meeting.
Only the business specified in the notice of the meeting may be brought before a special meeting of Realty Income stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of the Realty Income board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the Realty Income Bylaws, or (3) if the special meeting has been called in accordance with the Realty Income Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by the Realty Income Bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the Realty Income Bylaws. Stockholders generally must provide notice to Realty Income’s secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Pacific Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of the Realty Income board of directors to be elected at the meeting.
A stockholder’s notice must contain certain information specified by the Realty Income Bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in Realty Income.
Effect of Certain Provisions of Maryland Law and the Realty Income Articles and Bylaws
The Realty Income Articles contain restrictions on ownership and transfer of Realty Income stock intended to, among other purposes, assist Realty Income in maintaining Realty Income’s status as a REIT for

United States federal and/or state income tax purposes. For example, the Realty Income Articles restrict any person or entity from acquiring actual or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of Realty Income common stock. See “Restrictions on Ownership and Transfers of Stock.” These restrictions could delay or prevent a tender offer or change in control of Realty Income or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in the Realty Income stockholders’ interests or involved a premium price for Realty Income common stock, which could adversely affect the market price of Realty Income common stock.
The Realty Income Articles authorize the Realty Income board of directors to issue Realty Income preferred stock, including convertible preferred stock, without stockholder approval. The Realty Income board of directors may establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of preferred stock Realty Income may issue, which may include voting rights and rights to convert such preferred stock into common stock. The issuance of preferred stock could delay or prevent a tender offer or change in control of Realty Income or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in the Realty Income stockholders’ interests or involved a premium price for Realty Income common stock or any class or series of Realty Income preferred stock, which could adversely affect the market price of Realty Income common stock and any such class or series of preferred stock.
The Realty Income Articles and Realty Income Bylaws also provide that the number of directors may be established only by the Realty Income board of directors, which prevents Realty Income stockholders from increasing the number of directors and filling any vacancies created by such increase with their own nominees. The provisions of the Realty Income Bylaws discussed above under the captions “Special Meetings of Stockholders” and “Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for Realty Income stockholders to remove incumbent directors or fill vacancies on the Realty Income board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of Realty Income or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in the Realty Income stockholders’ interests or involved a premium price for Realty Income common stock or any class or series of Realty Income preferred stock, which could adversely affect the market price of Realty Income common stock and any such class or series of preferred stock.
Indemnification of Officers and Directors
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:
•
actual receipt of an improper benefit or profit in money, property or services, or

•
active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The Realty Income Articles contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.
The Realty Income Articles authorize it, and the Realty Income Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while serving as one of Realty Income’s directors or officers and, at Realty Income’s request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The Realty Income Articles and Realty Income Bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of Realty Income in any of the capacities described above and to any employee or agent of Realty Income or its predecessor.
The MGCL requires a corporation (unless its charter provides otherwise, which the Realty Income Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or, (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
Transfer Agent
The registrar and transfer agent for Realty Income common stock is Computershare Trust Company, N.A.

COMPARISON OF RIGHTS OF REALTY INCOME STOCKHOLDERS AND VEREIT STOCKHOLDERS
If the Merger is consummated, common stockholders of VEREIT will become common stockholders of Realty Income. The rights of VEREIT stockholders are currently governed by the MGCL and the VEREIT Articles and VEREIT Bylaws. Upon consummation of the Merger, the rights of legacy VEREIT common stockholders who receive shares of Realty Income common stock will be governed by the Realty Income Articles and Realty Income Bylaws, rather than the VEREIT Articles and the VEREIT Bylaws.
While the rights and privileges of VEREIT stockholders are, in many instances, comparable to those of Realty Income stockholders, there are some differences. The following is a summary of the material differences between the rights of Realty Income stockholders and VEREIT stockholders, but does not purport to be a complete description of those differences or a complete description of the terms of the Realty Income common stock subject to issuance in connection with the Merger. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the MGCL, (ii) the Realty Income Articles (iii) the VEREIT Articles, (iv) the Realty Income Bylaws, and (v) the VEREIT Bylaws.
This section does not include a complete description of all differences between the rights of Realty Income common stockholders and VEREIT common stockholders, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing corporate instruments of each of Realty Income and VEREIT, copies of which are available, without charge, to any person, including any beneficial owner to whom this joint proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”
	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders
Authorized Capital Stock or Shares of Beneficial Interest
Realty Income is authorized to issue an aggregate of 810,100,000 shares of capital stock, consisting of (1) 740,200,000 shares of common stock, par value $0.01 per share; and (2) 69,900,000 shares of preferred stock, par value $0.01 per share.

VEREIT is authorized to issue an aggregate of 1,610,000,000 shares of capital stock, consisting of (1) 1,500,000,000 shares of common stock, par value $0.01 per share; (2) 10,000,000 shares of manager’s stock, par value $0.01 per share; and (3) 100,000,000 shares of preferred stock, par value $0.01 per share.

As of June 25, 2021, there were issued and outstanding 379,807,775 shares of Realty Income common stock. There are no shares of Realty Income preferred stock outstanding.
Preferred Stock.   The Realty Income board of directors is authorized to cause Realty Income to issue preferred stock from time-to-time in such class or series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to transferability, dividends or other distributions, qualifications or other provisions as may be fixed by the Realty Income board of directors.

As of June 25, 2021, there were issued and outstanding 229,149,616 shares of VEREIT common stock and 14,871,246 shares of VEREIT Series F Preferred Stock. There are no shares of VEREIT manager’s stock outstanding.
Preferred Stock.   The VEREIT board of directors is authorized to cause VEREIT to issue or classify or reclassify any unissued shares of preferred stock from time-to-time in such classes or series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividend rights, qualifications, liquidation preferences or other terms or conditions of redemption of such shares as may be fixed by the VEREIT board of directors.

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders
Voting Rights
Each outstanding share of Realty Income common stock is entitled to one vote per share on all matters upon which common stockholders are entitled to vote.
If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, except for (i) votes pertaining to Realty Income qualifying or continuing to qualify as a REIT, which requires the affirmative vote of the holders of at least two-thirds of all votes entitled to be cast on the matter, and (ii) a dissolution, share exchange, merger, consolidation or sale of substantially all of Realty Income’s assets, or amendment to the Realty Income Articles, which requires the affirmative vote of the holders of at least a majority of all votes entitled to be cast on the matter. See “Vote on Mergers, Consolidations or Sales of Substantially All Assets” and “Charter Amendments.”

Each outstanding share of VEREIT common stock is entitled to one vote per share on all matters upon which stockholders are entitled to vote.
Each outstanding share of VEREIT Series F Preferred Stock is entitled to one vote per share on certain limited matters, unless the shares have been redeemed or called for redemption, including the election of two directors whenever dividends on any shares of VEREIT Series F Preferred Stock shall be in arrears for 18 or more dividend periods; the issuance, increase in or reclassification of any class or series of VEREIT capital stock ranking senior to the VEREIT Series F Preferred Stock; an amendment of the VEREIT Articles that materially and adversely affects the VEREIT Series F Preferred Stock; or a consolidation or merger, or a share exchange that affects the VEREIT Series F Preferred Stock, unless each share of VEREIT Series F Preferred Stock then outstanding remains outstanding without a material adverse change to its terms or is converted into preferred stock of the surviving entity having terms substantially identical to those of the VEREIT Series F Preferred Stock.
Generally, if a quorum exists and except as otherwise required by statute or the VEREIT Articles, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, except for (i) a dissolution, share exchange, merger, consolidation, conversion or sale of all or substantially all of VEREIT’s assets or an amendment to the VEREIT Articles (except as set forth in clause (iii) below) or the VEREIT Bylaws (except for those amendments described in “Bylaws Amendments” below requiring only amajority of votes cast), which require the affirmative vote of the stockholders entitled to cast at least a majority of all votes entitled to be cast on the matter; (ii) removal of a director with or without cause, which requires the affirmative vote of stockholders entitled

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

to cast two-thirds of the total votes entitled to be cast in the election of directors; (iii) amendments to the provisions of the VEREIT Articles relating to the removal of VEREIT directors and the vote required for certain amendments, which require the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast on the matter; and (iv) unless the shares of VEREIT Series F Preferred Stock have been redeemed or called for redemption, certain matters relating to the VEREIT Series F Preferred Stock, as described above, which require the affirmative vote of the holders of at least two-thirds of the outstanding shares of the VEREIT Series F Preferred Stock. See “Vote on Mergers, Consolidations or Sales of Substantially All Assets” and “Charter Amendments.”

Cumulative Voting	Realty Income does not permit cumulative voting with respect to the election of its directors.	VEREIT does not permit cumulative voting with respect to the election of its directors.
Size of the Board of Directors
At any regular meeting or at any special meeting called for that purpose, a majority of Realty Income’s entire board of directors may establish, increase or decrease the number of directors; provided that the number thereof shall not be less than the minimum number required by the Maryland General Corporation Law. Directors are elected at each annual meeting of stockholders and each director holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.
As of June 25, 2021, the Realty Income board of directors consists of ten directors. Upon closing of the Merger, the Realty Income board of directors is expected to consist of twelve directors.

Solely by resolution, a majority of VEREIT’s entire board of directors may establish, increase or decrease the number of directors; provided that the number thereof shall not be less than the minimum number required by the Maryland General Corporation Law nor more than 15. Each director is elected at each annual meeting of stockholders and holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her death, resignation or removal.
As of June 25, 2021, the VEREIT board of directors consists of nine directors.

Classified Board / Term of Directors	The Realty Income board of directors is not classified. The directors of Realty Income hold office until the next annual meeting of stockholders and until their successors are elected and qualified.
The VEREIT board of directors is not classified. The directors of VEREIT hold office for a term of one year until the next annual meeting of VEREIT stockholders and serve until their successors are elected and qualified.

Removal of Directors	The MGCL provides that stockholders may remove directors with or without	The MGCL provides that stockholders may remove directors with or without

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

cause unless the Realty Income Articles provide that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.
The Realty Income Articles provide that subject to the rights of one or more classes or series of Realty Income preferred stock to elect or remove one or more directors, any Realty Income director, or Realty Income’s entire board of directors, may be removed only with cause by the affirmative vote of holders of at least a majority of all shares of capital stock entitled to vote on the election of directors voting together as a single class.
“Cause” shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to Realty Income through bad faith or active and deliberate dishonesty.

cause unless the VEREIT Articles provide that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.
The VEREIT Articles provide that, subject to the rights of one or more classes or series of VEREIT preferred stock to elect or remove one or more directors, any VEREIT director may be removed with or without cause by the affirmative vote of holders of at least two-thirds of all shares entitled to vote on the election of directors.

Election of Directors
Directors are elected at the annual meeting of stockholders by the affirmative vote of a majority of the votes cast with respect to such director nominee; provided, however, that if the Realty Income board of directors determines that the number of nominees exceeds the number of directors to be elected at such meeting, each of the directors shall be elected by the affirmative vote of a plurality of the votes cast.

Directors are elected at the annual meeting of stockholders by the affirmative vote of a majority of the votes cast with respect to such director nominee; provided, however, that each of the directors shall be elected by the affirmative vote of a plurality of the votes cast if (i) the secretary receives notice that a stockholder has validly nominated a person for election to the board of directors and (ii) the nomination has not been withdrawn on or before the 10th day before VEREIT first mails its notice for such meeting.

Filling Vacancies of Directors
Any vacancies on the Realty Income board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Vacancies created through an increase in the number of directors may be filled by the affirmative vote of the entire board of directors.

Any vacancies on the VEREIT board of directors for any cause, including an increase in the number of directors, may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Charter Amendments	The MGCL provides that, if the amendment is declared advisable by the Board of Directors, the affirmative vote	The MGCL provides that, if the amendment is declared advisable by the Board of Directors, the affirmative vote

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

of two-thirds of all outstanding stock entitled to vote is required to amend the charter of a Maryland corporation. However, the MGCL permits a corporation to reduce the voting requirement in its charter to allow for the approval of an amendment to the charter by the affirmative vote of no less than a majority of the shares outstanding and entitled to vote on the matter.
The Realty Income Articles provide that an amendment to the Realty Income Articles declared advisable by the Board of Directors may be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter.

of two-thirds of all outstanding stock entitled to vote is required to amend the charter of a Maryland corporation. However, the MGCL permits a corporation to reduce the voting requirement in its charter to allow for the approval of an amendment to the charter by the affirmative vote of no less than a majority of the shares outstanding and entitled to vote on the matter.
The VEREIT Articles provide that VEREIT reserves the right to make any amendment now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the VEREIT Articles, of any shares of outstanding stock. In addition, any amendments to the provisions relating to the amendment of the VEREIT Articles and the removal of directors may only be made if declared advisable by the VEREIT board of directors and approved by the affirmative vote of two-thirds of all votes entitled to be cast. VEREIT may, with the approval of a majority of the VEREIT board of directors and without any action by the stockholders, amend the VEREIT Articles to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series that VEREIT has authority to issue.

Bylaw Amendments
The Realty Income board of directors has the power to adopt, amend or repeal the Realty Income Bylaws, provided, however, the provisions related to (i) the written statement Realty Income is required to furnish to stockholders, (ii) investment policy and restrictions, (iii) the annual report and (iv) the definitions in Article I of the Realty Income Bylaws to the extent used in the provision related to amendments to the Realty Income Bylaws, may not be amended, repealed or modified, or inconsistent provisions adopted with respect thereto, without the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. In addition, pursuant to a binding proposal that is properly submitted by stockholders for

The VEREIT board of directors shall have the power to alter, amend or repeal the VEREIT Bylaws, provided, however, the provisions related to (i) the Maryland Control Share Acquisition Act, (ii) the Maryland Business Combination Act, and (iii) limitations on the power of the VEREIT board of directors to amend the VEREIT Bylaws may not be altered, amended or repealed, without the affirmative vote of the majority of the votes cast by the VEREIT common stockholders. To the extent permitted by law, VEREIT stockholders may also amend the VEREIT Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter pursuant to a binding proposal submitted by a stockholder that (i) owned shares of

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

approval at a duly called annual meeting or special meeting of stockholders, the stockholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of the Realty Income Bylaws and to adopt new provisions of the Realty Income Bylaws, in any such case to the extent permitted by and consistent with the Realty Income Articles, Realty Income Bylaws and applicable law.

VEREIT common stock in the amount and for the duration of time specified in Rule 14a-8 under the Exchange Act on the date the bylaw proposal is delivered or mailed to and received by the secretary in accordance with the VEREIT Bylaws and (ii) continuously owns such shares through the date of the annual or special meeting of stockholders where such proposal will be considered.

Vote on Merger, Consolidations or Sales of Substantially All Assets
The MGCL provides that a dissolution, merger, consolidation, conversion, share exchange or sale of all or substantially all of a corporation’s assets must be declared advisable by the Board of Directors and approved by the stockholders of a corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. However, the MGCL permits a corporation in its charter to reduce the voting requirement to allow for the approval of a dissolution, merger, consolidation, conversion, share exchange or sale of all or substantially all of the corporation’s assets by the affirmative vote of no less than a majority of the votes entitled to be cast on the matter.
Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, the Realty Income Articles provide that any action shall be effective and valid if taken or authorized by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

The MGCL provides that a dissolution, merger, consolidation, conversion, share exchange or sale of all or substantially all of a corporation’s assets must be declared advisable by the Board of Directors and approved by the stockholders of a corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. However, the MGCL permits a corporation in its charter to reduce the voting requirement to allow for the approval of a dissolution, merger, consolidation, conversion, share exchange or sale of all or substantially all of the corporation’s assets by the affirmative vote of no less than a majority of the votes entitled to be cast on the matter.
Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes and except for certain amendments of the VEREIT Articles relating to the removal of VEREIT directors and the vote required for certain amendments, the VEREIT Articles provide that any action shall be effective and valid if declared advisable by the VEREIT board of directors and taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Ownership Limitations
With certain exceptions, the actual, constructive or beneficial ownership by any person of more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of Realty Income common stock

With certain exceptions, the constructive or beneficial ownership by any person of more than 9.8% in value of the aggregate of VEREIT’s outstanding shares of stock or more than 9.8% (by value or by number of shares, whichever is more

Rights of Realty Income Stockholders	Rights of VEREIT Stockholders
is generally prohibited.	restrictive) of the outstanding shares of VEREIT common stock is generally prohibited.

The Realty Income board of directors, in its sole discretion, may exempt a person from the limitation on a person beneficially owning shares of common stock in excess of the ownership limitation if the board obtains such representation and undertakings from such person as are reasonably necessary to ascertain that no individual’s beneficial ownership of such shares of common stock will violate the ownership limitation or that such violation will not cause Realty Income to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertakings or attempted violation will result in such common stock being transferred into a trust in accordance with the Realty Income Articles.
The Realty Income board of directors, in its sole discretion, may exempt a person from the limitation on a person constructively owning shares of common stock in excess of the ownership limitation if such person does not and represents that it will not own, actually or constructively, an interest in a tenant of Realty Income that would cause Realty Income to own, actually or constructively, more than a 9.8% interest in such tenant and Realty Income obtains such representations and undertakings from such person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such shares of common stock being transferred to a trust in accordance with the Realty Income Articles. Notwithstanding the foregoing, the inability of a person to make the described certification shall not prevent the Realty Income board of directors, in its sole discretion, from exempting such person from the limitation on a person constructively owning shares of common stock in excess of the ownership limit if the Realty Income board of directors determines that the resulting application of Section 856(d)(2)(B) of the Code

The VEREIT board of directors, in its sole discretion, may (prospectively or retroactively) exempt a person from the limitation of a person beneficially or constructively owning shares in excess of the ownership limitation if (i) the board obtains such representation and undertakings from such person as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of such shares would result in VEREIT being “closely held” under the Code or otherwise failing to qualify as a REIT under the Code, (ii) if such person does not and represents that it will not own, actually or constructively, an interest in a tenant of VEREIT that would cause VEREIT to own, actually or constructively, more than a 9.8% interest in such tenant and VEREIT obtains such representations and undertakings from such person as are reasonably necessary to ascertain this fact and (iii) agrees that any violation or attempted violation will result in such shares being transferred to a trust in accordance with the VEREIT Articles. For purposes of the foregoing sentence, a tenant from whom VEREIT derives and is expected to continue to derive a sufficiently small amount of revenue such that, in the opinion of the VEREIT board of directors, rent from such tenant would not adversely affect VEREIT’s ability to qualify as a REIT will not be treated as a tenant of VEREIT.
Prior to granting any exception to the ownership limitations, the VEREIT board of directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the VEREIT board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure VEREIT’s status as a REIT.

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

would affect the characterization of less than 0.5% of the gross income of Realty Income in any taxable year, after taking into account the effect of this sentence with respect to all other shares of common stock to which this sentence applies.
Prior to granting any exception to the ownership limitations, the Realty Income board of directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Realty Income board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure Realty Income’s status as a REIT.

Special Meetings of the Stockholders
A special meeting of Realty Income stockholders may be called at any time by the Realty Income board of directors, the chairman of the board, the president or the chief executive officer and must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting.

A special meeting of VEREIT’s stockholders may be called by the VEREIT board of directors, the chairman of the board, the president, or the chief executive officer and must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting.

	Business transacted at the special meeting of stockholders will be limited to the purposes stated in the notice.	Business transacted at the special meeting of stockholders will be limited to the purposes stated in the notice.
Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals
The Realty Income Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the Realty Income board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•
pursuant to Realty Income’s notice of meeting;

•
by or at the direction of the Realty Income board of directors; or

•
upon timely and proper notice by a stockholder who is a stockholder of record as of the record date set by the Realty Income board of directors for determining stockholders entitled to vote at the meeting, at the time of giving of notice and at the time of the meeting

The VEREIT Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the VEREIT board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•
pursuant to VEREIT’s notice of meeting;

•
by or at the direction of the VEREIT board of directors; or

•
upon timely and proper notice by a stockholder who is a stockholder of record at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting.

In general, notice of stockholder

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business.
In general, notice of stockholder nominations or business for an annual meeting must be delivered not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, unless the annual meeting is advanced or delayed more than 30 days from the anniversary date of the preceding year’s annual proxy meeting, in which case notice must be delivered not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the later date of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Notice of stockholder nominations for a special meeting must be delivered not earlier than the 120th day prior to the special meeting, and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to the meeting or the 10th day following the day on which the public announcement is first made of the date of the meeting and the nominees proposed by the Realty Income board of directors.

nominations or business for an annual meeting must be delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, unless the annual meeting is advanced or delayed more than 30 days from the anniversary date of the preceding year’s annual meeting, in which case notice must be delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Notice of stockholder nominations for a special meeting must be delivered not earlier than the 120th day prior to the special meeting, and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting and the nominees proposed by the VEREIT board of directors.

Notice of Stockholder Meetings
Not less than 10 days nor more than 90 days before each meeting of stockholders, a written notice shall be mailed or electronic transmission shall be delivered to each stockholder entitled to vote at or to notice of such meeting at the address as it appears on the records of Realty Income, if written notice is sent, or to the address or number of the stockholder at which the stockholder receives electronic transmission unless such stockholder waives notice before or after the meeting.

Not less than 10 days nor more than 90 days before each meeting of stockholders, a written notice shall be mailed or electronic transmission shall be delivered to each stockholder entitled to vote at or to notice of such meeting at the address as it appears on the records of VEREIT, if written notice is sent, or to the address or number of the stockholder at which the stockholder receives electronic transmission unless such stockholder waives notice before or after the meeting.

State Anti-Takeover Statutes	Under the MGCL, certain “business combinations” (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities)	Under the MGCL, certain “business combinations” (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities)

Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

between a Maryland corporation and any person who beneficially owns , directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form of consideration and procedural requirements. To date, Realty Income has not opted out of the business combination provisions of the MGCL.
As permitted by the MGCL, the Realty Income Bylaws contain a provision exempting from the control share acquisition statute all shares of Realty Income capital stock to the fullest extent permitted by the MGCL. See “Maryland Control Share Acquisition Statute.”
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form of consideration and procedural requirements. To date, VEREIT has opted out of the business combination provisions of the MGCL and the VEREIT board of directors may not amend, alter or repeal the resolution opting out of the business combination provision or adopt any resolution inconsistent there with without the affirmative vote of the majority of the votes cast by the VEREIT common stockholders.
As permitted by the MGCL, the VEREIT Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of any shares of VEREIT capital stock to the fullest extent permitted by the MGCL. See “Maryland

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•
a classified board;

•
a two-thirds stockholder vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a requirement that requires the request of stockholders entitled to cast at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

To date, Realty Income has not made any of the elections described above, although, independent of these elections, the Realty Income Articles and Realty Income Bylaws provide that Realty Income directors may only be removed for cause (defined in the Realty Income Articles) and with the vote of a majority of the votes entitled to be cast, and require the request from stockholders holding a majority of the votes entitled to be cast in order to call a special meeting of stockholders.

Control Share Acquisition Statute.”
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•
a classified board;

•
a two-thirds stockholder vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a requirement that requires the request of stockholders entitled to cast at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

To date, VEREIT has not made any of the elections described above, although, independent of these elections, the VEREIT Articles and VEREIT Bylaws contain provisions requiring the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors in order to remove a director and the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.

Liability and Indemnification of Officers and Directors
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual

Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Realty Income Articles contain such a provision that eliminates such liability to the maximum extent permitted by the MGCL.
The MGCL requires a corporation (unless its charter provides otherwise, which Realty Income’s Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The VEREIT Articles contain such a provision that eliminates such liability to the maximum extent permitted by the MGCL.
The MGCL requires a corporation (unless its charter provides otherwise, which VEREIT’s Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.
To the maximum extent permitted by Maryland law in effect from time to time, the Realty Income Articles authorize Realty Income, and the Realty Income Bylaws obligate Realty Income to, indemnify directors and officers as follows:
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Realty Income shall indemnify any individual who is a present or former director or officer of Realty Income and who is made or threatened to be made a party to, or a witness in, a proceeding by reason of his or her service in that capacity; and

•
Realty Income shall indemnify any individual who, while a director of Realty Income and at the request of Realty Income, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Realty Income.

The Realty Income Bylaws further provide that Realty Income shall indemnify any individual who at its request and while an officer of Realty Income serves or has served in any of the above listed capacities, or while an officer or director, as member or manager of any such entities, or in any such capacity or as a member or manager of a real estate

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.
To the maximum extent permitted by Maryland law in effect from time to time, the VEREIT Articles obligate VEREIT to provide any indemnification permitted by the laws of Maryland and shall indemnify directors and officers as follows:
•
VEREIT shall indemnify any individual who is a present or former director or officer of VEREIT who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; and

•
VEREIT shall indemnify any individual who, while a director or officer of VEREIT and at the request of VEREIT, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity.

VEREIT may, with approval of the VEREIT board of directors, indemnify other employees and agents of VEREIT or its predecessor.
VEREIT has also entered into indemnification agreements with certain of its directors and officers, which are intended to provide indemnification to the maximum extent permitted by the MGCL.

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders

investment trust or limited liability company. The Bylaws further provide that Realty Income may, with the approval of the Realty Income Board, provide similar indemnification to any employee or agent of Realty Income or a predecessor.
Realty Income has also entered into indemnification agreements with certain of its directors and officers, which are intended to provide indemnification to the maximum extent permitted by the MGCL.
Realty Income has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.
VEREIT has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.
Stockholder Rights Plan	Realty Income does not have a stockholder rights plan in effect.	VEREIT does not have a stockholder rights plan in effect.
Dissenters’ Rights
The MGCL provides that a stockholder of a corporation is generally entitled to receive payment of the fair value of its stock if the stockholder dissents from certain transactions including a proposed merger, share exchange or a sale of substantially all of the assets of the corporation, or unless the charter reserves the right to do so, any amendment authorized by law to the terms of outstanding stock.
However, dissenters’ rights generally are not available to holders of shares, such as shares of Realty Income common stock, that are registered on a national securities exchange or quoted on a national market security system nor are dissenters rights available if a provision is included in the charter providing that the stockholders are not entitled to such rights.
The Realty Income Articles do not include such charter provisions, but do reserve the right to make any amendment to the Realty Income Articles, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Realty Income Articles, of any shares of outstanding stock.

The MGCL provides that a stockholder of a corporation is generally entitled to receive payment of the fair value of its stock if the stockholder dissents from certain transactions including a proposed merger, share exchange or a sale of substantially all of the assets of the corporation, or unless the charter reserves the right to do so, any amendment authorized by law to the terms of outstanding stock.
However, dissenters’ rights generally are not available to holders of shares, such as shares of VEREIT common stock and VEREIT Series F Preferred Stock, that are registered on a national securities exchange or quoted on a national market security system nor are dissenters rights available if a provision is included in the charter providing that the stockholders are not entitled to such rights.
The VEREIT Articles provide that stockholders are not entitled to appraisal or dissenters’ rights unless a majority of the VEREIT board of directors determines that such rights apply to one or more transactions occurring after the date of such determination. In addition, the VEREIT Articles provide that VEREIT reserves the right to make any amendment thereto, now or hereafter authorized by law, including any amendment altering the terms or contract

	Rights of Realty Income Stockholders	Rights of VEREIT Stockholders
rights, as expressly set forth in the VEREIT Articles, of any shares of outstanding stock.
REIT Qualification
The Realty Income Articles provide that the Realty Income board of directors may revoke or otherwise terminate Realty Income’s REIT election, with the approval of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter, if it determines that it is no longer in Realty Income’s best interests to continue to qualify as a REIT.

The VEREIT Articles provide that the VEREIT board of directors may revoke or otherwise terminate VEREIT’s REIT election, without the approval of the stockholders, if it determines that it is no longer in VEREIT’s best interests to continue to qualify as a REIT.

Exclusive Forum Provision	The Realty Income Articles and the Realty Income Bylaws do not contain a provision adopting an exclusive forum.
The VEREIT Bylaws provide that, unless VEREIT consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that Court does not have jurisdiction, another state or federal court sitting in Maryland, will be the sole and exclusive forum for (i) any internal corporate claims (as defined in the MGCL), other than any action arising under federal securities laws, including (a) any derivative action or proceeding brought on behalf of VEREIT, (b) any action asserting a claim for a breach of any duty owed to VEREIT or its stockholders by any director, officer or employee of VEREIT, or (c) any action asserting a claim against VEREIT or any of its directors, officers or employees arising pursuant to any provision of the MGCL, the VEREIT Articles or the VEREIT Bylaws, or (ii) any other action asserting a claim against VEREIT or any of its directors, officers or employees that is governed by the internal affairs doctrine.

LEGAL MATTERS
The validity of the shares of Realty Income common stock offered by this joint proxy statement/prospectus will be passed on by Ballard Spahr LLP.
Certain U.S. federal income tax consequences relating to the Merger will also be passed upon for Realty Income by Latham & Watkins LLP and for VEREIT by Wachtell, Lipton, Rosen & Katz.
Certain U.S. federal income tax consequences of the Merger regarding Realty Income’s qualification as a REIT will be passed on by Latham & Watkins LLP. Certain U.S. federal income tax consequences of the Merger regarding VEREIT’s qualification as a REIT will be passed on by Goodwin Procter LLP.
EXPERTS
The consolidated financial statements of Realty Income Corporation and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and financial statement schedule III and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the accounting for leases.
The consolidated financial statements, and related financial statement schedules, incorporated in this prospectus by reference from VEREIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of VEREIT, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements, and related financial statement schedules, incorporated in this prospectus by reference from VEREIT Operating Partnership, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
FUTURE STOCKHOLDER PROPOSALS
Realty Income
Realty Income held its 2021 annual meeting of stockholders on May 18, 2021. In order for a stockholder proposal otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in the proxy statement for the Realty Income 2022 annual meeting of stockholders, it must be received by Realty Income at Realty Income’s principal office, 11995 El Camino Real, San Diego, CA 92130, on or before December 2, 2021.
For an eligible stockholder or group of stockholders to nominate a director nominee for election at the Realty Income 2022 annual meeting of stockholders pursuant to the proxy access provision of the current Realty Income Bylaws, such eligible stockholder or group of stockholders must comply with the then-current advance notice requirements in the Realty Income Bylaws and deliver the proposal to Realty Income’s Corporate Secretary between November 2, 2021, and 5:00 p.m., Pacific Time, on December 2, 2021, in order for such proposal to be considered timely. In addition, the Realty Income Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates.
In addition, if a stockholder desires to bring business (including director nominations) before the Realty Income 2022 annual meeting of stockholders that is not the subject of a proposal timely submitted for inclusion in the Realty Income 2022 Proxy Statement, written notice of such business, as currently prescribed in the Realty Income Bylaws, must be received by the Realty Income Corporate Secretary between November 2, 2021, and 5:00 p.m., Pacific Time, on December 2, 2021. For additional requirements, a stockholder may refer to Realty Income’s current bylaws, Article III, Section 12, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” and Article III, Section 15, “Proxy Access,” a copy of which may be obtained from Realty Income’s Corporate Secretary upon request and without charge. See “Communications with the Board” for contact information. If Realty Income does not receive timely notice pursuant to the Realty Income Bylaws, the proposal will be excluded from consideration at the meeting.
VEREIT
VEREIT held its 2021 annual stockholders’ meeting on June 3, 2021. It is not expected that VEREIT will hold an annual meeting of VEREIT stockholders for 2022 unless the Merger is not completed. If the Merger is not completed, under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to the VEREIT 2022 annual stockholders’ meeting, the proposal must be received at VEREIT’s principal executive offices no later than December 16, 2021. VEREIT will not be required to include in its proxy statement and proxy card any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at the VEREIT 2022 annual stockholders’ meeting pursuant to the proxy access provision of the current VEREIT Bylaws, notice of such nomination and other required information must be received at VEREIT’s principal executive offices on or before December 16, 2021. In the event that the VEREIT 2022 annual stockholders’ meeting is scheduled to be held on a date more than 30 days before or more than 60 days after June 3, 2022 (or before May 4, 2022 or after August 2, 2022), the VEREIT Bylaws state that such notice and other required information must be received at VEREIT’s principal executive offices not later than the close of business on the later of (x) the 150th day prior to the scheduled date of the VEREIT 2022 annual stockholders’ meeting or (y) the tenth day following the day on which VEREIT first makes a public announcement of the date of the VEREIT 2022 annual stockholders’ meeting. In no event shall the adjournment, postponement, or rescheduling of any previously scheduled meeting of VEREIT stockholders, or the public announcement thereof, commence a new time period for giving notice. In addition, the VEREIT Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.
For any proposal that is not submitted for inclusion in VEREIT’s proxy material for the VEREIT 2022 annual stockholders’ meeting but is instead sought to be presented directly at that meeting, the VEREIT Bylaws permit such a presentation if (1) the VEREIT Secretary receives written notice of the proposal at VEREIT’s principal executive offices not earlier than 5:00 p.m., Eastern Time, on November 16, 2021 nor later than 5:00 p.m., Eastern Time, on December 16, 2021 and (2) it meets the requirements of the VEREIT Bylaws and the SEC for submittal. In the event that the date of the VEREIT 2022 annual stockholders’ meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the VEREIT 2021 annual stockholders’ meeting, notice by the stockholder to be timely must be delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the day on which public announcement of the date of the meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting of VEREIT stockholders commence a new time period for giving notice.
All nominations must also comply with the VEREIT Articles. All proposals should be sent via registered, certified or express mail to the VEREIT Secretary at VEREIT’s principal executive office, which is currently: VEREIT, Inc., 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary.
OTHER MATTERS
As of the date of this joint proxy statement/prospectus, neither the Realty Income board of directors nor the VEREIT board of directors knows of any matters that will be presented for consideration at either the Realty Income special meeting or the VEREIT special meeting other than as described in this joint proxy statement/prospectus. In accordance with the Realty Income Bylaws, the VEREIT Bylaws, and Maryland law, business transacted at the Realty Income special meeting and the VEREIT special meeting will be limited to those matters set forth in the respective accompanying notices of the special meetings. Nonetheless, if any other matter is properly presented at the Realty Income special meeting or the VEREIT special meeting, or any adjournments or postponements of the special meetings, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy card will confer discretionary authority on the individuals named therein as proxies to vote the shares represented thereby as to any such other matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
WHERE YOU CAN FIND MORE INFORMATION
Realty Income, VEREIT and VEREIT OP file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Realty Income, VEREIT and VEREIT OP, that file electronically with the SEC. The address of that site is www.sec.gov.
Investors may also consult the website of Realty Income or VEREIT for more information concerning the Mergers. The website of Realty Income is www.realtyincome.com. The website of VEREIT is www.vereit.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.
Realty Income has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Realty Income common stock to be issued to VEREIT stockholders in connection with the Merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Realty Income common stock. The rules and regulations of the SEC allow Realty Income and VEREIT to omit certain information included in the registration statement from this joint proxy statement/prospectus.
In addition, the SEC allows Realty Income, VEREIT and VEREIT OP to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates by reference the documents listed below that Realty Income has previously filed with the SEC (File No. 001-13374); provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. We are also not incorporating by reference the Form 10. The following documents may contain important information about Realty Income, its financial condition or other matters:
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Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 23, 2021 (the “2020 Form 10-K”).

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 4, 2021.

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Proxy Statement on Schedule 14A for the year ended December 31, 2021, filed on April 1, 2021.

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Current Reports on Form 8-K filed on January 14, 2021; January 26, 2021 (solely as to the information in Item 5.02 of such Current Report); April 30, 2021 (the “April 30, 2021 Form 8-K”), as amended by our Current Report on Form 8-K/A dated June 4, 2021 amending the April 30, 2021 Form 8-K (solely as to the information in Item 1.01 of such Current Reports); May 21, 2021; June 7, 2021; and June 25, 2021 (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC).

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The description of Realty Income common stock contained in Realty Income’s registration statement on Form 8-A, filed under Section 12 of the Exchange Act on August 4, 1992, including any subsequently filed amendments and reports updating such description, as updated by Exhibit 4.22 to the 2020 Form 10-K.

In addition, Realty Income incorporates by reference into this joint proxy statement/prospectus any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Realty Income special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from Realty Income by requesting them in writing or by telephone at the following address:
Realty Income Corporation
11995 El Camino Real
San Diego, California 92130
Attention: Investor Relations
Telephone: (858) 284-5000
These documents are available from Realty Income without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.
This joint proxy statement/prospectus also incorporates by reference the documents listed below that VEREIT and VEREIT OP have previously filed with the SEC (File No. 001-35263 and 001-197780); provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents contain important information about VEREIT, its financial condition or other matters:
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VEREIT’s and VEREIT OP’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 24, 2021.

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VEREIT’s and VEREIT OP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 6, 2021.

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The portions of VEREIT’s Definitive Proxy Statement on Schedule 14A, filed on April 15, 2021, incorporated by reference in VEREIT’s Annual Report on Form 10-K for the year ended December 31, 2020.

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VEREIT’s and VEREIT OP’s Current Reports on Form 8-K, filed on January 5, 2021 (solely with respect to the information in Item 8.01 of such Current Report), February 23, 2021, February 26, 2021, April 29, 2021, April 30, 2021, June 7, 2021 and June 25, 2021 (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC) .

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the descriptions of VEREIT’s common stock and VEREIT’s 6.70% Series F Cumulative Redeemable Preferred Stock included in VEREIT’s registration statement on Form 8-A filed on July 28, 2015, as updated by Exhibit 4.20 to VEREIT’s and VEREIT OP’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020.

In addition, VEREIT and VEREIT OP incorporate by reference into this joint proxy statement/prospectus any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the VEREIT special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You can obtain any of these documents from the SEC, through the website of the SEC at the address described above, or VEREIT will provide you with copies of these documents, without charge, upon written or oral request to:
VEREIT, Inc.
2325 E. Camelback Road, 9th Floor
Phoenix, Arizona 85016
Attention: Investor Relations
Telephone: (877) 405-2653

If you are a stockholder of Realty Income or a stockholder of VEREIT and would like to request documents, please do so by August 5, 2021, to receive them before the Realty Income special meeting and the VEREIT special meeting. If you request any documents from Realty Income or VEREIT, Realty Income or VEREIT will mail them to you by first-class mail, or by another equally prompt means, within one business day after Realty Income or VEREIT receives your request.
This document is a prospectus of Realty Income and is a joint proxy statement of Realty Income and VEREIT for the Realty Income special meeting and the VEREIT special meeting. Neither Realty Income nor VEREIT has authorized anyone to give any information or make any representation about the Mergers or the transactions contemplated thereby or Realty Income or VEREIT that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Realty Income or VEREIT has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus reads only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A — Merger Agreement
AGREEMENT AND PLAN OF MERGER
by and among
REALTY INCOME CORPORATION,
RAMS MD SUBSIDIARY I, INC.,
RAMS ACQUISITION SUB II, LLC,
VEREIT, INC.,
and
VEREIT OPERATING PARTNERSHIP, L.P.,
Dated as of April 29, 2021

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of April 29, 2021 (this “Agreement”), is by and among REALTY INCOME CORPORATION, a Maryland corporation (“Realty Income”), RAMS MD SUBSIDIARY I, INC., a Maryland corporation and a direct wholly owned Subsidiary of Realty Income (“Merger Sub 1”), RAMS ACQUISITION SUB II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Realty Income (“Merger Sub 2”), VEREIT, INC., a Maryland corporation (“VEREIT”), and VEREIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“VEREIT OP”). Each of Realty Income, Merger Sub 1, Merger Sub 2, VEREIT and VEREIT OP is referred to herein as a “party” and, collectively, the “parties.”
WHEREAS, the parties intend that, subject to the terms and conditions set forth herein, (a) at the date and time the Partnership Merger (as defined below) becomes effective (the “Partnership Merger Effective Time”), Merger Sub 2 will be merged with and into VEREIT OP pursuant to the Partnership Merger, with VEREIT OP continuing as the surviving entity of the Partnership Merger, and in which (i) each outstanding VEREIT Partnership Common Unit that is owned by VEREIT immediately prior to the Partnership Merger Effective Time will remain outstanding as one Surviving VEREIT Partnership Common Unit (as defined below), and (ii) each outstanding VEREIT Partnership Common Unit that is owned by a VEREIT OP Minority Partner (as defined below) immediately prior to the Partnership Merger Effective Time will be converted into the right to receive a number of newly issued shares of common stock, par value $0.01 per share, of Realty Income (the “Realty Income Common Stock”) equal to 0.705, subject to adjustment as provided in Section 2.6 (the “Exchange Ratio”); and (b) immediately following the Partnership Merger Effective Time, at the Effective Time (as defined below), VEREIT shall merge with and into Merger Sub 1 pursuant to the Merger (as defined below), with Merger Sub 1 continuing as the surviving corporation, and in which each outstanding share of common stock, par value $0.01 per share, of VEREIT (the “VEREIT Common Stock”) shall be converted into the right to receive a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio;
WHEREAS, each of the respective boards of directors, and general partners, as applicable, of VEREIT, VEREIT OP, Realty Income, and Merger Sub 1 and Merger Sub 2 has approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Partnership Merger and the Merger, to be advisable and in the best interests of VEREIT, VEREIT OP, Realty Income, Merger Sub 1 and Merger Sub 2, respectively, and their respective stockholders or equity holders, as applicable, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, each of (a) VEREIT, in its capacity as the general partner of VEREIT OP, and (b) Realty Income, in its capacity as sole stockholder of Merger Sub 1 and in its capacity as sole member of Merger Sub 2, has taken all actions required for the execution of this Agreement by VEREIT OP, Merger Sub 1 and Merger Sub 2, respectively, and to approve the consummation by VEREIT OP, Merger Sub 1 and Merger Sub 2, respectively, of the transactions contemplated hereby, including the Partnership Merger and the Merger, as applicable; and
WHEREAS, for U.S. federal income tax purposes, (a) it is intended that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) this Agreement is intended to be and is adopted as a “plan of reorganization” for the Merger for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
THE TRANSACTIONS
Section 1.1   The Mergers.
(a)   The Partnership Merger.
(i)   Upon the terms and subject to satisfaction or waiver (subject to applicable Law) of the conditions set forth in this Agreement, and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the Partnership Merger Effective Time, Merger Sub 2 shall be merged with and into VEREIT OP (the “Partnership Merger”), the separate existence of Merger Sub 2 shall cease, and VEREIT OP shall continue as the surviving entity in the Partnership Merger (“Surviving VEREIT OP”). The Partnership Merger will have the effects provided in this Agreement and as set forth in the DRULPA and the DLLCA.
(ii)   The parties shall cause the Partnership Merger to be consummated by duly executing and filing as soon as practicable on the Closing Date (as defined below) (i) a certificate of merger with respect to the Partnership Merger (the “Partnership Certificate of Merger”) with the Delaware Secretary of State, in such form as required by, and executed in accordance with, the applicable provisions of the DRULPA and the DLLCA and (ii) any other filings, recordings or publications required, if any, under the DRULPA and the DLLCA in connection with the Partnership Merger. The Partnership Merger shall become effective at the time that the Partnership Certificate of Merger has been accepted for filing by the Delaware Secretary of State or at such other date and time as may be agreed to by VEREIT and Realty Income and specified in the Partnership Certificate of Merger, but in any event prior to the Merger (as defined below).
(b)   The Merger.
(i)   Upon the terms and subject to satisfaction or waiver (subject to applicable Law) of the conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the “MGCL”), at the Effective Time (as defined below), VEREIT shall be merged with and into Merger Sub 1 (the “Merger” and together with the Partnership Merger, the “Mergers”). As a result of the Merger, the separate existence of VEREIT shall cease, and Merger Sub 1 shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Realty Income, with its corporate name changed to “Realty Income MD Subsidiary I, Inc.” The Merger will have the effects provided in this Agreement and as set forth in the MGCL.
(ii)   The parties shall cause the Merger to be consummated by duly executing and filing as soon as practicable on the Closing Date (as defined below) (i) articles of merger for the Merger (the “Articles of Merger”) with the State Department of Assessment and Taxation of the State of Maryland (“SDAT”), in such form as required by, and executed in accordance with the relevant provisions of, the MGCL and (ii) any other filings, recordings or publications required, if any, under the MGCL in connection with the Merger. The Merger shall become effective at the time when the Articles of Merger have been accepted for record by the SDAT, with such date and time specified in the Articles of Merger, or on such other date and time (not to exceed 30 days from the date the Articles of Merger are accepted for record) as may be agreed to by VEREIT and Realty Income and specified in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”), it being understood and agreed that the parties shall cause the Effective Time to occur promptly following the Partnership Merger Effective Time.
Section 1.2   Closing.   The closing of the Mergers (the “Closing”) will take place on the date that is the second (2nd) Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (subject to applicable Law) of those conditions as of the Closing), unless another date is agreed to in writing by Realty Income and VEREIT (the date on which the Closing occurs, the “Closing Date”). The Closing shall take place by electronic exchange of signatures and documents, unless otherwise agreed to in writing by Realty Income and VEREIT.

Section 1.3   Organizational Documents.
(a)   The charter of Merger Sub 1 as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation until thereafter amended in accordance with applicable Law. The bylaws of Merger Sub 1 as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law.
(b)   The limited partnership agreement of VEREIT OP as in effect immediately prior to the Partnership Merger Effective Time shall be the limited partnership agreement of the Surviving VEREIT OP, with such changes, effective after the Partnership Merger Effective Time, as may be determined by Realty Income in its sole discretion prior to the Partnership Merger Effective Time, until thereafter amended in accordance with applicable Law and the applicable provisions of such limited partnership agreement.
Section 1.4   Directors and Officers.
(a)   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the directors and officers of Merger Sub 1 immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.
(b)   From and after the Partnership Merger Effective Time, until the earlier of such time as successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the general partner of VEREIT OP immediately prior to the Partnership Merger Effective Time shall be the general partner of Surviving VEREIT OP until the Effective Time, and from and after the Effective Time, the Surviving Corporation shall be the general partner of Surviving VEREIT OP, and (ii) the officers and authorized signatories of Merger Sub 2 immediately prior to the Partnership Merger Effective Time shall be the officers and authorized signatories of Surviving VEREIT OP.
Section 1.5   Tax Consequences.   It is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for the Merger for purposes of Sections 354 and 361 of the Code.
ARTICLE II
TREATMENT OF SECURITIES
Section 2.1   Effect on Capital Stock.   As of the Effective Time, by virtue of the Merger and without any action on the part of any of the parties or the holders of any of the securities of the parties, the following shall occur:
(a)   VEREIT Common Stock.   Subject to Section 2.3(e), each share of common stock, par value $0.01 per share, of VEREIT (the “VEREIT Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio. As a result of the Merger, all shares of VEREIT Common Stock shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist as shares of VEREIT Common Stock, and each evidence of shares in book-entry form previously evidencing shares of VEREIT Common Stock immediately prior to the Effective Time (the “VEREIT Book-Entry Shares”) and each certificate previously representing shares of VEREIT Common Stock immediately prior to the Effective Time (the “VEREIT Common Stock Certificates”) shall thereafter represent the right to receive the shares of Realty Income Common Stock into which such shares of VEREIT Common Stock were converted, in accordance with Section 2.3, without interest.
(b)   VEREIT Series F Preferred Stock.   Each share of VEREIT Series F Preferred Stock outstanding immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, but the holders thereof immediately prior to the Effective Time shall retain the right to receive, and shall receive, the payment of the VEREIT Series F Preferred Stock Redemption Amount with respect to each share of VEREIT Series F Preferred Stock pursuant to the terms of the Series F Preferred Stock Redemption Notice issued pursuant to Section 5.16.

(c)   Realty Income Capital Stock.
(i)   Treatment of Merger Sub 1 Common Stock.   Each share of common stock, par value $0.0001 per share, of Merger Sub 1 (the “Merger Sub 1 Common Stock”) issued and outstanding immediately prior to the Merger shall remain outstanding following the Merger as a share of the Surviving Corporation.
(ii)   Treatment of Realty Income Common Stock.   Each share of Realty Income Common Stock outstanding immediately prior to the Merger shall remain outstanding following the Merger as a share of Realty Income Common Stock.
Section 2.2   Effect on Partnership Interests.   As of the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any of the parties or the holders of any of the securities of the parties, the following shall occur:
(a)   Limited Liability Company Interests in Merger Sub 2.   All of the limited liability company interests of Merger Sub 2 issued and outstanding immediately prior to the Partnership Merger Effective Time shall, collectively, be converted into and become a number of common units of partnership interest in Surviving VEREIT OP (each, a “Surviving VEREIT Partnership Common Unit”) equal to the number of VEREIT Partnership Common Units owned by the VEREIT OP Minority Partners (as defined below), which shall be held by Realty Income.
(b)   VEREIT Partnership Common Units Held by VEREIT.   Each VEREIT Partnership Common Unit that is owned by VEREIT immediately prior to the Partnership Merger Effective Time, including each VEREIT Partnership Common Unit that constitutes VEREIT’s general partnership interest in VEREIT OP and each VEREIT Partnership Common Unit that constitutes VEREIT’s limited partnership interest in VEREIT OP (the “VEREIT Partner Units”), shall remain outstanding as one Surviving VEREIT Partnership Common Unit and, immediately following the Effective Time, shall be held by the Surviving Corporation, and no payment shall be made with respect thereto. For the avoidance of doubt, the number of Surviving VEREIT Partnership Common Units owned by VEREIT following the Partnership Merger Effective Time (and immediately prior to the Effective Time) shall equal the number of shares of VEREIT Common Stock to be cancelled pursuant to Section 2.1(a).
(c)   VEREIT Partnership Common Units Held by VEREIT OP Minority Partners.   Subject to Section 2.3(e), each VEREIT Partnership Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a holder of VEREIT Partnership Common Units other than VEREIT (each such holder, a “VEREIT OP Minority Partner”) shall be automatically converted into the right to receive a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio. As a result of the Partnership Merger, all VEREIT Partnership Common Units issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a VEREIT OP Minority Partner shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each evidence of such VEREIT Partnership Common Units in book-entry form previously evidencing such VEREIT Partnership Common Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Book-Entry Partnership Common Units”) and each certificate previously representing such VEREIT Partnership Common Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Partnership Common Unit Certificates”) shall thereafter represent the right to receive the shares of Realty Income Common Stock into which such VEREIT Partnership Common Units were converted, in accordance with Section 2.3, without interest.
(d)   VEREIT Partnership Series F Preferred Units Held by VEREIT.   Each VEREIT Partnership Series F Preferred Unit that is owned by VEREIT immediately prior to the Partnership Merger Effective Time (the “VEREIT Series F Preferred Partner Units”) shall remain outstanding as one Series F Preferred Unit in Surviving VEREIT OP (each, a “Surviving VEREIT Partnership Series F Preferred Unit”) and, immediately following the Effective Time, shall be held by the Surviving Corporation, and no payment shall be made with respect thereto. For the avoidance of doubt, the number of Surviving VEREIT Partnership Series F Preferred Units owned by VEREIT following the Partnership Merger Effective Time (and immediately prior to the Effective Time) shall equal the number of shares of VEREIT Series F Preferred Stock to be redeemed pursuant to Section 5.16.

(e)   VEREIT Partnership Series F Preferred Units Held by VEREIT OP Minority Partners.   Each VEREIT Partnership Series F Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a VEREIT OP Minority Partner shall be automatically cancelled and converted into the right to receive cash in the amount of $25.00 (the “VEREIT Partnership Series F Preferred Unit Liquidation Preference”), plus all accumulated and unpaid distributions to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice, per unit of VEREIT Partnership Series F Preferred Unit (the “VEREIT Partnership Series F Preferred Unit Payment Amount”). As a result of the Partnership Merger, all VEREIT Partnership Series F Preferred Units issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a VEREIT OP Minority Partner shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each evidence of such VEREIT Partnership Series F Preferred Units in book-entry form previously evidencing such VEREIT Partnership Series F Preferred Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Book-Entry Partnership Series F Preferred Units,” and, together with the VEREIT Book-Entry Shares and VEREIT Book-Entry Partnership Series F Preferred Units, the “VEREIT Book-Entry Securities”) and each certificate previously representing such VEREIT Partnership Series F Preferred Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Partnership Series F Preferred Unit Certificates,” and, together with the VEREIT Common Stock Certificates and the VEREIT Partnership Common Unit Certificates, the “VEREIT Certificates”) shall thereafter represent the right to receive the VEREIT Partnership Series F Preferred Payment Amount, in accordance with Section 2.3, without interest.
Section 2.3   Exchange of Certificates.
(a)   Exchange Agent.   As of or prior to the Partnership Merger Effective Time, Realty Income shall deposit, or shall cause to be deposited, with a bank or trust company designated by Realty Income and reasonably acceptable to VEREIT (the “Exchange Agent”), for the benefit of the holders of VEREIT Certificates, and VEREIT Book-Entry Securities, for exchange in accordance with this Article II, (i) certificates or, at Realty Income’s option, evidence of shares in book-entry form representing the shares of Realty Income Common Stock, issuable pursuant to Section 2.1(a) and Section 2.2(c) in exchange for such VEREIT Certificates, or VEREIT Book-Entry Securities, as applicable and (ii) cash in immediately available funds in an amount sufficient to pay the fractional share consideration under Section 2.3(e) and any dividends or distributions payable under Section 2.3(c), in each case, with respect thereto, and the consideration payable under Section 2.2(e) in exchange for such VEREIT Partnership Series F Preferred Unit Certificates, or VEREIT Book-Entry Partnership Series F Preferred Units, as applicable. Such certificates and evidence of shares in book-entry form for shares of Realty Income Common Stock (together with any deposited cash sufficient to pay the fractional share consideration and any dividends or other distributions with respect thereto) so deposited are hereinafter referred to as the “Exchange Fund.”
(b)   Exchange Procedures.
(i)   As soon as reasonably practicable after the Effective Time (but in no event later than five (5) Business Days thereafter), Realty Income shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of one or more VEREIT Certificates as of immediately prior to the Partnership Merger Effective Time (with respect to the VEREIT OP Minority Partners) or the Effective Time (with respect to the holders of VEREIT Common Stock), (1) a letter of transmittal (a “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the VEREIT Certificates shall pass only upon proper delivery of the VEREIT Certificates (or affidavits of loss in lieu thereof), to the Exchange Agent, and which Letter of Transmittal shall be in such form and have such other provisions as Realty Income may reasonably specify, and (2) instructions for use in effecting the surrender of (A) in the case of VEREIT Certificates other than VEREIT Partnership Series F Preferred Unit Certificates, the VEREIT Certificates in exchange for certificates or, at Realty Income’s option, evidence of shares in book-entry form representing the shares of Realty Income Common Stock issuable pursuant to Section 2.1(a) and Section 2.2(c), together with, in the case of Realty Income Common Stock, any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(c) and any cash such holder is entitled to receive in lieu of fractional shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(e), or (B) in the case of VEREIT Partnership Series F Preferred Unit Certificates, the consideration payable under Section 2.2(e).
(ii)   Upon surrender of a VEREIT Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such VEREIT Certificate shall be entitled to receive in exchange therefor (1) in the case of VEREIT Certificates other than VEREIT Partnership Series F Preferred Unit Certificates, the shares of Realty Income Common Stock formerly represented by such VEREIT Certificate pursuant to the provisions of this Article II, plus any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(c) and any cash such holder is entitled to receive in lieu of fractional shares of Realty Income Common Stock that such holder has the right to receive pursuant to and in accordance with Section 2.3(e), or (2) in the case of VEREIT Partnership Series F Preferred Unit Certificates, the consideration payable under Section 2.2(e), in each case, to be mailed, made available for collection by hand or delivered by wire transfer, within five (5) Business Days following the later to occur of (A) the Effective Time or (B) the Exchange Agent’s receipt of such VEREIT Certificate (or affidavit of loss in lieu thereof), and the VEREIT Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such VEREIT Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated by this Section 2.3(b), each VEREIT Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive, upon such surrender, the consideration as expressly set forth in this Article II.
(iii)   As promptly as practicable following the Effective Time (but in no event later than five (5) Business Days thereafter), Realty Income shall cause the Exchange Agent:
(A)   to issue to each holder of VEREIT Book-Entry Securities as of immediately prior to the Partnership Merger Effective Time (with respect to the VEREIT OP Minority Partners) or the Effective Time (with respect to the holders of VEREIT Common Stock) (A) in the case of VEREIT Book-Entry Securities other than VEREIT Book-Entry Partnership Series F Preferred Units, that number of uncertificated whole shares of Realty Income Common Stock that such holder is entitled to receive in respect of such VEREIT Book-Entry Securities pursuant to this Article II, or (B) in the case of VEREIT Book-Entry Partnership Series F Preferred Units, the consideration payable under Section 2.2(e), in each case, automatically without any action on the part of such holder or delivery of any certificate, Letter of Transmittal or other evidence to the Exchange Agent, and such VEREIT Book-Entry Securities shall have been cancelled in accordance with this Article II; and
(B)   subject to Section 2.3(h), to issue and deliver to each holder of VEREIT Book-Entry Securities a check or wire transfer of any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(c) and any cash such holder is entitled to receive in lieu of fractional shares of Realty Income Common Stock that such holder has the right to receive pursuant to and in accordance with Section 2.3(e)
(iv)   In the event of a transfer of ownership of shares of VEREIT Common Stock or of VEREIT Partnership Common Units or VEREIT Partnership Series F Preferred Units held by VEREIT OP Minority Partners that is not registered in the transfer records of VEREIT or VEREIT OP, as applicable, it shall be a condition of payment that any VEREIT Certificate surrendered in accordance with the procedures set forth in this Section 2.3 shall be properly endorsed or shall be otherwise in proper form for transfer, or any VEREIT Book-Entry Securities shall be properly transferred, and that the Person requesting such payment shall have paid any Transfer Taxes (as defined below) and other Taxes required by reason of the payment of the consideration to a Person other than the registered holder of the VEREIT Certificate surrendered or VEREIT Book-Entry

Securities properly transferred, or shall have established to the satisfaction of Realty Income that such Tax either has been paid or is not applicable. No interest shall be paid or accrued for the benefit of (A) holders of the VEREIT Certificate on the consideration otherwise payable upon the surrender of the VEREIT Certificate pursuant to this Article II or (B) VEREIT Book-Entry Securities on the consideration otherwise payable in respect of such shares pursuant to this Article II.
(c)   Dividends or Other Distributions with Respect to Realty Income Common Stock.   No dividends or other distributions declared or made with respect to Realty Income Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered VEREIT Certificate with respect to the shares of Realty Income Common Stock represented thereby and issuable hereunder, and all such dividends and other distributions shall instead be deposited by Realty Income with the Exchange Agent and shall be included in the Exchange Fund, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), in each case until the holder of such VEREIT Certificate shall surrender such VEREIT Certificate in accordance with this Article II. Subject to the effect of applicable Laws, following the surrender of any such VEREIT Certificate (other than VEREIT Partnership Series F Preferred Unit Certificates), there shall be paid to the holder of the certificates and/or evidence of shares in book-entry form representing whole shares of Realty Income Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable with respect to a fractional share of Realty Income Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Realty Income Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Realty Income Common Stock.
(d)   No Further Ownership Rights.   All shares of Realty Income Common Stock issued upon conversion of shares of VEREIT Common Stock or VEREIT Partnership Common Units (including any cash paid pursuant to Section 2.3(c), Section 2.3(e) or Section 2.3(i)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of VEREIT Common Stock or VEREIT Partnership Common Units, respectively. All consideration paid upon cancellation of VEREIT Partnership Series F Preferred Units pursuant to Section 2.3(e) shall be deemed to have been paid in full satisfaction of all rights pertaining to VEREIT Partnership Series F Preferred Units. There shall be no further registration of transfers on the stock transfer books of Realty Income or the Surviving Corporation of the shares of VEREIT Common Stock or on the unit transfer books of VEREIT OP of the VEREIT Partnership Common Units held by VEREIT OP Minority Partners which were outstanding immediately prior to the Partnership Merger Effective Time or the Effective Time, as applicable. If, after the Partnership Merger Effective Time or the Effective Time, as applicable, VEREIT Certificates are presented to Realty Income or the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.
(e)   No Fractional Shares.   No certificates or scrip representing fractional shares of Realty Income Common Stock shall be issued upon the surrender for exchange of VEREIT Certificates, and/or VEREIT Book-Entry Securities representing VEREIT Common Stock or VEREIT Partnership Common Units, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Realty Income. In lieu thereof, upon surrender of the applicable VEREIT Certificates or VEREIT Book-Entry Securities, Realty Income shall pay each holder of VEREIT Common Stock and each holder of VEREIT Partnership Common Units an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of VEREIT Common Stock or VEREIT Partnership Common Units, as applicable, held at the Partnership Merger Effective Time (with respect to the VEREIT OP Minority Partners) or the Effective Time (with respect to the holders of VEREIT Common Stock) by such holder) would otherwise be entitled by (ii) the closing price on the New York Stock Exchange (the “NYSE”), as reported on the consolidated tape at the close of the NYSE regular session of trading, for a share of Realty Income Common Stock on the last trading day immediately preceding the Effective Time.
(f)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the former holders of shares of VEREIT Common Stock (whose such shares are entitled to be exchanged for shares of Realty Income Common Stock in accordance with and subject to the provisions of this Article II), the holders of VEREIT Partnership Common Units (whose such VEREIT Partnership Common Units are entitled to be exchanged for shares of Realty Income Common Stock in accordance with and subject to the provisions of this Article II), and the holders of VEREIT Partnership Series F Preferred Units (whose such VEREIT Partnership Series F Preferred Units are entitled to be exchanged for consideration in accordance with and subject to the provisions of this Article II) for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such former holders of shares of VEREIT Common Stock, VEREIT Partnership Common Units or VEREIT Partnership Series F Preferred Units who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for VEREIT Common Stock, VEREIT Partnership Common Units or VEREIT Partnership Series F Preferred Units, as applicable, including any amounts in respect of dividends or other distributions on shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(c) and any cash in lieu of fractional shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(e).
(g)   No Liability.   None of VEREIT, VEREIT OP, Realty Income, Merger Sub 1, Merger Sub 2 or the Surviving Corporation or any employee, officer, director, agent or affiliate of any of them shall be liable to any holder of shares of VEREIT Common Stock or any holder of VEREIT Partnership Common Units for shares of Realty Income Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares of Realty Income Common Stock or any holder of VEREIT Partnership Series F Preferred Units for the consideration payable pursuant to Section 2.3(e) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares or units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity (as defined below) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal Representatives previously entitled thereto.
(h)   Withholding.   Each of Realty Income, VEREIT, Merger Sub 1, Merger Sub 2, the Surviving Corporation, VEREIT OP, the Surviving VEREIT OP and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of VEREIT Common Stock, VEREIT Partnership Common Units, VEREIT Series F Preferred Stock, VEREIT Partnership Series F Preferred Units or VEREIT Equity Awards (as defined below) (including with respect to any related accrued dividends, dividend equivalents or other distributions) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld by Realty Income, VEREIT, Merger Sub 1, Merger Sub 2, the Surviving Corporation, VEREIT OP, the Surviving VEREIT OP or the Exchange Agent, such withheld amounts shall be paid to the appropriate taxing authority within the period required under applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Realty Income, VEREIT, Merger Sub 1, Merger Sub 2, the Surviving Corporation, VEREIT OP, the Surviving VEREIT OP or the Exchange Agent, as applicable.
(i)   Dividends and Other Distributions.   In the event that (a) a dividend or other distribution with respect to the shares of VEREIT Common Stock that is permitted under the terms of this Agreement (1) is declared after the date of this Agreement with a record date prior to the Effective Time and (2) has not been paid as of the Effective Time, or (b) a dividend or other distribution with respect to the VEREIT Partnership Common Units that is permitted under the terms of this Agreement (1) is declared after the date of this Agreement with a record date prior to the Partnership Merger Effective Time and (2) has not been paid as of the Partnership Merger Effective Time, then, in each case, the holders of shares of VEREIT Common Stock or the holders of VEREIT Partnership Common Units, as applicable, shall be entitled to receive such dividend or other distribution from VEREIT or VEREIT OP, as applicable, as of immediately prior to the Effective Time or the Partnership Merger Effective Time, as applicable (subject to Section 5.10).
Section 2.4   Further Assurances.   If, at any time following the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in Realty Income its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of any party hereto, or (b) otherwise to carry out the purposes of this Agreement, Realty Income and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of any such Person, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of any such Person, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm Realty Income’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such party and otherwise to carry out the purposes of this Agreement.
Section 2.5   Treatment of VEREIT Equity Awards.
(a)   VEREIT Stock Options.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each VEREIT Stock Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time shall be assumed by Realty Income and shall be converted into a Realty Income Stock Option to acquire (i) that number of shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of VEREIT Common Stock subject to such VEREIT Stock Option as of immediately prior to the Effective Time by (B) the Exchange Ratio, (ii) at an exercise price per share of Realty Income Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of VEREIT Common Stock of such VEREIT Stock Option by (B) the Exchange Ratio; provided, however, that each such VEREIT Stock Option which is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code. The parties intend that the adjustments in this Section 2.5(a) are in accordance with Treasury Regulation Section 1.409A-1(B)(5)(v)(D) and will not subject any VEREIT Stock Option to Section 409A of the Code. Except as otherwise provided in this Section 2.5(a), each such VEREIT Stock Option assumed and converted into a Realty Income Stock Option pursuant to this Section 2.5(a) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding VEREIT Stock Option as of immediately prior to the Effective Time.
(b)   VEREIT RSU Awards.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each VEREIT RSU Award that is outstanding as of immediately prior to the Effective Time (whether or not then vested) shall be assumed by Realty Income and shall be converted into a Realty Income RSU Award with respect to a number of whole shares of Realty Income Common Stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (A) (1) for each time-based VEREIT RSU Award, the number of shares of VEREIT Common Stock subject to such VEREIT RSU Award as of immediately prior to the Effective Time or (2) for each performance-based VEREIT RSU Award, the number of shares of VEREIT Common Stock subject to such performance-based VEREIT RSU Award determined based on the actual level of achievement of the applicable performance goals as of immediately prior to the Effective Time and otherwise in accordance with the applicable award agreement by (B) the Exchange Ratio; provided, that the actual level of achievement of performance goals based on relative total shareholder return shall be determined prior to the Effective Time by the Compensation Committee of the Board of Directors of VEREIT and shall be calculated by measuring the total shareholder return of each applicable peer company through the second to last trading day prior to the Effective Time and, in the case of VEREIT, by computing such total shareholder return using a per share price of VEREIT Common Stock equal to the product, rounded to two decimal places, of (x) the Exchange Ratio, multiplied by (y) the volume-weighted average trading price of Realty Income Common Stock over the five consecutive trading days ending on the second to last trading day prior to the Effective Time. As of immediately after the Effective Time, each such Realty Income RSU Award shall be credited with a dividend equivalent balance that is equal to the dividend equivalent balance credited on the corresponding VEREIT RSU Award as of immediately prior to the Effective Time. Except as otherwise provided in this Section 2.5(b), each VEREIT RSU Award assumed and converted into a Realty Income RSU Award pursuant to this Section 2.5(b) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding VEREIT RSU Award as of immediately prior to the Effective Time (including dividend equivalent rights and including all time and service vesting conditions, but excluding performance vesting conditions). For the avoidance of doubt, time and service vesting conditions applicable to performance-vesting VEREIT RSU Awards that are converted into Realty Income RSU Awards shall continue to apply to such Realty Income RSU Awards through the date on which the applicable performance period would have otherwise ended (or such later date as may be applicable under the applicable VEREIT RSU Award agreement).
(c)   VEREIT DSU Awards.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each VEREIT DSU Award that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, become fully vested and be automatically converted into the right to receive, at or within five (5) Business Days following the Effective Time, a number of newly issued shares of Realty Income Common Stock equal to the product obtained by multiplying the number of shares of VEREIT Common Stock subject to such VEREIT DSU Award as of immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole number of shares), with any resulting fractional share being treated in accordance with Section 2.3(e) above and with any Dividend Credits (as defined in the applicable VEREIT DSU Award agreement) with respect to such VEREIT DSU Award that have not been converted into additional units prior to the Effective Time paid in cash at, or within five (5) Business Days following, the Effective Time in accordance with the applicable VEREIT DSU Award agreement; provided that solely to the extent that settlement of a VEREIT DSU Award at the Effective Time would result in the application of a tax penalty on the holder of such award pursuant to Section 409A of the Code, such VEREIT DSU Award shall be assumed by Realty Income and shall be converted into a Realty Income DSU Award with respect to a number of whole shares of Realty Income Common Stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying the number of shares of VEREIT Common Stock subject to such VEREIT DSU Award as of immediately prior to the Effective Time by the Exchange Ratio, which Realty Income DSU Award shall be credited with the amount of the Dividend Credits (as defined in the applicable VEREIT DSU Award Agreement) that have not been converted into additional units prior to the Effective Time and are credited on the corresponding VEREIT DSU Award as of immediately prior to the Effective Time. Each VEREIT DSU Award assumed and converted into a Realty Income DSU Award pursuant to this Section 2.5(c) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding VEREIT DSU Award as of immediately prior to the Effective Time (including with respect to dividend equivalent rights). Any payment in respect of any VEREIT DSU Award which immediately prior to such assumption and conversion or cancellation, as applicable, was treated as “deferred compensation” subject to Section 409A of the Code shall be made in a manner that complies with Section 409A of the Code.
(d)   VEREIT Actions.   Prior to the Effective Time, the Board of Directors of VEREIT (or an applicable committee thereof) shall adopt such resolutions as are necessary to provide for the treatment of the VEREIT Stock Options, VEREIT RSU Awards, and VEREIT DSU Awards (collectively, the “VEREIT Equity Awards”) as contemplated by this Section 2.5.
(e)   Plans and Awards Assumed by Realty Income; Realty Income Actions.   At the Effective Time, Realty Income shall assume all obligations in respect of the VEREIT Equity Plans, including each outstanding VEREIT Equity Award that is converted into a Realty Income Stock Option, Realty Income RSU Award or Realty Income DSU Award. Prior to the Effective Time, the Board of Directors of Realty Income (or an applicable committee thereof) shall adopt such resolutions as are necessary to reserve for issuance a number of authorized but unissued shares of Realty Income Common Stock for delivery upon exercise or settlement of the Realty Income Stock Options, Realty Income RSU Awards or Realty Income DSU Award in accordance with this Section 2.5. Effective as of the Effective Time, Realty Income shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Realty Income Common Stock subject to such Realty Income Stock Options, Realty Income RSU Awards and Realty Income DSU Awards. Realty Income may process any cash payments contemplated by this Section 2.5, including accrued distributions and VEREIT dividend equivalents, through the payroll of Realty Income, the Surviving Corporation or their respective affiliates (rather than through the Exchange Agent).
Section 2.6   Adjustments to Prevent Dilution.   If, at any time during the period between the date of this Agreement and the Effective Time, there is a change in the number or class of (i) issued and outstanding shares of VEREIT Common Stock, (ii) issued and outstanding VEREIT Partnership Common Units or (iii) issued and outstanding shares of Realty Income Common Stock, or securities convertible or exchangeable into shares of VEREIT Common Stock, VEREIT Partnership Common Units or shares of Realty Income Common Stock, in each case, as a result of a reclassification, stock or unit split (including reverse stock or unit split), stock or unit dividend or distribution (including any dividend or distribution of securities convertible into stock or units) or other stock or unit distribution, recapitalization, combination or exchange offer of shares or other similar transaction, the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect any such change; provided, that this Section 2.6 shall not be construed to permit VEREIT or Realty Income to take any action with respect to its or its Subsidiaries’ securities that is otherwise prohibited by the terms of this Agreement.
Section 2.7   Lost Certificates.   If any VEREIT Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such VEREIT Certificate or to be lost, stolen or destroyed and, if requested by Realty Income, the posting by such Person of a bond, in such reasonable amount as Realty Income may direct, as indemnity against any claim that may be made against it with respect to such VEREIT Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.3(f), Realty Income) shall issue, in exchange for such lost, stolen or destroyed VEREIT Certificate, the shares of Realty Income Common Stock into which the shares of VEREIT Common Stock or VEREIT Partnership Common Units represented by such VEREIT Certificate were converted pursuant to Article II, together with any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(c) and any cash such holder is entitled to receive in lieu of fractional shares of Realty Income Common Stock pursuant to and in accordance with Section 2.3(e).
Section 2.8   No Dissenters’ Rights.   No dissenters’, or objecting stockholders’ appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1   Representations and Warranties of VEREIT.   Except (x) as set forth in the disclosure letter delivered to Realty Income by VEREIT immediately prior to the execution of this Agreement (the “VEREIT Disclosure Letter”) (it being understood that any matter disclosed pursuant to any section or subsection of the VEREIT Disclosure Letter shall be deemed to be disclosed for all purposes of this Agreement and the VEREIT Disclosure Letter, as long as the relevance of such disclosure is reasonably apparent on the face of such disclosure) or (y) as disclosed in the VEREIT SEC Documents (as defined below) filed with the SEC within two (2) years prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections of such reports or any other disclosures in such reports to the extent they are predictive, cautionary or forward-looking in nature), VEREIT hereby represents and warrants to Realty Income as follows:
(a)   Organization, Standing and Power.
(i)   VEREIT and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, with the corporate, partnership or limited liability company (as the case may be) power and authority to own and operate its business as presently conducted. VEREIT and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership and operation of its properties or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(ii)   Section 3.1(a)(ii) of the VEREIT Disclosure Letter sets forth a true and complete list of the Subsidiaries of VEREIT, together with the jurisdiction of organization or incorporation, as the case may be, of each such Subsidiary. Each Subsidiary of VEREIT and, to VEREIT’s knowledge, each joint venture of VEREIT, is in compliance in all material respects with the terms of its organizational documents.

(iii)   Except as set forth on Section 3.1(a)(iii) of the VEREIT Disclosure Letter, neither VEREIT, VEREIT OP nor any of their Subsidiaries directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Subsidiaries of VEREIT, and investments in short-term investment securities that would constitute “cash items” within the meaning of Section 856(c)(4)(A) of the Code).
(iv)   Section 3.1(a)(iv) of the VEREIT Disclosure Letter sets forth a true and complete list of each Subsidiary of VEREIT that is a REIT, a Qualified REIT Subsidiary or Taxable REIT Subsidiary.
(b)   Capital Structure.
(i)   The authorized capital stock of VEREIT consists of 1,500,000,000 shares of VEREIT Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share, of VEREIT. As of the close of business on April 23, 2021, (A) (i) 229,129,954 shares of VEREIT Common Stock were issued and outstanding, (ii) 14,871,246 shares of VEREIT Series F Preferred Stock were issued and outstanding, (iii) 20,028,207 shares of VEREIT Common Stock were reserved for issuance pursuant to future awards under the VEREIT Equity Plans, (iv) 1,040,598 shares of VEREIT Common Stock were subject to outstanding VEREIT Stock Options, (v) 1,090,834 shares of VEREIT Common Stock were subject to outstanding VEREIT RSU Awards (assuming maximum performance for any such awards that are subject to performance-based vesting), (vi) 113,868 shares of VEREIT Common Stock were subject to outstanding VEREIT DSU Awards, (vii) approximately 152,033.8 shares of VEREIT Common Stock were reserved for issuance in respect of VEREIT Partnership Common Units and (viii) no shares of VEREIT Common Stock were held by any Subsidiaries of VEREIT and (B) (i) 229,281,987.8 VEREIT Partnership Common Units were issued and outstanding, of which 152,033.8 VEREIT Partnership Common Units were owned by the Persons and in the amounts indicated in Section 3.1(b)(i) of the VEREIT Disclosure Letter and 229,129,954 VEREIT Partnership Common Units were owned by VEREIT, (ii) 14,921,012 VEREIT Partnership Series F Preferred Units were issued and outstanding, of which 49,766 VEREIT Partnership Series F Preferred Units were owned by the Persons and in the amounts indicated in Section 3.1(b)(i) and 14,871,246 VEREIT Partnership Series F Preferred Units were owned by VEREIT, (iii) no other VEREIT Partnership Units (including VEREIT Partnership Preferred Units) were issued and outstanding, and (iv) no VEREIT Partnership Units were held by any Subsidiaries of VEREIT. All outstanding shares of VEREIT Common Stock and VEREIT Series F Preferred Stock, and all outstanding VEREIT Partnership Units have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.
(ii)   No bonds, debentures, notes or other Indebtedness having the right to vote on any matters on which stockholders may vote (“Voting Debt”) of VEREIT or any of its Subsidiaries is issued or outstanding.
(iii)   As of the close of business on April 23, 2021, except for (A) this Agreement and the VEREIT Partnership Agreement, (B) outstanding VEREIT Partnership Units, (C) VEREIT Equity Awards issued and outstanding under the VEREIT Equity Plans, (D) with respect to any joint venture in which VEREIT or any of its subsidiaries owns an interest, and (E) as set forth on Section 3.1(b)(iii) of the VEREIT Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which VEREIT or any Subsidiary of VEREIT is a party or by which it or any such Subsidiary is bound obligating VEREIT or any Subsidiary of VEREIT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of VEREIT or of any Subsidiary of VEREIT or obligating VEREIT or any Subsidiary of VEREIT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the close of business on April 23, 2021, there are no outstanding contractual obligations of VEREIT or any of its Subsidiaries, except as set forth on Section 3.1(b)(iii) of the VEREIT Disclosure Letter, (1) other than in respect of VEREIT Partnership Units under the VEREIT Partnership Agreement or in respect of VEREIT Equity Awards under the VEREIT Equity Plans, to repurchase, redeem or otherwise acquire any shares of capital stock of VEREIT or any of its Subsidiaries or (2) pursuant to which VEREIT or any of its

Subsidiaries is or could be required to register shares of VEREIT Common Stock or other securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
(c)   Authority.
(i)   Each of VEREIT and VEREIT OP has all requisite corporate or limited partnership power and authority to execute, deliver and perform their applicable obligations under this Agreement and, subject to the receipt of the affirmative vote of the holders of the majority of the outstanding shares of VEREIT Common Stock to approve the Merger (the “VEREIT Required Stockholders Vote”) and the consent of VEREIT, in its capacity as general partner of VEREIT OP, to consummate the transactions contemplated hereby, as applicable (including the Partnership Merger). The execution and delivery of this Agreement by VEREIT and VEREIT OP, as applicable, and the performance by VEREIT and VEREIT OP, as applicable, of their obligations hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of VEREIT (in the case of VEREIT) and VEREIT (in the case of VEREIT OP), and no other corporate or limited partnership action on the part of VEREIT and VEREIT OP, other than the receipt of the VEREIT Required Stockholders Vote is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement (in the case of VEREIT and VEREIT OP) has been duly and validly executed and delivered by VEREIT and VEREIT OP, as applicable, and (subject to execution by the other parties thereto) constitutes a valid and binding obligation of each of VEREIT and VEREIT OP, subject to execution by the other parties thereto, enforceable against VEREIT and VEREIT OP, as applicable, in accordance with its terms, except as enforceability is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles.
(ii)   Except as set forth on Section 3.1(c)(ii) of the VEREIT Disclosure Letter, the execution and delivery of this Agreement by VEREIT and VEREIT OP does not, and the consummation by VEREIT and VEREIT OP of the transactions contemplated hereby, will not (A) subject to the receipt of the VEREIT Required Stockholders Vote, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, regardless of context, a “Violation”) pursuant to, any provision of the organizational documents of VEREIT or VEREIT OP, or (B) subject to obtaining or making the notification, filings, consents, approvals, orders, authorizations, registrations, waiting period expirations or terminations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any Contract, VEREIT Benefit Plan or Law applicable to VEREIT or any of its Subsidiaries or their respective properties or assets, which Violation under this clause (B) only would have, or would reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(iii)   Except for (A) the applicable requirements, if any, of state securities or “blue sky” Laws (“Blue Sky Laws”), (B) required filings or approvals under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act, (C) any filings or approvals required under the rules and regulations of the NYSE, (D) any required filings or authorizations, clearances, consents, approvals, or waiting period terminations or expirations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the “HSR Act”) and foreign antitrust, competition or merger control Laws, (E) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and (F) the filing of the Partnership Certificate of Merger with the Delaware Secretary of State pursuant to the DRULPA and the DLLCA, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization (a “Governmental Entity”), is required by or with respect to VEREIT or any of its Subsidiaries in connection with the execution and delivery of this Agreement by VEREIT and VEREIT OP or the consummation by VEREIT and VEREIT

OP of the transactions contemplated hereby, as applicable, the failure to make or obtain which would have, or would reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(d)   SEC Documents; Regulatory Reports.
(i)   VEREIT has timely filed or furnished to the SEC all reports, schedules, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act since December 31, 2018 together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein and schedules and exhibits thereto, the “VEREIT SEC Documents”). As of their respective dates, the VEREIT SEC Documents at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder applicable to such VEREIT SEC Documents, and none of the VEREIT SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of VEREIT included in the VEREIT SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly present in all material respects the consolidated financial position of VEREIT and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown.
(ii)   VEREIT has established and maintains a system of internal control over financial reporting (as defined in Rules 13a – 15(f) and 15d – 15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. VEREIT (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a – 15(e) and 15d – 15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by VEREIT in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to VEREIT’s management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to VEREIT’s outside auditors and the audit committee of the Board of Directors of VEREIT (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect VEREIT’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in VEREIT’s internal control over financial reporting. Since December 31, 2018, any material change in internal control over financial reporting required to be disclosed in any VEREIT SEC Document has been so disclosed.
(iii)   Except as set forth on Section 3.1(d)(iii) of the VEREIT Disclosure Letter, VEREIT has made available to Realty Income complete and correct copies of all written correspondence between the SEC, on the one hand, and VEREIT, on the other hand, since December 31, 2018.
(iv)   Neither VEREIT, VEREIT OP nor any Subsidiary of VEREIT is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, including any Contract relating to any transaction or relationship between or among VEREIT, VEREIT OP or any Subsidiary of VEREIT, on the one hand, and any unconsolidated affiliate of VEREIT, VEREIT OP or any Subsidiary of VEREIT, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any

“off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, VEREIT, VEREIT OP, or any Subsidiary of VEREIT or any of their financial statements or other SEC Documents of VEREIT.
(v)   Since December 31, 2018, (A) neither VEREIT nor any of its Subsidiaries nor, to the knowledge of VEREIT, any Representative of VEREIT or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of VEREIT or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2018, including any material complaint, allegation, assertion or claim that VEREIT or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (B) to the knowledge of VEREIT, no attorney representing VEREIT or any of its Subsidiaries, whether or not employed by VEREIT or any of its Subsidiaries, has reported to the Board of Directors of VEREIT or any committee thereof evidence of a material Violation of securities Laws or breach of fiduciary duty relating to periods after December 31, 2018, by VEREIT or any of its officers, directors, employees or agents.
(e)   Information Supplied.   None of the information supplied or to be supplied by VEREIT for inclusion or incorporation by reference in (i) the Form S-4 or the Form 10 will, at the time the applicable Form is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Joint Proxy Statement/Prospectus (as defined below) will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the OfficeCo Distribution Prospectus will, at the date of effectiveness of the Form 10 and of mailing to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by VEREIT with respect to statements made or incorporated by reference therein based on information supplied by Realty Income for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.
(f)   Compliance with Applicable Laws.   VEREIT and each of its Subsidiaries is in compliance with all Laws applicable to their operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect. Neither VEREIT nor any of its Subsidiaries has received any written notice since December 31, 2018 asserting a failure, or possible failure, to comply with any such Law, the subject of which written notice has not been resolved as required thereby or otherwise to the reasonable satisfaction of the party sending the notice, except for (i) matters being contested in good faith and set forth in Section 3.1(f) of the VEREIT Disclosure Letter and (ii) such failures as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(g)   Legal Proceedings.   There is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of VEREIT, threatened in writing, against or affecting VEREIT or any of its Subsidiaries as to which there is a significant possibility of an adverse outcome which would have, or would reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against VEREIT or any Subsidiary of VEREIT which would have, or would reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.

(h)   Taxes.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect:
(i)   VEREIT and each of its Subsidiaries have (A) duly and timely filed (or there have been timely filed on their behalf) with the appropriate taxing authority all Tax Returns required to be filed by them (after giving effect to any extensions), and such Tax Returns are true, correct and complete, (B) duly paid in full (or there has been paid on their behalf), or made adequate provision for, all Taxes required to be paid by them, and (C) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;
(ii)   neither VEREIT nor any of its Subsidiaries has received a written claim or, to the knowledge of VEREIT, an unwritten claim, by any taxing authority in a jurisdiction where VEREIT or such Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;
(iii)   there are no disputes, audits, examinations or proceedings pending (or threatened in writing), or claims asserted, for Taxes upon VEREIT or any of its Subsidiaries and neither VEREIT nor any of its Subsidiaries is a party to any litigation or administrative proceeding relating to Taxes;
(iv)   neither VEREIT nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign income Tax Law), has requested, has received or is subject to any written ruling of a taxing authority or has entered into any written agreement with a taxing authority with respect to any Taxes;
(v)   neither VEREIT nor any of its Subsidiaries has granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect;
(vi)   there are no Tax allocation or sharing agreements or similar arrangements with respect to or involving VEREIT or any of its Subsidiaries, and, after the Closing Date, neither VEREIT nor any of its Subsidiaries shall be bound by any such Tax allocation or sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date (in each case, excluding customary tax indemnities included in loan agreements or commercial agreements entered into in the ordinary course of business, agreements solely between VEREIT and/or its Subsidiaries and VEREIT Tax Protection Agreements (as defined below));
(vii)   neither VEREIT nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was VEREIT or a Subsidiary of VEREIT) or (B) has any liability for the Taxes of any Person (other than VEREIT or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract (excluding customary commercial contracts not primarily related to Taxes and VEREIT Tax Protection Agreements (as defined below)), or otherwise;
(viii)   VEREIT (A) for all taxable years commencing with its taxable year ended December 31, 2011 through its taxable year ended December 31 immediately prior to the Effective Time, has elected and has been subject to federal taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for federal Tax purposes for such years, (B) at all times since such date, has operated in such a manner so as to qualify as a REIT for federal Tax purposes and will continue to operate (in each case, taking into account the permitted REIT Dividends (as defined below) under Section 5.10(b)) through the Effective Time in such a manner so as to so qualify for the taxable year that includes the Closing Date and (C) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other taxing authority to its status as a REIT, and no such challenge is pending or, to VEREIT’s knowledge, threatened. Each Subsidiary of VEREIT has been since the later of its acquisition or formation and continues to be treated for federal and state income Tax purposes as (A) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (B) a Qualified REIT Subsidiary, (C) a Taxable REIT Subsidiary or (D) a REIT.

(ix)   Section 3.1(h)(ix) of the VEREIT Disclosure Letter sets forth each asset of VEREIT and the VEREIT Subsidiaries which would be subject to rules similar to Section 1374 of the Code. With respect to each such asset, Section 3.1(h)(ix) of the VEREIT Disclosure Letter sets forth (A) the amount of any gain that could be subject to Tax pursuant to such rules, based on a good faith estimate of the value of such asset at the relevant date that a determination thereof is required to be made under such rules (it being understood that the estimated value of any such asset that is a partnership interest shall be determined on a “look-through” basis by reference to the underlying assets) and (B) the date after which such gain will no longer be subject to Tax pursuant to such rules;
(x)   neither VEREIT nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);
(xi)   neither VEREIT nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) currently has or, as of December 31 of any taxable year through and including the taxable year ended December 31 immediately prior to the Effective Time, has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code;
(xii)   except as set forth on Section 3.1(h)(xii) of the VEREIT Disclosure Letter, (A) there are no Tax Protection Agreements to which VEREIT or any of its Subsidiaries is a party (a “VEREIT Tax Protection Agreement”) currently in force, and (B) no Person has raised, or to the knowledge of VEREIT threatened to raise, a material claim against VEREIT or any of its Subsidiaries for any breach of any VEREIT Tax Protection Agreement and none of the transactions contemplated by this Agreement will give rise to any liability or obligation to make any payment under any VEREIT Tax Protection Agreement;
(xiii)   as of the date of this Agreement, VEREIT is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; and
(xiv)   neither VEREIT nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(a) of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(i)   Material Contracts.   Section 3.1(i) of the VEREIT Disclosure Letter sets forth a list of all VEREIT Material Contracts as of the date of this Agreement, true, correct and complete copies of which VEREIT has made available to Realty Income prior to the date of this Agreement. For purposes of this Agreement, “VEREIT Material Contract” means any Contract (other than VEREIT Benefit Plans) to which VEREIT or any of its Subsidiaries is a party to or bound that:
(i)   is required to be filed as an exhibit to VEREIT’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K under the Exchange Act;
(ii)   relates to any partnership, joint venture, co-investment or similar agreement with any third parties requiring aggregate payments after the date hereof by VEREIT or any of its Subsidiaries pursuant to any such partnership, joint venture, co-investment or similar agreement in excess of $10,000,000, or involving value or assets in excess of $10,000,000;
(iii)   contains any non-compete or exclusivity provision or otherwise limits in any material respect the ability of VEREIT or any of its Subsidiaries to engage in any line of business in any geographic area, except for any such provision that may be contained in VEREIT Leases entered into in the ordinary course of business consistent with past practice;
(iv)   involves the future disposition or acquisition of assets or properties with a fair market value in excess of $10,000,000; provided that in the case of a Contract providing for (1) an acquisition of a retail property with a single tenant, such threshold shall be $15,000,000, (2) an acquisition of an industrial property with a single tenant, such threshold shall be $25,000,000, and (3) a transaction involving a sale-leaseback transaction or a portfolio transaction, such threshold shall be $60,000,000 (unless any individual properties contained in such portfolio transaction otherwise exceed any of such thresholds described above);
(v)   obligates VEREIT, VEREIT OP or any of their Subsidiaries to make non-discretionary expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $5,000,000, in any 12-month period, other than any VEREIT Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any VEREIT Property (as defined below); or
(vi)   evidences a capitalized lease obligation or other Indebtedness to any Person, or any guaranty thereof, in excess of $10,000,000, other than any Contract in respect of a ground lease or office leases or obligations thereunder.
Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, each of the VEREIT Material Contracts is a legal, valid and binding obligation of VEREIT, or the Subsidiary of VEREIT that is a party thereto, and, to VEREIT’s knowledge, the other parties thereto, enforceable against VEREIT and its Subsidiaries and, to VEREIT’s knowledge, the other parties thereto in accordance with its terms, except as such enforceability is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles. None of VEREIT or any of its Subsidiaries is, and to VEREIT’s knowledge no other party is, in breach, default or Violation (and no event has occurred or not occurred through VEREIT’s or any Subsidiary of VEREIT’s action or inaction or, to VEREIT’s knowledge, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach, default or Violation) of any term, condition or provision of any VEREIT Material Contract to which VEREIT or any Subsidiary of VEREIT is now a party, or by which any of them or their respective properties or assets may be bound, except for such breaches, defaults or Violations as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(j)   Benefit Plans.
(i)   Section 3.1(j)(i) of the VEREIT Disclosure Letter contains a true, complete and correct list of each material Benefit Plan sponsored, maintained or contributed to by VEREIT or any of its Subsidiaries, or which VEREIT or any of its Subsidiaries is obligated to sponsor, maintain or contribute to, other than any plan or program maintained by a Governmental Entity to which VEREIT or its Subsidiaries contribute pursuant to applicable Law (the “VEREIT Benefit Plans”). No VEREIT Benefit Plan is established or maintained outside of the United States or for the benefit of current or former employees, directors or individual independent contractors of VEREIT or any of its Subsidiaries residing outside of the United States.
(ii)   VEREIT has delivered or made available to Realty Income a true, correct and complete copy of each VEREIT Benefit Plan and, with respect thereto, if applicable, (A) all amendments, trust (or other funding vehicle) agreements, summary plan descriptions and insurance Contracts, (B) the most recent annual report (Form 5500 series including, where applicable, all schedules and actuarial and accountants’ reports) filed with the IRS and the most recent actuarial report or other financial statement relating to such VEREIT Benefit Plan, (C) the most recent determination or opinion letter from the IRS for such VEREIT Benefit Plan and (D) any notice to or from the IRS or any office or Representative of the Department of Labor relating to any unresolved compliance issues in respect of such VEREIT Benefit Plan.
(iii)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, (A) each VEREIT Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including, but not limited to, ERISA and the Code and in each case the regulations promulgated thereunder, (B) each VEREIT Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification from the IRS or is entitled to rely on an advisory or opinion letter as to its qualification issued with respect to an IRS approved master and prototype or volume submitter plan, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan, (C) neither VEREIT nor its Subsidiaries has engaged in a transaction that has resulted in, or could result in, the assessment of a civil penalty upon VEREIT or any of its Subsidiaries pursuant to Section 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code that has not been satisfied in full, (D) there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of VEREIT or any of its Subsidiaries, (E) all payments required to be made by or with respect to each VEREIT Benefit Plan (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been timely made or paid by VEREIT or its Subsidiaries in accordance with the provisions of each of the VEREIT Benefit Plans and applicable Law and (F) there are no pending or, to VEREIT’s knowledge, threatened claims by or on behalf of any VEREIT Benefit Plan, by any employee or beneficiary covered under any VEREIT Benefit Plan or otherwise involving any VEREIT Benefit Plan (other than routine claims for benefits).
(iv)   None of VEREIT, any of its Subsidiaries or any other entity (whether or not incorporated) that, together with VEREIT or a Subsidiary of VEREIT, would be treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA, maintains, contributes to, or participates in, or has ever during the past six (6) years maintained, contributed to, or participated in, or otherwise has any obligation or liability with respect to: (A) a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (B) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code) or a “multiemployer plan” (as defined in Section 3(37) of ERISA), or (C) any plan or arrangement which provides retiree medical or welfare benefits, except as required by applicable Law.
(v)   Except as set forth in Section 3.1(j)(v) of the VEREIT Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to any current or former director, employee or other service provider of VEREIT or any of its Subsidiaries under any VEREIT Benefit Plan or otherwise, (B) increase any benefits otherwise payable or trigger any other obligation under any VEREIT Benefit Plan, (C) result in any acceleration of the time of payment, funding or vesting of any such benefits or (D) result in any limitation on the right of VEREIT or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any VEREIT Benefit Plan or related trust. No VEREIT Benefit Plan provides for, and neither VEREIT nor any of its Subsidiaries is otherwise obligated to provide, the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.
(k)   Employment and Labor Matters.
(i)   (A) Except in accordance with applicable Law, neither VEREIT nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or work rules or practices with any labor union, works council, labor organization or employee association applicable to employees of VEREIT or any of its Subsidiaries, (B) there are no strikes or lockouts with respect to any employees of VEREIT or any of its Subsidiaries pending or, to VEREIT’s knowledge, threatened, (C) to the knowledge of VEREIT, there is no union organizing effort pending or threatened against VEREIT or any of its Subsidiaries, (D) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of VEREIT, threatened with respect to employees of VEREIT or any of its Subsidiaries, and (E) there is no slowdown or work stoppage in effect or, to the knowledge of VEREIT, threatened with respect to employees of VEREIT or any of its Subsidiaries, nor, has VEREIT or any of its Subsidiaries experienced any events described in clauses (B), (D) and (E) hereof within the past three (3) years, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.

(ii)   Except for such matters as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, VEREIT and its Subsidiaries are, and have been, in compliance with all applicable Laws respecting (A) employment and employment practices, (B) terms and conditions of employment and wages and hours, (C) unfair labor practices and (D) occupational safety and health and immigration.
(l)   Absence of Certain Changes.   Since December 31, 2020, (i) VEREIT and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects, except in response to Covid-19 and the Covid-19 Measures, and (ii) there has not been a VEREIT Material Adverse Effect that is continuing.
(m)   Board Approval.   The Board of Directors of VEREIT, by resolutions duly adopted by unanimous vote of those directors voting at a meeting duly called and held, has (i) approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Mergers, to be advisable and in the best interests of VEREIT and its stockholders, and (ii) resolved to recommend that the stockholders of VEREIT approve the Merger and direct that such matter be submitted for consideration by VEREIT stockholders at the VEREIT Stockholders Meeting (as defined below). VEREIT has taken all actions required for the execution of this Agreement by VEREIT OP and the consummation by VEREIT OP of the transactions contemplated hereby, including the Partnership Merger.
(n)   Takeover Statute.   Each of VEREIT and VEREIT OP has taken such actions and votes as are necessary on its part to render the provisions of any “fair price,” “moratorium” or “control share acquisition” statute, the provisions contained in Subtitle 6 of Title 3 of the MGCL or the provisions of any other anti-takeover statute or similar federal or state statute (the “Takeover Statutes”) inapplicable to this Agreement, the Mergers and the other transactions contemplated by this Agreement.
(o)   Vote Required.   The VEREIT Required Stockholders Vote, and approval by the General Partner of VEREIT OP, is the only vote of the holders of any class or series of capital stock of VEREIT or of partnership interests of VEREIT OP necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Mergers).
(p)   Properties.
(i)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, as of the date hereof, (A) VEREIT has delivered to or made available to Realty Income a copy of each Material VEREIT Lease that is true and complete in all material respects. (B) to the knowledge of VEREIT, as of the date hereof, each Material VEREIT Lease is in full force and effect, and neither VEREIT nor any of its Subsidiaries nor, to the knowledge of VEREIT, any other party to a Material VEREIT Lease, is in default beyond any applicable notice and cure period under any Material VEREIT Lease, which default is in effect on the date of this Agreement and (C) neither VEREIT, VEREIT OP nor any of their Subsidiaries has, prior to the date hereof, received from any counterparty under any Material VEREIT Lease a notice from the tenant of any intention to vacate and terminate prior to the end of the term of such Material VEREIT Lease. Section 3.1(p)(i) of the VEREIT Disclosure Letter sets forth, as of December 31, 2020, a complete list of all Material VEREIT Leases, including, with respect to each Material VEREIT Lease, the address, the identities of the landlord and tenant, the square feet of rented area, the annualized rent as of the date hereof and the remaining term of such lease. Except as set forth on Section 3.1(p)(i) of the VEREIT Disclosure Letter or except as has been resolved prior to the date hereof, as of the date of this Agreement, (1) no tenant under any Material VEREIT Lease is currently asserting in writing a right to cancel or terminate such Material VEREIT Lease prior to the end of the current term, and (2) neither VEREIT, VEREIT OP nor any of their Subsidiaries has received notice of any insolvency or bankruptcy proceeding (or threatened proceedings) involving any tenant under any Material VEREIT Lease where such proceeding remains pending, except, in each case, as would not reasonably be expected, individually or in the aggregate to be material and adverse to VEREIT and its Subsidiaries, taken as a whole.
(ii)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, VEREIT or a Subsidiary of VEREIT, or a joint venture of VEREIT or any of its Subsidiaries, owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected as an asset on the most recent balance sheet of VEREIT included in the VEREIT SEC Documents (each, a “VEREIT Property” and collectively, the “VEREIT Properties”), in each case free and clear of all Liens except for (A) debt and other matters set forth in Section 3.1(p)(ii) of the VEREIT Disclosure Letter, (B) inchoate mechanics’, workmen’s, repairmen’s and other inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (C) mechanics’, workmen’s and repairmen’s Liens (other than inchoate Liens for work in progress) which have heretofore been bonded or insured, (D) all matters disclosed on existing title policies or surveys, none of which, individually or in the aggregate, would have a material adverse effect on the use and operation of such VEREIT Property, (E) real estate Taxes and special assessments not yet due and payable or which are being contested in good faith in the ordinary course of business and (F) Liens and other encumbrances that would not cause a material adverse effect on the value or use of the affected property. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, none of VEREIT nor any Subsidiary of VEREIT has received written notice to the effect that there are any condemnation proceedings that are pending or, to the knowledge of VEREIT, threatened, with respect to any material portion of any of the VEREIT Properties. Except for the owners of the properties in which VEREIT or any Subsidiary of VEREIT has a leasehold interest and except for any VEREIT Property that is held by a joint venture or fund, no Person other than VEREIT or a Subsidiary of VEREIT has any ownership interest in any of the VEREIT Properties (other than immaterial easements, licenses or similar rights). Section 3.1(p)(ii) of the VEREIT Disclosure Letter contains a complete and accurate list in all material respects of the street address of each parcel of VEREIT Property.
(iii)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, policies of title insurance or updates or endorsements have been issued, insuring VEREIT’s or the applicable Subsidiary of VEREIT’s fee simple title to each of the VEREIT Properties owned by VEREIT in amounts at least equal to the purchase price paid for ownership of such VEREIT Property or such entity that owned such VEREIT Properties at the time of the issuance of each such policy, and no material claim has been made against any such policy that has not been resolved. With respect to the VEREIT real properties used in connection with the Material VEREIT Leases, true and correct copies of each of the policies of title insurance or updates or endorsements have been made available to Realty Income, except, in each case, as would not reasonably expected to be material and adverse to VEREIT and its Subsidiaries, taken as a whole.
(iv)   Except as set forth on Section 3.1(p)(iv) of the VEREIT Disclosure Letter, VEREIT and any Subsidiary of VEREIT (A) have not received written notice of any structural defects, or Violation of Law, relating to any VEREIT Property which would have, or would reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect and (B) have not received written notice of any physical damage to any VEREIT Property which would have, or would reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue.
(v)   Except for secured loan documents entered into in the ordinary course of business or as otherwise set forth on Section 3.1(p)(v) of the VEREIT Disclosure Letter, there are no written agreements which restrict VEREIT or any Subsidiary of VEREIT from transferring any of the VEREIT Properties, and none of the VEREIT Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(vi)   VEREIT and the Subsidiaries of VEREIT have good and sufficient title to, or are permitted to use under valid and existing leases, all personal and non-real properties and assets reflected in their books and records as being owned by them or reflected on the most recent balance sheet of VEREIT included in the VEREIT SEC Documents (except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all Liens, and except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(vii)   Except for discrepancies, errors or omissions that, individually or in the aggregate, have not had and would not reasonably be expected to have a VEREIT Material Adverse Effect, the property data tape, dated as of December 31, 2020, which data tape has previously been made available to Realty Income by or on behalf of VEREIT, VEREIT OP or any of their Subsidiaries, correctly (A) references each VEREIT Lease that was in effect as of December 31, 2020 and to which VEREIT, VEREIT OP or any of their Subsidiaries are parties as lessors or sublessors with respect to each of the applicable VEREIT Properties, and (B) identifies the rent currently payable and security deposit amounts currently held under the VEREIT Leases as of December 31, 2020. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, all security deposits have been held by VEREIT, VEREIT OP or one of their Subsidiaries, as applicable, in all material respects in accordance with applicable Law and the applicable VEREIT Leases.
(q)   Environmental Matters.   Except as set forth in Section 3.1(q) of the VEREIT Disclosure Letter or as otherwise would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect:
(i)   (A) VEREIT, each VEREIT Subsidiary and each of the VEREIT Properties is in compliance and, except for matters that have been fully and finally resolved, has complied with all applicable Environmental Laws; (B) there is no litigation, investigation, request for information or other claim or proceeding pending or, to the knowledge of VEREIT, threatened against VEREIT or any VEREIT Subsidiary under any applicable Environmental Laws or with respect to Hazardous Materials; (C) VEREIT holds all of the Permits (as defined below) required under applicable Environmental Laws for its current operations and is in compliance with the terms of any such Permits; and (D) VEREIT has not received any written notice of Violation or actual or potential liability under any applicable Environmental Laws or with respect to Hazardous Materials that remains unresolved, or that any judicial, administrative or compliance order or claim has been issued against VEREIT or any VEREIT Subsidiary which remains unresolved;
(ii)   to the knowledge of VEREIT, neither VEREIT nor any VEREIT Subsidiary has used, generated, stored, treated or handled any Hazardous Materials on the VEREIT Properties in a manner that would reasonably be expected to result in liability under any Environmental Law, and there are currently no underground storage tanks, active or abandoned, used now or in the past for the storage of Hazardous Materials on, in or under any VEREIT Properties in Violation of applicable Environmental Laws. To the knowledge of VEREIT, neither VEREIT nor any VEREIT Subsidiary nor any other Person has caused a release of or arranged for the disposal or treatment of Hazardous Materials at any site that would reasonably be expected to result in liability or remediation obligations to VEREIT or any VEREIT Subsidiary under any Environmental Law; and
(iii)   to the knowledge of VEREIT, all Hazardous Material which has been removed from any VEREIT Properties was handled, transported and disposed of at the time of removal in compliance with applicable Environmental Laws.
(r)   Intellectual Property.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, (i) VEREIT and its Subsidiaries own or have a valid license to use all trademarks, service marks, trade names, copyrights and patents (including any registrations or applications for registration of any of the foregoing) (collectively, the “VEREIT Intellectual Property”) necessary to carry on their business substantially as currently conducted, (ii) neither VEREIT nor any such Subsidiary has received any notice of infringement of or conflict with, and to VEREIT’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any VEREIT Intellectual Property and (iii) to VEREIT’s knowledge, no Person is infringing on or violating any rights of the VEREIT Intellectual Property.
(s)   Permits.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect, (i) the permits, licenses, approvals, variances, exemptions, orders, franchises, certifications and authorizations from Governmental Entities and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy (collectively, “Permits”) held by VEREIT and its Subsidiaries are valid and sufficient in all respects for all business presently conducted by VEREIT and its Subsidiaries and for the operation of the properties of VEREIT and its Subsidiaries, (ii) all applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Entities and (iii) neither VEREIT nor any of its Subsidiaries has received any claim or notice indicating that VEREIT or any of its Subsidiaries is currently not in compliance with the terms of any such Permits, and to VEREIT’s knowledge no such noncompliance exists.
(t)   Insurance.   VEREIT and its Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as VEREIT’s management believes is reasonable and customary for its business. VEREIT or the applicable Subsidiary of VEREIT has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies, except, in each case, as would not reasonably be expected, individually or in the aggregate to be material and adverse to VEREIT and its Subsidiaries, taken as a whole. All such policies are valid, outstanding and enforceable and neither VEREIT nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies nor has VEREIT or any of its Subsidiaries received any notice of any actual or threatened modification or cancellation of such insurance other than in the ordinary course of business consistent with past practice or such as is normal and customary in VEREIT’s industry.
(u)   Investment Company Act of 1940.   Neither VEREIT nor any Subsidiary of VEREIT is, or on the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.
(v)   Brokers or Finders.   Neither VEREIT nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement (including the OfficeCo Distribution), except that VEREIT has engaged J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor and will owe fees, compensation and indemnification to J.P. Morgan in connection therewith.
(w)   Opinion of VEREIT Financial Advisor.   The Board of Directors of VEREIT has received the opinion of J.P. Morgan, financial advisor to VEREIT, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of VEREIT Common Stock.
(x)   No Undisclosed Material Liabilities.   There are no liabilities or obligations of VEREIT or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in VEREIT’s most recent balance sheet for the year ended December 31, 2020 or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2020; (iii) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby; and (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.

(y)   No Additional Representations.   Except for the representations and warranties made by VEREIT in this Article III, neither VEREIT nor any other Person makes any express or implied representation or warranty with respect to VEREIT or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated hereby, and VEREIT hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither VEREIT nor any other Person makes or has made any representation or warranty to Realty Income, Merger Sub 1, Merger Sub 2 or any of their affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to VEREIT or any of its Subsidiaries or their respective businesses or (ii) any oral or, except for the representations and warranties made by VEREIT in this Article III, written information presented to Realty Income, Merger Sub 1, Merger Sub 2 or any of their affiliates or Representatives in the course of their due diligence investigation of VEREIT or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
Section 3.2   Representations and Warranties of Realty Income.   Except (x) as set forth in the disclosure letter delivered to VEREIT by Realty Income immediately prior to the execution of this Agreement (the “Realty Income Disclosure Letter”) (it being understood that any matter disclosed pursuant to any section or subsection of the Realty Income Disclosure Letter shall be deemed to be disclosed for all purposes of this Agreement and the Realty Income Disclosure Letter, as long as the relevance of such disclosure is reasonably apparent on the face of such disclosure) or (y) as disclosed in the Realty Income SEC Documents filed with the SEC within two (2) years prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections of such reports or any other disclosures in such reports to the extent they are predictive, cautionary or forward-looking in nature), Realty Income hereby represents and warrants to VEREIT as follows:
(a)   Organization, Standing and Power.
(i)   Realty Income and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, with the corporate, partnership or limited liability company (as the case may be) power and authority to own and operate its business as presently conducted. Realty Income and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership and operation of its properties or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(ii)   Section 3.2(a)(ii) of the Realty Income Disclosure Letter sets forth a true and complete list of the Subsidiaries of Realty Income, together with the jurisdiction of organization or incorporation, as the case may be, of each such Subsidiary. Each Subsidiary of Realty Income and, to Realty Income’s knowledge, each joint venture of Realty Income, is in compliance in all material respects with the terms of its organizational documents.
(iii)   Except as set forth on Section 3.2(a)(iii) of the Realty Income Disclosure Letter, neither Realty Income nor any of its Subsidiaries directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Subsidiaries of Realty Income, the joint ventures of Realty Income and investments in short-term investment securities that would constitute “cash items” within the meaning of Section 856(c)(4)(A) of the Code).
(iv)   Section 3.2(a)(iv) of the Realty Income Disclosure Letter sets forth a true and complete list of each Subsidiary of Realty Income that is a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary.

(b)   Capital Structure.
(i)   The authorized capital stock of Realty Income consists of 740,200,000 shares of Realty Income Common Stock, and 69,900,000 shares of preferred stock, par value $0.01 per share. The authorized capital stock of Merger Sub 1 consists of 1,000 shares of Merger Sub 1 Common Stock, par value $0.0001 per share. The authorized capital of Merger Sub 2 consists of 100% membership interests. From the date hereof until immediately prior to the Merger, all of the capital stock or other equity interests of Merger Sub 1 and Merger Sub 2 shall be owned, directly or indirectly, by Realty Income. As of the close of business on April 23, 2021, (A) (i) 373,514,747 shares of Realty Income Common Stock were issued and outstanding (including the shares subject to Realty Income Restricted Stock Awards included in clause (iii) below), (ii) 742,460 shares of Realty Income Common Stock were reserved for issuance pursuant to future awards under the Realty Income Management Incentive Plan, the Realty Income 2003 Stock Incentive Award Plan, and the Realty Income Corporation 2012 Incentive Award Plan (collectively, the “Realty Income Equity Plans”), (iii) 221,915 shares of Realty Income Common Stock were subject to Realty Income Restricted Stock Awards, (iv) 674,997 shares of Realty Income Common Stock were subject to Realty Income Performance Share Awards (assuming maximum performance for any such awards that are subject to performance-based vesting), (v) 24,854 shares of Realty Income Common Stock were subject to Realty Income RSU Awards, and (vi) no shares of Realty Income Common Stock were held by Subsidiaries of Realty Income and (B) no shares of Realty Income preferred stock were issued and outstanding. All outstanding shares of Realty Income Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.
(ii)   No Voting Debt of Realty Income or any of its Subsidiaries is issued or outstanding.
(iii)   As of the close of business on April 23, 2021, except for (A) this Agreement and the partnership agreement of Realty Income, L.P. (the “Realty Income Partnership Agreement”), (B) partnership units outstanding under the Realty Income Partnership Agreement, and (C) awards in respect of Realty Income Common Stock issued and outstanding under the Realty Income Equity Plans (“Realty Income Equity Awards”), there are no options, warrants, calls, rights, commitments or agreements of any character to which Realty Income or any Subsidiary of Realty Income is a party or by which it or any such Subsidiary is bound obligating Realty Income or any Subsidiary of Realty Income to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of common stock or any Voting Debt or stock appreciation rights of Realty Income or of any Subsidiary of Realty Income or obligating Realty Income or any Subsidiary of Realty Income to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the close of business on April 23, 2021, there are no outstanding contractual obligations of Realty Income or any of its Subsidiaries (1) other than in respect of partnership units under the Realty Income Partnership Agreement or in respect of Realty Income Equity Awards under the Realty Income Equity Plans, to repurchase, redeem or otherwise acquire any shares of common stock of Realty Income or any of its Subsidiaries or (2) pursuant to which Realty Income or any of its Subsidiaries is or could be required to register shares of Realty Income Common Stock or other securities under the Securities Act.
(c)   Authority.
(i)   Each of Realty Income, Merger Sub 1 and Merger Sub 2 has all requisite corporate power and authority to execute, deliver and perform their applicable obligations under this Agreement, and, subject to the receipt of the affirmative vote of the holders of a majority of the votes of shares of Realty Income Common Stock cast to approve the Realty Income Stock Issuance (the “Realty Income Required Stockholders Vote”), to consummate the transactions contemplated hereby, as applicable. The execution and delivery of this Agreement by Realty Income, Merger Sub 1 and Merger Sub 2, as applicable, and the performance by Realty Income, Merger Sub 1 and Merger Sub 2 of their obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Realty Income (in the case of Realty Income), by the Board of Directors of Merger Sub 1 and the sole stockholder of Merger Sub 1 (in the case of Merger Sub 1) and by the sole member of Merger Sub 2 (in the case of Merger Sub 2), and all other necessary corporate action on the part of Realty Income, Merger Sub 1 and Merger

Sub 2, other than the receipt of the Realty Income Required Stockholders Vote, and no other corporate proceedings on the part of Realty Income, Merger Sub 1 or Merger Sub 2 are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Realty Income, Merger Sub 1 and Merger Sub 2, as applicable, and (subject to execution by the other parties thereto) constitutes a valid and binding obligation of each of Realty Income, Merger Sub 1 and Merger Sub 2, as applicable, subject to execution by the other parties thereto, enforceable against Realty Income, Merger Sub 1 and Merger Sub 2, as applicable, in accordance with its terms, except as enforceability is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles.
(ii)   Except as set forth on Section 3.2(c)(ii) of the Realty Income Disclosure Letter, the execution and delivery of this Agreement by Realty Income, Merger Sub 1 and Merger Sub 2 does not, and the consummation by Realty Income, Merger Sub 1 and Merger Sub 2 of the transactions contemplated hereby, as applicable will not, (A) subject to the receipt of the Realty Income Required Stockholders Vote, conflict with, or result in any Violation of, any provision of the organizational documents of Realty Income or (B) subject to obtaining or making the notification, filings, consents, approvals, orders, authorizations, registrations, waiting period expirations or terminations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any Contract, Realty Income Benefit Plan (as defined below) or Law applicable to Realty Income, Merger Sub 1, Merger Sub 2 or any of their Subsidiaries or their respective properties or assets, which Violation under this clause (B) only would have, or would reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(iii)   Except for (A) the applicable requirements, if any, of Blue Sky Laws, (B) required filings or approvals under the Exchange Act and the Securities Act, (C) any filings or approvals required under the rules and regulations of the NYSE, (D) any required filings or authorizations, clearances, consents, approvals, or waiting period terminations or expirations under the HSR Act and foreign antitrust, competition or merger control Laws, (E) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by the SDAT pursuant to the MGCL and (F) the filing of the Partnership Certificate of Merger with the Delaware Secretary of State pursuant to the DRULPA and the DLLCA, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Realty Income or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Realty Income, Merger Sub 1 or Merger Sub 2 or the consummation by Realty Income, Merger Sub 1 or Merger Sub 2 of the transactions contemplated hereby, as applicable, the failure to make or obtain which would have, or would reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(d)   SEC Documents; Regulatory Reports.
(i)   Realty Income has timely filed or furnished to the SEC all reports, schedules, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act since December 31, 2018, together with all certifications required pursuant to the Sarbanes-Oxley Act (such documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein and schedules and exhibits thereto, the “Realty Income SEC Documents”). As of their respective dates, the Realty Income SEC Documents at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Realty Income SEC Documents, and none of the Realty Income SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Realty Income included in the Realty Income SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly present in all material respects the consolidated financial position of Realty Income and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown.
(ii)   Realty Income has established and maintains a system of internal control over financial reporting (as defined in Rules 13a – 15(f) and 15d – 15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Realty Income (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a – 15(e) and 15d – 15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by Realty Income in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Realty Income’s management as appropriate to allow timely decisions regarding required disclosure and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to Realty Income’s outside auditors and the audit committee of the Board of Directors of Realty Income (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Realty Income’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Realty Income’s internal control over financial reporting. Since December 31, 2018, any material change in internal control over financial reporting required to be disclosed in any Realty Income SEC Document has been so disclosed.
(iii)   Realty Income has made available to VEREIT complete and correct copies of all written correspondence between the SEC, on the one hand, and Realty Income, on the other hand, since December 31, 2018.
(iv)   Neither Realty Income nor any Subsidiary of Realty Income is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, including any Contract relating to any transaction or relationship between or among Realty Income or any Subsidiary of Realty Income, on the one hand, and any unconsolidated affiliate of Realty Income or any Subsidiary of Realty Income, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Realty Income or any Subsidiary of Realty Income or any of their financial statements or other SEC Documents of Realty Income.
(v)   Since December 31, 2018, (A) neither Realty Income nor any of its Subsidiaries nor, to the knowledge of Realty Income, any Representative of Realty Income or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Realty Income or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2018, including any material complaint, allegation, assertion or claim that Realty Income or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (B) to the knowledge of Realty Income, no attorney representing Realty Income or any of its Subsidiaries, whether or not employed by Realty Income or any of its Subsidiaries, has reported to the Board of Directors of Realty Income or any committee thereof evidence of a material Violation of securities Laws or breach of fiduciary duty relating to periods after December 31, 2018, by Realty Income or any of its officers, directors, employees or agents.
(e)   Information Supplied.   None of the information supplied or to be supplied by Realty Income for inclusion or incorporation by reference in (i) the Form S-4 or the Form 10 will, at the time the applicable Form is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Joint Proxy Statement/Prospectus (as defined below) will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the OfficeCo Distribution Prospectus will, at the date of effectiveness of the Form 10 and of mailing to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus and OfficeCo Distribution Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by Realty Income with respect to statements made or incorporated by reference therein based on information supplied by VEREIT for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or OfficeCo Distribution Prospectus.
(f)   Compliance with Applicable Laws.   Realty Income and each of its Subsidiaries is in compliance with all Laws applicable to their operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect. Neither Realty Income nor any of its Subsidiaries has received any written notice since December 31, 2018 asserting a failure, or possible failure, to comply with any such Law, the subject of which written notice has not been resolved as required thereby or otherwise to the reasonable satisfaction of the party sending the notice, except for (i) matters being contested in good faith and set forth in Section 3.2(f) of the Realty Income Disclosure Letter and (ii) such failures as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(g)   Legal Proceedings.   There is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Realty Income, threatened in writing, against or affecting Realty Income or any of its Subsidiaries as to which there is a significant possibility of an adverse outcome which would have, or would reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Realty Income or any Subsidiary of Realty Income which would have, or would reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(h)   Taxes.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect:
(i)   Realty Income and each of its Subsidiaries have (A) duly and timely filed (or there have been timely filed on their behalf) with the appropriate taxing authority all Tax Returns required to be filed by them (after giving effect to any extensions), and such Tax Returns are true, correct and complete, (B) duly paid in full (or there has been paid on their behalf), or made adequate provision for, all Taxes required to be paid by them and (C) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;
(ii)   neither Realty Income nor any of its Subsidiaries has received a written claim or, to the knowledge of Realty Income, an unwritten claim, by any taxing authority in a jurisdiction where Realty Income or such Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;
(iii)   there are no disputes, audits, examinations or proceedings pending (or threatened in writing), or claims asserted, for Taxes upon Realty Income or any of its Subsidiaries, and neither Realty Income nor any of its Subsidiaries is a party to any litigation or administrative proceeding relating to Taxes;

(iv)   neither Realty Income nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign income Tax Law), has requested, has received or is subject to any written ruling of a taxing authority or has entered into any written agreement with a taxing authority with respect to any Taxes;
(v)   neither Realty Income nor any of its Subsidiaries has granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect;
(vi)   there are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Realty Income or any of its Subsidiaries, and, after the Closing Date, neither Realty Income nor any of its Subsidiaries shall be bound by any such Tax allocation or sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date (in each case, excluding customary tax indemnities included in loan agreements or commercial agreements entered into in the ordinary course of business, agreements solely between Realty Income and/or its Subsidiaries and Realty Income Tax Protection Agreements (as defined below));
(vii)   neither Realty Income nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Realty Income or a Subsidiary of Realty Income) or (B) has any liability for the Taxes of any Person (other than Realty Income or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract (excluding customary commercial contracts not primarily related to Taxes and Realty Income Tax Protection Agreements (as defined below)), or otherwise;
(viii)   Realty Income (A) for all taxable years commencing with its taxable year ended December 31, 1994 through its taxable year ended December 31 immediately prior to the Effective Time, has elected and has been subject to federal taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for federal Tax purposes for such years, (B) at all times since such date, has operated in such a manner so as to qualify as a REIT for federal Tax purposes and will continue to operate (in each case, taking into account the permitted REIT Dividends under Section 5.10(b)) through the Effective Time in such a manner so as to so qualify for the taxable year that includes the Closing Date and (C) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other taxing authority to its status as a REIT, and no such challenge is pending or, to Realty Income’s knowledge, threatened. Each Subsidiary of Realty Income has been since the later of its acquisition or formation and continues to be treated for federal and state income Tax purposes as (A) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (B) a Qualified REIT Subsidiary, (C) a Taxable REIT Subsidiary or (D) a REIT;
(ix)   Section 3.2(h)(ix) of the Realty Income Disclosure Letter sets forth each asset of Realty Income and the Subsidiaries of Realty Income which would be subject to rules similar to Section 1374 of the Code. With respect to each such asset, Section 3.2(h)(ix) of the Realty Income Disclosure Letter sets forth (A) the amount of any gain that could be subject to Tax pursuant to such rules, based on a good faith estimate of the value of such asset at the relevant date that a determination thereof is required to be made under such rules (it being understood that the estimated value of any such asset that is a partnership interest shall be determined on a “look-through” basis by reference to the underlying assets) and (B) the date after which such gain will no longer be subject to Tax pursuant to such rules;
(x)   neither Realty Income nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);
(xi)   neither Realty Income nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) currently has or, as of December 31 of any taxable year through and including the taxable year ended December 31 immediately prior to the Effective Time, has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code;

(xii)   except as set forth on Section 3.2(h)(xii) of the Realty Income Disclosure Letter, (A) there are no Tax Protection Agreements to which Realty Income or any of its Subsidiaries is a party (a “Realty Income Tax Protection Agreement”) currently in force, and (B) no Person has raised, or to the knowledge of Realty Income threatened to raise, a material claim against Realty Income or any of its Subsidiaries for any breach of any Realty Income Tax Protection Agreement, and none of the transactions contemplated by this Agreement will give rise to any liability or obligation to make any payment under any Realty Income Tax Protection Agreement;
(xiii)   as of the date of this Agreement, Realty Income is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(xiv)   Merger Sub 1 is, since its formation has been, and at the Effective Time will be, properly treated as a Qualified REIT Subsidiary; and
(xv)   neither Realty Income nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(a) of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(i)   Material Contracts.   Section 3.2(i) of the Realty Income Disclosure Letter sets forth a list of all Realty Income Material Contracts as of the date of this Agreement, true, correct and complete copies of which Realty Income has made available to VEREIT prior to the date of this Agreement. For purposes of this Agreement, “Realty Income Material Contract” means any Contract (other than Realty Income Benefit Plans (as defined below)) to which Realty Income or any of its Subsidiaries is a party to or bound that:
(i)   is required to be filed as an exhibit to Realty Income’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K under the Exchange Act;
(ii)   relates to any partnership, joint venture, co-investment or similar agreement with any third parties requiring aggregate payments after the date hereof by Realty Income or any of its Subsidiaries of Realty Income pursuant to any such partnership, joint venture, co-investment or similar agreement in excess of $1,000,000,000, or involving value or assets in excess of $1,000,000,000;
(iii)   contains any non-compete or exclusivity provision or otherwise limits in any material respect the ability of Realty Income or any of its Subsidiaries to engage in any line of business in any geographic area, except for any such provision that may be contained in Realty Income Leases entered into in the ordinary course of business consistent with past practice;
(iv)   involves the future disposition or acquisition of, or any merger, consolidation or similar business combination transaction involving, assets or properties with a fair market value in excess of $1,000,000,000;
(v)   obligates Realty Income or any of its Subsidiaries to make non-discretionary expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000,000 in any 12-month period, except for any Realty Income Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Realty Income Property (as defined below); or
(vi)   evidences a capitalized lease obligation or other Indebtedness to any Person, or any guaranty thereof, in excess of $1,000,000,000, other than any Contract in respect of a ground lease or office leases or obligations thereunder.
Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, each of the Realty Income Material Contracts is a legal, valid, and binding obligation of Realty Income or the Subsidiary of Realty Income that is a party thereto, and, to Realty Income’s knowledge, the other parties thereto, enforceable against Realty Income and its Subsidiaries and, to

Realty Income’s knowledge, the other parties thereto in accordance with its terms, except as such enforceability is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles. None of Realty Income or any of its Subsidiaries is, and to Realty Income’s knowledge no other party is, in breach, default or Violation (and no event has occurred or not occurred through Realty Income’s or any Subsidiary of Realty Income’s action or inaction or, to Realty Income’s knowledge, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach, default or Violation) of any term, condition or provision of any Realty Income Material Contract to which Realty Income or any Subsidiary of Realty Income is now a party, or by which any of them or their respective properties or assets may be bound, except for such breaches, defaults or Violations as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(j)   Benefit Plans.
(i)   Section 3.2(j)(i) of the Realty Income Disclosure Letter contains a true, complete and correct list of each material Benefit Plan sponsored, maintained or contributed to by Realty Income or any of its Subsidiaries, or which Realty Income or any of its Subsidiaries is obligated to sponsor, maintain or contribute to, other than any plan or program maintained by a Governmental Entity to which Realty Income or its Subsidiaries contribute pursuant to applicable Law (the “Realty Income Benefit Plans”). Except as set forth on Section 3.2(j)(i) of the Realty Income Disclosure Letter, no Realty Income Benefit Plan is established or maintained outside of the United States or for the benefit of current or former employees, directors or individual independent contractors of Realty Income or any of its Subsidiaries residing outside of the United States.
(ii)   Realty Income has delivered or made available to VEREIT a true, correct and complete copy of each Realty Income Benefit Plan and, with respect thereto, if applicable, (A) all amendments, trust (or other funding vehicle) agreements, summary plan descriptions and insurance Contracts, (B) the most recent annual report (Form 5500 series including, where applicable, all schedules and actuarial and accountants’ reports) filed with the IRS and the most recent actuarial report or other financial statement relating to such Realty Income Benefit Plan, (C) the most recent determination or opinion letter from the IRS for such Realty Income Benefit Plan and (D) any notice to or from the IRS or any office or Representative of the Department of Labor relating to any unresolved compliance issues in respect of such Realty Income Benefit Plan.
(iii)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, (A) each Realty Income Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including, but not limited to, ERISA and the Code and in each case the regulations promulgated thereunder, (B) each Realty Income Benefit Plan intended to be “qualified” under Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification from the IRS or is entitled to rely on an advisory or opinion letter as to its qualification issued with respect to an IRS approved master and prototype or volume submitter plan, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan, (C) neither Realty Income nor its Subsidiaries has engaged in a transaction that has resulted in, or could result in, the assessment of a civil penalty upon Realty Income or any of its Subsidiaries pursuant to Section 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code that has not been satisfied in full, (D) there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of Realty Income or any of its Subsidiaries, (E) all payments required to be made by or with respect to each Realty Income Benefit Plan (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been timely made or paid by Realty Income or its Subsidiaries in accordance with the provisions of each of the Realty Income Benefit Plans and applicable Law and (F) there are no pending or, to Realty Income’s knowledge, threatened claims by or on behalf of any Realty Income Benefit Plan, by any employee or beneficiary covered under any Realty Income Benefit Plan or otherwise involving any Realty Income Benefit Plan (other than routine claims for benefits).

(iv)   None of Realty Income, any of its Subsidiaries or any other entity (whether or not incorporated) that, together with Realty Income or a Subsidiary of Realty Income, would be treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA, maintains, contributes to, or participates in, or has ever during the past six (6) years maintained, contributed to, or participated in, or otherwise has any obligation or liability with respect to: (A) a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (B) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code) or a “multiemployer plan” (as defined in Section 3(37) of ERISA), or (C) any plan or arrangement which provides for retiree medical or welfare benefits, except as required by applicable Law.
(v)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to any current or former director, employee or other service provider of Realty Income or its Subsidiaries under any Realty Income Benefit Plan or otherwise, (B) increase any benefits otherwise payable or trigger any other obligation under any Realty Income Benefit Plan, (C) result in any acceleration of the time of payment, funding or vesting of any such benefits or (D) result in any limitation on the right of Realty Income or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Realty Income Benefit Plan or related trust. No Realty Income Benefit Plan provides for, and neither Realty Income nor any of its Subsidiaries is otherwise obligated to provide, the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.
(k)   Employment and Labor Matters.
(i)   (A) Except in accordance with applicable Law, neither Realty Income nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or work rules or practices with any labor union, works council, labor organization or employee association applicable to employees of Realty Income or any of its Subsidiaries (“Realty Income Employees”), (B) there are no strikes or lockouts with respect to any Realty Income Employees pending or, to Realty Income’s knowledge, threatened, (C) to the knowledge of Realty Income, there is no union organizing effort pending or threatened against Realty Income or any of its Subsidiaries, (D) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of Realty Income, threatened with respect to Realty Income Employees and (E) there is no slowdown or work stoppage in effect or, to the knowledge of Realty Income, threatened with respect to Realty Income Employees, nor, has Realty Income or any of its Subsidiaries experienced any events described in clauses (B), (D) and (E) hereof within the past three (3) years, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(ii)   Except for such matters as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, Realty Income and its Subsidiaries are, and have been, in compliance with all applicable Laws respecting (A) employment and employment practices, (B) terms and conditions of employment and wages and hours, (C) unfair labor practices and (D) occupational safety and health and immigration.
(l)   Absence of Certain Changes.   Since December 31, 2020, (i) Realty Income and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects, except in response Covid-19 and the Covid-19 Measures and (ii) there has not been a Realty Income Material Adverse Effect that is continuing.
(m)   Board Approval.   The Board of Directors of Realty Income, by resolutions duly adopted by unanimous vote of those directors voting at a meeting duly called and held, has (i) approved this Agreement, and declared this Agreement, and the transactions contemplated hereby, including the Mergers, and the issuance of Realty Income Common Stock in connection with the Mergers (the “Realty Income Stock Issuance”) on the terms set forth herein, to be advisable and in the best interests of Realty

Income and its stockholders, (ii) upon the terms and subject to the conditions of this Agreement, resolved to recommend that the stockholders of Realty Income approve the Realty Income Stock Issuance, and direct that such matters be submitted for consideration by Realty Income stockholders at the Realty Income Stockholders Meeting (as defined below), and (iii) taken all appropriate and necessary actions to render any and all limitations on ownership of shares of Realty Income Common Stock, as set forth in the organizational documents of Realty Income, inapplicable to the Merger and the other transactions contemplated by this Agreement. The Board of Directors of Merger Sub 1, by unanimous written consent has approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Mergers, to be advisable and in the best interests of Merger Sub 1 and its sole stockholder upon the terms and subject to the conditions of this Agreement. The sole member of Merger Sub 2 has (i) determined this Agreement and the transactions contemplated hereby, including the Mergers, to be advisable and in the best interests of Merger Sub 2 and its sole member and (ii) approved and adopted this Agreement and the transactions contemplated hereby.
(n)   Takeover Statute.   Each of Realty Income, Merger Sub 1 and Merger Sub 2 has taken such actions and votes as are necessary on its part to render the provisions of any Takeover Statute inapplicable to this Agreement, the Mergers and the other transactions contemplated by this Agreement.
(o)   Vote Required.   The Realty Income Required Stockholders Vote is the only vote of the holders of any class or series of capital stock of Realty Income necessary to approve and adopt this Agreement, and the transactions contemplated hereby (including the Mergers).
(p)   Properties.
(i)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, as of the date hereof, (A) Realty Income has delivered to or made available to VEREIT a true and complete copy in all material respects of each Realty Income Lease under which annual rents payable exceed $10,000,000 (each, a “Material Realty Income Lease”), (B) to the knowledge of Realty Income, as of the date hereof, each Material Realty Income Lease is in full force and effect, and neither Realty Income nor any of its Subsidiaries nor, to the knowledge of Realty Income, any other party to a Material Realty Income Lease, is in default beyond any applicable notice and cure period under any Material Realty Income Lease, which default is in effect on the date of this Agreement, and (C) neither Realty Income nor any of its Subsidiaries has, prior to the date hereof, received from any counterparty under any Material Realty Income Lease a notice from the tenant of any intention to vacate prior to the end of the term of such Material Realty Income Lease. Except as set forth in Section 3.2(p)(i) of the Realty Income Disclosure Letter or except as has been resolved prior to the date hereof, as of the date of this Agreement, (1) no tenant under any Material Realty Income Lease is currently asserting in writing a right to cancel or terminate such Material Realty Income Lease prior to the end of the current term, and (2) none of Realty Income or any Realty Income Subsidiary has received notice of any insolvency or bankruptcy proceeding (or threatened proceeding) involving any tenant under any Material Realty Income Lease where such proceeding remains pending, except, in each case, as would not reasonably be expected, individually or in the aggregate, to be material and adverse to Realty Income and its Subsidiaries, taken as a whole.
(ii)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, Realty Income, or a Subsidiary of Realty Income, or a joint venture of Realty Income or any of its Subsidiaries, owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected as an asset on the most recent balance sheet of Realty Income included in the Realty Income SEC Documents (each, a “Realty Income Property” and collectively, the “Realty Income Properties”), in each case free and clear of all Liens except for (A) debt and other matters set forth in Section 3.2(p)(ii) of the Realty Income Disclosure Letter, (B) inchoate mechanics’, workmen’s, repairmen’s and other inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (C) mechanics’, workmen’s and repairmen’s Liens (other than inchoate Liens for work in progress) which have heretofore been bonded or insured, (D) all matters disclosed on existing title policies or surveys, none of which, individually or in the aggregate, would have a material adverse effect on the use and operation of such Realty Income Property, (E) real estate Taxes and special assessments not yet due and payable or which are being contested in good faith in the ordinary course of business and (F) Liens and other encumbrances that would not cause a material adverse effect on the value or use of the affected property. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, none of Realty Income, nor any Subsidiary of Realty Income has received written notice to the effect that there are any condemnation proceedings that are pending or, to the knowledge of Realty Income, threatened, with respect to any material portion of any of the Realty Income Properties. Except for the owners of the properties in which Realty Income or any Subsidiary of Realty Income has a leasehold interest and except for any Realty Income Property that is held by a joint venture or fund, no Person other than Realty Income or a Subsidiary of Realty Income has any ownership interest in any of the Realty Income Properties (other than immaterial easements, licenses or similar rights).
(iii)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, policies of title insurance or updates or endorsements have been issued, insuring Realty Income’s or the applicable Subsidiary of Realty Income’s fee simple title to each of the Realty Income Properties owned by Realty Income in amounts at least equal to the purchase price paid for ownership of such Realty Income Property or such entity that owned such Realty Income Properties at the time of the issuance of each such policy, and no material claim has been made against any such policy that has not been resolved.
(iv)   Realty Income or any Subsidiary of Realty Income (A) have not received written notice of any structural defects, or Violation of Law, relating to any Realty Income Property which would have, or would reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect and (B) have not received written notice of any physical damage to any Realty Income Property which would have, or would reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue.
(v)   Except for secured loan documents entered into in the ordinary course of business or as otherwise set forth on Section 3.2(p)(v) of the Realty Income Disclosure Letter, there are no written agreements which restrict Realty Income or any Subsidiary of Realty Income from transferring any of the Realty Income Properties, and none of the Realty Income Properties is subject to any restriction on the sale or other disposition thereof (other than rights of first offer or rights of first refusal, tenant options or other similar preemptive rights) or on the financing or release of financing thereon, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(vi)   Realty Income and the Subsidiaries of Realty Income have good and sufficient title to, or are permitted to use under valid and existing leases, all personal and non-real properties and assets reflected in their books and records as being owned by them or reflected on the most recent balance sheet of Realty Income included in the Realty Income SEC Documents (except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all Liens, and except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(q)   Environmental Matters.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect:
(i)   (A) Realty Income, each Subsidiary of Realty Income and each of the Realty Income Properties is in compliance and, except for matters that have been fully and finally resolved, has complied with all applicable Environmental Laws; (B) there is no litigation, investigation, request for information or other claim or proceeding pending or, to the knowledge of Realty Income, threatened against Realty Income or any Subsidiary of Realty Income under any applicable Environmental Laws or with respect to Hazardous Materials; (C) Realty Income holds all of the Permits required under applicable Environmental Laws for its current operations and is in compliance with the terms of any such Permits and (D) Realty Income has not received any written notice of Violation or actual or potential liability under any applicable Environmental Laws or with respect to Hazardous

Materials that remains unresolved, or that any judicial, administrative or compliance order or claim has been issued against Realty Income or any Subsidiary of Realty Income which remains unresolved;
(ii)   to the knowledge of Realty Income, neither Realty Income nor any Subsidiary of Realty Income has used, generated, stored, treated or handled any Hazardous Materials on the Realty Income Properties in a manner that would reasonably be expected to result in liability under any Environmental Law, and there are currently no underground storage tanks, active or abandoned, used now or in the past for the storage of Hazardous Materials on, in or under any Realty Income Properties in Violation of applicable Environmental Laws. To the knowledge of Realty Income, neither Realty Income nor any Subsidiary of Realty Income nor any other Person has caused a release of or arranged for the disposal or treatment of Hazardous Materials at any site that would reasonably be expected to result in liability or remediation obligations to Realty Income or any Realty Income Subsidiary under any Environmental Law; and
(iii)   to the knowledge of Realty Income, all Hazardous Material which has been removed from any Realty Income Properties was handled, transported and disposed of at the time of removal in compliance with applicable Environmental Laws.
(r)   Intellectual Property.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, (i) Realty Income and its Subsidiaries own or have a valid license to use all trademarks, service marks, trade names, copyrights and patents (including any registrations or applications for registration of any of the foregoing) (collectively, the “Realty Income Intellectual Property”) necessary to carry on their business substantially as currently conducted, (ii) neither Realty Income nor any such Subsidiary has received any notice of infringement of or conflict with, and to Realty Income’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Realty Income Intellectual Property and (iii) to Realty Income’s knowledge, no Person is infringing on or violating any rights of the Realty Income Intellectual Property.
(s)   Permits.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect, (i) the Permits held by Realty Income and its Subsidiaries are valid and sufficient in all respects for all business presently conducted by Realty Income and its Subsidiaries and for the operation of the properties of Realty Income and its Subsidiaries, (ii) all applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Entities and (iii) neither Realty Income nor any of its Subsidiaries has received any claim or notice indicating that Realty Income or any of its Subsidiaries is currently not in compliance with the terms of any such Permits, and to Realty Income’s knowledge no such noncompliance exists.
(t)   Insurance.   Realty Income and its Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as Realty Income’s management believes is reasonable and customary for its business. Realty Income or the applicable Subsidiary of Realty Income has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies, except, in each case, as would not reasonably be expected, individually or in the aggregate, to be material and adverse to Realty Income and its Subsidiaries, taken as a whole. All such policies are valid, outstanding and enforceable and neither Realty Income nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies nor has Realty Income or any of its Subsidiaries received any notice of any actual or threatened modification or cancellation of such insurance other than in the ordinary course of business consistent with past practice or such as is normal and customary in Realty Income’s industry.
(u)   Investment Company Act of 1940.   Neither Realty Income nor any Subsidiary of Realty Income is, or on the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.
(v)   Activities of Merger Sub 1 and Merger Sub 2.   Merger Sub 1 was formed on April 23, 2021, and Merger Sub 2 was formed on April 23, 2021, in each case solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub 1 and Merger Sub 2 have engaged in no other business activities, have no liabilities or obligations and have conducted their operations only as contemplated hereby.
(w)   Brokers or Finders.   Neither Realty Income nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement (including the OfficeCo Distribution), except that Realty Income has engaged Moelis & Company LLC as its financial advisor and will owe fees, compensation and indemnification to Moelis in connection therewith.
(x)   Opinion of Realty Income Financial Advisor.   The Board of Directors of Realty Income has received the opinion of Moelis & Company LLC, financial advisor to Realty Income, to the effect that, as of the date thereof and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair from a financial point of view to Realty Income.
(y)   No Undisclosed Material Liabilities.   There are no liabilities or obligations of Realty Income or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in Realty Income’s most recent balance sheet for the year ended December 31, 2020 or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2020; (iii) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby; and (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(z)   No Additional Representations.   Except for the representations and warranties made by Realty Income in this Article III, neither Realty Income nor any other Person makes any express or implied representation or warranty with respect to Realty Income or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated hereby, and Realty Income hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Realty Income nor any other Person makes or has made any representation or warranty to VEREIT, VEREIT OP or any of their affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Realty Income or any of its Subsidiaries or their respective businesses, or (ii) any oral or, except for the representations and warranties made by VEREIT in this Article III, written information presented to VEREIT, VEREIT OP or any of their affiliates or Representatives in the course of their due diligence investigation of Realty Income or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1   Covenants of VEREIT.
(a)   From and after the date hereof until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, and except (i) as expressly contemplated or permitted by this Agreement, (ii) to the extent required in order to effect the Separation or the OfficeCo Distribution on the terms and conditions set forth herein, (iii) as set forth in Section 4.1(a) of the VEREIT Disclosure Letter, (iv) as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to VEREIT or any of its Subsidiaries, (v) to the extent action is reasonably taken (or reasonably omitted) in response to Covid-19 or Covid-19 Measures that are reasonably necessary to protect the health and safety of VEREIT’s or its Subsidiaries’ employees and other individuals having business dealings with or relating to VEREIT or any of its Subsidiaries or to respond to third-party supply, customer, service or other business disruptions caused by Covid-19 or any Covid-19 Measures, or (vi) with Realty Income’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), VEREIT agrees as to itself and its Subsidiaries that such entities shall use commercially reasonable efforts to (1) carry on their respective businesses in the ordinary course consistent with past practice in all material respects, (2) maintain their material assets and properties in their current condition in all material respects (normal wear and tear and damage caused by casualty or by any reason outside of VEREIT and its Subsidiaries’ reasonable control excepted), (3) preserve VEREIT’s business organization intact, and to maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors and tenants, (4) maintain all insurance policies in all material respects and (5) maintain the status of VEREIT as a REIT.
(b)   VEREIT agrees as to itself and its Subsidiaries that, from the date hereof until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, except (1) as expressly contemplated or permitted by this Agreement, (2) to the extent required to effect the Separation or the OfficeCo Distribution in accordance with the terms set forth on Exhibit A, (3) as set forth in Section 4.1(b) of the VEREIT Disclosure Letter, (4) as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to VEREIT or any of its Subsidiaries, or (5) with Realty Income’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), such entities shall not:
(i)   enter into any new material line of business or create any new Significant Subsidiaries;
(ii)   except (A) as permitted by Section 5.10, (B) for payment of any accrued dividends, dividend equivalents or other distributions pursuant to any VEREIT Equity Awards in accordance with the terms thereof as in effect on the date of this Agreement (or in the case of VEREIT Equity Awards issued in accordance with this Agreement following the date hereof, in accordance with the terms thereof), (C) for dividends by a Subsidiary of VEREIT to VEREIT or a Subsidiary of VEREIT, (D) for the declaration and payment by VEREIT of dividends required pursuant to the terms of the VEREIT Series F Preferred Stock and (E) for the declaration and payment by VEREIT OP of distributions required pursuant to the terms of the VEREIT Partnership Series F Preferred Units, declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, partnership interests, or other equity interests;
(iii)   (A) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (B) repurchase, redeem or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than (1) repurchases, redemptions or exchanges of VEREIT Partnership Units required pursuant to the VEREIT Partnership Agreement, (2) acquisitions of shares of VEREIT Common Stock tendered by holders of, or otherwise deliverable pursuant to, VEREIT Equity Awards in accordance with the terms thereof as in effect on the date of this Agreement (or, in the case of VEREIT Equity Awards issued in accordance with this Agreement following the date hereof, in accordance with the terms thereof) in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto or (3) as required by Section 4.07 of the VEREIT Charter;
(iv)   except for (A) issuances of shares of VEREIT Common Stock upon the exercise or settlement of VEREIT Equity Awards in accordance with the terms thereof as in effect on the date of this Agreement (or, in the case of VEREIT Equity Awards issued in accordance with this Agreement following the date hereof, in accordance with the terms thereof), (B) repurchases, redemptions or exchanges of VEREIT Partnership Units for VEREIT Common Stock required by the VEREIT Partnership Agreement, or (C) issuances by a Subsidiary of its capital stock to its parent or to another wholly owned Subsidiary of VEREIT, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of VEREIT’s capital stock or that of a Subsidiary of VEREIT, any Voting Debt, any stock appreciation rights, stock options, restricted shares or other equity-based awards (whether discretionary, formulaic or automatic grants and whether under the VEREIT Equity Plans or otherwise) or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing;
(v)   amend or propose to amend the organizational documents of VEREIT or VEREIT OP or their respective Subsidiaries, or enter into, or, except as permitted by Section 4.1(b)(vi) or

Section 4.1(b)(vii), permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly owned Subsidiary of VEREIT;
(vi)   other than acquisitions of real property for cash (“Acquisitions”) (A) in the ordinary course that would not reasonably be expected to materially delay, impede or affect the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby and for which the fair market value of the total consideration paid by VEREIT and its Subsidiaries in such Acquisitions does not exceed, in the case of an Acquisition of a retail property with a single tenant, $15,000,000 individually, in the case of an Acquisition of an industrial property with a single tenant, $25,000,000, in the case of an Acquisition involving a sale-leaseback transaction or a portfolio transaction, $60,000,000 million individually (unless any individual properties contained in such portfolio transaction otherwise exceed any of such thresholds described above) (provided that, in each case, (1) VEREIT has provided Realty Income a copy of its weekly acquisition pipeline report in advance to Realty Income, (2) prior to entering into any commitment with respect to any such Acquisition, VEREIT reasonably consults with Realty Income regarding such Acquisition, and (3) no such Acquisitions shall be office properties), and (B) as set forth on Section 4.1(b)(vi) of the VEREIT Disclosure Letter; provided that, such Acquisitions under clause (A) and (B), in the aggregate, shall not exceed $350,000,000 in any given calendar quarter, and shall not exceed $1,000,000,000 in any given calendar year (in each case, less the total acquisition volume for such period prior to the date of this Agreement), acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any real property, any personal property, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any material delay in the consummation of the Merger, or (y) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;
(vii)   other than (A) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any material delay in the consummation of the Mergers, the Separation or the OfficeCo Distribution, (B) the dispositions set forth on Section 4.1(b)(vii) of the VEREIT Disclosure Letter or (C) as permitted by Section 5.15, sell, assign, encumber or otherwise dispose of any of its assets (including capital stock of its Subsidiaries and Indebtedness of others held by VEREIT and its Subsidiaries);
(viii)   incur, create or assume, refinance, replace or prepay any Indebtedness (or modify any of the material terms of any outstanding Indebtedness), guarantee any Indebtedness of any Person or issue or sell any warrants or rights to acquire any Indebtedness of VEREIT or any of its Subsidiaries, other than (A) Indebtedness of any wholly owned Subsidiary of VEREIT to VEREIT or to another wholly owned Subsidiary of VEREIT, (B) Indebtedness of any Subsidiary of VEREIT to or among one of its wholly owned Subsidiaries, (C) any borrowings under VEREIT’s existing revolving credit facility in an amount not to exceed $360,000,000 outstanding;
(ix)   except as disclosed in any VEREIT SEC Document filed prior to the date of this Agreement, (x) fail to maintain all financial books and records in all material respects in accordance with GAAP or (y) change its methods of accounting in effect as of December 31, 2020, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law, the SEC or the Financial Accounting Standards Board or any similar organization;
(x)   adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving wholly owned Subsidiaries that would not reasonably be expected to prevent or materially impede, hinder or delay the consummation of the Mergers, the Separation or the OfficeCo Distribution;
(xi)   other than (A) any action permitted under clauses (A) through (C) of Section 4.1(b)(viii), under Section 4.1(b)(xviii) or under Section 4.1(b)(xix), (B) any termination, modification or renewal in accordance with the terms of any existing VEREIT Material Contract that occurs automatically without any action by VEREIT, VEREIT OP or any of their Subsidiaries, (C) in connection with any Tenant Improvements at any of the VEREIT Properties, but solely to the extent required pursuant to the terms of the applicable VEREIT Lease, including any new lease or amendment thereto pursuant to Section 4.1(b)(xix) below, or (D) as may be reasonably necessary to comply with the terms of this Agreement (provided, that, with respect to clauses (A) through (C) of this Section 4.1(b)(xi) no such actions may cause a Contract to include a change of control or similar provision that would require a material payment to or would give rise to any material rights (including termination rights) of the other party or parties thereto as a result of the consummation of the Mergers or the other transactions contemplated by this Agreement or that would reasonably be expected to require a material payment to or would give rise to any material rights (including termination rights) of the other party or parties if a change of control of Realty Income were to occur immediately following consummation of the Merger (a “Change of Control Cost”)), terminate, cancel, renew or request or agree to any material amendment or material modification to, material change in, or material waiver under or assignment of, any VEREIT Material Contract or enter into or materially amend any Contract that, if existing on the date of this Agreement, would be a VEREIT Material Contract, or enter into any Contract that would create a Change of Control Cost or amend or modify any existing Contract so as to create a Change of Control Cost;
(xii)   waive the excess share provisions of, or otherwise grant or increase an exception to or waiver of any ownership limits set forth in, the organizational documents of VEREIT or any of its Subsidiaries for any Person;
(xiii)   take any action, or fail to take any action, which would reasonably be expected to cause VEREIT to fail to qualify as a REIT or any of its Subsidiaries to cease to be treated as a partnership or disregarded entity for federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;
(xiv)   make or commit to make any capital expenditures in excess of the 2021 capital expenditure budget set forth on Section 4.1(b)(xiv) of the VEREIT Disclosure Letter (less any capital expenditures incurred by VEREIT or its Subsidiaries from January 1, 2021 to the date of this Agreement);
(xv)   take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(xvi)   enter into any Tax Protection Agreement, make, change or rescind any material Tax election or change a material method of Tax accounting, amend any material Tax Return, settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment for an amount materially in excess of amounts reserved therefor on the financial statements of VEREIT, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except in each case, (x) in the ordinary course of business consistent with past practice, (y) as required by law, or (z) as necessary (i) to preserve the status of VEREIT as a REIT under the Code, or (ii) to qualify or preserve the status of any Subsidiary of VEREIT as a partnership or disregarded entity for federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;
(xvii)   other than with respect to claims of or receivables owed to VEREIT or its Subsidiaries which arise in the ordinary course of business, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) (x) equal to or lesser than the amounts specifically reserved with respect thereto on the most recent balance sheet of VEREIT and its consolidated Subsidiaries included in the VEREIT SEC Documents or (y) that do not exceed $4,000,000 individually or $10,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against VEREIT or any of its Subsidiaries or the

Surviving Corporation following the Effective Time, and (C) do not provide for any admission of material liability by VEREIT or any of its Subsidiaries, excluding in each case any matter relating to Taxes (which, for the avoidance of doubt, shall be governed by Section 4.1(b)(xvi));
(xviii)   except as required by the terms of any VEREIT Benefit Plan as in effect on the date hereof, (A) materially increase the compensation, bonus or pension, welfare, severance or other benefits payable or provided to, or pay any bonus to, or grant any new cash- or equity-based awards (including VEREIT Equity Awards) or long-term cash awards to, any current or former directors, employees or other service providers of VEREIT or any of its Subsidiaries, (B) grant or provide any change of control, severance or retention payments or benefits to any current or former director, employee or other service provider of VEREIT or any of its Subsidiaries, (C) establish, adopt, enter into or amend any VEREIT Benefit Plan or any other plan, policy, program, agreement or arrangement that would be a VEREIT Benefit Plan if in effect on the date hereof, other than immaterial amendments that do not result in an increase in cost to VEREIT or its affiliates of maintaining such VEREIT Benefit Plan or other plan, trust, fund, policy or arrangement that would be a VEREIT Benefit Plan if in effect on the date hereof, (D) enter into or amend any collective bargaining agreement or similar agreement, (E) hire any new employee of VEREIT or its Subsidiaries equal to or greater than the Vice President level or whose annual total annual compensation opportunity exceeds $250,000, other than to replace employees who terminate employment following the date of this Agreement whose annual total annual compensation opportunity does not exceed $250,000, (F) promote or terminate the employment (other than for cause) of any employee of VEREIT or its Subsidiaries at the level of Vice President or above and whose annual total annual compensation opportunity is equal to or exceeds $250,000 (in the case of promotion, whether before or after such promotion), or (G) take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any VEREIT Benefit Plan or other plan, trust, fund, policy or arrangement that would be a VEREIT Benefit Plan if in effect on the date hereof;
(xix)   enter into, renew, terminate, or amend, waive, release or compromise in any material respects or assign any material rights or claims under, or, other than as set forth on Section 4.1(xix) of the VEREIT Disclosure Letter, enter into any rent abatement or rent deferral arrangements with respect to, any VEREIT Lease (or any lease for real property that, if existing as of the date hereof, would be a VEREIT Lease) except for entering into any new lease or renewing or modifying in any material respect any VEREIT Lease, in each case, in the ordinary course of business consistent with past practice on market terms; provided that (A) no such new lease shall contain any Change of Control Costs and (B) VEREIT shall, within fifteen (15) Business Days of the end of each calendar month, provide notice to Realty Income of such new, renewed or materially modified leases and shall provide Realty Income with an overview of VEREIT’s pending leasing activity;
(xx)   form any new funds, non-traded real estate investment trusts, joint ventures or other pooled investment vehicles, or similar investment structure;
(xxi)   amend or modify the compensation terms or any other material obligations of VEREIT contained in the engagement letter with J.P. Morgan in a manner adverse to VEREIT or any of VEREIT’s Subsidiaries or engage other financial advisers in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not restrict VEREIT from obtaining a new fairness opinion from J.P. Morgan in connection with any Superior Proposal;
(xxii)   effect any deed in lieu of foreclosure, or sell, lease, assign, encumber or transfer to a lender any property securing Indebtedness owed to such lender; or
(xxiii)   agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit VEREIT from taking any action at any time or from time to time, that in the reasonable judgment of the Board of Directors of VEREIT, upon advice of counsel to VEREIT, is reasonably necessary for VEREIT to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of VEREIT or holders of VEREIT Partnership Units in accordance with this Agreement or otherwise or to qualify or preserve the status of any VEREIT Subsidiary as a disregarded entity or partnership for federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT, under the applicable provisions of Section 856 of the Code, as the case may be.
(d)   VEREIT shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions referred to in Section 6.2(c) and Section 6.3(d), (ii) use its reasonable best efforts to obtain or cause to be provided opinions of counsel consistent with the opinions of counsel referred to in Section 6.2(c) and Section 6.3(d) but dated as of the effective date of the Form S-4, to the extent required for the Form S-4 to be declared effective by the SEC, (iii) deliver to VEREIT REIT Counsel an officer’s certificate, dated as of the Closing Date and, if applicable, as of the effective date of the Form S-4, as applicable, signed by an officer of VEREIT and VEREIT OP and in form and substance reasonably satisfactory to VEREIT REIT Counsel and Realty Income (it being agreed and understood that an officer’s certificate substantially similar to the draft officer’s certificate provided to Realty Income prior to the date of this Agreement is and will be in form and substance reasonably satisfactory to Realty Income subject to reasonable changes to take into account changes in fact or law), containing representations of VEREIT and VEREIT OP reasonably necessary or appropriate to enable VEREIT REIT Counsel to render the tax opinion described in Section 6.3(d) and any similar opinions described in Section 4.1(d)(ii), and (iv) deliver to VEREIT Merger Counsel and Realty Income Merger Counsel a tax representation letter substantially in form and substance set forth in Section 4.1(d) of the VEREIT Disclosure Letter, with such changes as are mutually agreeable to VEREIT, Realty Income, VEREIT Merger Counsel and Realty Income Merger Counsel (such agreement not to be unreasonably withheld, conditioned or delayed) and such changes reasonably acceptable to VEREIT Merger Counsel and Realty Income Merger Counsel as may be necessary or appropriate to reflect the terms of the Separation, the OfficeCo Distribution, any OfficeCo Sale and any changes in the facts or the structure of the transaction after the date hereof, containing representations of VEREIT reasonably necessary or appropriate to enable such counsel to render the applicable tax opinions described in Section 6.2(c) and Section 6.3(c) and any similar opinions described in Section 4.1(d)(ii) and Section 4.2(d)(ii).
(e)   Notwithstanding anything to the contrary set forth in this Agreement, (i) nothing contained in this Agreement shall give Realty Income, directly or indirectly, the right to control or direct VEREIT’s or VEREIT’s Subsidiaries’ operations prior to the Closing, (ii) prior to the Closing, VEREIT shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Realty Income shall be required with respect to any matter set forth in Section 4.1 or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable law.
Section 4.2   Covenants of Realty Income.
(a)   From and after the date hereof until the earlier of the Partnership Merger Effective Time or termination of this Agreement in accordance with its terms, and except (i) as expressly contemplated or permitted by this Agreement, (ii) to the extent required in order to effect the Separation and the OfficeCo Distribution on the terms and conditions set forth herein, (iii) as set forth in Section 4.2(a) of the Realty Income Disclosure Letter, (iv) as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Realty Income or any of its Subsidiaries, (v) to the extent action is reasonably taken (or reasonably omitted) in response to Covid-19 or Covid-19 Measures that are reasonably necessary to protect the health and safety of VEREIT’s or its Subsidiaries’ employees and other individuals having business dealings with or relating to VEREIT or any of its Subsidiaries or to respond to third-party supply, customer, service or other business disruptions caused by Covid-19 or any Covid-19 Measures, or (vi) with VEREIT’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), Realty Income agrees as to itself and its Subsidiaries that such entities shall use commercially reasonable efforts to (1) carry on their respective businesses in the ordinary course consistent with past practice in all material respects, (2)maintain their material assets and properties in their current condition in all material respects (normal wear and tear and damage caused by casualty or by any reason outside of Realty Income and its Subsidiaries’ reasonable control excepted), (3)preserve Realty Income’s business organization intact, and to maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors and tenants, (4) maintain all insurance policies in all material respects and (5) maintain the status of Realty Income as a REIT.
(b)   Realty Income agrees as to itself and its Subsidiaries that, from the date hereof until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, except (1) as expressly contemplated or permitted by this Agreement, (2) to the extent required in order to effect the Separation or the OfficeCo Distribution in accordance with the terms set forth on Exhibit A, (3) as set forth in Section 4.2(b) of the Realty Income Disclosure Letter, (4) as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Realty Income or any of its Subsidiaries, or (5) with VEREIT’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), such entities shall not:
(i)   (A) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (B) repurchase, redeem or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than (1) repurchases, redemptions or exchanges of partnership units of Realty Income, L.P. for Realty Income Common Stock required pursuant to the Realty Income Partnership Agreement, or (2) acquisitions of shares of Realty Income Common Stock tendered by holders of, or otherwise deliverable pursuant to, Realty Income Equity Awards in accordance with the terms of the applicable Realty Income Equity Plan in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto;
(ii)   amend or propose to amend the organizational documents of Realty Income, Merger Sub 1 or Merger Sub 2;
(iii)   except as disclosed in any Realty Income SEC Document filed prior to the date of this Agreement, (x) fail to maintain all financial books and records in all material respects in accordance with GAAP or (y) change its methods of accounting in effect as of December 31, 2020, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law, the SEC or the Financial Accounting Standards Board or any similar organization;
(iv)   adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving existing wholly owned Subsidiaries that would not reasonably expected to prevent or materially impede, hinder or delay the consummation of the transactions contemplated by this Agreement;
(v)   waive the excess share provisions of, or otherwise grant or increase an exception to or waiver of any ownership limits set forth in, the organizational documents of Realty Income or any of its Subsidiaries for any person (other than VEREIT, VEREIT OP or any of their respective Subsidiaries);
(vi)   take any action, or fail to take any action, which would reasonably be expected to cause Realty Income to fail to qualify as a REIT or any of its Subsidiaries to cease to be treated as a partnership or disregarded entity for federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;
(vii)   take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or
(viii)   agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.2.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Realty Income from taking any action, at any time or from time to time, that in the reasonable judgment of the Board of Directors of Realty Income, upon advice of tax counsel to Realty Income, is reasonably necessary for Realty Income to avoid incurring entity level income or excise Taxes under the Code or maintain its qualification as a REIT under the Code, including making dividend or other distribution payments to stockholders of Realty Income in accordance with this Agreement or otherwise or to qualify or preserve the status of any Subsidiary of Realty Income as a disregarded entity or partnership for federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be.
(d)   Realty Income shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions referred to in Section 6.2(d) and Section 6.3(c), (ii) use its reasonable best efforts to obtain or cause to be provided opinions of counsel consistent with the opinions of counsel referred to in Section 6.2(d) and Section 6.3(c) but dated as of the effective date of the Form S-4, to the extent required for the Form S-4 to be declared effective by the SEC, (iii) deliver to Realty Income REIT Counsel an officer’s certificate, dated as of the Closing Date and as of the effective date of the Form S-4, as applicable, signed by an officer of Realty Income and in form and substance reasonably satisfactory to Realty Income REIT Counsel and VEREIT (it being agreed and understood that an officer’s certificate substantially similar to the draft officer’s certificate provided to VEREIT prior to the date of this Agreement, if any, will be in form and substance reasonably satisfactory to VEREIT subject to reasonable changes to take into account Realty Income’s ownership of VEREIT’s assets following the Merger and any changes in fact or law), containing representations of Realty Income reasonably necessary or appropriate to enable Realty Income REIT Counsel to render the tax opinion described in Section 6.2(d) and any similar opinion described in Section 4.2(d)(ii), and (iv) deliver to Realty Income Merger Counsel and VEREIT Merger Counsel a tax representation letter in form and substance substantially as set forth in Section 4.2(d) of the Realty Income Disclosure Letter, with such changes as are mutually agreeable to Realty Income, VEREIT, Realty Income Merger Counsel and VEREIT Merger Counsel (such agreement not to be unreasonably withheld, conditioned or delayed) and such changes reasonably acceptable to VEREIT Merger Counsel and Realty Income Merger Counsel as may be necessary or appropriate to reflect the terms of the Separation, the OfficeCo Distribution, any OfficeCo Sale and any changes in the facts or the structure of the transaction after the date hereof, containing representations of Realty Income and Merger Sub I reasonably necessary or appropriate to enable such counsel to render the applicable tax opinions described in Section 6.2(c) and Section 6.3(c) and any similar opinions described in Section 4.2(d)(ii) and Section 4.1(d)(ii).
ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1   Preparation of Proxy Statement; Stockholders Meetings.
(a)   As promptly as reasonably practicable following the date hereof, each of the parties hereto shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the VEREIT stockholders at the VEREIT Stockholders Meeting (as defined below) and to the Realty Income stockholders at the Realty Income Stockholders Meeting (as defined below) (such joint proxy statement/prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and Realty Income (and, if required, Merger Sub 1 and Merger Sub 2) shall prepare and file with the SEC a registration statement on Form S-4 (of which the Joint Proxy Statement/Prospectus shall be a part) with respect to the Realty Income Stock Issuance (such Form S-4, and any amendments or supplements thereto, the “Form S-4”). Each of the parties hereto shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the transactions contemplated thereby. VEREIT and Realty Income shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus or the Form S-4 received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings made with the SEC. Each party shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Mergers and the Realty Income Stock Issuance, and each party shall furnish all information concerning it and the holders of its capital stock or shares of common stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Realty Income Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Partnership Merger Effective Time, any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party, and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of VEREIT and Realty Income.
(b)   VEREIT shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the “VEREIT Stockholders Meeting”) for the purpose of obtaining the VEREIT Required Stockholders Vote. Unless a Change in VEREIT Recommendation (as defined below) has occurred in accordance with Section 5.4, the Board of Directors of VEREIT shall use its reasonable best efforts to obtain from the stockholders of VEREIT the VEREIT Required Stockholders Vote. VEREIT covenants that, unless a Change in VEREIT Recommendation has occurred in accordance with Section 5.4, VEREIT will, through its Board of Directors, recommend to its stockholders approval of the Merger and further covenants that the Joint Proxy Statement/Prospectus and the Form S-4 will include such recommendation. Notwithstanding the foregoing provisions of this Section 5.1(b), if, on a date for which the VEREIT Stockholders Meeting is scheduled, VEREIT has not received proxies representing a sufficient number of shares of VEREIT Common Stock to obtain the VEREIT Required Stockholders Vote, whether or not a quorum is present, VEREIT shall have the right to make one or more successive postponements or adjournments of the VEREIT Stockholders Meeting; provided that the VEREIT Stockholders Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the VEREIT Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). VEREIT agrees that, unless this Agreement shall have been terminated in accordance with Section 7.1, its obligations to hold the VEREIT Stockholders Meeting pursuant to this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to VEREIT of any Acquisition Proposal (as defined below) or by any Change in VEREIT Recommendation.
(c)   Realty Income shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the “Realty Income Stockholders Meeting”) for the purpose of obtaining the Realty Income Required Stockholders Vote. Unless a Change in Realty Income Recommendation has occurred in accordance with Section 5.4, the Board of Directors of Realty Income shall use its reasonable best efforts to obtain from the stockholders of Realty Income the Realty Income Required Stockholders Vote. Realty Income covenants that, unless a Change in Realty Income Recommendation has occurred in accordance with Section 5.4, Realty Income will, through its Board of Directors, recommend to its stockholders approval of the Realty Income Stock Issuance and further covenants that the Joint Proxy Statement/Prospectus and the Form S-4 will include such recommendation. Notwithstanding the foregoing provisions of this Section 5.1(c), if, on a date for which the Realty Income Stockholders Meeting is scheduled, Realty Income has not received proxies representing a sufficient number of shares of Realty Income Common Stock to obtain the Realty Income Required Stockholders Vote, whether or not a quorum is present, Realty Income shall have the right to make one or more successive postponements or adjournments of the Realty Income Stockholders Meeting; provided that the Realty Income Stockholders Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Realty Income Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Realty Income agrees that, unless this Agreement shall have been terminated in accordance with Section 7.1, its obligations to hold the Realty Income Stockholders Meeting pursuant to this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Realty Income of any Acquisition Proposal or by any Change in Realty Income Recommendation.
(d)   Each of the parties hereto shall use their reasonable best efforts to cause the VEREIT Stockholders Meeting and the Realty Income Stockholders Meeting to be held on the same date.
Section 5.2   Access to Information.
(a)   For purposes of facilitating the transactions contemplated hereby, and subject to applicable Law, upon reasonable request and advance notice, each of the parties hereto shall (and shall cause each of their respective Subsidiaries to) afford to the Representatives of the other parties reasonable access, during normal business hours and in accordance with reasonable procedures established by such party, during the period prior to the Partnership Merger Effective Time, to all its properties (other than for purposes of invasive testing), books, Contracts, records and Representatives, and, during such period, each of the parties shall (and shall cause each of their respective Subsidiaries to) make available to the other parties, upon any other party’s reasonable request, (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws, or the rules and regulations of self-regulatory organizations (other than reports or documents which such party is not permitted to disclose under applicable Law) and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that (x) any physical access to the properties, information and personnel of any party and its Subsidiaries may be limited to the extent such party reasonably determines in good faith, in light of COVID-19 or any COVID-19 Measures, that such access would reasonably be expected to jeopardize the health and safety of any employee of such party or its Subsidiaries, and (y) Realty Income and its Subsidiaries shall only be required to provide access or make available such information pursuant to the foregoing sentence to the extent such information is necessary for VEREIT and its Subsidiaries’ to consummate the transactions contemplated by this Agreement. Notwithstanding anything in this Section 5.2(a) to the contrary, neither Realty Income nor VEREIT nor any of their respective Subsidiaries or representatives shall, without the other party’s prior consent (not to be unreasonably withheld conditioned or delayed), communicate with any employees of the other party, other than, with respect to Realty Income, the employees set forth on Section 5.2 of the Realty Income Disclosure Letter, and with respect to VEREIT, the employees set forth on Section 5.2 of the VEREIT Disclosure Letter; provided that the parties shall, following the date hereof, promptly develop a mutually acceptable protocol to manage communications between the parties and their employees. In addition, neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law, rule, regulation, order, judgment or decree. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding anything contained in this Agreement to the contrary, neither Realty Income nor VEREIT shall be required to provide any access or make any disclosure to the other pursuant to this Section 5.2 to the extent such access or information is reasonably pertinent to a litigation where Realty Income or any of its affiliates, on the one hand, and VEREIT or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties.
(b)   The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the Amended and Restated Confidentiality Agreement between VEREIT and Realty Income, dated as of March 12, 2021, and as it may be amended from time to time (the “Confidentiality Agreement”), which Confidentiality Agreement will remain in full force and effect; provided that in the event this Agreement is terminated at any time prior to the Effective Time, the terms of the Confidentiality Agreement shall survive for a period of two (2) years following such termination.
Section 5.3   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do promptly, or cause to be done promptly, and to assist and cooperate with each other in doing, all things necessary, proper or advisable under applicable Law to cause the conditions in Article IV to be satisfied and to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Mergers and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of the parties hereto agrees to (i) use its reasonable best efforts to cooperate with the other party in determining which filings are required to be made prior to the Closing with, and which consents, clearances, approvals, waiting period expirations or terminations, Permits or authorizations are required to be obtained prior to the Closing from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement and in timely making all such filings, (ii) promptly furnish the other party, subject in appropriate cases to appropriate confidentiality agreements to limit disclosure to outside lawyers and consultants, with such information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations and submissions of information to any Governmental Entity, (iii) supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to any applicable Laws by any Governmental Entity, and (iv) take or cause to be taken all other actions necessary, proper or advisable to obtain applicable clearances, consents, authorizations, approvals or waivers and cause the expiration or termination of the applicable waiting periods with respect to the Merger and the other transactions contemplated by this Agreement under any applicable Laws as promptly as practicable. In addition, each of Realty Income and VEREIT shall use reasonable best efforts to obtain all consents, approvals, waivers, licenses, permits, franchises, authorizations or Orders (“Consents”) of Persons other than Governmental Entities that are necessary, proper or advisable to consummate the Mergers, the Separation, the OfficeCo Distribution and the other transactions contemplated thereby; provided, however, that, except as otherwise provided in Section 5.15 or Exhibit A of this Agreement, none of Realty Income, VEREIT nor any of their respective Subsidiaries shall be required to make, or commit or agree to make, any concession or payment to, or incur any liability to, any such non-Governmental Entity to obtain any such Consent that is not contingent on the closing of the Merger (unless the parties mutually consent to such concession, payment or liability (such consent not to be unreasonably withheld, conditioned or delayed)).
(b)   Each of the parties hereto shall, in connection with the efforts referenced in Section 5.3(b), use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly notify the other party of any communication concerning this Agreement or any of the transactions contemplated hereby to that party from or with any Governmental Entity and consider in good faith the views of the other party and keep the other party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other with any written notices or other communications received by such party from, or given by such party to, any Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, except that any materials concerning one party’s valuation of the other party may be redacted; and (iii) permit the other party to review in draft any proposed communication to be submitted by it to any Governmental Entity with reasonable time and opportunity to comment, and consult with each other in advance of any in-person or telephonic meeting or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and, to the extent permitted by the applicable Governmental Entity or Person, not agree to participate in any meeting or discussion with any Governmental Entity relating to any filings or investigations concerning this Agreement and or any of the transactions contemplated hereby unless it invites the other party’s Representatives to attend in accordance with applicable Laws. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 5.3 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(c)   In furtherance and not in limitation of the foregoing, each of the parties hereto shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Laws, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Entity vacated or reversed).
(d)   Each of VEREIT, the Board of Directors of VEREIT, Realty Income and the Board of Directors of Realty Income shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers, the Separation, the OfficeCo Distribution or any other transactions contemplated hereby, use all reasonable best efforts to ensure that the Mergers, the OfficeCo Distribution and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers and the other transactions contemplated hereby.
Section 5.4   Acquisition Proposals.
(a)   Each of VEREIT and Realty Income agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share sale, share exchange, asset sale, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any purchase or sale of 20% or more of the consolidated assets (including stock or other ownership interests) of it and its Subsidiaries, taken as a whole and determined on a fair market value basis, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the stockholders or other equity interest holders of such Person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction), in each case, other than any proposal, offer or transaction expressly permitted by Section 5.15(d) (any such proposal, offer or transaction (other than a proposal or offer made by one party to this Agreement or any Subsidiary thereof to another party to this Agreement or any Subsidiary thereof or any proposal, offer or transaction expressly permitted by Section 5.15(d)) being hereinafter referred to as an “Acquisition Proposal”), (ii) participate in any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal (an “Acquisition Agreement”) or (iv) propose or agree to do any of the foregoing.
(b)   (i)   Notwithstanding the foregoing, the Board of Directors of VEREIT and the Board of Directors of Realty Income shall each be permitted, prior to its respective meeting of stockholders to be held pursuant to Section 5.1, and subject to (A) compliance with the other terms of this Section 5.4 and (B) first entering into a confidentiality agreement having provisions that are no less favorable to such party than those contained in the Confidentiality Agreement (provided that such agreement need not contain any standstill or similar provision prohibiting the making of an Acquisition Proposal), to engage in discussions and negotiations with, or provide any nonpublic information or data to, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person first made after the date of this Agreement (that did not result from a material breach of this Section 5.4) and which the Board of Directors of VEREIT or the Board of Directors of Realty Income, as applicable, concludes in good faith (after consultation with outside legal counsel and financial advisors) constitutes or is reasonably likely to result in a Superior Proposal, if and only to the extent that the directors of VEREIT or of Realty Income, as applicable, conclude in good faith (after consultation with their outside legal counsel) that failure to do so would reasonably be expected to result in a breach of their duties to VEREIT or Realty Income, as applicable. VEREIT or Realty Income, as applicable, shall provide the other with a copy of any nonpublic information or data provided to a third party pursuant to the prior sentence prior to or substantially concurrently with furnishing such information to such third party (except to the extent that such nonpublic information or data shall have been previously provided to the other party).

(ii)   Each party shall notify the other party promptly (but in no event later than twenty-four (24) hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to such party or any of its Subsidiaries by any person that informs such party or any of its Subsidiaries that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any person seeking to have discussions or negotiations with such party relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or written correspondence). Each party shall also promptly, and in any event within twenty-four (24) hours, notify the other party, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any person in accordance with this Section 5.4(b) and keep the other party reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a reasonably current basis, including by providing a copy of all material documentation or written correspondence relating thereto. Notwithstanding anything to the contrary in this Agreement, each party may contact any Person submitting an Acquisition Proposal after the date of this Agreement (that did not result from a material breach of this Section 5.4) to clarify and understand the terms of the Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal.
(iii)   Except as provided in Section 5.4(b)(iv) or Section 5.4(b)(v), neither the Board of Directors of VEREIT, the Board of Directors of Realty Income, nor any committee thereof shall (a) withhold, withdraw, modify or qualify in any manner adverse to the other party, or propose publicly to withhold, withdraw, modify or qualify in any manner adverse to the other party, the approval, recommendation or declaration of advisability by the Board of Directors of VEREIT or the Board of Directors of Realty Income, as applicable, or any such committee thereof with respect to this Agreement or the transactions contemplated hereby, (b) fail to include the approval, recommendation or declaration of advisability by the Board of Directors of VEREIT or the Board of Directors of Realty Income, as applicable, or any such committee thereof with respect to this Agreement or the transactions contemplated hereby in the Joint Proxy Statement/Prospectus, (c) make or publicly propose to make any recommendation in connection with a tender offer or exchange offer commenced by a third party other than a recommendation against such offer or a customary “stop, look and listen” communication or (d) in the event an Acquisition Proposal has been publicly announced or publicly disclosed, fail to publicly reaffirm the approval, recommendation or declaration of advisability by the Board of Directors of VEREIT or the Board of Directors of Realty Income, as applicable, or any such committee thereof with respect to this Agreement or the transactions contemplated hereby within five (5) Business Days of the other party’s written request that Realty Income or VEREIT, as applicable, do so (provided that a party shall be entitled to make such a written request for reaffirmation only once with respect to each Acquisition Proposal and once for each material amendment to each such Acquisition Proposal) (any of the foregoing (a), (b), (c) or (d), a “Change in VEREIT Recommendation” or a “Change in Realty Income Recommendation,” respectively).
(iv)   Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the Board of Directors of VEREIT or Board of Directors of Realty Income, as applicable, may make a Change in VEREIT Recommendation or a Change in Realty Income Recommendation, as applicable (and in the event that the Board of Directors of VEREIT determines such Acquisition Proposal to be a Superior Proposal, in accordance with this Section 5.4, terminate this Agreement pursuant to Section 7.1(d)(i)), in each case (including with respect to any such termination), if and only if (A) an unsolicited bona fide written Acquisition Proposal (that did not result from a material breach of this Section 5.4) is made to VEREIT or Realty Income, as applicable, by a third party, and such Acquisition Proposal is not withdrawn, (B) the Board of Directors of VEREIT or the Board of Directors of Realty Income, as applicable, has concluded in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of VEREIT or of Realty Income, as applicable, has concluded in good faith (after consultation with its outside legal counsel) that failure to do so would reasonably be expected to result in a breach of its duties to VEREIT or Realty

Income, as applicable, (D) four (4) Business Days (the “Notice Period”) shall have elapsed since the party proposing to take such action has given written notice to the other party advising such other party that the notifying party intends to take such action and specifying in reasonable detail the reasons therefor, including the terms and conditions of any such Superior Proposal that is the basis of the proposed action (a “Notice of Recommendation Change”) (it being understood that any amendment to any material term of such Superior Proposal shall require a new Notice of Recommendation Change and a new Notice Period, except that the four (4) Business Day Notice Period referred to in clause (D) above shall instead be equal to the longer of (1) three (3) Business Days or (2) the period remaining under the Notice Period under clause (D) above immediately prior to the delivery of such additional notice under this clause (D)), (E) during the Notice Period, the notifying party has considered and, at the reasonable request of the other party, engaged in good faith discussions with such party regarding, any adjustment or modification of the terms of this Agreement proposed by the other party, and (F) the Board of Directors of the party proposing to take such action, following the Notice Period, again reasonably determines in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of this Agreement proposed by the other party) that failure to do so would reasonably be expected to result in a breach of its duties to such party.
(v)   Notwithstanding anything in this Agreement to the contrary, in circumstances not involving or relating to an Acquisition Proposal, the Board of Directors of VEREIT or Board of Directors of Realty Income, as applicable, may make a Change in VEREIT Recommendation or a Change in Realty Income Recommendation, as applicable, if and only if (A) a material development or material change in circumstances has first occurred or arisen after the date of this Agreement that was neither known to such party nor reasonably foreseeable as of the date of this Agreement; provided, that (x) such change or development does not relate to an Acquisition Proposal and (y) in no event shall the fact in and of itself that VEREIT or Realty Income meets or exceeds or fails to meet or exceed internal or published projections, forecasts or revenue or earnings predictions for any period constitute such a material development or material change in circumstances that was not reasonably foreseeable as of the date of this Agreement (but the foregoing shall not exclude any change or development underlying such failure to meet or exceed such projections, forecasts or predictions), (B) the Board of Directors of the party proposing to take such action has first reasonably determined in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be expected to result in a breach of its duties to such party, (C) the Notice Period shall have elapsed since the party proposing to take such action has given a Notice of Recommendation Change to the other party advising that the notifying party intends to take such action and specifying in reasonable detail the reasons therefor, (D) during the Notice Period, the notifying party has considered and, at the reasonable request of the other party, engaged in good faith discussions with such party regarding, any adjustment or modification of the terms of this Agreement proposed by the other party, and (E) the Board of Directors of the party proposing to take such action, following the Notice Period, again reasonably determines in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of this Agreement proposed by the other party) that failure to do so would reasonably be expected to result in a breach of its duties to such party.
(vi)   Nothing contained in this Section 5.4 shall prohibit either party or its Subsidiaries from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including Section 7.1(d) or Section 7.1(e), as applicable; and provided, further that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of such party, as applicable, with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Change in VEREIT Recommendation or Change in Realty Income Recommendation, as applicable, unless the Board of Directors of such party, in connection with such communication publicly states that its recommendation with respect to this Agreement and the transactions contemplated hereby has not changed or refers to the prior recommendation of such party, without disclosing any Change in VEREIT Recommendation or Change in Realty Income Recommendation, as applicable.
(c)   Each of VEREIT and Realty Income agrees that (i) it will and will cause its Subsidiaries, and its and their Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and (ii) except with respect to VEREIT and its Subsidiaries, it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal, and will use reasonable efforts to enforce the provisions of such agreements. Each of VEREIT and Realty Income agrees that it will use its reasonable best efforts to promptly inform its and its Subsidiaries’ respective Representatives of the obligations undertaken in this Section 5.4.
(d)   Neither party shall submit to the vote of its stockholders any Acquisition Proposal other than the Merger, the Realty Income Stock Issuance and the other transactions contemplated hereby prior to the termination of this Agreement.
(e)   For purposes of this Agreement, “Superior Proposal” for VEREIT or Realty Income means a bona fide written Acquisition Proposal that the Board of Directors of VEREIT or Board of Directors of Realty Income, respectively, concludes in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and certainty and speed of Closing), (i) is more favorable to the stockholders of VEREIT or Realty Income, respectively, than the transactions contemplated by this Agreement, and (ii) is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.4(a), except that the reference to “20% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “75% or more.”
Section 5.5   NYSE Listing.   Realty Income shall use reasonable best efforts to cause (a) the shares of Realty Income Common Stock to be issued in the Mergers and (b) the shares of Realty Income Common Stock to be reserved for issuance upon exercise or settlement of Realty Income Equity Awards issued at the Effective Time to be approved for listing on the NYSE, subject to official notice of issuance.
Section 5.6   Employee Matters.
(a)   For a period of one (1) year following the Effective Time (or, if earlier, the date of the applicable employee’s termination of employment), Realty Income shall provide, or shall cause to be provided, to each employee of VEREIT and its Subsidiaries immediately prior to the Effective Time (each, a “VEREIT Employee”), for so long as such VEREIT Employee continues employment with Realty Income or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time (and in the case of clause (iv), for the applicable period following termination of such VEREIT Employee’s employment), (i) at least the base compensation provided to such VEREIT Employee immediately prior to the Effective Time; (ii) an annual bonus opportunity that is no less favorable than is provided to similarly situated employees of Realty Income or its Subsidiaries; (iii) long-term incentive award opportunities, whether cash or equity, that are no less favorable than are provided to similarly situated employees of Realty Income or its Subsidiaries; (iv) the severance benefits set forth on Section 5.6(a) of the VEREIT Disclosure Letter in accordance with the terms and conditions described thereon; and (v) other employee benefits (excluding, for this purpose, the compensation contemplated by clauses (i)-(iv) above and defined benefit pension plans, post-retirement medical and welfare plans, and retention change in control or similar plans, policies or agreements) that are substantially comparable in the aggregate to those provided to a similarly situated employee of Realty Income or its Subsidiaries; provided that, for purposes of this clause (v), the employee benefits generally provided to employees of VEREIT and its Subsidiaries as of immediately prior to the Effective Time shall be deemed to be substantially comparable in the aggregate to those provided to similarly situated employees of Realty Income or its Subsidiaries, it being understood that the VEREIT Employees may commence participation in the “employee benefit plans,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), maintained by Realty Income or any of its Subsidiaries (collectively, the “New Plans”) at such times as are determined by Realty Income.
(b)   For purposes of any New Plans providing benefits to any VEREIT Employees after the Effective Time, Realty Income shall, or shall cause its applicable Subsidiary to: (i) use commercially reasonable efforts to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the VEREIT Employees and their eligible dependents under any New Plans in which such employees may be eligible to participate after the Effective Time, except, with respect to pre-existing conditions or exclusions, to the extent such pre-existing conditions or exclusions would apply under the analogous VEREIT Benefit Plan; (ii) use commercially reasonable efforts to provide each VEREIT Employee and their eligible dependents under any New Plan with credit for any co-payments and deductibles paid during the portion of the plan year of the corresponding VEREIT Benefit Plan ending on the date such VEREIT Employee’s participation in the New Plan begins (to the same extent that such credit was given under the analogous VEREIT Benefit Plan prior to the date that the VEREIT Employee first participates in the New Plan) in satisfying any applicable deductible or out-of-pocket requirements under the New Plan; and (iii) recognize all service of the VEREIT Employees with VEREIT and its Subsidiaries (and any predecessors or affiliates thereof), for all purposes in any New Plan in which such employees may be eligible to participate after the Effective Time to the same extent such service was taken into account under the analogous VEREIT Benefit Plan prior to the date that the VEREIT Employee first participates in the New Plan; provided, however, that the foregoing clause (iii) shall not apply (A) to the extent it would result in duplication of benefits, or (B) for any purpose with respect to any defined benefit pension plan, postretirement welfare plan or any New Plan under which similarly situated employees of Realty Income and its Subsidiaries do not receive credit for prior service or that is grandfathered or frozen, either with respect to level of benefits or participation.
(c)   If the parties agree (which agreement shall not be unreasonably withheld, conditioned or delayed) not less than ten (10) Business Days before the Closing Date, VEREIT shall adopt resolutions and take such corporate action as is necessary to terminate the VEREIT Benefit Plans that are Tax-qualified defined contribution plans (collectively, the “VEREIT Qualified DC Plan”), effective as of the day prior to the Closing Date. The form and substance of such resolutions and any other actions taken in connection with the foregoing termination shall be subject to the review and comment of Realty Income (which comments shall be considered by VEREIT in good faith). If the VEREIT Qualified DC Plan is terminated prior to the Closing Date, Realty Income shall cause the VEREIT Employees who participated in the VEREIT Qualified DC Plan as of the day prior to the Closing Date to be eligible to participate in a Tax-qualified defined contribution plan of Realty Income or a Subsidiary thereof on the Closing Date. Upon the distribution of the assets in the accounts under the VEREIT Qualified DC Plan to the participants, Realty Income shall cause an applicable Tax-qualified defined contribution plan of Realty Income or its Subsidiaries to accept a rollover, from such participants who are then actively employed by Realty Income or its Subsidiaries who elect of (i) the cash portion of any “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) to such employee from the VEREIT Qualified DC Plan and (ii) the portion of any such eligible rollover distribution that consists of a promissory note applicable to a loan from the VEREIT Qualified DC Plan to such employee.
(d)   (i)   If the Effective Time occurs prior to the date on which annual bonuses with respect to VEREIT’s 2021 fiscal year are paid to employees of VEREIT and its Subsidiaries (the “2021 Annual Bonus Payment Date”), then Realty Income shall pay to each VEREIT Employee who is eligible to receive an annual cash bonus from VEREIT or a Subsidiary thereof as of immediately prior to the Effective Time under VEREIT’s annual bonus program (the “VEREIT Annual Bonus Program”), (x) if such VEREIT Employee remains actively employed by VEREIT, Realty Income or any of their respective Subsidiaries through December 31, 2021, a 2021 annual bonus in an amount equal to 100% of such VEREIT Employee’s target 2021 annual bonus amount, payable no later than March 15, 2022 or (y) if such VEREIT Employee’s employment is terminated without Cause (as defined in Section 5.6(d) of the VEREIT Disclosure Schedule) by Realty Income or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) on or after the Effective Time and prior to December 31, 2021, a prorated 2021 annual bonus, payable within thirty (30) days following termination of employment, equal to the product of (A) the amount equal to 100% of such VEREIT Employee’s target 2021 annual bonus amount, multiplied by (B) a fraction, the numerator of which is the number of days during 2021 that the VEREIT Employee was employed by VEREIT, Realty Income or any of their respective Subsidiaries and the denominator of which is 365 (provided that such prorated 2021 annual bonus shall not be payable to any VEREIT Employee who is otherwise entitled to receive, and does receive, a prorated annual bonus payment for the same period of service under the terms of such VEREIT Employee’s employment agreement with VEREIT or pursuant to any other VEREIT plan, policy agreement or arrangement).
(ii)   If the Effective Time occurs on or after January 1, 2022, then Realty Income shall pay to each VEREIT Employee who is eligible to receive an annual cash bonus from VEREIT or a Subsidiary thereof as of immediately prior to the Effective Time under the VEREIT Annual Bonus Program, whose employment is terminated without Cause (as defined in Section 5.6(d) of the VEREIT Disclosure Schedule) by Realty Income or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) on or within ninety (90) days following the Effective Time, a prorated 2022 annual bonus, payable within thirty (30) days following termination of employment, equal to the product of (x) the amount equal to 100% of such VEREIT Employee’s target 2022 annual bonus amount (or target 2021 annual bonus amount if the 2022 annual bonus target has not yet been set) under the VEREIT Annual Bonus Program, multiplied by (y) a fraction, the numerator of which is the number of days during 2022 that the VEREIT Employee was employed by VEREIT, Realty Income or any of their respective Subsidiaries and the denominator of which is 365 (provided that such prorated 2022 annual bonus shall not be payable to any VEREIT Employee who is otherwise entitled to receive, and does receive, a prorated annual bonus payment for the same period of service under the terms of such VEREIT Employee’s employment agreement with VEREIT or pursuant to any other VEREIT plan, policy agreement or arrangement).
(e)   Realty Income and VEREIT shall cooperate in good faith in order to include provisions substantially similar to the provisions of this Section 5.6 in the documentation for the OfficeCo Distribution with respect to employees of OfficeCo who were employed by VEREIT and its Subsidiaries as of immediately prior to the Effective Time.
(f)   The provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, no current or former director, employee or other service provider or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Realty Income Benefit Plan, VEREIT Benefit Plan or other compensation or Benefit Plan or arrangement for any purpose. Without limiting the generality of the foregoing, nothing contained in this Agreement shall obligate Realty Income, VEREIT or any of their respective affiliates to (i) maintain any particular Benefit Plan or (ii) retain the employment or services of any current or former director, employee or other service provider.
Section 5.7   Fees and Expenses.   Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, except as otherwise provided in Section 7.2, Section 5.15 or Exhibit A and except that (a) if the Mergers are consummated, the Surviving Corporation shall pay, or cause to be paid, any and all Transfer Taxes imposed in connection with the Mergers, and (b) expenses incurred in connection with filing, printing and mailing the Joint Proxy Statement/Prospectus, the Form S-4, the OfficeCo Distribution Prospectus and the Form 10 and filing fees of the parties to this Agreement in connection with any filings required under the Laws governing antitrust or merger control matters related to the transactions contemplated by this Agreement shall be shared equally by VEREIT and Realty Income.
Section 5.8   Governance.
(a)   Realty Income and the Board of Directors of Realty Income, as applicable, shall take all actions necessary so that, as of the Effective Time, two (2) individuals who are members of the Board of Directors of VEREIT as of the date hereof and who shall be mutually selected and agreed upon by the Board of Directors of VEREIT and the Board of Directors of Realty Income prior to the Closing Date, and who have consented to serve on the Board of Directors of Realty Income following the Effective Time, shall be elected or appointed to the Board of Directors of Realty Income. Prior to the Closing Date, Realty

Income shall provide VEREIT with a true and correct copy of the resolutions of the Board of Directors of Realty Income providing for the appointment, effective as of the Effective Time, of such individuals.
(b)   From and after the Effective Time, the parties intend to maintain the current office of VEREIT located in Phoenix, Arizona for a period of at least seven years from the date of this Agreement.
Section 5.9   Exculpation; Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, Realty Income shall, to the fullest extent permitted by applicable Law, exculpate, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of VEREIT, Realty Income or their respective Subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts arising from any claim, action, suit, proceeding or investigation based in whole or in part on the fact that such Person is or was a director, officer, manager or general partner of VEREIT, Realty Income or their respective Subsidiaries, as applicable, or was prior to the Effective Time serving at the request of any such party as a director or officer of another Person, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), in each case, to the same extent such Persons are exculpated or indemnified or have the right to advancement of expenses as of the date of this Agreement by VEREIT, Realty Income or any of their respective Subsidiaries pursuant to any of their organizational documents or applicable Law in existence on the date hereof.
(b)   Prior to the Effective Time, each of VEREIT and Realty Income may obtain and fully pay for “tail” prepaid insurance policy(ies), each with a claim period of six (6) years from and after the Effective Time from an insurance carrier believed to be sound and reputable, with respect to directors’ and officers’ liability insurance and fiduciary insurance (“VEREIT D&O Insurance” and “Realty Income D&O Insurance”) for the current and former directors and officers of VEREIT, Realty Income and their respective Subsidiaries, as applicable, as to the status of each such person as a director or officer of VEREIT, Realty Income or any of their respective Subsidiaries or the service of each such person prior to the Effective Time at the request of any such party as a director or officer of another Person and for facts or events that occurred at or prior to the Effective Time, each of which VEREIT D&O Insurance and Realty Income D&O Insurance: (i) shall not have an annual premium in excess of 300% of the last annual premium paid by VEREIT (in the case of VEREIT D&O Insurance) or Realty Income (in the case of Realty Income D&O Insurance) (300% of such last annual premium paid by VEREIT, the “VEREIT Maximum Premium” and 300% of such last annual premium paid by Realty Income, the “Realty Income Maximum Premium”, with respect to, as applicable, the existing directors’ and officers’ liability insurance and fiduciary insurance) prior to the date hereof for its existing directors’ and officers’ liability insurance and fiduciary insurance; and (ii) shall have terms, conditions, retentions and limits of coverage no less favorable than the existing directors’ and officers’ liability insurance and fiduciary insurance for VEREIT (in the case of the VEREIT D&O Insurance) and Realty Income (in the case of the Realty Income D&O Insurance) with respect to matters existing or occurring prior to the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and consummation of the transaction contemplated hereby); provided, however, that if terms, conditions, retentions and limits of coverage at least as favorable as the existing directors’ and officers’ liability insurance and fiduciary insurance for VEREIT or Realty Income cannot be obtained or can be obtained only by paying an annual premium in excess of the applicable VEREIT Maximum Premium (in the case of the VEREIT D&O Insurance) or the applicable Realty Income Maximum Premium (in the case of the Realty Income D&O Insurance), VEREIT or Realty Income, as the case may be, may obtain as much similar insurance as is reasonably practicable for an annual premium equal to the applicable VEREIT Maximum Premium (in the case of the VEREIT D&O Insurance) or the applicable Realty Income Maximum Premium (in the case of the Realty Income D&O Insurance). After the Effective Time, Realty Income shall maintain such directors’ and officers’ liability insurance and fiduciary insurance policies in full force and effect for each of their full six (6) year terms and continue to honor its respective obligations under each policy. If VEREIT or Realty Income for any reason does not obtain such “tail” prepaid insurance as of the Effective Time, Realty Income (i) shall continue to maintain in effect, for a period of six (6) years from and after the Effective Time for the respective current and former directors and officers of VEREIT, Realty Income and their respective Subsidiaries as to the status of each such Person as a director or officer of VEREIT, Realty Income or their respective Subsidiaries, as the case may be, and for facts or events that occurred at or prior to the Effective Time, the existing directors’ and officers’ liability insurance and fiduciary insurance of VEREIT or Realty Income, as applicable, each of which insurance shall not have an annual premium in excess of the applicable VEREIT Maximum Premium (in the case of the VEREIT D&O Insurance) or the applicable Realty Income Maximum Premium (in the case of the Realty Income D&O Insurance) and shall have terms, conditions, retentions and limits of coverage at least as favorable as the existing directors’ and officers’ liability insurance and fiduciary insurance for VEREIT and Realty Income, as applicable, with respect to matters existing or occurring prior to the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and consummation of the transaction contemplated hereby); provided, however, that if terms, conditions, retentions and limits of coverage at least as favorable as such existing insurance cannot be obtained or can be obtained only by paying an annual premium in excess of the applicable VEREIT Maximum Premium or the applicable Realty Income Maximum Premium, Realty Income shall only be required to obtain as much similar insurance as is reasonably practicable for an annual premium equal to the applicable VEREIT Maximum Premium or the applicable Realty Income Maximum Premium; and (ii) shall maintain such respective directors’ and officers’ liability insurance and fiduciary insurance policies in full force and effect for each of their full six (6) year terms and continue to honor its obligations under each policy.
(c)   If Realty Income or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Realty Income shall assume the obligations set forth in this Section 5.9. Without limiting the generality of the foregoing, any obligation of Realty Income to maintain and honor insurance policies pursuant to this Section 5.9 shall survive the Separation and the OfficeCo Distribution.
(d)   Realty Income shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9; provided, that such Indemnified Party provides an undertaking to repay such expenses to the extent it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.
(e)   The provisions of this Section 5.9 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives, shall be binding on all successors and assigns of Realty Income and VEREIT shall not be amended in a manner that is adverse to any Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of such Indemnified Party (including such successors, assigns and heirs) affected thereby, and (ii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses or contribution that any such Person may have by contract or otherwise.
Section 5.10   Dividends.
(a)   From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement, neither VEREIT, VEREIT OP nor Realty Income shall make, declare or set aside any dividend or other distribution to its respective stockholders or unitholders without the prior written consent of VEREIT (in the case of Realty Income) or Realty Income (in the case of VEREIT or VEREIT OP); provided, however, that the written consent of the other party shall not be required for the declaration and payment of regular quarterly cash dividends by VEREIT and the declaration and payment of regular quarterly cash distributions by VEREIT OP or monthly (in the case of Realty Income) cash dividends in accordance with past practice at a rate not in excess of the regular cash dividend most recently declared prior to the date of this Agreement with respect to each of the shares of VEREIT Common Stock, shares of VEREIT Series F Preferred Stock, VEREIT Partnership Series F Preferred Units, VEREIT Partnership Common Units and shares of Realty Income Common Stock, respectively, subject to customary increases in accordance with past practices (it being agreed that the timing of any such distributions will be coordinated so that, if either the holders of VEREIT Common Stock or the holders of shares of Realty Income Common Stock receive a distribution for a particular period prior to the Closing Date, then the holders of shares of Realty Income Common Stock and the holders of VEREIT Common Stock, respectively, shall receive a distribution for a comparable period prior to the Closing Date).
(b)   Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of VEREIT and Realty Income, as applicable, shall be permitted to declare and pay a dividend to its stockholders, the record date and payment date for which shall be the close of business on the last Business Day prior to the Closing Date, distributing any amounts determined by such party (in each case in consultation with the other party) to be the minimum dividend required to be distributed in order for such party to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise Tax (any dividend paid pursuant to this paragraph, a “REIT Dividend”).
(c)   If either party determines that it is necessary to declare a REIT Dividend, it shall notify the other party at least twenty (20) days prior to the Partnership Merger Effective Time, and such other party shall be entitled to declare a dividend per share payable (i) in the case of VEREIT, to holders of VEREIT Common Stock, in an amount per share of VEREIT Common Stock equal to the product of (A) the REIT Dividend declared by Realty Income with respect to each share of Realty Income Common Stock and (B) the Exchange Ratio and (ii) in the case of Realty Income, to holders of shares of Realty Income Common Stock, in an amount per share of Realty Income Common Stock equal to the quotient obtained by dividing (x) the REIT Dividend declared by VEREIT with respect to each share of VEREIT Common Stock by (y) the Exchange Ratio. The record date and payment date for any dividend payable pursuant to this Section 5.10(c) shall be the close of business on the last Business Day prior to the Closing Date.
Section 5.11   Public Announcements.   VEREIT and Realty Income shall use reasonable best efforts (a) to develop a joint communications plan, (b) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby (including the Separation and the OfficeCo Distribution) shall be consistent with such joint communications plan, and (c) except in respect of any announcement required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, or as required in connection with required notifications or filings under the HSR Act or any foreign antitrust, competition, or merger control Law or in response to any request by a Governmental Entity investigating the transactions described herein, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby (including the Separation and the OfficeCo Distribution). In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus or OfficeCo Distribution Prospectus in accordance with the provisions of Section 5.1 or as otherwise permitted under Section 5.4, or as required in connection with required notifications or filings under the HSR Act or any foreign antitrust, competition, or merger control Law or in response to any request by a Governmental Entity investigating the transactions described herein, no party shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party’s business, financial condition or results of operations without the consent of such other party, which consent shall not be unreasonably withheld or delayed.
Section 5.12   Additional Agreements.   In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Realty Income with full title to all properties, assets, rights, approvals, immunities and franchises of VEREIT, the proper officers and directors of each party to this Agreement shall take all such necessary action.
Section 5.13   Tax Matters.
(a)   VEREIT and Realty Income agree to use their reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The parties shall treat the Merger as a tax-free “reorganization” under Section 368(a) of the Code and no party shall take any position for tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
(b)   Realty Income shall, with VEREIT’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer, recording, registration, stamp or similar Taxes that become payable in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) and VEREIT and Realty Income shall cooperate to minimize the amount of such Transfer Taxes to the extent permitted by applicable Law. In addition, VEREIT and Realty Income shall cooperate in good faith to minimize (i) the recognition of built-in gain under Treasury Regulation Section 1.337(d)-7(b), and (ii) any state Taxes, in each case, imposed with respect to the transactions contemplated by this Agreement.
Section 5.14   Financing Cooperation.
(a)   Consistent with applicable Laws, VEREIT shall use reasonable best efforts to, and shall cause its Subsidiaries and each of its and its Subsidiaries’ respective officers and employees to use reasonable best efforts to, provide to Realty Income and its Subsidiaries, at Realty Income’s sole expense, all cooperation as may be reasonably requested in writing by Realty Income that is necessary in connection with (i) the Realty Income Credit Agreement Amendment and the Realty Income PPN Amendment, (ii) the arranging, obtaining and syndication of the OfficeCo Debt Financing (as defined in Exhibit A)and (iii) one or more equity or debt offerings of Realty Income, that Realty Income and its Subsidiaries may pursue prior to the Effective Time (any such transaction in clause (ii) or (iii) a “Financing”), including, without limitation, in the event such action is customary in connection with the applicable Financing, using reasonable best efforts to: (i) cooperate with customary marketing efforts relating to such Financing, including assisting in the preparation of customary confidential information memoranda, private placement memoranda, lender presentations, prospectuses, offering memoranda and other customary offering documents and marketing materials; (ii) assist in the preparation of rating agency presentations and participate in a reasonable number of meetings with rating agencies, roadshows, due diligence sessions, drafting sessions and meetings with prospective lenders and debt and equity investors, in each case, by audio or videoconference at such times as coordinated reasonably in advance thereof at mutually agreed times; (iii) deliver documentation and other information reasonably requested by sources of such Financing as promptly as reasonably practicable with respect to (x) applicable “know-your-customer”, FINCEN and anti-money laundering rules and regulations, including the PATRIOT Act and (y) the U.S. Treasury Department’s Office of Foreign Assets Control and the Foreign Corrupt Practices Act, in each case, to the extent such information is required pursuant to the applicable Financing; (iv) deliver as promptly as reasonably practicable all financial information and real property and other diligence materials related to VEREIT and its Subsidiaries customary or reasonably necessary for the completion of such Financing; (v) direct VEREIT’s independent auditors to cooperate with Financing that is a securities offering consistent with their customary practice, including requesting VEREIT’s independent accountants to prepare and deliver customary comfort letters (it being understood that such customary comfort letters shall include a SAS 100 review of any interim financial statements and “negative assurance” comfort covering any “stub” period) if customary for such Financing, in connection with any Financing to the applicable underwriters, arrangers, initial purchasers or placement agents thereof in each case, on customary terms and consistent with the customary practice of such independent accountants; (vi) assist with the preparation of pro forma financial information and pro forma financial statements solely with respect to VEREIT to the extent customary or reasonably necessary for the completion of the Financing, including, if applicable, of the type that would be required by Regulation S-X and Regulation S-K promulgated under the Securities Act for a public offering of securities of Realty Income and for Realty Income’s preparation of pro forma financial statements; (vii) assist in the preparation of customary projections, estimates and other forward looking financial information regarding the future performance of VEREIT to the extent customary or reasonably necessary for the completion of the Financing; and (viii) the execution and delivery of such definitive financing documents, including certificates, credit agreements, note purchase agreements, dealer manager agreements, solicitation agent agreements, authorization letters, guarantees, schedules, legal opinions and other documents, as may be reasonably necessary to facilitate such Financing, in each case in form and substance reasonably satisfactory to the party executing such document; provided that any such documents referred to in this clause (viii) shall be effective no earlier than the Effective Time (other than any authorization letters that are required to be given in advance of such time in order for the Financing to be consummated on or after the Effective Time). VEREIT hereby consents to the use of its and its Subsidiaries’ logos in connection with any Financing; provided that such logos are used solely in a manner that is not intended to or is reasonably likely to harm or disparage VEREIT or its Subsidiaries or the reputation or goodwill of such party or its Subsidiaries. Notwithstanding any other provision set forth herein or in any other agreement between Realty Income and VEREIT or its affiliates, the parties hereto agree that Realty Income may share with the sources of such Financing customary projections and other confidential information with respect to VEREIT (including information about VEREIT’s Subsidiaries) after giving effect to the Merger and the transactions contemplated hereby that the parties have cooperated in preparing, and that Realty Income, its Subsidiaries and such sources of Financing may share information about VEREIT and its Subsidiaries (notwithstanding anything to the contrary herein or in the Confidentiality Agreement) with potential sources of the Financing in connection with any marketing efforts in connection with the Financing, provided that the recipients of such information agree to customary confidentiality arrangements in form and substance reasonably acceptable to VEREIT.
(b)   During the period from the date of this Agreement and the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Interim Period”), Realty Income or one or more of its Subsidiaries may (i) commence any of the following: (A) one or more offers to purchase (including any “change of control offer” under the VEREIT Notes Indenture and/or the notes issued thereunder) any or all of the outstanding debt issued under the VEREIT Notes Indenture for cash (collectively, the “Offers to Purchase”); or (B) one or more offers to exchange any or all of the outstanding debt issued under the VEREIT Notes Indenture for securities issued by the Realty Income or any of its affiliates (the “Offers to Exchange”); and (ii) solicit the consent of the holders of debt issued under the VEREIT Notes Indenture regarding certain proposed amendments thereto (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “Note Offers and Consent Solicitations”); provided that any such notice or offer shall expressly reflect that, and it shall be the case that, the closing of any such transaction shall not be consummated until the Effective Time. Any Note Offers and Consent Solicitations shall be made on such terms and conditions (including price to be paid and conditionality) as are proposed by Realty Income and which are permitted by the terms of the VEREIT Notes Indenture and applicable Laws, including SEC rules and regulations. Realty Income shall consult with VEREIT regarding the material terms and conditions of any Note Offers and Consent Solicitations, including the timing and commencement of any Note Offers and Consent Solicitations and any tender deadlines. Realty Income shall have provided VEREIT with the necessary offer to purchase, offer to exchange, consent solicitation statement, letter of transmittal, press release, if any, in connection therewith, and each other document relevant to the transaction that will be distributed by Realty Income in the applicable Note Offers and Consent Solicitations (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of commencing the applicable Note Offers and Consent Solicitations to allow VEREIT and its counsel to review and comment on such Debt Offer Documents, and Realty Income shall give reasonable and good faith consideration to any comments made or input provided by VEREIT and its legal counsel. Subject to the receipt of the requisite holder consents, in connection with any or all of the Consent Solicitations (including for the avoidance of doubt any other liability management transaction hereunder that includes a Consent Solicitation), VEREIT shall execute a supplemental indenture to the VEREIT Notes Indenture in accordance with the terms thereof amending the terms and provisions thereof as described in the applicable Debt Offer Documents in a form as reasonably requested by Realty Income (the “Supplemental Indenture”); provided that the amendments effected by such supplemental indenture shall not become operative until the Effective Time. During the Interim Period, at Realty Income’s sole expense, VEREIT shall and shall cause its Subsidiaries to, and shall cause its and their Representatives to, provide all cooperation reasonably requested by Realty Income to assist Realty Income in connection with any Note Offers and Consent Solicitations (including using reasonable best efforts to direct VEREIT’s independent accountants to provide customary consents for use of their reports to the extent required in connection with any Note Offers and Consent Solicitations). The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Note Offers and Consent Solicitations will be selected and retained by Realty Income. If, at any time prior to the completion of the Note Offers and Consent Solicitations, VEREIT or any of its Subsidiaries, on the one hand, or Realty Income or any of its Subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall use reasonable best efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Realty Income describing such information shall be disseminated to the holders of the notes outstanding under the VEREIT Notes Indenture.
(c)   Realty Income shall promptly, upon request by VEREIT, reimburse VEREIT and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses paid to third parties (including advisor’s fees and expenses) incurred by VEREIT and its Subsidiaries in connection with the cooperation provided pursuant to this Section 5.14 and indemnify and hold harmless VEREIT, its Subsidiaries and their respective officers, directors and other Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (collectively, “Losses”) suffered or incurred by them in connection with any Financing, any information utilized in connection therewith or any action taken by VEREIT or any Subsidiary of VEREIT pursuant to this Section 5.14, in each case, whether or not the Merger is consummated or this Agreement is terminated; provided, however, that the foregoing indemnity shall not apply with respect to any Losses resulting from any gross negligence or willful misconduct of VEREIT or its Subsidiaries or Representatives or a Willful Breach of VEREIT or any Subsidiary of VEREIT under this Agreement.
(d)   Notwithstanding the requirements of Section 5.14(a), neither VEREIT nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to Section 5.14 that (i) would unreasonably interfere with the business or operations of VEREIT or its Subsidiaries, (ii) would require VEREIT, its Subsidiaries or any Persons who are directors or officers of VEREIT or its Subsidiaries to pass resolutions or consents to approve or authorize the execution of any Financing or any Note Offers or Consent Solicitations or execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is effective prior to the Effective Time, or that would be effective if the Effective Time does not occur (other than (x) authorization letters contemplated by Section 5.14(a)(viii) and (y) to the extent required to be executed or delivered prior to the Effective Time pursuant to Section 5.14(a)), (iii) would cause any representation or warranty in this Agreement to be breached by VEREIT or any of its Subsidiaries, (iv) would require VEREIT or any of its Subsidiaries to pay any commitment or other similar fee prior to the Effective Time or incur any other expense, liability or obligation in connection with any Financing or any Note Offers and Consent Solicitations prior to the Effective Time, or have any obligation of VEREIT or any of its Subsidiaries under any agreement, certificate, document or instrument be effective until the Effective Time, (v) could reasonably be expected to cause any director, officer or employee or stockholder of VEREIT or any of its Subsidiaries to incur any personal liability, (vi) could reasonably be expected to conflict with the organizational documents of VEREIT or its Subsidiaries or any Laws, (vii) could reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any contract to which VEREIT or any of its Subsidiaries is a party, (viii) would require providing access to or disclosing information that would reasonably be expected to jeopardize any attorney-client privilege of VEREIT or any of its Subsidiaries, (ix) would require delivering or causing to be delivered any opinion of counsel in connection with any Financing or any Note Offers or Consent Solicitations (other than to the extent required by Section 5.14(b) in connection with the entry into a Supplemental Indenture, an opinion of counsel if the trustee under the VEREIT Notes Indenture requires an opinion of counsel to VEREIT) or (x) could reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal income tax purposes (including by reason of potential payments under Section 5.14(c) from such action).
(e)   Upon the request of Realty Income, VEREIT shall use reasonable best efforts to, and cause its Subsidiaries and each of its and its Subsidiaries’ respective officers and employees to use commercially reasonable efforts to, facilitate the payoff of the VEREIT Credit Agreement, including obtaining a customary payoff letter in connection therewith (the “Credit Agreement Payoff”); provided that any such action described above shall not be required unless it can be and is conditioned on the occurrence of the Closing.
(f)   For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 5.14 represent the sole obligation of VEREIT, its Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of any

Financing to be obtained by Realty Income or any of its Subsidiaries and OfficeCo with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. Notwithstanding the foregoing, it is expressly understood and agreed that the parties’ obligation to consummate the Merger and the transactions contemplated hereby are not contingent upon the completion of any Financing, any Note Offers or Consent Solicitations or the Credit Agreement Payoff. Notwithstanding anything to the contrary in this Agreement (including the Exhibits and Schedule hereto), any breach by VEREIT of any of the covenants required to be performed by it under this Section 5.14 shall not be considered in determining the satisfaction of the condition set forth in Section 6.3(b).
Section 5.15   Separation and OfficeCo Distribution.
(a)   From and after the date hereof, unless the condition set forth in Section 6.3(f) shall have been satisfied or irrevocably waived by Realty Income, each of VEREIT and Realty Income shall, and shall cause their respective Subsidiaries to cooperate and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to, as promptly as practicable, consummate and make effective, on the Business Day following the Closing, the Separation and the OfficeCo Distribution, in each case, in accordance with the terms set forth on Exhibit A, including (i) preparing and causing to be executed all agreements necessary to effect the Separation and the OfficeCo Distribution, including a separation and distribution agreement (the “Distribution Agreement”) containing, among other provisions, the terms contemplated therefor on Exhibit A, (ii) effectuating the transfer of the OfficeCo Properties to OfficeCo or Subsidiaries thereof and obtaining any Consents and making any notifications required in connection therewith in accordance with the terms set forth on Exhibit A, (iii) determining and electing or appointing the individuals who will comprise OfficeCo’s board of directors and management team upon consummation of the OfficeCo Distribution in accordance with the terms set forth on Exhibit A, (iv) preparing and causing a registration statement on Form 10 (such registration statement, and any amendments or supplements thereto, the “Form 10”) to be filed by OfficeCo with respect to the Separation and the OfficeCo Distribution with, and declared effective, by the SEC, and keeping the Form 10 effective as long as is necessary to consummate the OfficeCo Distribution and the transactions contemplated thereby, and (v) obtaining all requisite corporate and other approvals, authorizations and declarations, and obtaining a customary solvency opinion in connection therewith, if necessary. In addition, from and after the date hereof, unless the condition set forth in Section 6.3(f) shall have been satisfied or irrevocably waived by Realty Income, and except as expressly permitted or required pursuant to Section 5.15(d), VEREIT shall, and shall cause its Subsidiaries to, refrain from taking any action after the date of this Agreement that, to Viking’s knowledge, would reasonably be expected to prevent the consummation of the Separation and the OfficeCo Distribution on terms consistent with the terms set forth in Exhibit A by the Spin-off Outside Date.
(b)   Each party shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise such other party of any oral comments with respect to the Form 10 received from the SEC, and each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any filing, amendment or supplement to the Form 10, or any responses to comments received from the SEC, prior to filing such with the SEC. In addition, each party shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the OfficeCo Distribution, and shall furnish all information concerning it and the holders of its capital stock or shares of common stock as may be reasonably requested in connection with any such action. Each party will advise the other party promptly after it receives notice of the time when the Form 10 has become effective, the issuance of any stop order, the suspension of the qualification of the securities of OfficeCo issuable in connection with the OfficeCo Distribution for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form 10. If, at any time prior to the Effective Time, any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party, and such information should be set forth in an amendment or supplement to the Form 10 so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law, the parties shall cooperate to cause OfficeCo to promptly file with the SEC an appropriate amendment or supplement describing such information. In addition, each of VEREIT and Realty Income shall promptly advise the other party upon receiving any written communication from any Governmental Entity and any material written communication given or received in connection with any legal proceeding by a private party, in each case in connection with the Separation or the OfficeCo Distribution and reasonably cooperate to respond to any such communication.
(c)   In furtherance of (and without limiting) the foregoing obligations in this Section 5.15, the parties shall use reasonable best efforts to consult and cooperate with each other with respect to the Separation and the OfficeCo Distribution, and each party shall keep the other party informed on a reasonably timely basis of the status of matters related to the Separation and the OfficeCo Distribution. In the event that the parties do not agree on the terms of the Separation or the OfficeCo Distribution or actions to be taken in furtherance thereof (including with respect to the terms set forth on Exhibit A), Realty Income shall, acting in good faith and after consultation with VEREIT, have the ultimate decision-making authority.
(d)   (i)   Notwithstanding anything to the contrary in this Section 5.15 or Section 5.4, at any time prior to the Effective Time, Realty Income, its Subsidiaries and their respective directors, officers, employees and other Representatives may, directly or indirectly, and in the event that Realty Income requests cooperation from VEREIT in connection therewith, VEREIT and its Subsidiaries and their respective directors, officers, employees and other Representatives may, to the extent requested or approved by Realty Income, directly or indirectly, (x) solicit, initiate, propose, facilitate, induce or encourage any proposals from third parties which to acquire all or any portion of the OfficeCo Properties (each, an “OfficeCo Proposal”), including by furnishing to any Person or its Representatives any information relating to the OfficeCo Business; (y) continue, enter into, participate in or otherwise engage in any discussions or negotiations with any Person or its Representatives with respect to one or more OfficeCo Proposals; and (z) otherwise cooperate with, assist, participate in or take any action to facilitate any OfficeCo Proposals.
(ii)   Realty Income shall reasonably consult with and consider in good faith any comments of VEREIT with respect to any OfficeCo Proposal, and shall keep VEREIT informed on a reasonably timely basis of the status of matters related thereto. In addition, upon written request from Realty Income, VEREIT shall, and shall cause its Subsidiaries to, use reasonable best efforts to cooperate with Realty Income and its Subsidiaries in connection with the activities set forth in Section 5.15(d)(i), including by participating in the strategy with respect to the marketing and sale of any such OfficeCo Properties, and affording to any Person or its Representatives reasonable access to the business, properties, assets, books, records or other non-public information regarding the OfficeCo Properties, subject to any such Person and/or its Representatives entering into a customary non-disclosure agreement with VEREIT.
(iii) At any time prior to the Effective Time, Realty Income and its Subsidiaries may negotiate and, acting in good faith and after consultation with VEREIT, enter into one or more binding agreements with third party purchasers providing for the sale of all or any portion of the OfficeCo Properties on such terms as determined by Realty Income (each, including any ancillary documentation related thereto, an “OfficeCo Sale Agreement”), and consummate the transactions contemplated thereby, and, the parties agree to cooperate and use reasonable best efforts to facilitate the entry into such OfficeCo Sale Agreements and the consummation of the transactions contemplated thereby, provided, however, that, with respect to each OfficeCo Sale Agreement, if such sale relates to OfficeCo Properties owned by VEREIT or its Subsidiaries, (A) either (1) such sale is conditioned upon the closing of the Merger, or (2) Realty Income complies with the indemnification requirements of Section 5.15(d)(iv) with respect to such sale, (B) such sale (1) shall not occur prior to the Partnership Merger Effective Time and (2) shall not occur prior to the Effective Time if such sale would reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal Tax purposes and (C) such OfficeCo Sale Agreement (1) does not obligate VEREIT or its Subsidiaries to pay any material consent, termination or other similar fee that is payable prior to the Closing (unless Realty Income agrees to reimburse VEREIT or its Subsidiaries for such fees and such reimbursement would not reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal Tax purposes), (2) may be terminated by VEREIT or its Subsidiaries, or shall be automatically terminated, in each case, if this Agreement is terminated, and (3) does not create any material obligations, commitments or liabilities for VEREIT or its Subsidiaries that would survive the termination of such OfficeCo Sale Agreement or this Agreement (an OfficeCo Sale Agreement that satisfies the foregoing requirements, a “Qualifying OfficeCo Sale Agreement”). Upon written request from Realty Income, VEREIT shall, and shall cause its Subsidiaries and Representatives to, use reasonable best efforts to cooperate and facilitate such sale or sales, including affording to any Person or its Representatives reasonable access to the business, properties, assets, books, records or other information regarding any applicable OfficeCo Properties owned by VEREIT or its Subsidiaries, subject to any such Person and/or its Representatives entering into a customary non-disclosure agreement with VEREIT.
(iv) With respect to any sale of OfficeCo Properties owned by VEREIT or its Subsidiaries otherwise made in accordance with this Section 5.15, Realty Income may make an irrevocable election (the “OfficeCo Sale Election”), by written notice to VEREIT (the “OfficeCo Sale Notice”), to require that VEREIT or its Subsidiaries, as applicable, enter into one or more Qualifying OfficeCo Sale Agreements on such terms as determined by Realty Income and, subject to the terms and conditions thereof and any applicable third-party consent or other rights, to sell, immediately prior to the Effective Time, all or any portion of the OfficeCo Properties owned by VEREIT or its Subsidiaries (an “OfficeCo Sale”), in each case, as specified by Realty Income in the OfficeCo Sale Notice; provided, however, that no such sale shall occur (A) prior to the Partnership Merger Effective Time or (B) prior to the Effective Time if such sale would reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal Tax purposes. In the event that Realty Income has made an OfficeCo Sale Election, subject to the proviso in the preceding sentence, (X) VEREIT and its Subsidiaries shall sign such Qualifying OfficeCo Sale Agreement(s) and use reasonable best efforts to cooperate with Realty Income to consummate such OfficeCo Sale(s) immediately prior to the Effective Time in accordance with the terms of the applicable Qualifying OfficeCo Sale Agreement(s) and this Section 5.15(d), and (Y) if the Merger does not close, Realty Income shall indemnify, defend, protect and hold harmless VEREIT and its Subsidiaries (and regardless of whether the Merger closes any persons who are officers or directors thereof) for any Losses arising out of any OfficeCo Sale(s) contemplated by the OfficeCo Sale Election, including, without limitation, in connection with any agreements, documents or other instruments required to be delivered by VEREIT and its Subsidiaries with respect to such sale(s) (other than such Losses arising from the gross negligence, willful misconduct or bad faith of VEREIT, its Subsidiaries or any persons who are officers or directors thereof and, in each case, subject to the last sentence of Section 7.2(h)).
(e)   In connection with the foregoing obligations in this Section 5.15 and Exhibit A, (i) each of Realty Income, VEREIT and their respective Subsidiaries shall reasonably consult with each other with respect to all expenses, costs or Consent Fees to be incurred in connection with the Separation and the OfficeCo Distribution or the sales contemplated by Section 5.15(d), and (ii) all Consent fees incurred by VEREIT, Realty Income and their respective Subsidiaries in connection with obtaining any Consents required for the Separation, the OfficeCo Distribution or the sales contemplated by Section 5.15(d) shall be shared equally by VEREIT and Realty Income. The parties will reasonably cooperate to minimize any adverse tax consequences as a result of the reimbursement by VEREIT or Realty Income of any expenses, costs or Consent Fees pursuant to this Section 5.15(e).
(f)   Notwithstanding anything to the contrary in this Section 5.15, none of VEREIT, Realty Income or their respective Subsidiaries (or any persons who are employees, officers or directors thereof) shall be required pursuant to this Section 5.15 or Exhibit A (or, for the avoidance of doubt, Section 5.3 with respect to the matters addressed in this Section 5.15 and Exhibit A) to (i) take any action (or refrain from taking action) that would cause any representation, warranty or covenant in this Agreement to be materially breached by any party (unless such breach is expressly waived by the other party) or to result in any violation or breach of any Law by the parties or their Subsidiaries, (ii) make, or commit or agree to make, any material concession or material payment to, or incur any material obligations to, any third party unless (A) such concession, payment or obligation is contingent upon consummation of the Merger (or the requirements of Section 5.15(d) are satisfied with respect thereto) or, in the case of any material obligations, terminable upon the termination of this Agreement, or (B) VEREIT and Realty Income mutually consent to such concession, payment or obligation (not to be unreasonably withheld, conditioned or delayed), (iii) require Realty Income, VEREIT or any of their respective Subsidiaries to be an issuer or other obligor with respect to any financing of OfficeCo or to repay or defease any mortgages or other Indebtedness unless such obligations are contingent upon consummation of the Merger or (iv) take any action (or refrain from taking any action) that could reasonably be expected to cause VEREIT to fail to qualify as a REIT for federal income tax purposes.
(g)   In the event that Realty Income has made a final determination to abandon its pursuit of the Separation and the OfficeCo Distribution, it shall promptly notify VEREIT in writing, and upon delivery of such notice, Realty Income will be deemed to have irrevocably waived the condition set forth in Section 6.3(f).
Section 5.16   Redemption of VEREIT Series F Preferred Stock.   On the Closing Date, immediately following the issuance of the Series F Preferred Unit Redemption Notice and immediately prior to the Partnership Merger Effective Time, (i) VEREIT shall issue a notice of redemption (the “Series F Preferred Stock Redemption Notice”) of each of the shares of the VEREIT Series F Preferred Stock compliant with the VEREIT Charter and otherwise in form and substance (including with respect to the redemption date specified therein), reasonably satisfactory to Realty Income and (ii) Realty Income shall irrevocably set aside and deposit, separate and apart from its other funds, in trust for the benefit of the holders of the VEREIT Series F Preferred Stock, cash in immediately available funds in the amount of $25.00 (the “VEREIT Series F Preferred Stock Liquidation Preference”) plus all accrued and unpaid dividends to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice, per share of VEREIT Series F Preferred Stock (the “VEREIT Series F Preferred Stock Redemption Amount”).
Section 5.17   Notification of Certain Matters; Transaction Litigation.
(a)   VEREIT shall give prompt notice to Realty Income, and Realty Income shall give prompt notice to VEREIT, of any written notice or other written communication received by such party from any Governmental Entity in connection with this Agreement, the Mergers, the Separation, the OfficeCo Distribution or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers, the Separation, the OfficeCo Distribution or the other transactions contemplated by this Agreement.
(b)   VEREIT shall give prompt notice to Realty Income, and Realty Income shall give prompt notice to VEREIT, of any litigation, claim or other proceeding commenced or, to such party’s knowledge, threatened against, relating to or involving such party or any of the VEREIT Subsidiaries or the Realty Income Subsidiaries, respectively, which relate to this Agreement, the Mergers, the OfficeCo Distribution or the other transactions contemplated by this Agreement. VEREIT shall give Realty Income an opportunity to reasonably participate in the defense and settlement of any stockholder litigation against VEREIT and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Realty Income’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Realty Income shall give VEREIT the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against Realty Income and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement which could reasonably be expected to impair or impede the parties’ ability to timely perform their obligations under this Agreement or the consummation of the transactions contemplated hereby shall be agreed to without VEREIT’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 5.18   Section 16 Matters.   VEREIT, Realty Income. Merger Sub 1 and Merger Sub 2 each shall take all such steps as may be necessary or appropriate to ensure that (a) any dispositions of VEREIT Common Stock (including derivative securities related to such stock) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to VEREIT immediately prior to the Effective Time are exempt under Rule 16b-3 promulgated under the Exchange Act, and (b) any acquisitions of Realty Income Common Stock (including derivative securities related to such stock) resulting from the Mergers, the OfficeCo Distribution and the other transactions contemplated by this Agreement by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Realty Income are exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.19   Alternative Structure.   Notwithstanding anything to the contrary contained in this Agreement, (A) if (i) Realty Income uses reasonable best efforts to obtain the Realty Income Credit Agreement Amendment as promptly as practicable after the date hereof, and (ii) Realty Income has not obtained the Realty Income Credit Agreement Amendment by the date that is fifteen (15) Business Days prior to the earlier of the date of the VEREIT Stockholders Meeting and the Realty Income Stockholders Meeting, or (B) or otherwise with the consent of VEREIT (which shall not be unreasonably withheld or delayed), Realty Income, in its sole discretion, may elect to modify the structure of the Merger so as to provide that VEREIT shall merge into and Realty Income (rather than Merger Sub 1), with Realty Income continuing as the surviving corporation of the Merger (the “Alternative Structure”); provided that (a) the consideration to be paid to the stockholders of VEREIT is not thereby changed in nature or kind or reduced in amount as a result of such modification, (b) the Alternative Structure will not adversely affect (1) the tax treatment to the stockholders of Realty Income or VEREIT as a result of the Merger or payment or receipt of the Merger Consideration, or (2) the qualification and taxation of VEREIT as a REIT for federal income tax purposes for any period, and (c) other than the modification to the Realty Income Required Stockholders Vote to require a majority of the outstanding shares of Realty Income Common Stock as a result of the Alternative Structure, such Alternative Structure (after giving effect to the following sentence) will not and, will not reasonably be expected to, jeopardize, impede or materially delay the consummation of the transactions contemplated by this Agreement. In the event that Realty Income elects to implement the Alternative Structure, the parties agree, in good faith, to prepare and execute an amendment to this Agreement to reflect the Alternative Structure and any necessary modifications to the terms of the Agreement to give effect to the Alternative Structure (including all necessary or appropriate changes to the definitions of the Merger, the Surviving Corporation, the Realty Income Required Stockholders Vote and the Realty Income Stock Issuance and such terms impacted thereby).
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1   Conditions to Each Party’s Obligation.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions unless waived by such party in writing:
(a)   Stockholder Approval.   VEREIT shall have obtained the VEREIT Required Stockholders Vote, and Realty Income shall have obtained the Realty Income Required Stockholders Vote.
(b)   NYSE Listing.   The shares of (i) Realty Income Common Stock to be issued in the Merger, (ii) Realty Income Common Stock to be issued in the Partnership Merger, and (iii) Realty Income Common Stock to be reserved for issuance upon exercise or settlement of VEREIT Equity Awards, in each case, shall have been approved for listing on the NYSE, subject to official notice of issuance.
(c)   Form S-4.   The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.
(d)   No Injunctions or Restraints; Illegality.   No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers by any Governmental Entity of competent jurisdiction which makes the consummation of the Mergers illegal.
Section 6.2   Conditions to Obligations of VEREIT.   The obligation of VEREIT to effect the Merger is subject to the satisfaction of the following conditions unless waived by VEREIT in writing:
(a)   Representations and Warranties.   (i) The representations and warranties of Realty Income set forth in Section 3.2 clauses (a)(i) (Organization, Standing and Power), (b) (Capital Structure) (other than clause (i) thereof), (c)(i) (Authority), (m) (Board Approval), (o) (Vote Required), (u) (Investment Company Act of 1940), (w) (Brokers or Finders), and (x) (Opinion of Realty Income Financial Advisor) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing

Date as though made on and as of the Closing Date (except to the extent made as of an earlier date, in which case as of such date), (ii) the representations and warranties set forth in Section 3.2(b)(i) shall be true and correct in all but de minimis respects as of the date of this Agreement, and (iii) the other representations and warranties of Realty Income set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Realty Income Material Adverse Effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Realty Income Material Adverse Effect.
(b)   Performance of Obligations of Realty Income Entities.   Each of Realty Income, Merger Sub 1 and Merger Sub 2 shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.
(c)   Merger Opinion.   VEREIT shall have received the opinion of VEREIT Merger Counsel in form and substance substantially as set forth in Section 6.2(c) of the VEREIT Disclosure Letter, and with such reasonable changes as are reasonably acceptable to VEREIT, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The tax opinion will be subject to customary exceptions, assumptions and qualifications, and in rendering such opinion, counsel may require and rely upon the officer’s certificates delivered pursuant to Section 4.1(d) and Section 4.2(d). The condition set forth in this Section 6.2(c) may not be waived after receipt of the VEREIT Required Stockholders Vote, unless further stockholder approval is obtained with appropriate disclosure.
(d)   REIT Opinion.   VEREIT shall have received a tax opinion of Realty Income REIT Counsel, in form and substance substantially as set forth in Section 6.2(d) of the Realty Income Disclosure Letter, and with such changes as are mutually agreeable to VEREIT and Realty Income (such agreement not to be unreasonably withheld, conditioned or delayed), dated as of the Closing Date and addressed to VEREIT, to the effect that, commencing with Realty Income’s taxable year ended December 31, 1994, Realty Income has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its proposed method of operation will enable Realty Income to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the Effective Time and future taxable years. The tax opinion will be subject to customary exceptions, assumptions and qualifications, be based on the representations contained in the officer’s certificates delivered pursuant to Section 4.2(d) and assume the accuracy of the representations contained in the officer’s certificate delivered to VEREIT REIT Counsel pursuant to Section 4.1(d).
(e)   Closing Certificate.   VEREIT shall have received a certificate signed on behalf of Realty Income by the Chief Executive Officer and Chief Financial Officer of Realty Income, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligations of Realty Income.   The obligation of Realty Income to effect the Merger is subject to the satisfaction of the following conditions unless waived by Realty Income in writing:
(a)   Representations and Warranties.   (i) The representations and warranties of VEREIT set forth in Section 3.1 clauses (a)(i) (Organization, Standing and Power), (b) (Capital Structure) (other than clause (i) thereof), (c)(i) (Authority), (m) (Board Approval), (o) (Vote Required), (u) (Investment Company Act of 1940), (v) (Brokers or Finders) and (w) (Opinions of VEREIT Financial Advisors) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent made as of an earlier date, in which case as of such date), (ii) the representations and warranties set forth in Section 3.1(b)(i) shall be true and correct in all but de minimis respects as of the date of this Agreement, and (iii) the other representations and warranties of VEREIT set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause

(iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or VEREIT Material Adverse Effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a VEREIT Material Adverse Effect.
(b)   Performance of Obligations of VEREIT.   Each of VEREIT and VEREIT OP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   Merger Opinion.   Realty Income shall have received the opinion of Realty Income Merger Counsel in form and substance as set forth in Section 6.3(c) of the Realty Income Disclosure Letter, and with such reasonable changes as are reasonably acceptable to Realty Income, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The tax opinion will be subject to customary exceptions, assumptions and qualifications, and in rendering such opinion, counsel may require and rely upon the officer’s certificates delivered pursuant to Section 4.1(d) and Section 4.2(d). The condition set forth in this Section 6.3(c) may not be waived after receipt of the Realty Income Required Stockholders Vote, unless further stockholder approval is obtained with appropriate disclosure.
(d)   REIT Opinion.   Realty Income shall have received a tax opinion of VEREIT REIT Counsel, in form and substance substantially as set forth in Section 6.3(d) of the VEREIT Disclosure Letter, and with such changes as are mutually agreeable to Realty Income and VEREIT (such agreement not to be unreasonably withheld, conditioned or delayed), dated as of the Closing Date and addressed to Realty Income, to the effect that, commencing with VEREIT’s taxable year ended December 31, 2011 and through the Effective Time, VEREIT has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The tax opinion will be subject to customary exceptions, assumptions and qualifications, and based on the representations contained in the officer’s certificates delivered pursuant to Section 4.1(d).
(e)   Closing Certificate.   Realty Income shall have received a certificate signed on behalf of VEREIT by the Chief Executive Officer and Chief Financial Officer of VEREIT, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
(f)   OfficeCo.   The Separation and the OfficeCo Distribution shall be, in all respects, ready to be consummated in accordance with Exhibit A hereto contemporaneously with the Closing of the Merger, including without limitation that the SEC shall have declared the Form 10, and the Form 10 remains, effective, and will close on the Business Day following the Closing; provided, however, Realty Income shall automatically be deemed to have irrevocably waived the condition set forth in this Section 6.3(f) on January 29, 2022 (the “Spin-Off Outside Date”).
ARTICLE VII
TERMINATION AND AMENDMENT
Section 7.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the Merger by the stockholders of VEREIT or Realty Income:
(a)   by mutual consent of VEREIT and Realty Income in a written instrument;
(b)   by either VEREIT or Realty Income, upon written notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining or otherwise prohibiting the Mergers, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, such action;
(c)   by either VEREIT or Realty Income, upon written notice to the other party, if the Merger shall not have been consummated on or before April 29, 2022 (the “Outside Date”); provided, the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose material breach of any representation, warranty, covenant or other agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before such date;
(d)   by VEREIT, upon written notice to Realty Income:
(i)   at any time prior to the receipt of the VEREIT Required Stockholders Vote in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with the express terms and conditions of Section 5.4; provided, however, that this Agreement may not be so terminated unless the payment required by Section 7.2(b)(i) is made in full to Realty Income substantially concurrently with the occurrence of such termination and the entry into such Acquisition Agreement with respect to such Superior Proposal; and
(ii)   upon a Change in Realty Income Recommendation;
(e)   by Realty Income, upon written notice to VEREIT:
upon a Change in VEREIT Recommendation;
(f)   by VEREIT, upon written notice to Realty Income, if either Realty Income, Merger Sub 1 or Merger Sub 2 shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Realty Income shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing on the Closing Date, (A) would result in the failure to be satisfied of the condition set forth in Section 6.2(a) or (b) and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) Business Days after the giving of written notice to Realty Income of such breach; provided that VEREIT shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if VEREIT or VEREIT OP is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would result in the failure to be satisfied of the condition set forth in Section 6.3(a) or (b);
(g)   by Realty Income, upon written notice to VEREIT, if either VEREIT or VEREIT OP shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of VEREIT shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing on the Closing Date, (A) would result in the failure to be satisfied of the condition set forth in Section 6.3(a) or (b) and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) Business Days after the giving of written notice to VEREIT of such breach; provided that Realty Income shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Realty Income, Merger Sub 1 or Merger Sub 2 is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would result in the failure to be satisfied of the condition set forth in Section 6.2(a) or (b);
(h)   by either VEREIT or Realty Income, if the VEREIT Required Stockholders Vote shall not have been obtained upon a vote taken thereon at the duly convened VEREIT Stockholders Meeting or at any adjournment or postponement thereof, in each case at which a vote on obtaining the VEREIT Required Stockholders Vote was taken; provided, however, that the right to terminate this Agreement under this Section 7.1(h) shall not be available to VEREIT where a failure to obtain the VEREIT Required Stockholders Vote was primarily caused by any action or failure to act of VEREIT or its Subsidiaries that constitutes a material breach of its obligations under Section 5.1 or Section 5.4; or
(i)   by either VEREIT or Realty Income, if the Realty Income Required Stockholders Vote shall not have been obtained upon a vote taken thereon at the duly convened Realty Income Stockholders Meeting or at any adjournment or postponement thereof, in each case at which a vote on obtaining the Realty Income Required Stockholders Vote was taken; provided, however, that the right to terminate this Agreement under this Section 7.1(i) shall not be available to Realty Income where a failure to obtain the Realty Income Required Stockholders Vote was primarily caused by any action or failure to act of Realty Income or its Subsidiaries that constitutes a material breach of its obligations under Section 5.1 or Section 5.4.

Section 7.2   Effect of Termination.
(a)   In the event of termination of this Agreement by either VEREIT or Realty Income as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of VEREIT or Realty Income or their respective officers or directors, except with respect to Section 5.2(b), Section 5.7, this Section 7.2 and Article VIII and except for the Confidentiality Agreement, each of which shall survive such termination and except that no party shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach of this Agreement.
(b)   VEREIT Termination Fee.
(i)   If VEREIT shall terminate this Agreement pursuant to Section 7.1(d)(i), then VEREIT shall pay to Realty Income the VEREIT Termination Fee as a condition to the effectiveness of such termination.
(ii)   If Realty Income shall terminate this Agreement pursuant to Section 7.1(e), then VEREIT shall pay to Realty Income the VEREIT Termination Fee within three (3) Business Days after termination of this Agreement.
(iii)   In the event that (A) a bona fide Acquisition Proposal with respect to VEREIT shall have been publicly announced or shall have become publicly disclosed and shall not have been publicly withdrawn prior to the date that is at least ten (10) Business Days prior to the VEREIT Stockholders Meeting, (B) thereafter this Agreement is terminated (1) by Realty Income or VEREIT pursuant to Section 7.1(c) (if the VEREIT Required Stockholders Vote has not theretofore been obtained) or pursuant to Section 7.1(h) or (2) by Realty Income pursuant to Section 7.1(g) due to a material breach by VEREIT of its obligations under Section 5.1 or Section 5.4, and (C) prior to the date that is twelve (12) months after the date of such termination, VEREIT either (1) consummates a transaction of a type set forth in the definition of “Acquisition Proposal” or (2) enters into an Acquisition Agreement, then VEREIT shall, on the earlier of the date such transaction is consummated or the date such Acquisition Agreement is entered into, pay to Realty Income a one-time fee equal to the VEREIT Termination Fee less the amount of any Realty Income Expense Reimbursement previously paid to Realty Income (if any) pursuant to Section 7.2(b)(iv) (provided that, for purposes of this clause (C), each reference to “20%” in the definitions of “Acquisition Proposal” and “Acquisition Agreement” shall be deemed to be a reference to “50.1%”).
(iv)   In the event that VEREIT or Realty Income terminates this Agreement pursuant to Section 7.1(h) under circumstances in which the VEREIT Termination Fee is not then payable, then VEREIT shall pay to Realty Income a one-time fee equal to the Realty Income Expense Reimbursement within three (3) Business Days after such termination; provided that the payment by VEREIT of the Realty Income Expense Reimbursement pursuant to this Section 7.2(b)(iv), shall not relieve VEREIT of any subsequent obligation to pay the VEREIT Termination Fee pursuant to Section 7.2(b)(iii).
(c)   Realty Income Termination Fee.
(i)   If VEREIT shall terminate this Agreement pursuant to Section 7.1(d)(ii), then Realty Income shall pay to VEREIT the Realty Income Termination Fee within three (3) Business Days after termination of this Agreement.
(ii)   In the event that (A) a bona fide Acquisition Proposal with respect to Realty Income shall have been publicly announced or shall have become publicly disclosed and shall not have been publicly withdrawn prior to the date that is at least ten (10) Business Days prior to the Realty Income Stockholders Meeting, (B) thereafter this Agreement is terminated (1) by Realty Income or VEREIT pursuant to Section 7.1(c) (if the Realty Income Required Stockholders Vote has not theretofore been obtained) or pursuant to Section 7.1(i) or (2) by VEREIT pursuant to Section 7.1(f) due to a material breach by Realty Income of its obligations under Section 5.1 or Section 5.4, and (C) prior to the date that is twelve (12) months after the date of such termination, Realty Income either (1) consummates a transaction of a type set forth in the definition of “Acquisition Proposal” or (2) enters into an Acquisition Agreement, then Realty Income shall, on the earlier of the date such transaction is consummated or the date such Acquisition Agreement is entered into, pay to VEREIT a one-time fee equal to the Realty Income Termination Fee less the amount of any VEREIT Expense Reimbursement previously paid to VEREIT (if any) pursuant to Section 7.2(c)(iii) (provided that, for purposes of this clause (C), each reference to “20%” in the definitions of “Acquisition Proposal” and “Acquisition Agreement” shall be deemed to be a reference to “50.1%”).
(iii)   In the event that VEREIT or Realty Income terminates this Agreement pursuant to Section 7.1(i) under circumstances in which the Realty Income Termination Fee is not then payable, then Realty Income shall pay to VEREIT a one-time fee equal to the VEREIT Expense Reimbursement within three (3) Business Days after such termination; provided that the payment by Realty Income of the VEREIT Expense Reimbursement pursuant to this Section 7.2(c)(iii), shall not relieve Realty Income of any subsequent obligation to pay the Realty Income Termination Fee pursuant to Section 7.2(c)(iii).
(d)   In no event shall this Section 7.2 require (i) VEREIT to pay the VEREIT Termination Fee on more than one occasion or (ii) Realty Income to pay the Realty Income Termination Fee on more than one occasion.
(e)   Each of the parties hereto acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if either VEREIT or Realty Income fails to pay all amounts due to the other party under this Section 7.2 on the dates specified, then either VEREIT or Realty Income, as applicable, shall pay all costs and expenses (including legal fees and expenses) incurred by such other party in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by such other party. Each of the parties hereto acknowledges that each of the Realty Income Expense Reimbursement, VEREIT Expense Reimbursement, Realty Income Termination Fee and VEREIT Termination Fee is not a penalty, but rather are liquidated damages in a reasonable amount that will compensate a party in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.
(f)   The “VEREIT Termination Fee” shall be an amount equal to the lesser of (i) the VEREIT Base Amount (as defined below) and (ii) the maximum amount, if any, that can be paid to Realty Income without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) for such year determined as if (a) the payment of such amount did not constitute Qualifying Income, and (b) Realty Income has 0.5% of its gross income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of Realty Income which was not Qualifying Income), in each case as determined by independent accountants to Realty Income. Notwithstanding the foregoing, in the event Realty Income receives Tax Guidance providing that Realty Income’s receipt of the VEREIT Base Amount should either constitute Qualifying Income or should be excluded from gross income within the meaning of the REIT Requirements, the VEREIT Termination Fee shall be an amount equal to the VEREIT Base Amount and VEREIT shall, upon receiving notice that Realty Income has received the Tax Guidance, pay to Realty Income the unpaid VEREIT Base Amount within five (5) Business Days. In the event that Realty Income is not able to receive the full VEREIT Base Amount due to the above limitations, VEREIT shall place the unpaid amount in escrow by wire transfer within three (3) days of the date when the VEREIT Termination Fee would otherwise be due but for the above limitations and shall not release any portion thereof to Realty Income unless and until Realty Income receives either one or a combination of the following once or more often: (i) a letter from Realty Income’s independent accountants indicating the maximum amount that can be paid at that time to Realty Income without causing Realty Income to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events VEREIT shall pay to Realty Income the lesser of the unpaid VEREIT Base Amount or the maximum amount stated in the letter referred to in (i) above within five (5) Business Days after VEREIT has been notified thereof. The obligation of VEREIT to pay any unpaid portion of the VEREIT Termination Fee shall terminate on the December 31 following the date which is three (3) years from the date the VEREIT

Termination Fee first becomes payable under Section 7.2(b). Amounts remaining in escrow after the obligation of VEREIT to pay the VEREIT Termination Fee terminates shall be released to VEREIT. “Qualifying Income” shall mean income described in Sections 856(c)(2)(A) — (I) and 856(c)(3)(A) — (I) of the Code. “Tax Guidance” shall mean a reasoned opinion from nationally recognized federal income tax counsel experienced in REIT tax matters or a ruling from the IRS. The “VEREIT Base Amount” shall mean $365,000,000; provided, however, that, in the event the VEREIT Termination Fee becomes payable as a result of the termination of this Agreement prior to the Window Period End Time (a) by VEREIT pursuant to Section 7.1(d)(i) with respect to a Superior Proposal by a Qualified Bidder or (b) by Realty Income pursuant to Section 7.1(e) in response to a Change in VEREIT Recommendation effected in compliance with Section 5.4(b)(iv) with respect to a Superior Proposal by a Qualified Bidder, then, in the case of either of the immediately preceding clauses (a) or (b), the “VEREIT Base Amount” shall mean $195,000,000.
The “Realty Income Termination Fee” shall be an amount equal to the lesser of (i) the Realty Income Base Amount (as defined below) and (ii) the maximum amount, if any, that can be paid to VEREIT without causing it to fail to meet the REIT Requirements for such year determined as if (a) the payment of such amount did not constitute Qualifying Income, and (b) VEREIT has 0.5% of its gross income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of VEREIT which was not Qualifying Income), in each case as determined by independent accountants to VEREIT. Notwithstanding the foregoing, in the event VEREIT receives Tax Guidance providing that VEREIT’s receipt of the Realty Income Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Realty Income Termination Fee shall be an amount equal to the Realty Income Base Amount and Realty Income shall, upon receiving notice that VEREIT has received the Tax Guidance, pay to VEREIT the unpaid Realty Income Base Amount within five (5) Business Days. In the event that VEREIT is not able to receive the full Realty Income Base Amount due to the above limitations, subject to VEREIT’s prior delivery to Realty Income of the VEREIT Tax Accrual Opinion with respect to such escrow, Realty Income shall place the unpaid amount in escrow (the “Realty Income Termination Fee Escrow”) by wire transfer within three (3) days of the date when the Realty Income Termination Fee would otherwise be due but for the above limitations and shall not release any portion thereof to VEREIT unless and until VEREIT receives either one or a combination of the following once or more often: (i) a letter from VEREIT’s independent accountants indicating the maximum amount that can be paid at that time to VEREIT without causing VEREIT to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events Realty Income shall pay to VEREIT the lesser of the unpaid Realty Income Base Amount or the maximum amount stated in the letter referred to in (i) above within five (5) Business Days after Realty Income has been notified thereof. The obligation of Realty Income to pay any unpaid portion of the Realty Income Termination Fee shall terminate on the December 31 following the date which is three (3) years from the date the Realty Income Termination Fee first becomes payable under Section 7.2(c). Amounts remaining in escrow after the obligation of Realty Income to pay the Realty Income Termination Fee terminates shall be released to Realty Income. The “Realty Income Base Amount” shall mean $838,000,000. The “VEREIT Tax Accrual Opinion” means an opinion of nationally recognized federal income tax counsel experienced in REIT tax matters based on then applicable law and complying with the requirements of Treasury Regulations Section 1.856-7(c)(2) to the effect that the deposit into the Realty Income Termination Fees Escrow Account or the VEREIT Expense Reimbursement Escrow, as applicable, should not cause the Company to recognize income for U.S. federal income tax purposes and for any Company taxable year in excess of the amount released from such escrow to VEREIT in such taxable year.
(g)   The “Realty Income Expense Reimbursement” shall be an amount equal to the lesser of (i) the Realty Income Expense Reimbursement Base Amount (as defined below) and (ii) the maximum amount, if any, that can be paid to Realty Income without causing it to fail to meet the REIT Requirements for such year determined as if (a) the payment of such amount did not constitute Qualifying Income, and (b) Realty Income has 0.5% of its gross income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of Realty Income which was not Qualifying Income), in each case as determined by independent accountants to Realty Income. Notwithstanding the foregoing, in the event Realty Income receives Tax Guidance providing that Realty Income’s receipt of the Realty Income Expense Reimbursement Base Amount should either constitute

Qualifying Income or should be excluded from gross income within the meaning of the REIT Requirements, the Realty Income Expense Reimbursement shall be an amount equal to the Realty Income Expense Reimbursement Base Amount and VEREIT shall, upon receiving notice that Realty Income has received the Tax Guidance, pay to Realty Income the unpaid Realty Income Expense Reimbursement Base Amount within five (5) Business Days. In the event that Realty Income is not able to receive the full Realty Income Expense Reimbursement Base Amount due to the above limitations, VEREIT shall place the unpaid amount in escrow by wire transfer within three (3) days of the date when the Realty Income Expense Reimbursement would otherwise be due but for the above limitations and shall not release any portion thereof to Realty Income unless and until Realty Income receives either one or a combination of the following once or more often: (i) a letter from Realty Income’s independent accountants indicating the maximum amount that can be paid at that time to Realty Income without causing Realty Income to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events VEREIT shall pay to Realty Income the lesser of the unpaid Realty Income Expense Reimbursement Base Amount or the maximum amount stated in the letter referred to in (i) above within five (5) Business Days after VEREIT has been notified thereof. The obligation of VEREIT to pay any unpaid portion of the Realty Income Expense Reimbursement shall terminate on the December 31 following the date which is three (3) years from the date the Realty Income Expense Reimbursement first becomes payable under Section 7.2(b). Amounts remaining in escrow after the obligation of VEREIT to pay the Realty Income Expense Reimbursement terminates shall be released to VEREIT. The “Realty Income Expense Reimbursement Base Amount” shall mean $25,000,000.
(h)   The “VEREIT Expense Reimbursement” shall be an amount equal to the lesser of (i) the VEREIT Expense Reimbursement Base Amount (as defined below) and (ii) the maximum amount, if any, that can be paid to VEREIT without causing it to fail to meet the REIT Requirements for such year determined as if (a) the payment of such amount did not constitute Qualifying Income, and (b) VEREIT has 0.5% of its gross income of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of VEREIT which was not Qualifying Income), in each case as determined by independent accountants to VEREIT. Notwithstanding the foregoing, in the event VEREIT receives Tax Guidance providing that VEREIT’s receipt of the VEREIT Expense Reimbursement Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the VEREIT Expense Reimbursement shall be an amount equal to the VEREIT Expense Reimbursement Base Amount and Realty Income shall, upon receiving notice that VEREIT has received the Tax Guidance, pay to VEREIT the unpaid VEREIT Expense Reimbursement Base Amount within five (5) Business Days. In the event that VEREIT is not able to receive the full VEREIT Expense Reimbursement Base Amount due to the above limitations, subject to VEREIT’s prior delivery of the VEREIT Tax Accrual Opinion with respect to such escrow, Realty Income shall place the unpaid amount in escrow (the “VEREIT Expense Reimbursement Escrow”) by wire transfer within three (3) days of the VEREIT Expense Reimbursement first becomes payable under Section 7.2(c) and shall not release any portion thereof to VEREIT unless and until VEREIT receives either one or a combination of the following once or more often: (i) a letter from VEREIT’s independent accountants indicating the maximum amount that can be paid at that time to VEREIT without causing VEREIT to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events Realty Income shall pay to VEREIT the lesser of the unpaid Realty Income Base Amount or the maximum amount stated in the letter referred to in (i) above within five (5) Business Days after Realty Income has been notified thereof. The obligation of Realty Income to pay any unpaid portion of the VEREIT Expense Reimbursement shall terminate on the December 31 following the date which is three (3) years from the date the VEREIT Expense Reimbursement first becomes payable under Section 7.2(c). Amounts remaining in escrow after the obligation of Realty Income to pay the VEREIT Expense Reimbursement terminates shall be released to Realty Income. The “VEREIT Expense Reimbursement Base Amount” shall mean $25,000,000. The limitation, escrow and release provisions in this paragraph shall also apply to any indemnities payable to VEREIT under Section 5.15(d)(iv) (i.e., applying this paragraph to such indemnities as if the “VEREIT Expense Reimbursement Base Amount” was the amount of such indemnities before the application of this sentence).

ARTICLE VIII
GENERAL PROVISIONS
Section 8.1   Non-Survival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time or which otherwise by their terms survive the termination of this Agreement or the Effective Time.
Section 8.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified, (b) when received when sent by email to the party to be notified; provided, however, that if the sending party receives a “bounce back” or similar message indicating non-delivery is received with respect thereto, notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.2 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 8.2 or (c) when delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:
if to VEREIT or VEREIT OP, to:
VEREIT
2325 E. Camelback Road, 9th Floor
Phoenix, AZ 85016
Attention:      Lauren Goldberg
E-mail:          LGoldberg@VEREIT.com
with a copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:      Adam O. Emmerich
                   Karessa L. Cain
Fax No.:       (212) 403-2000
E-mail:         AOEmmerich@wlrk.com
                  KLCain@wlrk.com
if to Realty Income, Merger Sub 1 or Merger Sub 2, to:
Realty Income Corporation
11995 El Camino Real
San Diego, California, 92130
Attention:      General Counsel
Email:          mbushore@realtyincome.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Attention:      Charles Ruck
                   William Cernius
                   Darren Guttenberg
Fax No.:       (714) 755-8290
E-mail:         charles.ruck@lw.com
                   william.cernius@lw.com
                   darren.guttenberg@lw.com

Section 8.3   Interpretation.   When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” References to “$” and “dollars” are to the currency of the United States of America. Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material,” a “Realty Income Material Adverse Effect” or a “VEREIT Material Adverse Effect” under this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any pronoun shall include the corresponding masculine, feminine and neuter forms. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
Section 8.4   Counterparts.   This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to each other party (including by means of electronic delivery), it being understood that the parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 8.5   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement. Except (a) for, after the Effective Time, the rights of the holders of VEREIT Common Stock to receive the shares of Realty Income Common Stock and cash in lieu of fractional shares as provided in Article I and Article II, plus any dividends or other distributions as provided in Section 2.3(c) or Section 2.3(i), and (b) as provided in Section 5.9(e) which, in each case, shall inure to the benefit of the respective Persons benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, nothing in this Agreement is intended to confer upon any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 8.6   Governing Law.   This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland (without giving effect to choice of law principles thereof).
Section 8.7   Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 8.8   Assignment.   Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
Section 8.9   Submission to Jurisdiction.   For the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, each party hereto irrevocably submits to the jurisdiction of the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division (the “Maryland Courts”). In the case of any suit, action or other proceeding in the Circuit Court for Baltimore City, Maryland, each of the parties irrevocably agrees to request and/or consent to the assignment of any such suit, action or other proceeding to such court’s Business and Technology Case Management Program. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Maryland Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by Law. The consent to jurisdiction set forth in this Section shall not constitute a general consent to service of process in the State of Maryland and shall have no effect for any purpose except as provided in this Section. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 8.10   Enforcement.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 8.9, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Section 8.11   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE SHARES OR SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 8.12   Amendment.   At any time prior to the Partnership Merger Effective Time, this Agreement may be amended by the parties hereto, by an instrument in writing signed on behalf of each of the parties; provided, that after the VEREIT Required Stockholders Vote or the Realty Income Required Stockholders Vote is obtained, no amendment shall be made which by Law requires further approval by the stockholders of Realty Income or VEREIT without such further approval by such stockholders.
Section 8.13   Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the Board of Directors of VEREIT or the Board of Directors of Realty Income, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.
ARTICLE IX
DEFINITIONS
“Benefit Plan” means, with respect to any entity, any compensation or employee benefit plan, program, policy, agreement or other arrangement, including any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), including any bonus, cash- or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, disability, accident, life insurance, or vacation, paid time off, perquisite, fringe benefit, severance, change of control, retention, employment, separation, retirement, pension, or saving, plan, program, policy, agreement or arrangement.
“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York are authorized by Law or executive order to be closed.
“Contract” means any contract, agreement, lease, license, note, bond, mortgage, indenture, commitment or other instrument or obligation.
“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
“Covid-19” means SARS-CoV-2 or Covid-19, and any variants or evolutions thereof.
“Covid-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure or sequester or any other applicable law, Order, directive, guideline or recommendation by a Governmental Entity, public health authority or industry group, including the Coronavirus Aid, Relief, and Economic Security Act (CARES), in each case, in connection with or in response to Covid-19.
“Environmental Laws” means any applicable Law relating (a) to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; (b) to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; (c) to the treatment, storage, disposal or management of Hazardous Materials; (d) to exposure to Hazardous Materials or any other toxic, hazardous or other controlled, prohibited or regulated substances; (e) to the transportation, release or any other use of Hazardous Materials; or (f) to the pollution, protection or regulation of the environmental or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. (“CERCLA”), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. (“RCRA”), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., those portions of the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq. relating to Hazardous Materials exposure and compliance, the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation

Act, 49 U.S.C. 1802 et seq. (“HMTA”) and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq. (“EPCRA”), and other comparable Laws and all rules and regulations promulgated pursuant thereto or published thereunder.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“GAAP” means United States generally accepted accounting principles.
“Hazardous Materials” means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, regulated or identified under applicable Environmental Laws because of its hazardous, toxic, dangerous or deleterious properties. Without limiting the generality of the foregoing, “Hazardous Materials” include “hazardous substances” as defined in CERCLA, “extremely hazardous substances” as defined in EPCRA, “hazardous waste” as defined in RCRA, “hazardous materials” as defined in HMTA, crude oil, petroleum products or any fraction thereof, radioactive materials, including source, byproduct or special nuclear materials, asbestos or asbestos-containing materials, chlorinated fluorocarbons, polychlorinated biphenyls, per- and polyfluoroalkyl substances and radon.
“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (including any potential future earnout, purchase price adjustment, release of “holdback” or similar payment, but excluding obligations of such Person incurred in the ordinary course of business consistent with past practice), (iv) all lease obligations of such Person capitalized on the books and records of such Person, (v) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby have been assumed, (vi) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (vii) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and (viii) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly owned Subsidiary of such Person.
“Initial Period” means the period commencing on the date of this Agreement and ending at 11:59 p.m. (New York time) on May 29, 2021.
“IRS” means the U.S. Internal Revenue Service or any successor agency.
“Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, judgment, Order, injunction, decree or agency requirement of any Governmental Entity.
“Lien” means any with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third-party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
“Material VEREIT Leases” means the VEREIT Leases listed on Section 9.1(a) of the VEREIT Disclosure Letter.
“OfficeCo” shall have the meaning set forth in Exhibit A to this Agreement.
“OfficeCo Debt Financing” shall have the meaning set forth in Exhibit A to this Agreement.
“OfficeCo Distribution” shall have the meaning set forth in Exhibit A to this Agreement.
“OfficeCo Distribution Prospectus” means a prospectus relating to the securities of OfficeCo to be issued in the OfficeCo Distribution to the Realty Income stockholders after the Closing, and any amendments or supplements thereto.
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitral body or tribunal with competent jurisdiction (in each case, whether temporary, preliminary or permanent).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.
“Qualified Bidder” means a Person that has made during the Initial Period an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal by such Person did not result from a breach of Section 5.4(a) or Section 5.4(c)) that the Board of Directors of VEREIT during the Initial Period, has concluded in good faith (after consultation with its outside legal counsel and its financial advisors) either constitutes or is reasonably likely to result in a Superior Proposal.
“Qualified REIT Subsidiary” means a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.
“Realty Income Credit Agreement Amendment” shall have the meaning set forth in Section 5.14 of the Realty Income Disclosure Letter.
“Realty Income DSU Award” means an award of deferred stock units that corresponds to a number of shares of Realty Income Common Stock.
“Realty Income Lease” means each lease, sublease, sub-sublease, license and other agreement (including any amendments, notices, deferral agreements or other modifications thereto) under which Realty Income or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.
“Realty Income Material Adverse Effect” means an event, development, change or occurrence that is materially adverse to the financial condition, business or results of operations of Realty Income and its Subsidiaries, taken as a whole; provided, however, that a Realty Income Material Adverse Effect shall not include any event, development, change or occurrence to the extent arising out of, relating to or resulting from:
(a) changes in general business, economic or market conditions in the United States or elsewhere in the world (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets);
(b) changes generally affecting the industry or industries in which Realty Income or any of its Subsidiaries operates or any of the markets or geographical areas in which Realty Income or any of its Subsidiaries operate;
(c) any change or proposed change after the date hereof in Law or the interpretation thereof or GAAP or the interpretation thereof;
(d) changes in political or social conditions, including civil unrest, protects, public demonstrations, acts of war, armed hostility or terrorism (including cyber-terrorism or cyber-attacks), riots, demonstrations, public disorders, civil disobedience or any escalation or any worsening thereof;
(e) earthquakes, hurricanes, tornados or other acts of God, natural disasters or calamities;
(f) any epidemics, pandemics or disease outbreaks (including Covid-19) or worsening thereof and any Covid-19 Measures;
(g) the negotiation, execution, announcement or existence of this Agreement or the consummation of the transactions contemplated hereby (including the Mergers, the Separation and the OfficeCo Distribution), including the impact thereof on relationships, contractual or otherwise, of Realty Income or any of its Subsidiaries with tenants, customers, suppliers, lenders, partners, employees or regulators (provided, that this clause (g) shall not apply to any inaccuracy in the representations and warranties set forth in Section 3.2(c)(ii)(B));
(h) any failure by Realty Income to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of a Realty Income Material Adverse Effect may be taken into account in determining whether there has been a Realty Income Material Adverse Effect);
(i) any change in the price or trading volume of shares of Realty Income Common Stock (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a Realty Income Material Adverse Effect may be taken into account in determining whether there has been a Realty Income Material Adverse Effect);
(j) any reduction in the credit rating of Realty Income or its Subsidiaries (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a Realty Income Material Adverse Effect may be taken into account in determining whether there has been a Realty Income Material Adverse Effect);
(k) compliance with the terms of, or the taking of any action required by, this Agreement (including the Mergers, the Separation and the OfficeCo Distribution) (other than any action or failure to take any action pursuant to Section 4.2, unless VEREIT has unreasonably withheld, conditioned or delayed its written consent to any such action or failure to take action);
provided, that (x) if any event, development, change or occurrence described in any of clauses (a), (b), (c), (d), (e) or (f) has had a disproportionate adverse effect on Realty Income and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the commercial real estate REIT industry, then the incremental disproportionate adverse impact (and only the incremental disproportionate adverse impact) of such event, development, change or may be taken into account for purposes of determining whether a Realty Income Material Adverse Effect has occurred, and (y) if any event, development, change or occurrence has caused or is reasonably likely to cause Realty Income to fail to qualify as a REIT for federal Tax purposes, such event, development, change or occurrence shall be considered a Realty Income Material Adverse Effect, unless such failure has been, or is able to be, cured on commercially reasonable terms under the applicable provisions of the Code.
“Realty Income Merger Counsel” means Latham & Watkins LLP.
“Realty Income PPN Amendment” shall have the meaning set forth in Section 5.14 of the Realty Income Disclosure Letter.
“Realty Income Performance Share Award” means an award of performance shares that correspond to a number of shares of Realty Income Common Stock.
“Realty Income REIT Counsel” means Latham & Watkins LLP.
“Realty Income Restricted Stock Award” means an award of restricted shares of Realty Income Common Stock.
“Realty Income RSU Awards” means an award of restricted stock units that corresponds to a number of shares of Realty Income Common Stock.
“Realty Income Stock Option” means an option to purchase a number of shares of Realty Income Common Stock.
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“Representatives” means, with respect to any Person, such Person’s officers, employees, agents, or representatives (including investment bankers, financial or other advisors or consultants, auditors, accountants, attorneys, brokers, finders or other agents).
“SEC” means the U.S. Securities and Exchange Commission.
“Separation” shall have the meaning set forth in Exhibit A to this Agreement.
“Significant Subsidiary” means any Subsidiary of VEREIT or Realty Income, as the case may be, that would qualify as a “Significant Subsidiary” of such party within the meaning of Regulation S-X of the SEC

(and, for the avoidance of doubt, irrespective of whether or not such Subsidiary has been included in Exhibit 21 to VEREIT’s or Realty Income’s respective Annual Reports on Form 10-K).
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity of which (i) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (ii) such Person holds a majority of the equity economic interest and (iii) solely for the purposes of Section 3.1(f) (Compliance with Applicable Laws), Section 3.1(g) (Legal Proceedings), 3.1(j) (Benefit Plans), 3.1(k) (Employment and Labor Matters), 3.1(q) (Environmental Matters), 3.1(r) (Intellectual Property), and the covenants contained in this Agreement, such Person is a general partner, manager or managing member, provided, that, notwithstanding anything to the contrary herein, a Person shall not be deemed to breach any representation, covenant or agreement in this Agreement as a result of any action or inaction such Person takes or fails to take as a result of any binding obligation such Person has to any joint venture partner.
“Tax” or “Taxes” means all federal, state, local, foreign and other taxes, levies, fees, imposts, assessments, impositions or other similar government charges in the nature of a tax, including income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto, whether disputed or not.
“Tax Protection Agreement” means any agreement pursuant to which (i) any liability to direct or indirect holders of units in a partnership that is a Subsidiary of VEREIT or Realty Income (a “Relevant Partnership”) or any interests in any Subsidiary of any Relevant Partnership (any such units or interests, “Relevant Partnership Units”) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) in connection with the deferral of income Taxes of a direct or indirect holder of Relevant Partnership Units, a party to such agreement has agreed to (a) maintain a minimum level of debt or continue a particular debt, (b) retain or not dispose of assets for a period of time that has not since expired, (c) make or refrain from making Tax elections, (d) operate (or refrain from operating) in a particular manner, (e) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of such party or any of its Subsidiaries, (f) use (or refrain from using) a particular method for allocating one or more liabilities of such party or any of its Subsidiaries under Section 752 of the Code and/or (g) only dispose of assets in a particular manner; and/or (iii) any persons, whether or not partners in any Relevant Partnership, have been or are required to be given the opportunity to guaranty or assume debt of such Relevant Partnership or any Subsidiary of such Relevant Partnership or are so guarantying or have so assumed such debt.
“Tax Return” shall mean any report, return, document, declaration or other information or filing filed or required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including any schedule or attachment thereto and any amendment thereof, any information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
“Taxable REIT Subsidiary” means a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.
“Tenant Improvements” means the construction or improvement of long-term real property (not including furniture, fixtures, equipment or inventory) for use in a tenant’s trade or business at the applicable property.
“to Realty Income’s knowledge” or “to the knowledge of Realty Income” means the actual knowledge of any of the individuals listed in Section 9.1 of the Realty Income Disclosure Letter.
“to VEREIT’s knowledge” or “to the knowledge of VEREIT” means the actual knowledge of any of the individuals listed in Section 9.1(b) of the VEREIT Disclosure Letter.

“VEREIT Credit Agreement” means the Credit Agreement, dated as of May 23, 2018, by and among VEREIT OP, as borrower, VEREIT, as parent, Wells Fargo Bank, National Association, as administrative agent, and the other parties party thereto (as amended, supplemented or otherwise modified from time to time).
“VEREIT DSU Award” means an award of deferred stock units that corresponds to a number of shares of VEREIT Common Stock granted under the VEREIT Equity Plans.
“VEREIT Equity Plans” means (i) the VEREIT Equity Plan, as amended, (ii) the VEREIT Non-Executive Director Stock Plan, and (iii) the VEREIT 2021 Equity Incentive Plan.
“VEREIT Lease” means each lease, sublease, sub-sublease, license and other agreement (including any amendments, notices, deferral agreements or other modifications thereto) under which VEREIT or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.
“VEREIT Material Adverse Effect” means an event, development, change or occurrence that is materially adverse to the financial condition, business or results of operations of VEREIT and its Subsidiaries, taken as a whole; provided, however, that a VEREIT Material Adverse Effect shall not include any event, development, change or occurrence to the extent arising out of, relating to or resulting from:
(a) changes in general business, economic or market conditions in the United States or elsewhere in the world (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets);
(b) changes generally affecting the industry or industries in which VEREIT or any of its Subsidiaries operates or any of the markets or geographical areas in which VEREIT or any of its Subsidiaries operate;
(c) any change or proposed change after the date hereof in Law or the interpretation thereof or GAAP or the interpretation thereof;
(d) changes in political or social conditions, including civil unrest, protects, public demonstrations, acts of war, armed hostility or terrorism (including cyber-terrorism or cyber-attacks), riots, demonstrations, public disorders, civil disobedience or any escalation or any worsening thereof;
(e) earthquakes, hurricanes, tornados or other acts of God, natural disasters or calamities;
(f) any epidemics, pandemics or disease outbreaks (including Covid-19) or worsening thereof and any Covid-19 Measures;
(g) the negotiation, execution, announcement or existence of this Agreement or the consummation of the transactions contemplated hereby (including the Mergers, the Separation and the OfficeCo Distribution), including the impact thereof on relationships, contractual or otherwise, of Realty Income or any of its Subsidiaries with tenants, customers, suppliers, lenders, partners, employees or regulators (provided, that this clause (g) shall not apply to any inaccuracy in the representations and warranties set forth in Section 3.1(c)(ii)(B));
(h) any failure by VEREIT to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of a VEREIT Material Adverse Effect may be taken into account in determining whether there has been a VEREIT Material Adverse Effect);
(i) any change in the price or trading volume of shares of VEREIT Common Stock (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a VEREIT Material Adverse Effect may be taken into account in determining whether there has been a VEREIT Material Adverse Effect);

(j) any reduction in the credit rating of VEREIT or its Subsidiaries (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a VEREIT Material Adverse Effect may be taken into account in determining whether there has been a VEREIT Material Adverse Effect); and
(k) compliance with the terms of, or the taking of any action required by, this Agreement (including the Mergers, the Separation and the OfficeCo Distribution) (other than any action or failure to take any action pursuant to Section 4.1, unless Realty Income has unreasonably withheld, conditioned or delayed its written consent to any such action or failure to take action);
provided, that (x) if any event, development, change or occurrence described in any of clauses (a), (b), (c), (d), (e) or (f) has had a disproportionate adverse effect on VEREIT and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the commercial real estate REIT industry, then the incremental disproportionate adverse impact (and only the incremental disproportionate adverse impact) of such event, development, change or may be taken into account for purposes of determining whether a VEREIT Material Adverse Effect has occurred, and (y) if any event, development, change or occurrence has caused or is reasonably likely to cause VEREIT to fail to qualify as a REIT for federal Tax purposes, such event, development, change or occurrence shall be considered a VEREIT Material Adverse Effect, unless such failure has been, or is able to be, cured on commercially reasonable terms under the applicable provisions of the Code.
“VEREIT Merger Counsel” means Wachtell, Lipton, Rosen & Katz.
“VEREIT Notes Indenture” means that certain Indenture, dated as of February 6, 2014, by and among ARC Properties Operating Partnership, L.P., Clark Acquisition, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee (as amended, supplemented or otherwise modified from time to time, including, without limitation, by that certain First Supplemental Indenture, dated as of February 9, 2015, by and among ARC Properties Operating Partnership, L.P., American Realty Capital Properties, Inc. and U.S. Bank National Association).
“VEREIT Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of VEREIT OP, dated as of January 3, 2014, as amended from time to time.
“VEREIT Partnership Common Unit” has the meaning assigned to the term “OP Unit” in the VEREIT Partnership Agreement.
“VEREIT Partnership Preferred Unit” has the meaning assigned to the term “Preferred Units” in the VEREIT Partnership Agreement.
“VEREIT Partnership Series F Preferred Unit” has the meaning assigned to the term “Series F Preferred Unit” in the VEREIT Partnership Agreement.
“VEREIT Partnership Unit” has the meaning assigned to the term “Partnership Unit” in the VEREIT Partnership Agreement.
“VEREIT REIT Counsel” means Goodwin Procter LLP.
“VEREIT RSU Award” means an award of restricted stock units that corresponds to a number of shares of VEREIT Common Stock granted under the VEREIT Equity Plans.
“VEREIT Series F Preferred Stock” means the 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of VEREIT.
“VEREIT Stock Option” means each option to purchase shares of VEREIT Common Stock granted under the VEREIT Equity Plans.
“Willful Breach” means a deliberate and willful act or a deliberate and willful failure to act, in each case, which action or failure to act (as applicable) occurs with the actual knowledge that such act or failure to act constitutes or would result in a material breach of this Agreement, regardless of whether breaching was the intent and object of the act or the failure to act, and which in fact does cause a material breach of this Agreement.

“Window Period End Time” means, with respect to a Qualified Bidder, the later of (a) 11:59 p.m. (New York time) on June 13, 2021 and (b) 11:59 p.m. (New York time) on the first (1st) Business Day after the end of any Notice Period (including any extensions thereof pursuant to Section 5.4(b)(iv)) with respect to a Superior Proposal by such Qualified Bidder for which such Notice Period commenced on or prior to June 13, 2021.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, VEREIT, VEREIT OP, Realty Income, Merger Sub 1 and Merger Sub 2 have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.
VEREIT, INC.
By:
/s/ Glenn J. Rufrano

Name: Glenn J. Rufrano
Title: Chief Executive Officer
VEREIT OPERATING PARTNERSHIP, L.P.
By:
VEREIT
its sole general partner

By:
/s/ Glenn J. Rufrano

Name: Glenn J. Rufrano
Title: Chief Executive Officer
REALTY INCOME CORPORATION
By:
/s/ Sumit Roy

Name: Sumit Roy
Title: President, Chief Executive Officer
RAMS MD SUBSIDIARY I, INC.
By:
/s/ Sumit Roy

Name: Sumit Roy
Title: President, Chief Executive Officer
RAMS ACQUISITION SUB II, LLC.
By:
/s/ Sumit Roy

Name: Sumit Roy
Title: President, Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
By mutual agreement, Realty Income and VEREIT may further modify the terms set forth in this Exhibit A to facilitate the objectives contemplated thereby.
Preliminary Matters
OfficeCo
OfficeCo will be a Maryland corporation that is initially a wholly owned direct or indirect subsidiary of Realty Income, or, subject to the consent of VEREIT (not to be unreasonably withheld, conditioned or delayed), VEREIT.

Separation	The “Separation” shall mean the separation of OfficeCo from Realty Income following the transfer to OfficeCo of the OfficeCo Business, in accordance with the terms of this Exhibit A and the Agreement.
OfficeCo Distribution
The Separation will be effectuated by a pro rata distribution (the “OfficeCo Distribution”) of all of the outstanding shares of OfficeCo common stock to the stockholders of Realty Income pursuant to the Form 10. Realty Income may elect to retain, cause an Affiliate to retain, or sell to a third party, a class of non-voting stock of OfficeCo.

Actions To Be Taken Prior to The Separation and The OfficeCo Distribution
OfficeCo Business
Realty Income, VEREIT and their respective Subsidiaries will cooperate and use reasonable best efforts to transfer, following the consummation of the Merger and prior to the Separation, and in accordance with the Reorganization Plan, the office real properties of Realty Income and VEREIT (and their respective Subsidiaries) and certain other identified assets that are listed on Schedule A of the Realty Income Disclosure Schedule (the “OfficeCo Properties”), as well as the material assets primarily related to those properties and material liabilities to the extent related to those properties (including any OfficeCo Financing, the “OfficeCo Business”), unless Realty Income, after consultation with and good faith consideration of any comments from VEREIT, elects to exclude any such OfficeCo Properties, assets or liabilities from the OfficeCo Business.
Realty Income, after consultation with and good faith consideration of any comments from VEREIT, may elect to include certain additional properties, assets or liabilities of VEREIT, Realty Income or its Subsidiaries.

Reorganization Plan
Realty Income, VEREIT and their respective Subsidiaries will cooperate and Realty Income shall, following consultation with and good faith consideration of any comments from VEREIT, as promptly as practicable, determine a reorganization plan (as may be amended, the “Reorganization Plan”) to effectuate the transfer of the OfficeCo Business to OfficeCo or Subsidiaries thereof.

Separation Documents
Realty Income, VEREIT and OfficeCo, and/or, as applicable, their respective Subsidiaries, will enter into a Separation and Distribution Agreement that will govern the rights and responsibilities of each party with respect to its relationship with the other following the Separation, including with respect to the allocation of assets and liabilities, cross-indemnification and other separation matters, in each case, on such terms as determined by Realty Income, after consultation with and good faith consideration of any comments from VEREIT.
In addition, Realty Income, VEREIT and OfficeCo, or their respective Subsidiaries, will enter into other customary agreements to the extent appropriate to address tax matters, employee matters, transition services and other terms of the Separation and the OfficeCo Distribution, in each case, on such terms as determined by Realty Income, after consultation with and good faith consideration of any comments from VEREIT.

Financing and Capital Structure
Realty Income and its Subsidiaries will use reasonable best efforts to procure, adequate financing for the capitalization of OfficeCo, as determined by Realty Income, after consultation with and good faith consideration of any comments from VEREIT (the “OfficeCo Debt Financing”), including the transfer to or assumption by OfficeCo or a Subsidiary thereof of mortgages related to OfficeCo Properties to be determined by Realty Income. VEREIT and its Subsidiaries will cooperate with respect to the OfficeCo Debt Financing on such terms as set forth in, and subject to, Section 5.14 of the Merger Agreement (other than with respect to the transfer to or assumption by OfficeCo or a Subsidiary thereof of mortgages related to OfficeCo Properties, which cooperation shall be on such terms as set forth in, and subject to, Section 5.15 of the Merger Agreement).

Governance and Management
OfficeCo’s certificate of incorporation and bylaws will be amended and restated in connection with consummation of the Separation and the OfficeCo Distribution to contain terms and provisions customary for a publicly traded REIT.
Prior to consummation of the Separation and the OfficeCo Distribution, Realty Income will, after consultation with and good faith consideration of any comments from VEREIT, identify and designate (i) individuals to serve on OfficeCo’s board of directors and committees thereof, and (ii) individuals to serve as executive officers of OfficeCo.

Stock Exchange
VEREIT and Realty Income and their respective Subsidiaries will use reasonable best efforts to cause the shares of OfficeCo’s common stock to be listed for trading on a nationally recognized U.S. stock exchange, to be selected by Realty Income.

Form 10
VEREIT and Realty Income and their respective Subsidiaries will cooperate and use reasonable best efforts to prepare and cause the Form 10 to be filed with and declared effective by the SEC as promptly as practicable.

Corporate Approvals
VEREIT and Realty Income and their respective Subsidiaries will cooperate and use reasonable best efforts to procure the requisite corporate and other approvals required to consummate the Separation and the OfficeCo Distribution, including the approval and declaration by the Realty Income board of directors of the OfficeCo Distribution.

Solvency Opinion
Realty Income will engage a reputable solvency expert to provide a customary solvency and surplus opinion with respect to Realty Income’s declaration and payment of the OfficeCo Distribution, if deemed necessary by Realty Income.
In furtherance of the foregoing, Realty Income and VEREIT will cooperate to provide such information, projections and analyses as may be required by the solvency expert in order to render such opinion.

Third Party Consents and Approvals
VEREIT and Realty Income and their respective Subsidiaries will cooperate and use reasonable best efforts to obtain any Consents required with respect to the Separation and the OfficeCo Distribution in accordance with the Reorganization Plan.
VEREIT and Realty Income will reasonably cooperate and seek to (i) minimize any fees or costs related to obtaining any such Consents, and (ii) cause such Consents, fees or costs to be contingent on and payable after the consummation of the Merger.

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of June 25, 2021, is made and entered into by and among REALTY INCOME CORPORATION, a Maryland corporation (“Realty Income”), RAMS MD SUBSIDIARY I, INC., a Maryland corporation and a direct wholly owned Subsidiary of Realty Income (“Merger Sub 1”), RAMS ACQUISITION SUB II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Realty Income (“Merger Sub 2”), VEREIT, INC., a Maryland corporation (“VEREIT”), and VEREIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“VEREIT OP”). Each of Realty Income, Merger Sub 1, Merger Sub 2, VEREIT and VEREIT OP is referred to herein as a “party” and, collectively, the “parties.”
WHEREAS, the parties entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 29, 2021, pursuant to which, among other things, (a) Merger Sub 2 will merge with and into Vikings OP pursuant to the Merger Agreement (the “Partnership Merger”), with Vikings OP continuing as the surviving company of the Partnership Merger and (b) immediately following the Partnership Merger, Vikings shall merge with and into Merger Sub 1 pursuant to the Merger Agreement (the “Merger”), with Merger Sub 1 continuing as the surviving corporation of the Merger; and
WHEREAS, the parties desire to amend the Merger Agreement as set forth herein in accordance with Section 8.12 of the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE I
AMENDMENTS
Section 1.1   Amendments to the Merger Agreement.
(a)   The first paragraph of the recitals of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
WHEREAS, the parties intend that, subject to the terms and conditions set forth herein, (a) at the date and time the Partnership Merger (as defined below) becomes effective (the “Partnership Merger Effective Time”), Merger Sub 2 will be merged with and into VEREIT OP pursuant to the Partnership Merger, with VEREIT OP continuing as the surviving entity of the Partnership Merger, and in which (i) each outstanding VEREIT Partnership Common Unit that is owned by VEREIT, Realty Income, or their respective affiliates (the “VEREIT OP Majority Partners”) immediately prior to the Partnership Merger Effective Time will remain outstanding as one Surviving VEREIT Partnership Common Unit (as defined below), and (ii) each outstanding VEREIT Partnership Common Unit that is owned by a VEREIT OP Minority Partner (as defined below) immediately prior to the Partnership Merger Effective Time will be converted into the right to receive a number of newly issued shares of common stock, par value $0.01 per share, of Realty Income (the “Realty Income Common Stock”) equal to 0.705, subject to adjustment as provided in Section 2.6 (the “Exchange Ratio”); and (b) immediately following the Partnership Merger Effective Time, at the Effective Time (as defined below), VEREIT shall merge with and into Merger Sub 1 pursuant to the Merger (as defined below), with Merger Sub 1 continuing as the surviving corporation, and in which each outstanding share of common stock, par value $0.01 per share, of VEREIT (the “VEREIT Common Stock”) shall be converted into the right to receive a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio;
(b)   Section 2.2(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
VEREIT Partnership Common Units Held by VEREIT. Each VEREIT Partnership Common Unit that is owned by any VEREIT OP Majority Partner immediately prior to the Partnership Merger Effective Time, including each VEREIT Partnership Common Unit that constitutes VEREIT’s general partnership interest in VEREIT OP and each VEREIT Partnership Common Unit that constitutes VEREIT’s limited partnership interest in VEREIT OP, shall remain outstanding as one Surviving VEREIT Partnership Common Unit and, immediately following the Effective Time, shall be held by the applicable VEREIT OP Majority Partner, and no payment shall be made with respect thereto.
(c)   Section 2.2(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
VEREIT Partnership Common Units Held by VEREIT OP Minority Partners. Subject to Section 2.3(e), each VEREIT Partnership Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a holder of VEREIT Partnership Common Units other than any VEREIT OP Majority Partner (each such holder, a “VEREIT OP Minority Partner”) shall be automatically converted into the right to receive a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio. As a result of the Partnership Merger, all VEREIT Partnership Common Units issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a VEREIT OP Minority Partner shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each evidence of such VEREIT Partnership Common Units in book-entry form previously evidencing such VEREIT Partnership Common Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Book-Entry Partnership Common Units”) and each certificate previously representing such VEREIT Partnership Common Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Partnership Common Unit Certificates”) shall thereafter represent the right to receive the shares of Realty Income Common Stock into which such VEREIT Partnership Common Units were converted, in accordance with Section 2.3, without interest.
ARTICLE II
GENERAL PROVISIONS
Section 2.1   Defined Terms.   Except as otherwise set forth in this Amendment, all capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement.
Section 2.2   Effect of Amendment.   Each party to this Amendment represents that it has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such party for such party to enter into and perform its obligations under this Amendment that have not been obtained. This Amendment shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. This Amendment shall be effective as of the date first written above. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Merger Agreement or any Exhibit or Schedule thereto to “this Agreement”, “the Agreement”, “hereof”, “herein” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment (except that references in the Merger Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean April 29, 2021). Except as amended by this Amendment, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby.
Section 2.2   General Provisions.   This Amendment hereby incorporates the provisions of Article 8 of the Merger Agreement as if fully set forth herein, mutatis mutandis.
IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.
VEREIT, INC.
By:
/s/ Glenn J. Rufrano

Name: Glenn J. Rufrano
Title:  Chief Executive Officer
VEREIT OPERATING PARTNERSHIP, L.P.
By:
/s/ Glenn J. Rufrano

Name: Glenn J. Rufrano
Title:  Chief Executive Officer
[Signature Page to First Amendment to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.
REALTY INCOME CORPORATION
By:
/s/ Sumit Roy

Name: Sumit Roy
Title:  President, Chief Executive Officer
RAMS MD SUBSIDIARY I, INC.
By:
/s/ Sumit Roy

Name: Sumit Roy
Title:  President, Chief Executive Officer
RAMS ACQUISITION SUB II, LLC
By:
/s/ Sumit Roy

Name: Sumit Roy
Title:  President, Chief Executive Officer
[Signature Page to First Amendment to Agreement and Plan of Merger]

Annex B
April 28, 2021
Board of Directors
Realty Income Corporation
11995 El Camino Real
San Diego, California 92130
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to Realty Income Corporation (the “Company”) of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, Rams MD Subsidiary I, Inc., a wholly owned subsidiary of the Company (“Merger Sub 1”), Rams Acquisition Sub II, LLC, a wholly owned subsidiary of the Company (“Merger Sub 2”), VEREIT, Inc. (the “Target”), and VEREIT Operating Partnership, L.P. (“Target OP”). As more fully described in the Agreement, (a) Merger Sub 2 will be merged with and into Target OP (the “Partnership Merger”) and each issued and outstanding Vikings Partnership Common Unit (as defined in the Agreement), other than Vikings Partnership Common Units owned by the Target, will be converted into the right to receive 0.705 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share (“Company Common Stock”), of the Company and (b) immediately following the Partnership Merger, the Target will be merged with and into Merger Sub 1 (the “Transaction”) and each issued and outstanding share of common stock, par value $0.01 per share (“Target Common Stock”), of the Target will be converted into the right to receive a number of newly issued shares of Company Common Stock equal to the Exchange Ratio. We further understand that, pursuant to or as contemplated by the Agreement, the Company and the Target plan to undertake a series of steps to separate selected office properties of the Company and the Target into a newly formed company (“SpinCo”) and distribute, subject to and except as contemplated by the Agreement, all of the outstanding shares of common stock of SpinCo to the holders of Company Common Stock following the consummation of the Transaction (such series of steps and distributions, the “Separation Transactions”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Target and the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Target furnished to us by the Target and the Company, including financial forecasts provided to or discussed with us by the management of the Company (the “Company Projections for the Target”); (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company (the “Company Projections”); (iv) reviewed certain information relating to the capitalization (including incentive equity) of the Company and the Target provided to us by the Company and the Target and discussed with us by the management of the Company; (v) participated in discussions with members of the senior managements and representatives of the Company and the Target concerning the information described in clauses (i) through (iv) of this paragraph, as well as the businesses and prospects of the Company and the Target generally; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) reviewed a draft, dated April 28, 2021, of the Agreement; (viii) participated in certain discussions and negotiations among representatives of the Company and the Target and their advisors; and (ix) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of, and we did not independently verify, any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, including the Company Projections for the Target and the Company Projections, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Target and the Company, respectively. At your direction, we have assumed that the financial forecasts referred to above, including the Company Projections for the Target and the Company Projections, are a reasonable basis upon which to evaluate the Target, the Company and the Transaction, and at your direction we have relied upon the financial forecasts for purposes of our analyses and this opinion. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off balance-sheet, or otherwise) of the Target or the Company, nor have we been furnished with any such evaluation or appraisal.
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness to the Company from a financial point of view of Exchange Ratio. In that regard, our opinion does not address the Separation Transactions or any aspect or implication thereof. We are also not expressing any opinion as to what the value of shares of Company Common Stock actually will be when issued pursuant to the Transaction or the prices at which shares of Target Common Stock or Company Common Stock may trade at any time. In addition, for purposes of our analyses and this opinion we have, at your direction, assumed that the final executed form of the Agreement will not differ in any respect material to our analysis from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis. In addition, representatives of the Company have advised us and we have assumed, with your consent, that the Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments occurring or coming to our attention after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon having substantially completed our work necessary to deliver this opinion, without regard to the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Target. We are currently providing investment banking services to the Company in connection with the Separation Transactions and potential alternatives thereto. We have also provided investment banking and other services to the Company unrelated to the Transaction and in the future may provide such services to the Company and have received and may receive compensation for such services. We may, in the future, provide investment banking or other services unrelated to the Transaction to the Target and may receive compensation for such services. In the past two years prior to the date hereof, we acted as, among other things, a co-manager in various equity and debt offerings undertaken by the Company.
This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company or the

Target. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Exchange Ratio or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Exchange Ratio in the Transaction pursuant to the Agreement is fair from a financial point of view to the Company.
Very truly yours,
MOELIS & COMPANY LLC

Annex C
April 28, 2021
The Board of Directors
VEREIT, Inc.
2325 E. Camelback Road, 9th Floor
Phoenix, AZ 85016
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of VEREIT, Inc., a Maryland corporation (the “Company”) of the Exchange Ratio (as defined below) in the Transaction (as defined below). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Company, VEREIT Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Realty Income Corporation, a Maryland corporation (the “Acquiror”), Rams MD Subsidiary I, Inc., a Maryland corporation and a wholly-owned subsidiary of the Acquiror (“Merger Sub 1”), and Rams Acquisition Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Acquiror (“Merger Sub 2”), (i) the Company will be merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation (the “Company Merger”) and each issued and outstanding share of Company Common Stock will be converted into the right to receive 0.705 of a share (the “Exchange Ratio”) of the Acquiror’s common stock, par value $0.01 per share (the “Acquiror Common Stock”) and (ii) Merger Sub 2 will be merged with and into the Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Transaction”), with the Operating Partnership continuing as the surviving entity, and each issued and outstanding common partnership unit in the Operating Partnership (the “Operating Partnership Common Units”) owned by a holder other than the Company (an “Operating Partnership Minority Partner”) will be converted into the right to receive an amount of Acquiror Common Stock equal to the Exchange Ratio.
In connection with preparing our opinion, we have (i) reviewed a draft dated April 28, 2021 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company, for itself and for the Acquiror, relating to the respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Company Merger will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. In addition, our opinion does not address or reflect the Separation (as defined in the Agreement) of OfficeCo (as defined in the Agreement) from the Acquiror, or any sale of all or any portion of the OfficeCo Properties (as defined in the Agreement). We have also assumed that the representations and warranties made by the Company, the Acquiror and their respective subsidiaries in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or the Operating Partnership, including the consideration to be paid to the Operating Partnership Minority Partners, or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time.
We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunning manager on the Company’s bond offerings in November 2019, June 2020 and November 2020, joint lead arranger and joint bookrunner on the Acquiror’s revolving credit facility in August 2019, and joint bookrunning manager on the Acquiror’s bond offerings in July 2019, May 2020, October 2020 and December 2020. In addition, we and our affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of each of the Company and the Acquiror, and on a fiduciary and proprietary basis, approximately 12.5% of the Company’s outstanding preferred stock. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations)of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC

REALTY INCOME
The Monthly Dividend Company®

REALTY INCOME CORPORATION
SHAREOWNER SERVICES
P.O. BOX 64845
ST. PAUL, MN 55164 - 0945

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

D57254-S27020

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

REALTY INCOME

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

REALTY INCOME CORPORATION SHAREOWNER SERVICESP.O. BOX 64845ST. PAUL, MN 55164 - 0945 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/realty2021smYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D57254-S27020 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com.D57255-S27020REALTY INCOMESpecial Meeting of Shareholders August 12, 202112:00 p.m., Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned shareholder(s) of REALTY INCOME hereby appoint(s) Michelle Bushore and Christie Kelly, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REALTY INCOME, held of record by the undersigned at the close of business on July 8, 2021 at the Special Meeting of Shareholders to be held at 12:00 p.m., Eastern Time on August 12, 2021, virtually at www.virtualshareholdermeeting.com/realty2021sm, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side